                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

                             (Amendment No. 3)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]Preliminary Proxy Statement

[_]Confidential, for Use of the Commission Only (as Permitted by Rule 14a-
   6(e)(2))

[_]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                        ALGOS PHARMACEUTICAL CORPORATION
             -----------------------------------------------------

             (Name of Registrant as Specified in its Charter)



             -----------------------------------------------------
  (Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[X]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                                [LOGO OF ALGOS]

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

                                                                         , 2000

Dear Fellow Stockholder:

   The Board of Directors of Algos Pharmaceutical Corporation has agreed to merge Algos with a subsidiary of Endo Pharmaceuticals Holdings Inc. In this merger, the holders of Algos common stock will receive for each share of Algos common stock a share of Endo common stock and a warrant to purchase additional shares of Endo common stock for nominal consideration. The warrants will become exercisable only if the U.S. Food and Drug Administration approves Algos' New Drug Application for MorphiDex(R) by March 31, 2003. For a more detailed discussion of the consideration to be received by Algos stockholders in the merger, please see the description set forth under the caption "SUMMARY--What Algos Stockholders Will Receive in the Merger" on page 7 of this proxy statement/prospectus. You will receive publicly tradable Endo common stock and Endo warrants in the merger and the Endo common stock and the Endo warrants will each be listed on the NASDAQ National Market under the symbols "ENDP" and "ENDPW," respectively.

   Before we can proceed with the merger, the stockholders of Algos must vote in favor of the proposed transaction. We describe in detail the terms of the merger in the accompanying proxy statement/prospectus, which I urge you to read carefully. You should carefully consider the risk factors beginning on page 17 of this proxy statement/prospectus before voting your Algos shares.

   The Algos Board of Directors has approved the merger and recommends that the stockholders vote for the proposal. We have scheduled a special meeting of our stockholders to vote on the proposal. You may vote on the proposal at the special meeting either in person or by using the enclosed proxy card. We will
hold the special meeting at        on          , 2000 at    , local time.

   Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote your shares. You may vote your shares by completing, signing, dating and returning the enclosed proxy card as promptly as possible in the enclosed postage-paid envelope. If you do not return your proxy card or vote in person at the special meeting, the effect will be the same as a vote against the proposal.

                                          Sincerely,

                                          John W. Lyle
                                           Chief Executive Officer
                                           and President

Neither the Securities and Exchange Commission nor any state securities commission has approved the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated          , 2000, and we first mailed
this proxy statement/ prospectus to stockholders of Algos on or about
  , 2000.

                        ALGOS PHARMACEUTICAL CORPORATION
                              1333 CAMPUS PARKWAY
                         NEPTUNE, NEW JERSEY 07753-6815

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                              ON            , 2000

                               ----------------

   We will hold a special meeting of the stockholders of Algos Pharmaceutical
Corporation, a Delaware corporation, at      , on         , 2000 at         ,
local time, for the following purposes:

     1.To consider and vote on a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of March 3, 2000, as amended, by and among Endo Pharmaceuticals Holdings Inc., Endo Inc. and Algos Pharmaceutical Corporation, under which, among other things, Algos would merge with and into Endo Inc., a wholly owned subsidiary of Endo Pharmaceuticals Holdings Inc., and holders of Algos common stock would receive shares of Endo common stock and warrants to purchase additional shares of Endo common stock that will become exercisable only if the U.S. Food and Drug Administration approves Algos' New Drug Application for MorphiDex(R) by March 31, 2003. A copy of the merger agreement and the April 17, 2000 amendment are set forth as Appendices A and B, respectively, to the attached proxy statement/prospectus.

     2.To transact such other business as may properly come before the special meeting or any adjournment or postponement.

   We describe these items of business more fully in the proxy statement/prospectus attached to this Notice.

   The Algos Board of Directors recommends that you vote in favor of the approval and adoption of the merger agreement and approval of the merger.

   We will permit holders of record at the close of business on May 19, 2000 of shares of Algos common stock to vote at the special meeting or any adjournment or postponement thereof. We will make available a list of stockholders entitled to vote at the special meeting during ordinary business hours at Algos' offices at 1333 Campus Parkway, Neptune, New Jersey 07753-6815 for a period of at least 10 days prior to the special meeting for examination by any Algos stockholder entitled to vote at the special meeting for any purpose germane to the special meeting.

                                         By Order of the Board of Directors,


                                        James R. Ledley
                                       Assistant Secretary

Neptune, New Jersey
    , 2000

To ensure the representation of your shares at the special meeting, we urge you to complete, date and sign the enclosed proxy and mail it promptly in the postage-paid return envelope provided, whether or not you plan to attend the meeting in person. You can withdraw your proxy, or change your vote, at any time before it is voted.

                      REFERENCES TO ADDITIONAL INFORMATION

   This document incorporates important business and financial information about Algos from documents that Algos filed with the Securities and Exchange Commission, or the SEC, that Algos has not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Algos at the following address:

                        Algos Pharmaceutical Corporation
                               Investor Relations
                              1333 Campus Parkway
                         Neptune, New Jersey 07753-6815
                                 (732) 938-5959

   Please request documents by         , 2000. If you request any incorporated
documents, we will mail the documents you request by first class mail, or another equally prompt means, by the next business day after we have received your request.

   See "WHERE YOU CAN FIND MORE INFORMATION" for more information about the documents referred to in this proxy statement/prospectus.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................   1
SUMMARY....................................................................   3
 The Companies.............................................................   3
 Summary of Transaction....................................................   3
 Algos Special Meeting.....................................................   4
 Record Date; Voting Power.................................................   4
 Vote Required.............................................................   4
 Recommendation to Algos Stockholders......................................   4
 Formation of Endo Pharma LLC and Treatment of Current Endo Employee Stock
  Options..................................................................   4
 Ownership of Endo After the Merger........................................   5
 Collaboration Agreement...................................................   5
 Interests of Officers and Directors in the Merger.........................   5
 Completion of the Merger..................................................   5
 Termination of the Merger Agreement.......................................   6
 Fees and Expenses.........................................................   6
 Accounting Treatment......................................................   6
 Fairness Opinion of Financial Advisor to Algos Stockholders...............   6
 Federal Income Tax Considerations.........................................   6
 Appraisal Rights..........................................................   6
 Listing of Endo Common Stock and Warrants.................................   6
 What Algos Stockholders Will Receive in the Merger........................   7
 Summary Selected Historical Financial Data................................   9
 Summary Selected Unaudited Pro Forma Combined Financial Information of
  Endo.....................................................................  13

COMPARATIVE PER SHARE DATA.................................................  15

ALGOS MARKET PRICE INFORMATION AND DIVIDENDS...............................  16

RISK FACTORS...............................................................  17

THE MERGER.................................................................  25
 Background of the Merger..................................................  25
 Algos' Reasons for the Merger; Recommendation of the Algos Board..........  28
 Opinion of Algos' Financial Advisor.......................................  31
 Accounting Treatment......................................................  38
 Material U.S. Federal Income Tax Consequences of the Merger...............  39
 Regulatory Matters........................................................  43
 Appraisal Rights..........................................................  44
 Federal Securities Laws Consequences; Resale Restrictions.................  45

 Delisting and Deregistration of Algos Common Stock........................  46
 Conduct of the Business if the Parties Do Not Complete the Merger ........  46
FINANCIAL FORECASTS........................................................  47
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION...............  51
INTERESTS OF CERTAIN PERSONS IN THE MERGER AND RELATED MATTERS.............  57
 Board of Directors........................................................  57
 Indemnification and Insurance.............................................  57
 Compensation Arrangements for Algos Officers..............................  57
 Effect of Merger on Algos Stock Options and Warrants......................  58
 Ownership of Algos Common Stock by Certain Owners and Management of
  Algos....................................................................  59
 Current Holdings of Stockholders, Directors and Executive Officers of
  Endo.....................................................................  61
DIRECTORS AND MANAGEMENT OF ENDO FOLLOWING THE MERGER......................  63
 General...................................................................  63
 Directors of Endo Following the Merger....................................  63
 Executive Officers of Endo Following the Merger...........................  64
 Certain Relationships and Related Transactions of Endo....................  65
THE MERGER AGREEMENT.......................................................  66
 General...................................................................  66
 The Merger................................................................  66
 Effective Time and Closing of the Merger..................................  66
 Procedure to Exchange Certificates........................................  66
 Representations and Warranties............................................  67
 Covenants Relating to Conduct of Business.................................  68
 No Solicitation...........................................................  71
 Additional Agreements.....................................................  71
 Conditions Precedent to the Merger........................................  76
 Termination; Amendment and Waiver.........................................  77
 December 17, 1999 Amendment to Merger Agreement...........................  78
 March 3, 2000 Amendment and Restatement of Merger Agreement...............  78
 April 17, 2000 Amendment to Merger Agreement..............................  78
ADDITIONAL AGREEMENTS......................................................  79
 Voting Agreements.........................................................  79

 Collaboration Agreement...................................................  80
 Kelso Side Letter.........................................................  80
 Registration Rights Agreement.............................................  81
ENDO PHARMA LLC............................................................  82
 Formation; Purpose........................................................  82
 Tax Sharing Agreement.....................................................  82
THE ALGOS SPECIAL MEETING..................................................  83
 Time and Place; Purposes..................................................  83
 Recommendation............................................................  83
 Record Date...............................................................  83
 Quorum....................................................................  83
 Vote Required.............................................................  83
 Voting Rights; Proxies....................................................  83
 Solicitation of Proxies...................................................  84
 Voting and Revocation of Proxies..........................................  84
THE COMPANIES..............................................................  85
 Algos.....................................................................  85
 Endo......................................................................  88
DESCRIPTION OF ENDO CAPITAL STOCK.......................................... 113
 Authorized Capital Stock.................................................. 113
 Endo Common Stock......................................................... 113
 Endo Preferred Stock...................................................... 114
DESCRIPTION OF THE ENDO WARRANTS........................................... 115
 Warrants Issued to Current Algos Stockholders in the Merger............... 115
 Warrants Issued to Current Endo Stockholders Immediately Prior to the
  Merger................................................................... 117
 Series A Warrants......................................................... 118

COMPARISON OF STOCKHOLDER RIGHTS........................................... 119
LEGAL MATTERS.............................................................. 131
EXPERTS.................................................................... 131
FUTURE STOCKHOLDER PROPOSALS............................................... 131
WHERE YOU CAN FIND MORE INFORMATION........................................ 131
APPENDICES
 APPENDIX A -- Amended and Restated Agreement and Plan of Merger
 APPENDIX B -- April 17, 2000 Amendment to Merger Agreement
 APPENDIX C -- Credit Suisse First Boston Corporation Opinion
 APPENDIX D -- Form of Endo Warrant Agreement
 APPENDIX E -- Form of Amended and
              Restated Certificate of Incorporation of Endo Pharmaceuticals
              Holdings Inc.
 APPENDIX F -- Form of Amended and
              Restated By-Laws of Endo Pharmaceuticals Holdings Inc.
 APPENDIX G -- Section 262 of the Delaware General Corporation Law

                    QUESTIONS AND ANSWERS ABOUT THE MERGER
Q: What is the proposed transaction?

A: Algos and Endo will form a combined company by merging Algos with and into a subsidiary of Endo.

Q: When do you expect to complete the merger?

A: We expect to complete the merger immediately following the Algos special meeting. Because the merger is subject to governmental approvals, however, we cannot predict the exact timing.

Q: What will I receive for one Algos share in the merger?

A: You will receive one share of Endo common stock and one Endo warrant, which together are called the merger consideration.

Q: Will I be able to trade the Endo common stock and Endo warrants that I receive in the merger?

A: Yes. We intend to list both Endo common stock and the Endo warrants on the NASDAQ National Market under the symbols "ENDP" and "ENDPW," respectively. However, you may elect to receive non-transferable warrants by noting this election on your proxy card.

Q: Can I exercise the warrant right away?

A: No. The warrant is not exercisable until the FDA approves MorphiDex(R) for one or more pain indications. If the FDA approves MorphiDex(R), the warrant must be exercised within 6 months of this approval. If the FDA does not approve MorphiDex(R) by March 31, 2003, these warrants will expire and you will receive nothing with respect to them.

Q: What is the exercise price of the warrant?

A: Each warrant is exercisable at a price of $0.01 per share of Endo common stock. For example, if you have a warrant exercisable into 100 shares, you will need to pay $1.00 to exercise the warrant. You may elect to exercise on a "cashless" basis by not paying any money and receiving only the net number of Endo shares, after deducting a number of shares the value of which will equal the aggregate exercise price that you would have had to otherwise pay to exercise the warrant.

Q: What is the difference between transferable and nontransferable warrants?

A: If you elect to receive transferable warrants, you will receive warrants that Endo has registered and that are freely tradable on NASDAQ. If you elect to receive nontransferable warrants, your warrants will be restricted, and the terms of the warrants will permit you only to transfer these warrants as the result of, or assignment by, operation of law (such as death, merger or otherwise) or as law or a court order requires (such as in connection with a divorce, bankruptcy or liquidation).

Q: Will my rights as an Algos stockholder change as a result of the merger?

A: Yes. While Delaware law will continue to govern your stockholder rights, currently Algos' certificate of incorporation and by-laws govern Algos stockholder rights, and Endo's certificate of incorporation and by-laws govern Endo stockholder rights. Algos stockholders will receive Endo common stock in the merger and will become stockholders of Endo. Endo intends to amend and restate its certificate of incorporation and by-laws immediately prior to the merger and, therefore, after the merger, Endo's amended and restated certificate of incorporation and amended and restated by-laws will govern your rights as an Endo stockholder.

Q: How do I vote?

A: If you hold your shares of Algos common stock directly, mail your signed proxy card in the enclosed postage-paid return envelope as soon as possible to ensure representation of your shares at the special meeting. Stockholders may also vote in person at the special meeting. If a broker holds your shares of Algos common stock in "street name" or another nominee holds your shares, you must instruct your broker or nominee to vote your shares. If you do not vote your shares, the effect will be a vote against the merger agreement.

Q: Can I change my vote?

A: Yes. You may change your vote before the special meeting by delivering, or instructing your broker or other nominee to deliver, a later-dated, signed proxy card to Algos' corporate secretary, or, if you hold your shares directly, by attending the special meeting and voting in person.

Q: Whom can I call with questions?

A: If you have any questions about the merger or any related transactions, please call Gary Anthony at Algos at (732) 938-5959 or Jeffrey R. Black at Endo at (610) 558-9800. If you would like copies of any of the documents we refer to in this proxy statement/prospectus, you should call Algos if the documents relate to Algos, or call Endo if the documents relate to Endo.

Q: Should I send in my stock certificates now?

A: No. After we complete the merger, Endo will send instructions to stockholders whose shares were converted in the merger. These instructions will explain how to exchange your Algos share certificates for the appropriate Endo share certificates and warrants.

Q: What do I need to do now?

A: Please carefully read and consider the information contained in this document and please complete and sign and mail your proxy card in the enclosed postage-paid return envelope as soon as possible so that your voted shares may be represented at the special meeting. In order to assure the receipt of your vote, please give your proxy in accordance with the instructions on your proxy card even if you currently plan to attend the meeting in person.

  The board of directors of Algos recommends that you vote in favor of the merger agreement.

                                    SUMMARY

   This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. For a more complete description of the legal terms of the merger, you should carefully read the rest of this document and the other documents to which we refer. See "WHERE YOU CAN FIND MORE INFORMATION" on page
118. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

The Companies (See Page 85)

   Algos Pharmaceutical Corporation
   1333 Campus Parkway
   Neptune, New Jersey 07753-6815
   Telephone: (732) 938-5959

   Algos is a leader in developing proprietary pain management products. Our products combine existing analgesics, drugs designed to reduce or eliminate pain, with NMDA-receptor antagonist drugs, drugs that block a specific type of pain receptor in human cells, in an attempt to improve the pain relief efficacy of existing drugs such as morphine. Algos' products currently in development include opioid analgesics (MorphiDex(R), HydrocoDex(TM) and OxycoDex(TM)) for moderate-to-severe pain, a non-opioid analgesic (NeuroDex(TM)) for neuropathic pain, long-lasting local anesthetics (LidoDex(TM) IED) for post-operative pain, an intranasal anesthetic for migraine and products for the treatment of opiate and nicotine addiction.

   Endo Pharmaceuticals Holdings Inc.
   223 Wilmington-West Chester Pike
   Chadds Ford, Pennsylvania 19317
   Telephone: (610) 558-9800

   Endo is a specialty pharmaceutical company with market leadership in pain management. The company researches, develops, produces and markets both branded and generic pharmaceuticals focusing primarily on the treatment of pain. Endo has a portfolio of fourteen branded products that include established brands such as Percocet(R) and Percodan(R), opioid analgesics that treat moderate-to-severe pain. In September 1999, Endo launched Lidoderm(R), the first and only FDA-approved product for the treatment of the pain associated with post-herpetic neuralgia. Endo is currently a private company owned by affiliates of Kelso & Company, members of the management of Endo and other investors.

   Endo Inc.
   223 Wilmington-West Chester Pike
   Chadds Ford, Pennsylvania 19317
   Telephone: (610) 558-9800

   Endo Inc. is a newly formed, wholly owned subsidiary of Endo. Upon the completion of the merger, Algos will merge with and into Endo Inc. Endo Inc. will act as an operating subsidiary of Endo following the merger.

Summary of Transaction (See Page 25)

   In the merger, Algos will merge with Endo Inc. As a result, Algos will cease to exist as a separate corporate entity and Endo Inc. will continue as the surviving corporation and a wholly owned subsidiary of Endo. Immediately after the merger, current Endo stockholders will own 80% of the combined public company's approximately 89.5 million pro forma fully-diluted outstanding shares, while Algos stockholders will own 20%.

   In the merger, each stockholder of Algos will receive one share of Endo common stock and one Endo warrant for each share of Algos common stock held by them. In connection with the merger, each pre-merger Endo stockholder will receive one Endo warrant, which has different terms and conditions than the warrant Endo will issue to the Algos stockholders in the merger, for each share of Endo common stock held by them. Algos stockholders' percentage ownership in Endo will increase or decrease based on whether the FDA approves MorphiDex(R) by specific dates. If the FDA does not approve MorphiDex(R) by March 31, 2003, the warrants that the Algos stockholders will receive in the merger will not become exercisable. Likewise, if the FDA approves MorphiDex(R) by December 31, 2002, the warrants that the Endo stockholders will receive prior to the merger will not become exercisable. Algos stockholders' percentage ownership in Endo will also increase or decrease based on whether Endo achieves a cash gross profit target (based on current Endo products and future non-Algos related products internally developed and sold or marketed by Endo) for fiscal year 2000 of at least $147.4 million. We have included a detailed discussion of the amount of Endo common stock that the Algos stockholders will own upon the occurrence of these events in this summary under "What Algos Stockholders Will Receive in the Merger." Because there is currently no market for the Endo common stock, the exact dollar value of the merger consideration is difficult to determine until after the parties complete the merger and the Endo common stock is trading on NASDAQ.

Algos Special Meeting (See Page 83)

   Algos will hold its special meeting at           on         , 2000, at    ,
local time. At the special meeting, Algos will ask its stockholders to consider and vote upon the approval and adoption of the merger agreement and other matters that may properly come before the special meeting or any postponements or adjournments of the meeting.

Record Date; Voting Power (See Page 83)

   Algos stockholders are entitled to one vote per share. Only holders of Algos common stock at the close of business on May 19, 2000 will receive notice of the Algos special meeting and may vote at the Algos special meeting. On that
date, there were         holders holding         shares of Algos common stock
outstanding.

Vote Required (See Page 83)

   The affirmative vote of the holders of record of a majority of the shares of Algos common stock outstanding as of the record date is required to approve and adopt the merger agreement.

   Algos stockholders holding approximately 22% of all Algos common stock have entered into voting agreements that obligate them to vote these shares in favor of approval and adoption of the merger agreement unless the merger agreement is terminated.

Recommendation to Algos Stockholders (See Page 83)

   The Algos board of directors has concluded that the merger agreement and the merger are fair to, and in the best interests of, the Algos stockholders, and recommends that the stockholders vote in favor of approval and adoption of the merger agreement.

Formation of Endo Pharma LLC and Treatment of Current Endo Employee Stock Options (See Page 82)

   Endo has agreed to use its reasonable best efforts to cause each of the current Endo stockholders to contribute their shares of Endo common stock to Endo Pharma LLC prior to the merger. In the event that Endo does not achieve a cash gross profit (based on current Endo products and future non-Algos related products internally developed and sold or marketed by Endo) for fiscal year 2000 of at least $147.4 million, Endo Pharma LLC will return a number of these recently contributed shares of Endo common stock to Endo's treasury, which will increase the percentage ownership in Endo of the Algos stockholders by an additional five percentage points.

   In addition, through the creation of Endo Pharma LLC and the contribution by the current Endo stockholders of their shares of Endo common stock to Endo Pharma LLC prior to the merger, Endo intends to ensure that the exercise of the Endo employee stock options that are outstanding prior to the merger will affect only those holders of Endo common stock that held these shares prior to the merger and not dilute the Algos stockholders' ownership in Endo following the merger. These current Endo employee stock options will be exercisable only into shares of Endo common stock that Endo Pharma LLC will hold. Holders of these Endo employee stock options must consent to this amendment to their stock options. The holders of approximately 90% of the outstanding Endo employee stock options have already consented to this amendment.

   Upon these stock options vesting, Endo will incur substantial non-cash compensation charges. The vesting of these options will not, however, result in the issuance of any additional Endo shares. The expense associated with these options remains deductible by Endo even though Endo Pharma LLC will satisfy these options. Accordingly, the parties have entered into a tax sharing agreement which, in general, provides that Endo will pay to Endo Pharma LLC the amount of the tax benefits it receives as a result of the exercise of these current Endo stock options for the years in which these tax benefits arise.

Ownership of Endo After the Merger (See Page 82)

   After the merger, Endo Pharma LLC will own 80% of Endo's outstanding common stock. Assuming that all of the Endo stockholders prior to the merger exchange their shares of Endo common stock for Endo Pharma LLC units, Kelso Investment Associates V, L.P., Kelso Equity Partners V, L.P. and other affiliates and designees of Kelso & Company, will have contributed to Endo Pharma LLC approximately 83.2% of the Endo common stock owned by Endo Pharma LLC, and Greenwich Street Capital Partners, L.P. and affiliated investors will have contributed to Endo Pharma LLC approximately 13.6%. See "THE MERGER AGREEMENT-- Additional Agreements--Formation of Endo Pharma LLC" and "ENDO PHARMA LLC."

   In connection with the merger, Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P. have entered into a binding letter agreement with Algos and Endo in which these Kelso entities have agreed that they will not, among other things, engage in any "going private" transaction within the meaning of Rule 13e-3 of the Securities Exchange Act for a period of two years from the merger unless the holders of the majority of the then outstanding Endo common stock not affiliated with these Kelso entities approve the transaction. See "ADDITIONAL AGREEMENTS--Kelso Side Letter."

Collaboration Agreement (See Page 80)

   On November 26, 1999, Endo Pharmaceuticals Inc., an operating subsidiary of Endo, and Algos also entered into a collaboration agreement under which the parties will co-develop oxycodone-based products using Algos' proprietary technology and Endo's established brands. Endo will be the exclusive worldwide marketer of these products. In the event that the merger does not occur, this collaboration agreement will survive. See "ADDITIONAL AGREEMENTS--Collaboration Agreement."

Interests of Officers and Directors in the Merger (See Page 57)

   Some members of Algos management and the Algos board of directors have interests in the merger that are different from, or in addition to, the interests of the Algos stockholders generally. The Algos board was aware of these interests and considered them, among other matters, when they adopted and approved the merger agreement.

Completion of the Merger (See Page 76)

   Before we can complete the merger, we must satisfy a number of conditions. These include:

  . Stockholder Approval. A majority of the stockholders of Algos will have voted to approve the merger agreement.

  . Listing on the NASDAQ. NASDAQ will have authorized Endo common stock issuable in the merger for listing.

  . Registration Statement. The SEC will have declared effective a registration statement that includes this proxy statement/prospectus.

  . No Governmental Action/Order. There shall not have been any action by any governmental entity or law challenging or preventing the merger.

  . Performance of Obligations; Representations and Warranties. Each of the parties will have performed in all material respects each of its covenants and agreements contained in the merger agreement. Each of the representations and warranties of the parties contained in the merger agreement will be true and correct.

  . Tax Opinion. The counsel of each of Endo and Algos will have delivered legal opinions, stating that the merger will qualify as a tax-free reorganization under the Internal Revenue Code, or the Code.

  . Formation of Endo Pharma LLC. Endo will have formed Endo Pharma LLC.

  . Appraisal Rights. Holders of not more than 12% of the shares of Algos common stock outstanding at the time of the Algos stockholders' vote will have exercised their appraisal rights.

   Endo or Algos, as applicable, may waive the conditions to the completion of the merger to the extent that a waiver would be permitted by law. If Endo or Algos waives any condition relating to the tax opinions or any other material condition to the merger, we will amend this proxy statement/ prospectus and resolicit the votes of the Algos stockholders.

Termination of the Merger Agreement (See Page 77)

   Endo and Algos may mutually agree in writing to terminate the merger agreement at any time without completing the merger, even after the stockholders of Algos have approved it. In addition, either Endo or Algos may decide to terminate the merger if:

  . the other company breaches its obligations under the merger agreement in a material manner;

  . the other company has materially breached any representation or warranty;

  . a final court order prohibits the merger;

  . any condition to the merger becomes incapable of satisfaction prior to July 31, 2000;

  . the parties have not completed the merger by July 31, 2000, unless they have extended this date; or

  . the Algos stockholders fail to approve the merger agreement.

Fees and Expenses (See Page 73)

   Each party will pay its own costs and expenses. However, Endo and Algos will share equally all filing fees and printing expenses related to this proxy statement/prospectus and the registration statement. If a non-breaching party terminates the merger agreement as a result of a breach, the breaching party will reimburse the non-breaching party for all out-of-pocket expenses. In addition, Algos will reimburse Endo for all out-of-pocket expenses if the Algos stockholders do not approve and adopt the merger agreement.

Accounting Treatment (See Page 38)

   The parties will account for the merger by using the purchase method of accounting in accordance with generally accepted accounting principles. The purchase method accounts for a merger as an acquisition of one company by another. Endo will be the acquiring company for accounting purposes principally because the stockholders of Endo will receive 80% of the shares of the combined company. See "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."

Fairness Opinion of Financial Advisor to Algos Stockholders (See Page 31)

   Algos' financial advisor, Credit Suisse First Boston Corporation, has given a written opinion to Algos' board of directors that, as of November 26, 1999, the merger consideration the Algos stockholders will receive is fair from a financial point of view. This opinion is subject to the qualifications and limitations referred to in the opinion. This opinion appears as Appendix C to this proxy statement/prospectus. We urge you to read this opinion.

Federal Income Tax Considerations (See Page 39)

   Endo and Algos each expect the merger to be tax free. Endo and Algos have structured the merger so that their legal counsel expect to be able to deliver opinions that Endo and Algos will not recognize any gain or loss for U.S. federal income tax purposes in the merger. The delivery of these opinions is a condition to the merger. Algos stockholders will not recognize gain or loss for U.S. federal income tax purposes with respect to Endo common stock received in the merger. The receipt of warrants by Algos stockholders also should not cause Algos stockholders to recognize gain or loss for U.S. federal income tax purposes, although this result is not completely free from doubt in the case of the receipt of transferable warrants. See "THE MERGER--Material U.S. Federal Income Tax Consequences of the Merger."

   In order to ensure that the receipt of warrants will be tax free, Algos stockholders may elect to receive non-transferable warrants by noting this election on their proxy cards. In making this election, however, the warrants that these Algos stockholders will receive will be illiquid securities, and not transferable to a third party.

   Tax matters are very complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences to you.

Appraisal Rights (See Page 44 and Appendix G)

   The holders of Algos common stock are entitled to dissenters' or appraisal rights in connection with the merger under applicable Delaware law.

Listing of Endo Common Stock and Warrants (See Page 73)

   Endo will use its reasonable best efforts to cause the Endo common stock and Endo warrants, issuable in connection with the merger, to be authorized for listing on the NASDAQ. The listing of the Endo common stock issuable in connection with the merger is a condition to the merger's completion. Prior to the completion of the merger, there will be no public market for these securities.

What Algos Stockholders Will Receive in the Merger

   Each Algos stockholder will receive one share of Endo common stock and one Endo warrant for each share of Algos common stock that a stockholder holds on the day of the merger.

   The Algos stockholders will initially own common stock that represents 20% of Endo's outstanding common stock. If the FDA approves MorphiDex(R) on or before March 31, 2002, the warrants issued to the Algos stockholders will become exercisable, enabling the Algos stockholders to obtain additional shares of Endo common stock that, together with shares issued to the Algos stockholders in the merger, would have constituted 35% of Endo's outstanding common stock at the time of the merger. If the FDA does not approve MorphiDex(R) on or before March 31, 2002 but does approve it on or before September 30, 2002, this percentage will decrease by six percentage points and if the FDA does not approve Morphidex(R) on or before September 30, 2002, but does approve it on or before March 31, 2003, this percentage will decrease by 11 percentage points. This proxy statement/prospectus describes these decreases in detail under "DESCRIPTION OF THE ENDO WARRANTS" on page 115.

   In addition, if the FDA does not approve MorphiDex(R) by December 31, 2002, the warrants that the stockholders of Endo received immediately prior to the merger will become exercisable, entitling the holders of these warrants to receive an additional 5% of the pro forma combined company, calculated as if the holders of all of these warrants had exercised them at the closing of the merger.

   Also, if Endo does not achieve a cash gross profit target (based on current Endo products and future non-Algos related products internally developed and sold or marketed by Endo) for fiscal year 2000 of at least $147.4 million, then Endo Pharma LLC, which will hold the shares that the Endo stockholders had held before the merger, will return a number of its shares of Endo common stock to Endo's treasury, which will increase the percentage ownership in Endo of the Algos stockholders by an additional five percentage points. For a discussion of Endo Pharma LLC, see "THE MERGER AGREEMENT--Additional Agreements--Formation of Endo Pharma LLC" and "ENDO PHARMA LLC."

                                ---------------

   The following table shows the percentage of Endo common stock that the stockholders of Algos will own under the various possibilities, assuming that Endo does not issue any other shares after the merger:
-------

                                              Endo Achieves Cash Gross  Endo Does Not Achieve
                                                   Profit Target       Cash Gross Profit Target
                                              ------------------------ ------------------------
The FDA approves MorphiDex(R) on or before
 March 31, 2002.............................              35%                      40%
The FDA approves MorphiDex(R) after March
 31, 2002 and on or before September 30,
 2002.......................................              29%                      34%
The FDA approves MorphiDex(R) after
 September 30, 2002 and on or before
 December 31, 2002..........................              24%                      29%
The FDA approves MorphiDex(R) after December
 31, 2002 and on or before March 31, 2003
 and all of the warrants issued to pre-
 merger Endo stockholders prior to the
 merger are exercised ......................            18.2%                    23.5%
The FDA does not approve MorphiDex(R) by
 March 31, 2003 and all of the warrants
 issued to pre-merger Endo stockholders
 prior to the merger are exercised..........              15%                      20%

                                ---------------


   If Endo does achieve the cash gross profit target, Algos stockholders will receive for each warrant upon exercise:

  . approximately 1.15 shares of Endo common stock if the FDA approves MorphiDex(R) on or before March 31, 2002;

  . approximately 0.63 shares of Endo common stock if the FDA approves MorphiDex(R) after March 31, 2002 and on or before September 30, 2002; and

  . approximately 0.26 shares of Endo common stock if the FDA approves MorphiDex(R) after September 30, 2002 and before March 31, 2003.

   If Endo does not achieve the cash gross profit target, Algos stockholders will receive for each warrant upon exercise:

  . approximately 1.00 share of Endo common stock if the FDA approves MorphiDex(R) on or before March 31, 2002;

  . approximately 0.55 shares of Endo common stock if the FDA approves MorphiDex(R) after March 31, 2002 and on or before September 30, 2002; and

  . approximately 0.23 shares of Endo common stock if the FDA approves MorphiDex(R) after September 30, 2002 and before March 31, 2003.

   The above share numbers may be subject to some antidilution adjustments.

   If the FDA does not approve MorphiDex(R) by March 31, 2003, the warrants will expire and Algos stockholders will receive nothing with respect to them.

With respect to the warrants issued to the pre-merger Endo stockholders, if the FDA does not approve MorphiDex(R) by December 31, 2002, the warrants that the stockholders of Endo received immediately prior to the merger will be exercisable, entitling the holders of these warrants to receive upon exercise:

  . approximately 0.42 shares of Endo common stock if Endo does achieve the cash gross profit described above; and

  . approximately 0.25 shares of Endo common stock if Endo does not achieve this cash gross profit.

   The above share numbers may be subject to some antidilution adjustments.

Summary Selected Historical Financial Data

Endo Summary Selected Historical Consolidated Financial Data

   The following table contains summary selected historical consolidated financial data for Endo. The consolidated balance sheet data as of December 31, 1997, 1998 and 1999 and the consolidated statement of operations data for the period from August 26, 1997, the date of the acquisition of Endo from the then DuPont Merck Pharmaceutical Company (see "THE COMPANIES--Endo"), to December 31, 1997, the years ended December 31, 1998 and 1999 have been derived from the consolidated financial statements audited by Deloitte & Touche LLP independent accountants of Endo (except for net income (loss) per share data) and the consolidated balance sheet data as of August 26, 1997, December 31, 1996 and December 31, 1995 and the consolidated statement of operations data for the periods then ended have been derived from the statements of earnings and statement of assets to be sold audited by PricewaterhouseCoopers LLP, independent accountants. The consolidated statement of operations data and consolidated balance sheet data for the three months ended as of March 31, 1999 and March 31, 2000 have been derived from unaudited financial statements, which in the opinion of Endo's management contain all adjustments, consisting only of normal recurring accruals, which are necessary for a fair statement of Endo's financial results for these periods. The results of operations for the three months ended March 31, 2000 are not necessarily indicative of results to be expected for the entire year ending December 31, 2000 or any future period. The information presented below is not necessarily indicative of the results of Endo's future operations. You should read the following information together with the consolidated financial statements and the related notes that are included elsewhere in this proxy statement/prospectus, "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION" and "THE COMPANIES--Endo-- Management's Discussion and Analysis of Financial Condition and Results of Operations."

                               Predecessor Company (1)                              Endo
                          --------------------------------- -----------------------------------------------------
                                                              Period From
                                                            August 26, 1997
                             Year Ended       Period From      (Date of        Year Ended     Three Months Ended
                            December 31,    January 1, 1997 Acquisition) to   December 31,        March 31,
                          -----------------  to August 26,   December 31,   ----------------- -------------------
                            1995     1996        1997            1997         1998     1999     1999      2000
                          -------- -------- --------------- --------------- -------- -------- --------- ---------
                                              (amounts in thousands, except per share data)
Consolidated Statement
 of Operations Data:
Net sales...............  $113,884 $102,325     $65,077        $ 39,431     $108,370 $138,546 $ 28,561  $  27,000
Cost of sales...........    44,691   48,369      30,551          29,779       54,731   58,263   13,440     12,062
                          -------- --------     -------        --------     -------- -------- --------  ---------
Gross profit............    69,193   53,956      34,526           9,652       53,639   80,283   15,121     14,938
Selling, general &
 administrative.........    13,024   12,286       5,621           8,707       25,540   42,921    9,663     12,073
Research & development..     6,550    6,856       5,253           2,865        5,893    9,373    1,983      3,028
Depreciation and
 amortization...........       --       --          --            2,340        7,373    8,309    1,879      2,151
Separation benefits.....       --       --          --              --           --       --       --      21,965
Purchased in-process
 research and
 development............       --       --          --           46,000          --       --       --         --
                          -------- --------     -------        --------     -------- -------- --------  ---------
Operating income (loss)
 .......................    49,619   34,814      23,652         (50,260)      14,833   19,680    1,596    (24,279)
Interest expense, net...       --       --          --            5,352       14,451   14,347    3,362      3,937
                          -------- --------     -------        --------     -------- -------- --------  ---------
Income (loss) before
 income tax (benefit)...    49,619   34,814      23,652         (55,612)         382    5,333   (1,766)   (28,216)
Income tax (benefit)....       --       --          --          (20,318)         181    2,073     (687)   (10,665)
                          -------- --------     -------        --------     -------- -------- --------  ---------
Net income (loss).......  $ 49,619 $ 34,814     $23,652        $(35,294)    $    201 $  3,260 $ (1,079) $ (17,551)
                          ======== ========     =======        ========     ======== ======== ========  =========
Net income (loss) per
 share
 Basic..................       N/A      N/A         N/A        $  (0.49)    $   0.00 $    .05 $  (0.02) $   (0.25)
 Diluted................       N/A      N/A         N/A           (0.49)        0.00      .05 $  (0.02) $   (0.25)
Shares used to compute
 net income (loss) per
 share
 Basic..................       N/A      N/A         N/A          71,328       71,585   71,610   71,615     71,603
 Diluted................       N/A      N/A         N/A          71,328       71,585   71,610   71,615     71,603

                            Predecessor Company (1)                           Endo
                         ----------------------------- ------------------------------------------------------
                         December 31,                            December 31,              March 31,
                         -------------   August 26,    ----------------------------------  ---------
                          1995   1996       1997            1997         1998      1999      2000
                         ------ ------ --------------- --------------- --------  --------  ---------
                                                      (amounts in thousands)
Consolidated Balance
 Sheet Data:
Cash and cash
 equivalents............ $  --  $  --       $--           $ 14,521     $ 17,367  $ 22,028  $ 30,201
Working capital.........    --     --        --             17,659       37,676    49,541    45,673
Total assets............    --     --        --            275,496      287,618   329,436   325,222
Total debt..............    --     --        --            167,472      170,544   191,203   189,699
Other long-term
 obligations............    --     --        --              5,852        6,352     6,745    11,756
Stockholders' equity....    --     --        --             74,706       75,358    78,587    81,756
                            Predecessor Company (1)                           Endo
                         ----------------------------- ------------------------------------------------------
                                                         Period From
                                                       August 26, 1997
                          Year Ended     Period From      (Date of        Year Ended         Three Months
                         December 31,  January 1, 1997 Acquisition) to   December 31,       Ended March 31,
                         -------------  to August 26,   December 31,   ------------------  ------------------
                          1995   1996       1997            1997         1998      1999      1999      2000
                         ------ ------ --------------- --------------- --------  --------  ---------  -------
                                                      (amounts in thousands)
Other Financial Data:
Cash flows provided by
 operating activities...    --     --        --           $ 15,165     $ 20,932  $ 13,766  $  2,766   $10,617
Cash flows used in
 investing activities...    --     --        --           (268,454)      (3,537)   (9,074)     (774)     (201)
Cash flows provided by
 (used in) financing
 activities.............    --     --        --            267,810      (14,549)      (31)      (13)   (2,243)
Consolidated
 EBITDA (2).............    --     --        --             14,025       40,726    47,232     8,108     2,082
Cash gross profit (3)...    --     --        --             25,597       72,159    99,526    19,754    18,435

--------
(1) On August 26, 1997, Endo commenced operations by acquiring certain branded and generic pharmaceutical products, related rights and certain assets of DuPont Pharmaceuticals Company, or the predecessor company. The financial information for the predecessor company is not comparable to Endo's financial information as the business was operated within a division of the predecessor company and historical financial statements were not prepared for the Endo business. It is our understanding that because of the manner in which certain transactions were historically processed, recorded and accumulated, it was not, and is not practicable to prepare complete financial statements. The financial information for the predecessor company includes estimates and allocations that may not necessarily be indicative of the costs that would have resulted if the business had been operated as a separate entity. In addition, due to the August 26, 1997 acquisition a new basis of accounting has been recorded for the purchase. The predecessor company did not charge to the business interest expense and income taxes, although income tax expense, on a pro forma basis, has been reflected on the face of the predecessor financial statements of $19,848, $13,926 and $9,461 for the years ended December 31, 1995, December 31, 1996 and the period ended August 26, 1997, respectively.

(2)In evaluating consolidated EBITDA and the trends it depicts, you should consider the following significant factors:

  . Consolidated EBITDA should not be considered as an alternative to net income as a measure of Endo's operating results or its cash flows as a measure of liquidity;

  . Consolidated EBITDA may not be comparable to similarly titled measures reported at other companies;

  . Consolidated EBITDA is presented because management understands consolidated EBITDA is customarily used by investors as a criterion in evaluating companies;

  . Credit Suisse First Boston, Algos' financial advisor, used consolidated
    EBITDA in its discounted cash flow analysis to evaluate whether the merger is fair to the stockholders of Algos from a financial point of view and

  . Consolidated EBITDA is a significant measurement to the holders of Endo's credit facility and its trends depict Endo's ability to repay its indebtedness and fund its ongoing operations.

  Endo's credit facility defines consolidated EBITDA as consolidated net income for the applicable period plus, without duplication and to the extent deducted from revenues in determining consolidated net income for that period, the sum of (a) the aggregate amount of consolidated cash interest expense for the period, (b) the aggregate amount of letter of credit fees paid during the period, (c) the aggregate amount of income tax expense for the period, (d) all amounts attributable to depreciation and amortization for the period, (e) all extraordinary charges during the period and (f) all other non-cash charges during the period; and minus, without duplication and to the extent added to revenues in determining consolidated net income for such period, the sum of (i) all extraordinary gains during the period and (ii) all other non-cash gains during such period, all as determined on a consolidated basis with respect to Endo and subsidiaries in accordance with generally accepted accounting principles. The reconciliation of operating income (loss) (as determined by generally accepted accounting principles) to consolidated EBITDA (as defined in Endo's credit facility) is as follows:

                                Period from          Year Ended     Three Months
                              August 26, 1997       December 31,   Ended March 31,
                          (Date of Acquisition) to --------------- ---------------
                             December 31, 1997      1998    1999    1999    2000
                          ------------------------ ------- ------- ------ --------
                                           (amounts in thousands)
Operating income
 (loss).................          $(50,260)        $14,833 $19,680 $1,596 $(24,279)
Plus: Purchased in-
 process research and
 development............            46,000             --      --     --       --
Plus: Depreciation and
 amortization...........             2,340           7,373   8,309  1,879    2,151
Plus: Compensation
 related to stock
 options................               --              --      --     --    20,713
Plus: Non-cash
 manufacturing charges..             2,701          14,228  19,135  4,548    3,497
Plus: Purchase
 accounting charges.....            13,244           4,292     108     85      --
                                  --------         ------- ------- ------ --------
 Consolidated EBITDA....          $ 14,025         $40,726 $47,232 $8,108 $  2,082
                                  ========         ======= ======= ====== ========

  Non-cash manufacturing charges reflect the present value of non-interest bearing promissory notes issued annually to DuPont Pharmaceuticals over the initial five-year term of the manufacturing and supply agreement. These amounts have been excluded from consolidated EBITDA as defined by Endo's credit facility.

  Purchase accounting charges are related to the allocation of purchase price to the finished goods inventory that Endo acquired at the date of the acquisition on August 26, 1997. These charges are non-cash and deemed to be non-recurring.

  Compensation related to stock options is the non-cash charge resulting from the acceleration of vesting of stock options held by two former executives pursuant to two separation and release agreements entered into by Endo.

  Items excluded from consolidated EBITDA and cash gross profit are significant components in understanding and assessing Endo's financial performance.

(3) Cash gross profit is defined in the merger agreement and is equal to gross profit as determined by generally accepted accounting principles excluding non-cash charges. Cash gross profit is a meaningful measure of financial performance because, unless Endo achieves a cash gross profit of $147.4 million for fiscal year 2000, Endo Pharma LLC will, as set forth in the merger agreement, return a number of its shares of Endo common stock to Endo's treasury, which will increase the percentage ownership in Endo of the Algos stockholders by an additional five percentage points. See "THE MERGER AGREEMENT--Additional Agreements--Formation of Endo Pharma LLC" for the definition of cash gross profit. Cash gross profit is not a substitute for operating cash flow. Cash gross profit may not be comparable to similarly titled measures reported at other companies. Cash gross profit does not purport to represent net income or net cash provided by operating activities as determined by generally accepted accounting principles. The reconciliation of gross profit (as determined by generally accepted accounting principles) to cash gross profit (as defined in the merger agreement) is as follows:

                                Period from          Year Ended     Three Months
                              August 26, 1997       December 31,   Ended March 31,
                          (Date of Acquisition) to --------------- ---------------
                             December 31, 1997      1998    1999    1999    2000
                          ------------------------ ------- ------- ------- -------
                                           (amounts in thousands)
Gross profit............          $ 9,652          $53,639 $80,283 $15,121 $14,938
Plus: Non-cash
 manufacturing charges..            2,701           14,228  19,135   4,548   3,497
Plus: Purchase
 accounting charges.....           13,244            4,292     108      85     --
                                  -------          ------- ------- ------- -------
 Cash gross profit......          $25,597          $72,159 $99,526 $19,754 $18,435
                                  =======          ======= ======= ======= =======

  Non-cash manufacturing charges reflect the present value of non-interest bearing promissory notes issued annually to DuPont Pharmaceuticals over the initial five-year term of the manufacturing and supply agreement. These amounts have been excluded from gross profit per the definition of cash gross profit.
  Purchase accounting charges are related to the allocation of purchase price to the finished goods inventory that Endo acquired at the date of the acquisition on August 26, 1997. These charges are non-cash and deemed to be non-recurring.
  Items excluded from consolidated EBITDA and cash gross profit are significant components in understanding and assessing Endo's financial performance.

Algos Selected Historical Financial Information

  The following selected financial information of Algos as of and for the five fiscal years ended December 31, 1999 has been derived from Algos' financial statements audited by PricewaterhouseCoopers LLP, independent accountants. The financial statements for the three years ended December 31, 1999 are attached to this proxy statement/prospectus. Prior audited financial statements are contained in Algos' Annual Reports on Form 10-K/A for the years then ended, and are qualified in their entirety by such documents. The summary financial information for Algos as of and for the three months ended March 31, 1999 and 2000 has been derived from the unaudited financial statements attached to this proxy statement/prospectus and is qualified in its entirety by such statements. In the opinion of Algos' management, the unaudited financial statements as of and for the three months ended March 31, 1999 and 2000 include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such information for the unaudited interim periods. The operating results for the three months ending March 31, 2000 are not necessarily indicative of results for the full fiscal year ending December 31, 2000. You should read this information in conjunction with management's discussion and analysis of results of operations and financial condition of Algos and the financial statements and notes thereto of Algos which, for the three years ended December 31, 1999 and the three months ended March 31, 1999 and 2000, are included in this document and for prior years are incorporated by reference into this proxy statement/prospectus.

                                                                         For the Three
                                                                         Months Ended
                              For the Year Ended December 31,              March 31,
                         ---------------------------------------------  ----------------
                          1995     1996     1997      1998      1999     1999     2000
                         -------  -------  -------  --------  --------  -------  -------
                               (amounts in thousands, except per share data)
Statement of Operations
 Data:
Net sales............... $   --   $ 2,000  $ 1,000  $    --   $    --   $   --   $   --
Operating expenses:
Research and
 development............   1,615    3,344    9,799    13,086     9,508    2,517    1,935
Selling, general and
 administrative.........     760    2,466    2,459     4,813    10,286    3,462    1,386
                         -------  -------  -------  --------  --------  -------  -------
Total operating
 expenses...............   2,375    5,810   12,258    17,899    19,794    5,979    3,321
                         -------  -------  -------  --------  --------  -------  -------
Interest income.........     253      723    2,435     2,029     2,051      568      445
                         -------  -------  -------  --------  --------  -------  -------
Net loss................ $(2,122) $(3,087) $(8,823) $(15,870) $(17,743) $(5,411) $(2,876)
                         =======  =======  =======  ========  ========  =======  =======
Net loss per common
 share, basic and
 diluted................ $ (0.35) $ (0.36) $ (0.56) $  (0.98) $  (1.02) $ (0.31) $ (0.17)
                         =======  =======  =======  ========  ========  =======  =======
Weighted average common
 shares outstanding,
 basic and diluted......   6,003    8,535   15,863    16,144    17,355   17,299   17,416
                         =======  =======  =======  ========  ========  =======  =======

                                       December 31,                   March 31,
                          ------------------------------------------  ---------
                           1995    1996     1997     1998     1999      2000
                          ------  -------  -------  -------  -------  ---------
                                       (amounts in thousands)
Balance Sheet Data:
Cash, cash equivalents,
 marketable securities
 and interest
 receivable.............. $3,707  $48,576  $41,658  $50,497  $34,970   $32,507
Working capital..........  3,419   47,932   36,368   44,216   31,253    28,487
Total assets.............  3,820   49,202   42,360   52,430   36,309    33,762
Deficit accumulated
 during the development
 stage................... (3,888)  (6,976) (15,798) (31,668) (49,411)  (52,287)
Total stockholders'
 equity..................  3,521   48,228   39,759   49,518   32,358    29,587

Summary Selected Unaudited Pro Forma Combined Financial Information of Endo

   The following table contains summary selected unaudited pro forma financial information derived from the unaudited pro forma condensed combined financial information set forth under "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION." You should read this table in conjunction with "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION" and the financial statements that this proxy statement/prospectus includes elsewhere or incorporates by reference.

                                    Unaudited Pro Forma Unaudited Pro Forma
                                     Combined for the    Combined for the
                                        Year Ended      Three Months Ended
                                       December 31,          March 31,
                                          1999(1)             2000(1)
                                    ------------------- -------------------
                                    (amounts in thousands, except per share
                                                     data)
 Consolidated Statement of
  Operations Data:
 Net sales........................       $138,546            $ 27,000
 Cost of sales....................         58,263              12,062
                                         --------            --------
 Gross profit.....................         80,283              14,938
 Selling, general and
  administrative..................         52,976              13,404
 Research and development.........         18,881               4,963
 Depreciation and amortization....         30,404               7,672
 Separation benefits..............            --               21,965
 Purchased in-process research and
  development.....................            --                  --
                                         --------            --------
 Operating loss...................        (21,978)            (33,066)
 Interest expense, net............         12,296               3,492
                                         --------            --------
 Loss before income tax
  (benefit).......................        (34,274)            (36,558)
 Income tax (benefit).............            --                  --
                                         --------            --------
 Net loss.........................       $(34,274)           $(36,558)
                                         ========            ========
 Net loss per share
   Basic..........................       $  (0.38)           $   (.41)
   Diluted........................          (0.38)           $   (.41)
 Shares used to compute loss per
  share
   Basic..........................         89,511              89,504
   Diluted........................         89,511              89,504
                                                        Unaudited Pro Forma
                                                        Combined as of the
                                                        Three Months Ended
                                                          March 31, 2000
                                                        -------------------
                                                            (amounts in
                                                            thousands)
 Consolidated Balance Sheet Data:
 Cash and cash equivalents........                           $ 58,448
 Working capital..................                             66,660
 Total assets.....................                            577,621
 Total debt.......................                            189,699
 Other long-term obligations......                             11,756
 Stockholders' equity.............                            322,480

--------
(1) Cash gross profit is defined in the merger agreement and is equal to gross profit as determined by generally accepted accounting principles excluding non-cash charges. Cash gross profit is a meaningful measure of financial performance because, unless Endo achieves a cash gross profit of $147.4 million for fiscal year 2000, Endo Pharma LLC will, as set forth in the merger agreement, return a number of its shares of Endo common stock to Endo's treasury, which will increase the percentage ownership in Endo of the Algos stockholders by an additional five percentage points. See "THE MERGER AGREEMENT--Additional Agreements--Formation of Endo Pharma LLC" for the definition of cash gross profit. Cash gross profit is not a substitute for operating cash flow. Cash gross profit may not be comparable to similarly titled measures reported at other companies. Cash gross profit does not purport to represent net income or net cash provided by operating activities as determined by generally accepted accounting principles. The reconciliation of gross profit (as determined by generally accepted accounting principles) to cash gross profit (as defined in the merger agreement) is as follows:

                                                 Unaudited
                                                 Pro Forma       Unaudited
                                                Combined for Pro Forma Combined
                                                    the           for the
                                                 Year Ended  Three Months Ended
                                                December 31,     March 31,
                                                    1999            2000
                                                ------------ ------------------
                                                    (amounts in thousands)
      Gross profit.............................   $80,283         $14,938
      Plus: Non-cash manufacturing charges.....    19,135           3,497
      Plus: Purchase accounting charges........       108             --
                                                  -------         -------
        Cash gross profit......................   $99,526         $18,435
                                                  =======         =======

  Non-cash manufacturing charges reflect the present value of non-interest bearing promissory notes issued annually to DuPont Pharmaceuticals over the initial five-year term of the manufacturing and supply agreement. These amounts have been excluded from gross profit per the definition of cash gross profit.

  Purchase accounting charges are related to the allocation of purchase price to the finished goods inventory that Endo acquired at the date of the acquisition on August 26, 1997. These charges are non-cash and deemed to be non-recurring.

                           COMPARATIVE PER SHARE DATA

   Set forth below are separate net income (loss), cash dividends and book value per common share data for Endo on a historical basis, giving effect to the recapitalization of Endo that will take place immediately prior to the merger, for the combined company on a pro forma combined basis, for Algos on a historical basis and for the combined company on a pro forma combined basis per equivalent Algos share.

   Under "Pro Forma Combined Per Algos Equivalent Common Share Data" below, we show the effect of the merger from the perspective of an Algos stockholder. We computed the information set out under that caption by multiplying the combined company pro forma information by the exchange ratio of one (1).

   You should read the information below together with Endo's and Algos' historical financial statements and related notes contained in the annual reports and other information that Algos has filed with the Securities and Exchange Commission, or SEC, and incorporated by reference. To obtain copies of these documents, see "WHERE YOU CAN FIND MORE INFORMATION" on page 131. We have provided unaudited pro forma combined data below for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that we would have achieved had our companies always been combined or the future results that the combined company will experience after the merger.

                                             Year Ended     Three Months Ended
                                          December 31, 1999   March 31, 2000
                                          ----------------- ------------------
Endo Historical per Common Share Data:

Earnings (Loss)--Basic...................      $  .05             $(0.25)
Earnings (Loss)--Assuming dilution.......      $  .05             $(0.25)
Cash dividends...........................         --                 --
Book value (as of the end of the
 period).................................      $ 1.10             $ 1.14

Pro Forma Combined per Common Share Data for the Combined Company:

Loss--Basic..............................      $(0.38)            $ (.41)
Loss--Assuming dilution..................      $(0.38)            $ (.41)
Cash dividends...........................         --                 --
Book value (as of the end of the
 period).................................         --              $ 3.60

Algos Historical per Common Share Data:

Loss--Basic..............................      $(1.02)            $(0.17)
Loss--Assuming dilution..................      $(1.02)            $(0.17)
Cash dividends...........................         --                 --
Book value (as of the end of the
 period).................................      $ 1.86             $ 1.70

Pro Forma Combined per Algos Equivalent
 Common Share Data:

Loss--Basic..............................      $(0.38)            $ (.41)
Loss--Assuming dilution..................      $(0.38)            $ (.41)
Cash dividends...........................         --                 --
Book value (as of the end of the
 period).................................         --              $ 3.60

                  ALGOS MARKET PRICE INFORMATION AND DIVIDENDS

   Algos common stock trades on the NASDAQ National Market under the symbol "ALGO." The following table sets forth, for the periods indicated, the range of high and low sale prices of Algos common stock. The prices shown represent quotations between dealers, without adjustment for retail markups, markdowns or commissions, and may not represent actual transactions. We urge you to consult publicly available sources for current price information regarding the Algos common stock. Algos has never declared or paid any cash dividends on its capital stock.

                                                                 Algos Common
                                                                    Stock
                                                               ----------------
                                                                 High     Low
                                                               -------- -------
   Year Ending December 31, 1997
     1st Quarter.............................................. $  20.75 $10.875
     2nd Quarter..............................................    19.25   14.00
     3rd Quarter..............................................   31.625   14.75
     4th Quarter..............................................    33.00   21.50
   Year Ending December 31, 1998
     1st Quarter.............................................. $  34.00 $ 26.50
     2nd Quarter..............................................    39.50   23.75
     3rd Quarter..............................................    36.00 19.5625
     4th Quarter..............................................    29.75   18.50
   Year Ending December 31, 1999
     1st Quarter.............................................. $ 33.625 $24.375
     2nd Quarter..............................................   30.125  19.875
     3rd Quarter..............................................    28.75   7.625
     4th Quarter .............................................    18.00    8.25
   Year Ending December 31, 2000
     1st Quarter.............................................. $20.0625 $ 8.375
     2nd Quarter (through May 11, 2000)....................... $ 17.438 $ 12.25

                                  RISK FACTORS

   You should consider the following risk factors in determining how to vote at the special meeting.

The present lack of a public market for Endo common stock and Endo warrants may, after the merger, reduce the liquidity of these securities.

   Before the merger, no public market will have existed for the Endo common stock and Endo warrants that you will receive in the merger. Although Endo has applied to have its common stock and warrants approved for trading on NASDAQ and the listing of its common stock is a condition to the merger, we cannot assure you that, even if NASDAQ approves the common stock and warrants for listing, the common stock and warrants will actively trade on the market or that, if active trading does develop, it will be sustained. The price at which the Endo common stock and Endo warrants will trade following the merger is uncertain and may not necessarily correlate to the market prices of the Algos common stock exchanged in the merger. The potential volatility of the market for the Endo common stock and Endo warrants after the merger may adversely affect the trading price of these securities.

   The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. The market price of the Endo common stock and Endo warrants, and the price at which Endo may sell its securities in the future, could be subject to large fluctuations in response to changes and variations in Endo's operating results, general market conditions, announcements of technological innovations, regulatory matters or new commercial products by Endo or its competitors, developments or disputes concerning patent or proprietary rights, publicity regarding actual or potential clinical results relating to products under development by Endo or its competitors, regulatory developments in the United States as well as foreign countries, public concern as to the safety of pharmaceutical products, and economic and other external factors, as well as period-to-period fluctuations in Endo's financial results. In addition, the complicated nature of this transaction and the non-cash compensation charges associated with variable plan accounting may adversely affect the market price of the Endo common stock and the Endo warrants. See "THE COMPANIES-- Endo--Description of Endo Stock Option Plans Following the Merger."

Endo has not paid, and does not intend to pay, dividends and therefore, unless Endo stock appreciates in value, investors in Endo may not benefit from holding Endo stock.

   Endo has not paid any cash dividends since inception. Endo does not anticipate paying cash dividends in the foreseeable future. As a result, investors in Endo will not be able to benefit from owning Endo stock unless the basis that these investors have in their shares appreciates in value.

The combined company's growth and development will be dependent on successful product development, commercialization and marketing, which, if unsuccessful or impaired, may have an adverse effect on the combined company's growth and development.

   The combined company's future results of operations will depend, to a significant extent, upon its ability to successfully commercialize new proprietary and off-patent pharmaceutical products in a timely manner. As a result, the combined company must continually develop, test and manufacture new products and, in addition, these new products must meet regulatory standards and receive requisite regulatory approvals. Products currently in development by Endo or Algos may or may not receive the regulatory approvals necessary for marketing by the combined company and other third-party partners. Furthermore, the development and commercialization process is time-consuming and costly, and we cannot assure you that any of the combined company's products, if and when developed and approved, can be successfully commercialized. Risk particularly exists with respect to the development of proprietary products, because of the uncertainties and higher costs associated with research and development of these products and the unproven market acceptability of these products.

Once approved, there is no guarantee that the market will accept the combined company's future products, and this may have an adverse effect on the combined company's future results of operations.

   Even if the combined company obtains regulatory approvals, uncertainty exists as to whether the market will accept the combined company's products. A number of factors may limit the market acceptance of the combined company's products, including the timing of regulatory approvals and market entry relative to competitive products, the availability of alternative products, the price of the company's products relative to alternative products, the availability of third-party reimbursement and the extent of marketing efforts by third-party distributors or agents retained by the company. We cannot assure you that products will receive market acceptance in a commercially viable period of time, if at all. In addition, many of the company's products contain narcotic ingredients that require stringent record-keeping obligations and strict storage requirements and other limitations on these products' availability which could limit the commercial usage of these products.

The FDA may never approve MorphiDex(R). As a result, the Endo warrants issuable in the merger may never become exercisable, and thus may expire worthless, and the former Algos stockholders' ownership of Endo will be diluted.

   The Endo warrants issuable to Algos stockholders in the merger are only exercisable if the FDA approves MorphiDex(R) on or before March 31, 2003. If the FDA does not approve MorphiDex(R) by this time, each of these Endo warrants will become void, and all rights in respect of these Endo warrants will cease. In the event that the FDA never approves MorphiDex(R), a material adverse effect on Endo's business, results of operations or financial condition could occur.

   Additionally, if the FDA does not approve MorphiDex(R) by December 31, 2002, the warrants that the stockholders of Endo received immediately prior to the merger will become exercisable, entitling the holders of these warrants to receive an additional 5% of the pro forma combined company, calculated as if holders had exercised all of these warrants at the closing of the merger. In this event, there will be a dilution of the former Algos stockholders' ownership of Endo.

Conflicts of interests regarding the merger could result in decisions that are not in the Algos stockholders' best interests.

   Some members of Algos management and the Algos board of directors have interests in the merger that are different from, or in addition to, the interests of the Algos stockholders generally. Under the merger agreement, John
W. Lyle, Michael Hyatt and Roger H. Kimmel, current directors of Algos, will become members of the Endo board of directors upon completion of the merger. In addition, Mr. Lyle will serve as Chairman of the Board of Endo after the merger and will enter into a five-year employment agreement with Endo to serve in a senior executive capacity on a part-time basis. For a description of the terms of Mr. Lyle's employment agreement, see "INTERESTS OF CERTAIN PERSONS IN THE MERGER AND RELATED MATTERS--Compensation Arrangements for Algos Officers --Lyle Employment Agreement." The Algos board was aware of these interests and considered them, among others, when it adopted and approved the merger agreement.

A merger agreement provision may result in management of the combined company's business for the short-term goal of ensuring that a particular cash gross profit target is met at the possible expense of the company's long-term business plan.

   The merger agreement provides that if the cash gross profit of the combined company (based on current Endo products and future non-Algos related products internally developed and sold or marketed by Endo) for fiscal year 2000 does not meet or exceed $147.4 million, then shares that Endo's stockholders held prior to the merger will be returned to the combined company's treasury, increasing current Algos stockholders' ownership of the company by an additional five percentage points. The result of this merger agreement provision is that the company's business could be managed for the short-term goal of ensuring that the company achieves this cash gross profit target at the possible expense of the company's long-term business plan.

The two sets of warrants that Endo will issue in connection with the merger are triggered by mutually exclusive events and, accordingly, stockholders of the combined company may be at odds.

   The two sets of Endo warrants that Endo will issue in connection with the merger are triggered by mutually exclusive events in that the warrants to be issued to Algos stockholders in the merger become exercisable if the FDA approves MorphiDex(R) on or prior to March 31, 2003 and the warrants being issued to Endo stockholders prior to the merger become exercisable if the FDA does not approve MorphiDex(R) by December 31, 2002. However, Endo has agreed in the merger agreement to use its reasonable efforts to continue to process the FDA application for MorphiDex(R) in a timely fashion.

Existing stockholders of Endo, as opposed to existing stockholders of Algos, will control the combined company following the merger.

   After the merger, Endo Pharma LLC will own 80% of Endo's common stock. See "THE MERGER AGREEMENT--Conditions Precedent to the Merger--Formation of Endo Pharma LLC" and "ENDO PHARMA LLC." Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P. (affiliates of Kelso & Company) together with other Kelso affiliates and designees will have contributed to this LLC approximately 85.2% of the Endo common stock that the LLC will hold and Greenwich Street Capital Partners, L.P. and affiliated investors will have contributed to this LLC approximately 13.6%. In addition, some of the directors of Endo are partners in Kelso Investment Associates V, L.P., the managing member of the LLC, and therefore may affect how the LLC votes its Endo shares on corporate matters. As a result, this entity and these individuals would be able to control the outcome of stockholder votes, including votes concerning the election of the majority of directors, the adoption or amendment of provisions in Endo's charter or by-laws and the approval of mergers and other significant corporate transactions.

After the merger, the exercise of current Endo employee stock options and future share issuances may dilute Algos stockholders' ownership of Endo.

   Endo has agreed to use its reasonable best efforts to cause each of the current Endo stockholders to contribute its shares of Endo common stock to Endo Pharma LLC prior to the merger, in an effort to ensure that the Endo employee stock options that are outstanding prior to the merger will affect only those holders of Endo common stock who held their shares prior to the merger. These current Endo employee stock options will be exercisable only into shares of Endo common stock that the LLC holds. Holders of these Endo employee stock options must consent to this amendment to their stock options. Although the executives of Endo who, in the aggregate, hold approximately 90% of the currently outstanding Endo employee stock options have consented to this amendment, there is a risk that the remaining employees who hold approximately 10% of these stock options will not. Accordingly, it is possible that the current Endo employee stock options that these non-executive employees hold may, once exercised into shares of Endo common stock, dilute the ownership of all holders of Endo on a pro rata basis. In addition, any future share issuances by Endo will also dilute the ownership of all holders of Endo other than warrant holders who will have minimal antidilution protection.

Endo and Algos are, and, following the merger the combined company will continue to be, dependent on key personnel, which the combined company may not be able to retain.

   Because of the specialized scientific nature of each company's business, the ability of Endo, Algos and the combined company to develop products and to compete with their current and future competitors will remain, highly dependent, in large part, upon their ability to attract and retain qualified scientific and technical personnel. The loss of significant scientific and technical personnel or the failure to recruit additional key scientific and technical personnel could have a material adverse effect on the combined company. While Endo has consulting agreements with certain key individuals and institutions and has employment agreements with its key executives, we cannot assure you that the combined company will succeed in retaining this personnel or their services under existing agreements. There is intense competition for qualified personnel in the areas of the company's activities, and we cannot assure you that the company will be able to continue to attract and retain the qualified personnel necessary for the development of its business.

Endo faces, and, following the merger the combined company will continue to face, intense competition from new products and from lower-cost generic products.

   The pharmaceutical industry is highly competitive and rapidly changing. Many of Endo's principal competitors are, and the combined company's will be, major international corporations with substantial resources for research and development, production, and technical, marketing and human resources. Endo's branded products also face intense competition from lower-cost generic products. As new products enter the market, Endo's competitors' products may be more effective or more effectively marketed and sold than Endo's products. Increased competition could result in significant price competition, reduced profit margins or loss of market share. Additionally, we cannot assure you that Endo's combination with Algos will improve the company's competitive position. If the combined company fails to maintain Endo's competitive position, a material adverse effect on its business, results of operations or financial condition could result.

Endo's current credit agreement limits its ability to conduct its business, which could negatively affect the combined company's ability to finance future capital needs and engage in other business activities.

   The covenants in Endo's existing credit agreement contain a number of significant limitations on its ability to, among other things:

  . pay dividends;

  . incur additional indebtedness;

  . create liens on its assets; and

  . acquire or dispose of assets.

   These restrictive covenants contained in Endo's credit agreement could negatively affect its ability to finance its future capital needs, engage in other business activities or withstand a future downturn in its business or the economy.

Endo has indebtedness, which may restrict its growth and put it at a competitive disadvantage.

   As of March 31, 2000, Endo had total indebtedness of approximately $189.7 million. This leverage may have important negative consequences for the combined company, including the following:

  . its ability to obtain additional financing for acquisitions, working capital, investments or other expenditures could be impaired or financing may not be available on terms favorable to it;

  . a portion of the company's cash flow will be used to make principal and interest payments on its debt, reducing the funds that would otherwise be available to it for its operations and future business opportunities;

  . a decrease in the company's net operating cash flows or an increase in its expenses could make it difficult for the company to meet its debt service requirements and force Endo to modify its operations; and

  . the company may be placed at a competitive disadvantage if it has significantly more reliance on indebtedness than its competitors.

The combined company will have significant goodwill and other intangibles assets.

   Pro forma goodwill and other intangibles represent a significant portion of total pro forma assets and pro forma stockholders' equity of the combined company. As of March 31, 2000, based on a preliminary allocation of the estimated purchase price, goodwill and other intangibles may comprise approximately 71% of total assets and 127% of stockholders' equity for the combined company. Endo assesses the recoverability and the amortization period of goodwill by determining whether the amount can be recovered through undiscounted net cash flows of the businesses acquired over the remaining amortization period. Endo reviews the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable such as in the event of a significant adverse change in business conditions or a significant change in the intended use of an asset. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset are less than its carrying amount. Endo uses the discounted future expected net cash flows as its estimate of fair value in order to determine the amount of impairment loss. As a result of the significance of goodwill and other intangibles, amortization of goodwill and other intangibles will significantly impact the results of operations of the combined company. In addition, results of operations of the combined company in a future period would be further negatively impacted should impairment of goodwill and other intangible assets occur.

Product regulation may adversely affect the combined company's ability to bring new products to market.

   Endo, Algos and their competitors are subject to strict government controls on the development, manufacture, labeling, distribution and marketing of products. The combined company must obtain and maintain regulatory approval for a pharmaceutical product before it may sell the product.

   The submission of an application to the FDA does not guarantee that the FDA will grant approval to market the product.

   In the company's principal market, the approval process for a new product is complex and lengthy. The time taken to obtain approval varies but generally takes from eight months to four years from the date of application. This process increases the costs to the company of developing new products and increases the risk that the company will not succeed in selling these products successfully.

Endo is, and, following the merger, the combined company will continue to be, dependent on outside manufacturers for the manufacture of its products, and, therefore, the combined company will be unable to control the manufacturing process and related costs.

   Third-party manufacturers currently manufacture, and, following the merger, will continue to manufacture, all of Endo's products pursuant to contractual arrangements. Accordingly, the company has a limited ability to control the manufacturing process or costs related to this process. Endo is reliant on its third-party manufacturers to maintain the facilities at which they manufacture Endo's products in compliance with FDA and DEA regulations. DuPont Pharmaceuticals manufactures, and, following the merger will continue to manufacture, the vast majority of Endo's products. The contract that governs this manufacturing arrangement has a five-year initial term expiring August 2002, and is renewable at Endo's option up through 2007. At the expiration of this term, Endo will have to consider alternatives for its manufacturing which may be expensive. Additionally, we cannot assure you that Endo's third-party manufacturers will fulfill their obligations under the terms of the manufacturing contracts.

Endo is, and, following the merger the combined company will continue to be, dependent on third parties to supply all raw materials used in its products and finished goods and to provide services for the core aspects of its business. Any interruption or failure by these suppliers, distributors and collaboration partners to meet their obligations pursuant to various agreements with Endo could have a material adverse effect on the combined company's business, financial condition and results of operations.

   Endo relies on, and following the merger the combined company will continue to rely on, third parties to supply all raw materials used in its products and finished goods. In addition, Endo relies on, and following the merger the combined company will continue to rely on, third-party suppliers, distributors and collaboration partners to provide services for the core aspects of its business, including, but not limited to, warehousing, distribution, customer service support, medical affairs services, sales promotion, clinical studies, sales and other technical and financial services. Endo's business and financial viability are, and, following the merger the combined company's business and financial viability will continue to be, dependent on the strength, validity and terms of its various contracts with these third-party suppliers, distributors and collaboration partners. Any interruption or failure by these suppliers, distributors and collaboration partners to meet their obligations pursuant to various agreements with Endo could have a material adverse effect on the combined company's business, financial condition and results of operations.

Each of Endo's and Algos' businesses is subject to government regulation. We cannot assure you of U.S. or foreign regulatory approval of any of the combined company's products.

   The federal, state and local governmental authorities in the United States, the principal one of which is the FDA, impose substantial requirements on the manufacture, labeling, sale, distribution, marketing, advertising, promotion and introduction of therapeutic pharmaceutical products through lengthy and detailed laboratory and clinical testing and other costly and time-consuming procedures. Satisfaction of these requirements typically takes a number of years, varies substantially based upon the type, complexity and novelty of the pharmaceutical products and is subject to uncertainty. Government regulation also affects the manufacture and marketing of pharmaceutical products. Regulatory approvals, if granted, may include significant limitations on the indicated uses for which a company may market a product. The FDA actively enforces regulations prohibiting marketing of products for non-indicated use. Failure to comply with applicable regulatory requirements in this regard can result in, among other things, government-imposed fines, suspensions of approvals, seizures or recalls of products, operating restrictions and criminal prosecutions. Furthermore, changes in existing regulations or adoption of new regulations could prevent the combined company from obtaining, or affect the timing of, future regulatory approvals. The effect of government regulation may be to delay marketing of the combined company's new products for a considerable period of time, to impose costly procedures upon the combined company's activities and to furnish a competitive advantage to larger companies that compete with Endo.

   We cannot assure you that the FDA or other regulatory agencies will approve any products developed by the combined company, including MorphiDex(R), on a timely basis, if at all, or, if granted, that this approval will not entail limiting the indicated uses for which the combined company may market the product, which indications could limit the potential market for any of these products. Any delay of this nature in obtaining, or failure to obtain, these approvals would adversely affect the marketing of the company's products and the ability to generate product revenue. Additionally, Endo is, and, following the merger the combined company will be, subject to certain U.S. Drug Enforcement Agency, or DEA, regulations, including restrictions on storage, transportation and administration, for its narcotic products. Government regulation may increase at any time, creating additional hurdles for the company. Furthermore, approved products and their manufacture are subject to continued review and the possible discovery of previously unknown problems with a product or its manufacture, and this review may result in restrictions on this product or its manufacture, including withdrawal of the product from the market. In general, failure to comply with FDA requirements could result in severe civil and criminal penalties, including but not limited to recall or seizure of product, injunction against a product's manufacture, distribution, sales and marketing and possible criminal prosecution. In addition, we cannot predict the extent of potentially adverse government regulation that might arise from future legislation or administrative action.

The ability of Endo, and, following the merger, the combined company, to protect its proprietary technology, which is vital to the combined company's business, financial condition and results of operations, is uncertain.

   The combined company's success, competitive position and amount of potential future income will depend in part on its ability to obtain patent protection relating to the technologies, processes and products each of Endo and Algos is currently developing and that the combined company may develop in the future. Endo's policy is, and, following the merger the combined company's policy will be, to seek patent protection and enforce intellectual property rights. We cannot assure you that patent applications submitted by the combined company will result in patents being issued. We cannot assure you that a third party will not infringe upon, or design around, any patent issued or licensed to Endo, Algos or the combined company or that these patents will otherwise be commercially viable. In this regard, the patent position of pharmaceutical compounds and compositions is particularly uncertain. Even issued patents may later be modified or revoked by the U.S. Patent and Trademark Office, or PTO, or in legal proceedings. Moreover, Endo believes that obtaining foreign patents may be more difficult than obtaining domestic patents because of differences in patent laws and, accordingly, its patent position may be stronger in the U.S. than abroad. In addition, foreign patents may be more difficult to protect and/or the remedies available may be less extensive than in the United States. Patent applications in the United States are maintained in secrecy until patents issue and, since publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries, Endo cannot be certain that it was the first creator of the inventions covered by pending patent applications or the first to file patent applications on those inventions. We cannot assure you that any of Endo's or Algos' pending patent applications will be allowed, or if allowed, whether the scope of the claims allowed will be sufficient to protect the combined company's products. Litigation to establish the validity of patents, to defend against patent infringement claims of others and to assert patent infringement claims against others can be expensive and time-consuming even if the outcome is favorable to the combined company. If the outcome is unfavorable to the combined company, this could have a material adverse effect on its business, results of operations or financial condition. The combined company may, in the future, take steps to enhance its patent protection, but we cannot assure you that these steps will be successful or that, if unsuccessful, its patent protection will be adequate.

   Endo also relies upon, and expects the combined company to continue to rely upon, trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain its competitive position. Endo attempts, and, following the merger the combined company will continue, to protect its proprietary technology in large part by confidentiality agreements with its employees, consultants and other contractors. We cannot assure you, however, that these agreements will not be breached, that the company would have adequate remedies for any breach or that competitors will not know of or independently discover the company's trade secrets. We cannot assure you that others will not independently develop substantially equivalent proprietary information or be issued patents that may prevent the sale of the company's products or know-how or require licensing and the payment of significant fees or royalties by the company in order to produce its products. Moreover, we cannot assure you that Endo's or Algos' technology does not infringe upon any valid claims on patents that other parties own.

   If, in the future, the combined company were found to be infringing on a patent held by another, the company might have to seek a license to use the patented technology. We cannot assure you that, if required, the company would be able to obtain such a license on terms acceptable to it, if at all. If a third party brought a legal action against the company or its licensors, the company could incur substantial costs in defending itself, and we cannot assure you that such an action would be resolved in the company's favor. If such a dispute were to be resolved against the company, the company could be subject to significant damages, and the testing, manufacture or sale of one or more of its technologies or proposed products, if developed, could be enjoined.

   We cannot assure you as to the degree of protection any patents will afford, whether the PTO will issue patents or whether Endo will be able to avoid violating or infringing upon patents issued to others or that others will not manufacture and distribute Endo's patented products upon expiration of their patents. Despite the use of confidentiality agreements and non-compete agreements, which themselves may be of limited effectiveness, it may be difficult for Endo to protect its trade secrets.

Product liability claims could adversely affect the combined company's business and results of operations.

   Although Endo is, and following the merger the combined company will be, insured for product liability claims, product liability is a significant commercial risk for Endo and following the merger will be a significant commercial risk for the combined company. Some plaintiffs have received substantial damage awards in some jurisdictions against pharmaceutical companies based upon claims for injuries allegedly caused by the use of their products.

   Currently, Endo is not involved in any product liability cases. However, we cannot assure you that a future product liability claim or series of claims brought against Endo or the combined company would not have an adverse effect on its business, results of operations or financial condition. If any claim is brought against Endo or the combined company, regardless of the success or failure of the claim, we cannot assure you that the combined company will be able to obtain or maintain product liability insurance in the future on acceptable terms or with adequate coverage against potential liabilities.

The availability of healthcare reimbursement is uncertain and thus the combined company may find it difficult to maintain current price levels. Additionally, the market may not accept those products for which healthcare reimbursement is not adequately provided.

   Endo's ability, and following the merger the combined company's ability, to commercialize its pain management products depends in part on the extent to which reimbursement for the costs of these products is available from government health administration authorities, private health insurers and others. We cannot assure you that third-party insurance coverage will be adequate for the company to maintain price levels sufficient for realization of an appropriate return on its investment. Government, private insurers and other third-party payers are increasingly attempting to contain health care costs by
(1) limiting both coverage and the level of reimbursement for new products approved for marketing by the FDA and (2) refusing, in some cases, to provide any coverage for uses of approved products for indications for which the FDA has not granted marketing approval. If government and third-party payers do not provide adequate coverage and reimbursement levels for uses of the combined company's products, the market acceptance of these products could be adversely affected.

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

                                   THE MERGER

Background of the Merger

   From time to time during 1997, while Kelso and members of Endo's management were considering the acquisition of Endo, Michael B. Goldberg, a principal at Kelso and a director of Endo, and Donald G. Drapkin, a director of Algos, discussed the similarities between the businesses of Endo and Algos as well as the potential strategic fit between the companies. Shortly after the formation of Endo in August 1997, Carol A. Ammon, the President and Chief Executive Officer of Endo, approached John W. Lyle, the President and Chief Executive Officer of Algos, regarding Endo's interest in a strategic combination of the two companies. Those discussions did not result in any agreement with respect to a combination. However, Algos recognized the potential strategic fit between Algos' products in development and Endo's product line and manufacturing and marketing capabilities and expressed an interest in continuing communications.

   Over the next two years, the companies from time to time discussed a possible stock-for-stock transaction as well as a possible collaboration in which Algos and Endo would work together to complete the development, manufacturing and commercialization of pain management products containing Algos' proprietary technology and marketed under Endo's brand names. These discussions regarding a possible transaction continued throughout June and July 1999, beginning with a June 29, 1999 meeting of Mr. Lyle, Roger Kimmel and Michael Hyatt, each Algos directors, and Ms. Ammon, other members of Endo's management, representatives of Kelso and representatives of Endo's financial advisors, Goldman, Sachs & Co. and Salomon Smith Barney Inc.

   In connection with these discussions regarding a strategic combination, or alternatively a collaboration, Endo and Algos each furnished the other periodically from the fall of 1997 to the present information regarding its products and its business generally. None of these discussions resulted in an agreement on the material terms of either a strategic combination or a collaboration.

   On August 2, 1999, Algos received a letter from the FDA indicating that its New Drug Application for MorphiDex(R) was not approvable at that time. Shortly after Algos issued a press release describing the FDA's letter, Mr. Goldberg approached Mr. Drapkin to express Endo's continued interest in a strategic stock-for-stock transaction between the two companies, notwithstanding the current status of the MorphiDex(R) New Drug Application with the FDA. Mr. Goldberg presented to Mr. Drapkin a proposal in which Algos stockholders would receive for their shares of Algos common stock, shares representing 20% of the outstanding common stock of Endo in a tax-free reorganization. In addition, the Algos stockholders would receive warrants to purchase for a nominal amount an additional 15% of the Endo common stock if FDA approval of MorphiDex(R) was received within two years. On September 16, 1999, Mr. Lyle, Mr. Kimmel and Mr. Hyatt met with Ms. Ammon, representatives of Endo's management and representatives of Kelso to receive more business and financial information regarding Endo and to better understand Endo's merger proposal. During September 1999, representatives of Endo discussed with management of Algos the strategic fit of the two companies and the terms of the Endo proposal.

   On September 17, 1999, the Algos board held a special meeting in which the Algos board discussed the strategic direction for Algos in light of the status of MorphiDex(R) approval with the FDA. The Algos board discussed a variety of possible strategic alternatives for Algos' future direction, including the possibility of changing Algos' product development and drug application strategy, entering into collaboration agreements with other companies, seeking a partner for a strategic merger, selling Algos and continuing to operate under the current business plan. Prior to receiving the FDA "not approvable" letter on August 2, 1999, Algos was developing its drugs on a stand-alone basis because management believed that Algos' products had great potential and Algos had sufficient resources to develop a commercially viable product. During this period, Algos from time to time had general discussions with a variety of companies regarding possible licensing or other collaboration arrangements. Algos did not, however, receive any proposal other than from Endo for a possible merger or acquisition. Following receipt of the FDA "not approvable" letter, the Algos board became concerned with Algos' stand-alone strategy because Algos' lead drug's development schedule became less certain, increasing the risk that Algos would have insufficient funds to develop and market its pipeline of products in development. The Algos board also considered joint venture and collaboration strategies, but believed that a joint venture or a collaboration could slow Algos' product development schedule. As part of the discussion of a strategic merger, the Algos board discussed generally the Endo merger proposal suggested by Mr. Goldberg. The Algos board found the Endo proposal particularly attractive in part because of the unique synergies a combination between the two companies would create. A merger with Endo provided Algos with an established sales force, distribution, customer service and manufacturing capabilities for its products in the narcotic analgesic business, an area that is heavily regulated. The Algos board also believed that as the pharmaceutical business has recently been rapidly consolidating, the greater size as well as breadth of products that the combined company would have would provide Algos with a competitive advantage. In addition, it was the general sense of the Algos board following these discussions of the Endo merger proposal that, given the current trading price of the Algos common stock and the significant value that they continued to believe existed if the FDA approved Algos' products, it would not be in the best interest of the Algos stockholders to sell Algos in a cash transaction in which Algos stockholders would not be able to share in the future value of their company. At the same time, a number of Algos directors expressed concern that relying solely on a business plan that depended upon FDA approval of Algos' products presented a considerable risk to Algos stockholders. The Algos board then determined to continue discussions with Endo and to engage Credit Suisse First Boston to assist in evaluating the Endo merger proposal and other possible strategic alternatives.


   On October 6, 1999, Mr. Kimmel, together with representatives of Latham & Watkins, Algos' outside counsel, met with Mr. Goldberg, representatives of Kelso and representatives of Skadden, Arps, Slate, Meagher & Flom LLP, Endo's outside counsel, to discuss the structure of the Endo merger proposal. During this meeting, Mr. Goldberg modified the Endo merger proposal regarding the warrants to be received by the Algos stockholders. Among other things, he proposed to extend the period in which FDA approval for MorphiDex(R) could be obtained in order for the warrant to become exercisable from two years to three, with the percentage of Endo common stock for which the warrants would be exercisable, decreasing by five percentage points for every six months following the second year of that period in which FDA approval for MorphiDex(R) was not yet obtained.

   Beginning in early October 1999, Credit Suisse First Boston examined Algos' business, financial condition, prospects and strategic alternatives as well as Endo's business, financial condition and prospects. On October 11, 1999, the senior management of both Algos and Endo, together with representatives of the financial and legal advisors of both companies, attended a meeting in which Endo's senior management made a presentation of its business, financial condition and prospects.

   At a special meeting of the Algos board held on October 18, 1999, the Algos board discussed generally with Credit Suisse First Boston the Endo merger proposal as well as other strategic alternatives that might be available to Algos. The Algos board concluded, based upon the information provided by Endo, that Endo was a good strategic fit. The Algos board discussed whether it should nevertheless solicit other strategic partners. However, Endo had previously indicated to Algos that it would terminate discussions of the Endo merger proposal if Algos conducted a solicitation. In addition, the Algos board concluded that soliciting other strategic partners so soon after the public announcement of the FDA's current position that the New Drug Application for MorphiDex(R) was not approvable would suggest that Algos had lost confidence in its proprietary technology. Also, the Algos board determined that a solicitation would be unlikely to result in any competitive proposal to the Endo merger proposal that was not conditioned upon FDA approval of MorphiDex(R) or another of Algos' products under development. The Algos board noted that, other than Endo, no one had approached Algos directly regarding any possible transaction since the public announcement of the FDA letter and the substantial decrease in the Algos common stock price since that announcement. The Algos board authorized Mr. Kimmel to continue negotiations with Endo.

   For the next two weeks, each company and its financial and legal advisors conducted their review of the business and financial position of the other company. On November 2, 1999, representatives from the companies and their respective legal and financial advisors met to further discuss the terms of Endo's merger proposal and Endo's request for voting agreements and options from particular members of Algos' board and management and an option from Algos to purchase shares of Algos common stock. At that meeting the parties agreed that the existing Endo management incentive options, if exercised, would dilute only the ownership of existing Endo stockholders, even if exercised after the merger. In addition, Algos agreed to attempt to obtain voting agreements from Algos' directors, management and significant stockholders holding in aggregate approximately 33% of the Algos common stock. The companies also agreed that, irrespective of the merger, they would seek to enter into a collaboration agreement in which Algos and Endo would work together to successfully complete the development, manufacturing and commercialization of pain management pharmaceutical products containing the combination of oxycodone and dextromethorphan.

   On November 11, 1999, the Algos board received detailed presentations from Mr. Lyle, and representations from Credit Suisse First Boston and Latham & Watkins regarding the proposed transaction, and Credit Suisse First Boston indicated that it was prepared to render an opinion that the consideration to be received by Algos stockholders was fair from a financial point of view. After discussing the matter, the Algos board directed Mr. Kimmel, with the assistance of Credit Suisse First Boston and Latham & Watkins, to negotiate further on certain provisions of the various agreements. The Algos board also unanimously authorized Mr. Lyle to complete negotiations on a collaboration agreement for pain management pharmaceutical products containing the combination of oxycodone and dextromethorphan.

   On November 15, 1999, Mr. Kimmel, Mr. Lyle and representatives of Credit Suisse First Boston met with Unifina Holding, A.G., the holder of approximately 9% of the outstanding Algos common stock, to discuss the Endo proposal and whether Unifina would be willing to enter into a voting agreement. Unifina indicated that it was not prepared to do so, given its current view of its investment in Algos and the expected dilutive effect of the Endo proposal. Unifina also expressed concern as to Endo's relative value in the event that Endo was not able to meet its financial forecasts. Following the meeting with Unifina, representatives of Algos and Endo and their respective financial advisors had numerous discussions to address the Unifina concerns. Endo then revised its proposal on November 17, 1999 to provide that, in addition to the shares of Endo common stock and the warrants the Algos stockholders were to receive pursuant to Endo's prior proposal, the current stockholders of Endo would agree that if Endo (based on current Endo products and future non-Algos related products internally developed and sold or marketed by Endo) did not meet a cash gross profit target of $147.4 million for fiscal year 2000, these Endo stockholders would return to Endo's treasury the number of shares of Endo common stock owned by them such that the former Algos stockholders would then own an additional 5% of all of the outstanding Endo common stock as of the closing of the merger. In addition, Endo proposed that warrants to purchase 5% of the common stock of Endo be granted to the existing stockholders of Endo. These warrants would become exercisable only if FDA approval of MorphiDex(R) was not obtained within three years and would expire unexercised if FDA approval of MorphiDex(R) were obtained prior to that time. Furthermore, at this time Endo modified its offer to eliminate its request, which had been opposed by the Algos board, that it receive an option from Algos to purchase shares of Algos common stock and options from particular members of Algos' board and management. Nevertheless, Unifina declined to enter into the voting agreement, and Unifina's representative on the Algos board, Mr. Dieter Sulser, abstained from the vote to approve the merger agreement.

   Negotiations continued over the next week, and at a special meeting of the Algos board held on November 24, 1999, Credit Suisse First Boston and Latham & Watkins provided updated presentations reflecting the revised terms of the Endo merger proposal. The Algos board decided to review the presentation of Credit Suisse First Boston and current drafts of the definitive documentation in order to come to a final decision and authorized Mr. Kimmel to further negotiate specific terms of the merger that remained open. In addition, the Algos board approved the collaboration agreement with Endo Pharmaceuticals. At a special meeting of the Algos board held on the afternoon of November 26, 1999, the Algos board received the oral opinion of Credit Suisse First Boston, confirmed by a written opinion dated November 26, 1999, that, as of that date, the consideration to be received by the Algos stockholders was fair from a financial point of view. At the

November 26, 1999 meeting, five of the six members of the Algos board approved the terms of the agreements and authorized the execution of these agreements on the basis that they had been negotiated, subject to specified modifications. Mr. Dieter Sulser, the Unifina representative on the Algos board, abstained from the vote.

   On the evening of November 26, 1999, the merger agreement, the voting agreements and the collaboration agreement were executed following final negotiations. Before the opening of trading on November 29, 1999, Endo and Algos publicly announced these agreements in a joint press release.

   In the ensuing months, the parties continued to discuss the timetable associated with the process of obtaining FDA approval of MorphiDex(R). As a result of these discussions, in March 2000, Mr. Goldberg, on behalf of Endo, proposed to Mr. Drapkin, on behalf of Algos, an amendment to the merger agreement that would extend the period in which FDA approval for MorphiDex(R) could be obtained in order for the warrants to be received by the Algos stockholders to become exercisable from December 31, 2002 to March 31, 2003. In addition, the percentage of Endo common stock issuable upon exercise of the warrants would not begin to decrease until after March 31, 2001 instead of December 31, 2000. However, instead of decreasing by five percentage points for every six months following March 31, 2001, the amount of Endo common stock issuable upon exercise of the warrants would decrease by six percentage points during the first six-month period following March 31, 2001 and an additional five percentage points during the second six-month period following March 31, 2001. After discussing the proposed amendment, the Algos directors approved the amendment by unanimous consent on April 15, 2000, and the amendment was executed by Algos and Endo on April 17, 2000.

Algos' Reasons for the Merger; Recommendation of the Algos Board

   On November 26, 1999, the Algos board of directors determined by a vote of five directors (with the Unifina representative on the Algos board abstaining) that the merger is advisable and fair to, and in the best interests of, Algos and the Algos stockholders. The Algos board approved the merger agreement and decided to recommend that Algos stockholders approve and adopt the merger agreement. In making this decision, the Algos board considered the factors listed below:

   1. The Algos board considered several strategic alternatives to a merger or acquisition, including continuing to operate Algos on a stand-alone basis, acquiring compatible businesses or products or entering into joint ventures or collaborations. Although Algos had sufficient funds to continue developing its products on a stand-alone basis, if FDA approval of MorphiDex(R) or another one of its products took significantly longer or cost significantly more than anticipated, Algos could have had inadequate funds to fund its operations and develop and market its products still in development. The Algos board was also concerned that management's focus on obtaining FDA approval of MorphiDex(R) could leave it less time to continue developing other products and to build a sales and marketing force. The Algos board thus believed that a strategy to continue operating Algos on a stand-alone basis was less favorable than a merger with Endo. In addition, the Algos board believed that a joint venture or a collaboration could slow the Algos' product development schedule. Therefore, the Algos board determined that the merger was the best alternative for Algos.

   2. The Algos board determined that the merger presented Algos stockholders with a unique strategic opportunity to maximize the long-term value of their investment in Algos by exchanging their shares of Algos common stock for Endo common stock and warrants to purchase additional Endo common stock if FDA approval of MorphiDex(R) is obtained by March 31, 2003. The merger would give Algos stockholders the opportunity to continue to participate in Algos' potential growth while:

   . reducing the risk that Algos' limited resources would impede this growth by merging with a company with established product revenues;

   . reducing the risks associated with transitioning from a product development-oriented company to a commercial sales and marketing-oriented enterprise by merging with a company with an established sales and marketing team focused on pain management;

   . simultaneously offering the Algos stockholders the chance to benefit from Endo's substantially greater capacity to develop, test and market Algos' products as part of Endo's strategy of expanding Endo's pain franchise through innovative proprietary pharmaceuticals; and

   . providing Algos with the immediate significant brand recognition that Percocet(R) and Percodan(R) enjoy within the pain management market by enabling Algos to market its products containing oxycodone utilizing the brand equity of these products.

   The Algos board also believed that there were special opportunities for synergistic benefits to be realized from a combination of Algos and Endo. These benefits include the combination of the established manufacturing and marketing infrastructure of Endo with Algos' pipeline of proprietary pharmaceuticals and management expertise in selling proprietary pharmaceuticals. However, the Algos board also recognized the risk that these synergistic benefits may not be realized.

   3. In reaching this conclusion, the Algos board considered not only the value of the consideration being offered to Algos stockholders in the merger, as discussed in paragraph 5 below, but also certain other specific aspects of Endo's proposal, including:

   . Endo's demonstrated enthusiasm for assisting with the development of Algos' products and existing familiarity with Algos and its product line as a result of the discussions that started in 1997 and its continued commitment throughout that period to a merger with Algos as an integral step in Endo's own business strategy;

   . Endo's willingness to improve its offer for Algos such that if Endo (based on current Endo products and future products internally developed and sold or marketed by Endo) did not meet or exceed a cash gross profit target of $147.4 million for fiscal year 2000, Algos stockholders would become the owners of an additional 5% of Endo's outstanding common stock;

   . Endo's agreement to eliminate its request, which had been opposed by the Algos board, that it receive an option from Algos to purchase shares of Algos common stock and options from particular members of Algos' board and management; and

   . Endo's intention to integrate Algos' own workforce with Endo's workforce.

   4. The Algos board also took into account:

   . its own and Endo's respective assessments of Algos' business, financial condition, pipeline of potential products, contractual arrangements, plans and prospects; and

   . its own and Endo's respective assessments of Endo's business, financial condition and prospects, including forecasts of its financial performance prepared by Endo and a more conservative case estimate of Endo's financial performance for calendar years 2000 through 2002, based on Endo management estimates in various scenarios, and for 2003, using extrapolations developed by Algos management and Credit Suisse First Boston, and capacity, as a major participant in the pain management pharmaceutical products industry, to exploit Algos' potential.

   5. The Algos board viewed the consideration to be received by the Algos stockholders for their shares of common stock as an attractive price for Algos. Among other factors, the Algos board took into consideration:

   . the Algos board's evaluation of financial analyses presented in connection with Credit Suisse First Boston's opinion and summarized under "THE MERGER--Opinion of Algos' Financial Advisor";

   . the financial condition of Endo, which indicated to the Algos board that the shares of Endo common stock and the warrants to purchase Endo common stock that Algos stockholders would receive in the merger would be readily tradeable by those Algos stockholders who do not wish to make a long-term investment in Algos and would therefore offer immediate liquidity to those Algos stockholders; and

   . the facts that (1) the merger is conditioned upon the receipt of opinions of counsel that it will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code and (2) assuming this treatment, no gain or loss will be recognized by Algos stockholders upon their exchange of Algos common stock for Endo common stock and warrants.

   6. The Algos board took into consideration Credit Suisse First Boston's opinion that, as of November 26, 1999, the date the merger agreement was approved by the Algos board, the merger consideration was fair to Algos stockholders from a financial point of view. A copy of Credit Suisse First Boston's written opinion, dated November 26, 1999, setting forth the assumptions made, matters considered and review undertaken, is attached to this proxy statement/prospectus as Appendix C. The full text of the written opinion is incorporated into this proxy statement/prospectus by reference, and the description above of the opinion is qualified in its entirety by this reference. See "--Opinion of Algos' Financial Advisor." Algos stockholders are urged to read the opinion carefully in its entirety.

   7. The Algos board considered generally the material terms of the merger agreement and concluded that the terms were appropriate for a transaction of the nature of the merger. The Algos board recognized that the conditions to Endo's obligations to consummate the merger include conditions beyond the ability of Algos to control and concluded that the risk of nonconsummation of the merger had been appropriately limited and was outweighed by the potential advantages of the merger to Algos stockholders. In making this determination, the Algos board considered that the merger agreement provided that the merger generally cannot be terminated by Endo for any change or development relating to MorphiDex(R) or any other of the Algos products under development, including the FDA or DEA approval process for those products.

   8. The Algos board considered the fact that members of Algos management had a variety of interests regarding the merger that differed from the interests of Algos stockholders, including the fact that as part of the merger Endo had offered to Mr. Lyle a five-year employment contract. In addition, Messrs. Lyle, Kimmel and Hyatt will become directors of Endo after the merger and may receive directors' stock options and directors' fees. Taking into account these interests, the Algos board continued to believe that the merger was in the best interests of the Algos stockholders. The Algos board believed that having members of Algos management, including Mr. Lyle, continue with Endo and having Algos stockholders, who either directly or with their families are significant stockholders of Algos, serve on the Endo board were also in the best interests of Algos stockholders, especially in light of the extended period for the exercisability of the Endo warrants, which is contingent upon FDA approval of MorphiDex(R). In addition, in view of Mr. Lyle's and his immediate family's very significant stockholder interest in Algos, the Algos board viewed Mr. Lyle's employment contract as immaterial to the merger.

   9. Before approving the merger with Endo, the Algos board considered whether to solicit competing offers for the company. However, Endo informed Algos that it would rescind its merger proposal if Algos commenced an auction or otherwise authorized management or advisors to solicit other proposals. The Algos board also considered that the terms of the merger agreement permitted the Algos stockholders to reject the merger in order to accept a higher offer. In addition, the Algos board noted that Algos had received no business combination proposals other than from Endo. For these reasons, the Algos board determined that it was in the best interests of the Algos stockholders not to solicit competing offers.

   10. In considering the opportunity created by the merger for Algos stockholders to participate in the anticipated value that will be created by the combined company, including the value created by the future introduction of Algos' products in the marketplace, the Algos board considered the binding letter agreement among Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P., the current majority stockholders of Endo, Endo and Algos in which these Endo stockholders agreed not to take any actions for the next two years that would constitute a "going private" transaction under the Securities Exchange Act of 1934, unless a majority of the Endo stockholders not affiliated with these stockholders also approved the transaction.

   11. The Algos board considered the termination provisions of the merger agreement, which provide that the Algos board is permitted to:

   . consider competing proposals,

   . provide information to competing bidders if required to do so in carrying out its fiduciary duties and

   . change its recommendation regarding this merger to the Algos stockholders upon the receipt of a superior proposal.

   However, the Algos board noted that the terms of the merger agreement do not permit the Algos board to terminate the merger agreement for a superior acquisition proposal by a competing bidder but instead require the Algos board to take the merger agreement and the merger to the Algos stockholders for a vote. The Algos board also noted that, under the voting agreements, Endo has been granted irrevocable proxies to vote shares of Algos common stock representing approximately 22% of the presently outstanding shares. The merger agreement provides that Endo will not in any event receive any fees for termination of the merger agreement other than out-of-pocket expenses under limited circumstances.

   The discussion above of the factors considered by the Algos board is not intended to be exhaustive, but summarizes all material factors considered. The Algos board did not assign any relative or specific weights to the above factors nor did it specifically characterize any factor as positive or negative (except as described above), and individual directors may have given differing weights to differing factors and may have viewed certain factors more positively or negatively than others.

   The Algos board recommends that you approve and adopt the merger agreement.

Opinion of Algos' Financial Advisor

Summary

   Credit Suisse First Boston, as financial advisor to Algos, delivered a written opinion, dated November 26, 1999, to the Algos board of directors to the effect that, as of that date, the merger consideration was fair to the Algos stockholders from a financial point of view. The full text of Credit Suisse First Boston's opinion is attached as Appendix C to this proxy statement/prospectus. The opinion describes important exceptions, assumptions and limitations, and you should read it carefully and completely. Credit Suisse First Boston's opinion is not a recommendation to any Algos stockholder as to how a stockholder should vote with respect to the merger.

Opinion of Credit Suisse First Boston

   Credit Suisse First Boston Corporation has acted as Algos' financial advisor in connection with the merger. Algos selected Credit Suisse First Boston based on Credit Suisse First Boston's experience, expertise and reputation and familiarity with Algos' business. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

   In connection with Credit Suisse First Boston's engagement, Algos requested that Credit Suisse First Boston evaluate whether the merger consideration was fair to the stockholders of Algos from a financial point of view. On November 26, 1999, Credit Suisse First Boston rendered to the Algos board of directors its oral opinion as well as its written opinion dated November 26, 1999 that, as of that date and based upon and subject to the factors and assumptions set forth in its opinion, the merger consideration was fair to the Algos stockholders from a financial point of view.

   This summary of the Credit Suisse First Boston opinion is qualified in its entirety by the full text of the opinion, which sets forth the procedures followed, assumptions made, matters considered, and qualifications and limitations of the review undertaken by Credit Suisse First Boston. The full text of the Credit Suisse First Boston opinion is attached as Appendix C and is incorporated by reference to this proxy statement/prospectus. Holders of Algos common stock should read the Credit Suisse First Boston opinion carefully and completely. Credit Suisse First Boston's opinion was provided to the Algos board for its information and relates to whether the merger consideration was fair to the Algos stockholders from a financial point of view. Credit Suisse First Boston's opinion does not address the underlying decision by Algos to engage in the merger and does not constitute a recommendation to any stockholder of Algos as to how to vote on the proposed merger.

Matters Reviewed

   In connection with rendering its opinion, Credit Suisse First Boston reviewed and considered, among other things:

  . the merger agreement and the warrant agreements;

  . publicly available business information relating to Endo and publicly available business and financial information relating to Algos;

  . other information, including financial forecasts, provided by Algos and Endo as of November 26, 1999;

  . financial and stock market data of Algos and financial data of Endo, and similar data for publicly held companies in businesses similar to Algos and Endo;

  . the financial terms of a number of recent business combinations and other transactions; and

  . other relevant information, financial studies, analyses and investigations and financial, economic and market criteria.

   Credit Suisse First Boston has not assumed any responsibility for independent verification of any of the information above and has relied on its being complete and accurate in all material respects.

Assumptions

   In its review and analysis and in formulating its opinion, Credit Suisse First Boston assumed without independent verification that:

  . Endo common stock to be received by the stockholders of Algos would be issued pursuant to an effective Registration Statement on Form S-4, and that these shares will be authorized for quotation on the NASDAQ;

  . the financial forecasts provided by Algos and Endo were prepared on reasonable bases reflecting the best currently available estimates and judgments of Algos' and Endo's management, respectively, as to the future financial performance of Algos and Endo;

  . the merger will be treated as a tax-free reorganization for income tax purposes; and

  . the representations and warranties of each party contained in the merger agreement were and will remain true and correct, that each party would perform all the covenants and agreements required under the merger agreement, and that all conditions to the consummation of the merger would be satisfied without being waived.

Limitations

   Credit Suisse First Boston's analysis and opinion were subject to certain limitations, including that Credit Suisse First Boston:

  . did not make, nor was it provided, any independent evaluation or appraisal of the assets or liabilities of Endo or Algos;

  . did not express any opinion as to the actual value of the common stock and/or warrants when issued to the Algos stockholders pursuant to the merger, whether any active trading market will develop for the common stock or warrants, or the prices at which the common stock and warrants will trade subsequent to the merger;

  . based its opinion upon financial, economic, market and other conditions as they existed and could be evaluated on the date the opinion was rendered; and

  . did not solicit third-party indications of interest in acquiring all or any part of Algos.

   Credit Suisse First Boston's opinion and its financial analyses presented to the Algos board and summarized below were not the only factors considered by the Algos board of directors in its evaluation of the proposed merger and should not be viewed as necessarily determinative of the views of the Algos board with respect to the merger or merger consideration.

Presentation to the Algos Board of Directors

   The following is a summary of the material analyses underlying Credit Suisse First Boston's opinion to the Algos board of directors in connection with the merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse First Boston's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the table below without considering the full narrative description of the financial analyses, including methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse First Boston's financial analyses.

   The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

   The summaries set forth below do not purport to be complete descriptions of the analyses underlying Credit Suisse First Boston's opinion or the presentation made by Credit Suisse First Boston to the Algos board of directors. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying the preparation of Credit Suisse First Boston's opinion.

Discounted Cash Flow Analysis

   Credit Suisse First Boston estimated the present value of the stand-alone, unlevered, after-tax free cash flows that Algos could produce over calender years 2000 through 2007, and that Endo could produce over the calendar years 2000 through 2002, based on Endo management estimates in various scenarios, and for 2003, using extrapolations developed together with the management of Algos.

   The free cash flows in each of the years were individually discounted using a weighted average discount rate based on the contribution to total revenue of each product and each product's stage of clinical development. The terminal values were calculated using two different methodologies:

  (1) unlevered net income multiples, using a range of multiples of 16.0x to 22.0x; and

  (2) a free cash flow perpetuity method using a range of perpetual growth rates of 8.0% to 11.0% and a terminal discount rate of 15%.

   The terminal values were discounted using a range of discount rates from 33.0% to 39.0%. This range of discount rates reflects the relative risk of not obtaining the expected cash flows based on the different stages of clinical development.

   For the Algos discounted cash flow analysis, Credit Suisse First Boston examined four cases. The first Algos case assumed that MorphiDex(R) was approved by the FDA by the end of 2001. This analysis indicated a value per share of Algos common stock ranging from $23.31 to $28.93 and a range of implied Algos pro forma fully diluted equity ownership of the combined company of 32.1% to 39.8% based on an implied summary equity valuation range for Endo of $778 to $878 million.

   Using the same analyses for the second Algos case, in which MorphiDex(R) is not approved by the FDA, the indicated value per share of Algos common stock ranged from $5.03 to $7.84, and the range of implied Algos pro forma fully diluted equity ownership of the combined company ranged from 9.2% to 15.2% based on an implied summary equity valuation range for Endo of $778 to $878 million.

   Using the same analyses for the third Algos case, in which MorphiDex(R) is approved by the FDA by mid-2002, the indicated value per share of Algos common stock ranged from $17.68 to $21.90. Finally in the fourth Algos case, in which MorphiDex(R) is approved by the FDA by the end of 2002, the same analyses indicated a value per share of Algos common stock ranging from $10.65 to $14.87.

   The following chart sets forth the implied enterprise value and implied equity value reference ranges for each of the four Algos cases (in millions):

                                              Implied enterprise Implied equity
                                                 value range      value range
                                              ------------------ --------------
MorphiDex(R) approval by the end of 2001.....     $375--$475       $414--$514
No MorphiDex(R) approval.....................     $ 50--$100       $ 89--$139
MorphiDex(R) approval by mid-2002............     $275--$350       $314--$389
MorphiDex(R) approval by the end of 2002.....     $150--$225       $189--$264

   For the Endo discounted cash flow analysis, the free cash flows were discounted at a range of discount rates from 12.0% to 15.0%. The terminal values were calculated using three different methodologies:

  (1) Cash EBITDA multiples, using a range of 9.0x to 12.0x;

  (2) unlevered net income multiples, using a range of 15.0x to 21.0x and

  (3) a free cash flow perpetuity method, using a range of perpetual growth rates of 0.0% to 3.0% and a terminal discount rate of 10%.

   The terminal values were discounted using a range of discount rates from 12.0% to 15.0%. Credit Suisse First Boston examined three cases for Endo. The first Endo case, the base case, utilized assumptions from the calender years from 2000 through 2002 provided by the management of Endo as of November 26, 1999 and did not include the revised forecasts set forth in this proxy statement/prospectus, and assumptions for 2003 extrapolated from the prior two years by the management of Algos together with Credit Suisse First Boston. The downside and worst Endo cases are both more conservative than the base case, and were prepared by the management of Algos together with Credit Suisse First Boston. The worst case was based on the assumption that Endo will not meet its downside case fiscal year 2000 cash gross profit estimate of $147.4 million. The revised forecast prepared by Endo for the year 2000 presents financial performance that is between the base case and the worst case.

   The following chart sets forth the implied enterprise value and implied equity value reference ranges for each of the three Endo cases (in millions):

                                                                     Implied
                                               Implied Enterprise    Equity
                                                  Value Range      Value Range
                                               ------------------ -------------
Base Case.....................................   $1,200-$1,400    $1,028-$1,228
Downside Case.................................   $  700-$  850    $  528-$  678
Worst Case....................................   $  650-$  800    $  478-$  628
Summary DCF Reference Range...................   $  950-$1,050    $  778-$  878

   Credit Suisse First Boston placed the greatest emphasis on a discounted cash flow analysis for both Algos and Endo, and less emphasis on a comparable companies trading analysis or a comparable acquisitions analysis, given the difficulty in assigning relevant multiples for a company and peer group that is often not yet profitable.

Comparable Company Trading Analysis

   Credit Suisse First Boston also reviewed and compared financial information, ratios and public market multiples relating to Algos and Endo to corresponding publicly available financial data for similar, publicly-traded pharmaceutical companies. Credit Suisse First Boston selected these companies based upon its views as to the comparability of the financial and operating characteristics of these companies to Algos and Endo, respectively. Credit Suisse First Boston divided companies comparable to Algos into three categories, corresponding to different stages of product development.

   The companies included in the Algos comparable companies analysis were:

   Companies with Approved Products

  . Advanced Polmer Systems, Inc.

                                         . Guilford Pharmaceuticals, Inc.

  . Andrx Corporation

                                         . KV Pharmaceuticals, Inc.

  . Anesta Corporation

                                         . Kos Pharmaceuticals, Inc.

  . Celgene Corporation

                                         . The Liposome Company, Inc.

  . Cephalon, Inc.

                                         . Nastech Pharmaceutical Company Inc.

  . CIMA Labs Inc.

                                         . Noven Pharmaceuticals, Inc.

  . Columbia Laboratories, Inc.

                                         . PathoGenesis Corporation

  . Dura Pharmaceuticals, Inc.           . Penwest Pharmaceuticals Co.

                                         . SuperGen, Inc.

  Companies with Products Filed

                                          Companies with Development Stage
                                          Products

  .Aviron Corporation

                                          .Alkermes, Inc.

  .Cygnus, Inc.

                                          .Aradigm Corporation

  .Emisphere Technologies, Inc.

                                          .Enzon, Inc.

  .Inhale Therapeutic Systems, Inc.

                                          .GelTex Pharmaceuticals, Inc.

  .Matrix Pharmaceutical, Inc.            .Oxford GlycoSciences Plc

                                          .Skyepharma Plc

   The mean and median forward multiples of price to earnings per share for estimated 1999, 2000 and 2001 earnings per share of the comparable companies are set forth in the following table:

                                       1999 earnings 2000 earnings 2001 earnings
                                         per share     per share     per share
                                       ------------- ------------- -------------
   Overall Mean.......................     31.3x         28.4x         20.7x
   Overall Median.....................     31.6x         27.8x         15.7x

   Algos' multiples for the same periods did not produce meaningful results because Algos did not have positive earnings per share in 1999 or projected earnings per share in 2000 and had minimal projected earnings per share in 2001. The multiples that would be produced in this case would not be instructive as to value.

   The companies included in the Endo comparable companies trading analysis were:

  .  IVAX Corporation                     . Duramed Pharmaceuticals, Inc.


  . Alpharma Inc.                         . SICOR Inc.


  . Barr Laboratories, Inc.               . Mylan Laboratories Inc.


  . Schein Pharmaceutical, Inc.           . TEVA Pharmaceutical


  . Biovail Corporation International


   Credit Suisse First Boston compared financial information and multiples of market value of these companies to the following information regarding Endo provided by management:

  . enterprise value to the latest 12 months' earnings before interest, taxes, depreciation and amortization, or, cash EBITDA;

  . 1999 estimated net income;

  . 2000 estimated net income; and

  . 2001 estimated net income.

   This information implied a range of multiples of enterprise value to the latest 12 months' cash EBITDA of from 9.0x to 12.0x. This information also implied ranges of multiples of price to 1999 estimated earnings per share from 16.0x to 23.0x, of price to 2000 estimated earnings per share from 13.0x to 17.0x and of price to 2001 estimated net income from 11.0x to 15.0x.

   These reference multiple ranges were applied to cash EBITDA and net income assumptions in the three Endo cases considered. This analysis indicated implied enterprise value ranges for the base case, downside case and worst case of $722 to $922 million, $447 to $547 million and $372 to $447 million, respectively. This analysis also indicated implied equity value ranges for the base case, downside case and worst case of $550 to $750 million, $275 to $375 million and $200 to $275 million, respectively.

   No company utilized in the comparable public companies analysis is identical to Algos or Endo. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Algos and Endo and other factors that could affect the public trading value of the companies to which they are being compared. In evaluating the comparable companies, Credit Suisse First Boston made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Algos or Endo, such as the impact of competition on Algos or Endo and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of Algos or Endo or the industry or in the financial markets in general.

Comparable Acquisitions Analysis

   Credit Suisse First Boston performed a comparable acquisitions analysis for both Algos and Endo for illustrative purposes, but the mean and median multiples were not used to calculate a valuation for either company because of the inherent difficulty in assigning relevant trailing multiples for a company and peer group that is often not yet profitable and for which meaningful multiples are not available. Credit Suisse First Boston selected these transactions based upon Credit Suisse First Boston's views as to the comparability of the transactions' characteristics to the proposed transaction between Algos and Endo. Credit Suisse First Boston reviewed and compared certain financial information, ratios and public market multiples relating to Algos and Endo to corresponding publicly available financial data for similar publicly-traded companies in preparing this analysis.

   Algos Comparable Acquisitions

     Biovail Corporation International/Fuisz Technologies Ltd.

     Abbott Laboratories/ALZA Corporation

     Gilead Sciences, Inc./NeXstar Pharmaceuticals, Inc.

     Watson Pharmaceuticals, Inc./Theratech, Inc.

     ALZA Corporation /SEQUUS Pharmaceuticals, Inc.

     Mylan Laboratories, Inc./Penederm Inc.

     Cardinal Health, Inc./R.P. Scherer Corporation

     Elan Corporation plc/Neurex Corporation

     Elan Corporation plc/Sano Corporation

     Elan Corporation plc/Athena Neurosciences, Inc.

   Endo Comparable Acquisitions

     Teva Pharmaceutical/Copley Pharmaceuticals, Inc.

     Watson Pharmaceuticals, Inc./Rugby (Hoechst Marion Roussel)

     Teva Pharmaceutical/Biocraft Laboratories, Inc.

     Watson Pharmaceuticals, Inc./Royce Laboratories, Inc.

     IVAX Corporation/Zenith Laboratories, Inc.

Contribution Analysis

   Credit Suisse First Boston reviewed selected estimated future financial information for Algos and Endo to determine Algos' and Endo's relative contribution to the combined company after the merger, using Endo's base case and both the no MorphiDex(R) approval and the MorphiDex(R) approval by the end of 2001 cases. Credit Suisse First Boston analyzed Algos' and Endo's relative contributions to cash EBITDA and revenues, based the discounted cash flow valuations discussed above for the years 2001 through 2003. The relative contributions of Algos and Endo to the combined company implied relative contributions to enterprise value of 7% for Algos and 93% for Endo in the no MorphiDex(R) approval case and of 30% for Algos and 70% for Endo in the MorphiDex(R) approval by the end of 2001 case.

Merger Consequence Analysis

   Credit Suisse First Boston analyzed the merger consequences based on the following assumptions:

  . purchase accounting treatment for the merger;

  . use of Endo management base case projections for Endo and both the MorphiDex(R) non-approval case and the MorphiDex(R) approval by the end of 2001 case for Algos; and

  . limitations on the use of Algos' net operating losses, or NOLs, to the extent the combined company generates earnings in future periods.

   Credit Suisse First Boston determined that based on the above assumptions, the proposed merger would be:

  . dilutive to Endo's stand-alone earnings per share for each of the years
    2000, 2001 and 2002 applying both the no MorphiDex(R) approval case and the MorphiDex(R) approval by the end of 2001 case projections for Algos.

   The actual results achieved by the combined company may vary from projected results, and the variations may be material.

Miscellaneous

   Algos has agreed to pay Credit Suisse First Boston for its financial advisory services an aggregate fee equal to $750,000, of which $500,000 was payable upon delivery of Credit Suisse First Boston's opinion and the remaining $250,000 will be payable upon completion of the merger. Algos also has agreed to reimburse Credit Suisse First Boston for its reasonable out-of-pocket expenses, including reasonable fees and expenses of legal counsel, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

   In the ordinary course of business, Credit Suisse First Boston or its affiliates may actively trade the equity securities of Algos for its own and such affiliates' own accounts and for the accounts of customers and, accordingly may at any time hold a long or short position in such securities.

Accounting Treatment

   The merger will be accounted for using the purchase method of accounting, which means that the assets and liabilities of Algos, including intangible assets, will be recorded at their fair values. The results of operations and cash flows of Algos will be included in Endo's financial statements prospectively as of the completion of the merger. Endo will consolidate its investment in Algos.

   The purchase price, which will be allocated to the assets acquired and liabilities assumed at the date of the merger, will be based on the market price of a share of Algos common stock for a reasonable period before and after the measurement date (April 17, 2000, date of amendment of the merger agreement) multiplied by the number of shares of Algos common stock outstanding at the time of closing. The fair value of the consideration received by the Algos stockholders will be allocated between the Endo common stock and the transferable and nontransferable warrants issued based on their respective fair value and recorded as components of stockholders equity at the date of the merger.

   The warrants to be received by the Endo stockholders are not being issued to the seller as consideration for the acquisition. However, as is the case with all publicly traded securities, we believe that the market price of the Endo common stock and warrants reflects the value of any dilutive securities issued to Endo.

Material U.S. Federal Income Tax Consequences of the Merger

   The material United States federal income tax consequences generally applicable to Algos, Endo, Endo Inc. and Algos stockholders who receive Endo common stock and warrants pursuant to the merger are described below and, to the extent that the following statements constitute matters of law or legal conclusions, they are the opinion of Latham & Watkins and the opinion of Skadden, Arps. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, currently applicable Treasury regulations, administrative decisions and rulings and court decisions. We cannot assure you that the Internal Revenue Service, or IRS, will not take a contrary view, and we have not and will not seek a ruling from the IRS. Legislative, judicial or administrative changes or interpretations may occur that could alter or modify the statements and conclusions set forth in this proxy statement/prospectus. Any changes or interpretations that occur after the date of this proxy statement/prospectus could be retroactive and could affect the tax consequences to the Algos stockholders.

   This discussion does not purport to deal with all aspects of United States federal income taxation that may affect particular Algos stockholders in light of their individual circumstances, and is not intended for Algos stockholders subject to special treatment under the United States federal income tax law. Algos stockholders subject to special treatment include:

  . insurance companies,

  . tax-exempt organizations,

  . non-resident aliens,

  . foreign corporations,

  . foreign partnerships,

  . foreign trusts,

  . financial institutions,

  . broker-dealers,

  . Algos stockholders who hold their common stock as part of a hedge, straddle or conversion transaction,

  . Algos stockholders who do not hold their common stock as a capital asset, and

  . Algos stockholders who have acquired their common stock upon the exercise of options or otherwise as compensation.

   In addition, this discussion does not consider the effect of any applicable foreign, state, local or other tax laws.

   We encourage each Algos stockholder to consult its own tax advisors as to the particular tax consequences to it of the merger, including the applicability and effect of any state, local, foreign, or other tax laws, and of changes in applicable tax laws.

Tax Treatment of Algos, Endo Inc. and Endo

   The merger is intended to qualify as a reorganization under Section 368(a) of the Code. It is a condition to the obligation of Endo to consummate the merger that Endo shall have received an opinion from Skadden, Arps to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to the obligation of Algos to consummate the merger that Algos shall have received an opinion from Latham & Watkins to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering these opinions that will be delivered at the time of the merger, counsel to each of Endo and Algos will rely upon the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in (1) the amended and restated merger agreement, (2) certificates executed by officers of Endo and Algos attached as Exhibits E-1 and E-2, respectively, to Appendix A of this proxy statement/prospectus and (3) such other documents and corporate records as counsel to each of Endo and Algos has deemed necessary or appropriate for purposes of their opinions. In addition, counsel have assumed that (1) original documents (including signatures) are authentic, documents submitted to such counsel as copies conform to the original documents, and there has been (or will be by the effective time of the merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof; (2) the merger will be completed in accordance with the provisions of the amended and restated merger agreement; (3) all statements, descriptions and representations contained in any of the documents referred to above or otherwise made to counsel are true and correct in all material respects, and no such actions have been taken or will be taken which are inconsistent with such statements, descriptions or representations or which make any such statements, descriptions or representations untrue, incorrect or incomplete in any material respect; (4) any statements made in any of the documents referred to above which are qualified by the limitation "to the knowledge of" or as to "belief" or which are otherwise similarly qualified are correct and will continue to be true, correct and complete at all times up to and including the closing date, in each case without regard to any such qualification as to knowledge or belief; and (5) the sum of the fair market value of the warrants at the time of the merger and the amount of consideration, if any, to be awarded by a court to holders of Algos common stock who perfect appraisal rights will not exceed 60% of the total consideration that will be paid in the merger.

   Assuming the accuracy of the representations and assumptions referred to above, the merger will constitute a reorganization within the meaning of
Section 368(a) of the Code. As a result, no gain or loss will be recognized for federal income tax purposes by Endo, Endo Inc. or Algos.

Tax Treatment of Algos Stockholders

   In general, no gain or loss is recognized by a stockholder if stock or securities in a corporation that is a party to a reorganization is exchanged solely for stock or securities in another corporation that is a party to the reorganization. If any other property is received, sometimes referred to as "boot," gain will be recognized, but only to the extent of the realized gain, as described below. If a stockholder receives in the exchange either property other than stock or securities, or securities with a principal amount that exceeds the principal amount of the securities that it surrendered, such amounts are treated as boot and gain will be recognized in an amount equal to the lesser of the realized gain or the fair market value of the boot, as described in more detail below. Treasury Regulations provide that, for this purpose, securities include rights issued by a party to the reorganization to acquire its stock but that such rights are treated as having no principal amount. Accordingly, if the warrants are properly treated as "securities" an Algos stockholder will not be treated as receiving boot and therefore will not recognize gain or loss on the exchange of Algos common stock for Endo common stock and warrants pursuant to the merger.

   Because the exercise price of each warrant will be a nominal amount and the ability to exercise the warrants is contingent upon the occurrence of future events, however, it is not clear whether the warrants will be treated as "securities" with a zero principal amount under the Treasury Regulations referred to above. If the warrants are not "securities" within the meaning of the Treasury Regulations, then they will instead be treated as a contingent right to receive Endo common stock. In that case, non-transferable warrants will not be treated as boot and Algos stockholders electing to receive non-transferable warrants will not recognize gain on the exchange. Although the matter is not free from doubt, the transferable warrants also should not be treated as boot, and Algos stockholders receiving transferable warrants also should not recognize gain on the exchange. Although existing case law supports the position that transferable contingent stock rights are not boot, the IRS has published administrative guidance indicating that it will follow the case law only where the contingent stock rights are non-transferable and, therefore, we cannot assure you that the IRS would not be able to successfully treat the transferable warrants as boot.

   If the transferable warrants are considered boot, an Algos stockholder who receives transferable warrants and whose tax basis in its Algos common stock is less than the fair market value of Endo common stock and Endo warrants received in the merger will recognize gain in the merger in an amount equal to the lesser of that excess or the fair market value of the transferable warrants received. Any such gain recognized by an Algos stockholder will be taxed as a dividend, to the extent of the Algos stockholder's ratable share of Endo's accumulated earnings and profits, if the receipt of the transferable warrants has "the effect of the distribution of a dividend." Gain recognized in excess of a stockholder's ratable share of Endo's accumulated earnings and profits will be capital gain.

   To determine if the receipt of boot in the merger has "the effect of the distribution of a dividend," an Algos stockholder will be treated as if it solely received Endo common stock in the merger and then exchanged the extra shares of Endo common stock for the boot (the warrants). The receipt of transferable warrants will be treated as having "the effect of the distribution of a dividend" unless the deemed redemption of Endo common stock for these transferable warrants is (a) "substantially disproportionate" or (b) "not essentially equivalent to a dividend," each within the meaning of Section 302(b) of the Code. A deemed redemption is not essentially equivalent to a dividend if it results in a "meaningful reduction" in the stockholder's interest in Endo.

   In general, a stockholder who owns a relatively small percentage of Endo stock and who exercises no control over Endo, taking into account the constructive ownership rules of Section 318 of the Code, and whose interest in Endo is reduced as a result of the deemed redemption should be treated as having experienced a meaningful reduction in its interest in Endo common stock. There can be no certainty, however, as to whether a "meaningful reduction" has occurred because the applicable test is not based on numerical criteria. Satisfaction of the "substantially disproportionate" test is dependent upon compliance with the objective tests set forth in Section 302(b)(2) of the Code.

   We encourage each Algos stockholder to consult its own tax advisor as to the ability, in light of its own particular circumstances, to satisfy the foregoing tests. Additionally, we encourage corporate Algos stockholders to consult their own tax advisors concerning the availability of the corporate dividends received deduction and the possible application of the extraordinary dividend rules of Section 1059 of the Code to an exchange by a corporate Algos stockholder for whom the distribution is taxable as a dividend.

Basis and Holding Period of Merger Consideration

   Assuming the warrants are not treated as boot, the aggregate tax basis of the Endo common stock and the warrants (whether transferable or non-transferable) received by the Algos stockholders pursuant to the merger will be the same as the aggregate tax basis of the Algos stockholder's surrendered common stock exchanged therefor, or the historic basis. The historic basis of each Algos stockholder will be allocated among the warrants and the Endo common stock as though the Algos stockholder received the maximum number of shares that can be issued under the warrants.

   An adjustment to the Algos stockholder's basis in the Endo common stock received and the warrants should be made once it becomes known how many shares (if any) the holders of the warrants are entitled to receive. It is unclear how this adjustment should be made, particularly if an Algos stockholder no longer retains all the Endo common stock or warrants received in the merger.

   The IRS has not issued guidelines on how a stockholder should make this adjustment. An Algos stockholder could recalculate its basis in any remaining Endo common stock or additional Endo common stock received upon exercise or lapse of the warrants, without recalculating the basis that had been allocated to any disposed merger consideration. Alternatively, the Algos stockholder could recalculate its basis in both the warrants, even if the Algos stockholder has disposed of these warrants, and all of its, including already disposed of, Endo common stock. Each Algos stockholder should consult its own tax advisors as to the allocation of its historic basis among the Endo common stock and the warrants.

   If the warrants are treated as taxable boot, then an Algos stockholder who receives Endo common stock and transferable warrants will have an aggregate tax basis in the Endo common stock received equal to the Algos stockholder's historic basis decreased by the fair market value of the transferable warrants and increased by the amount of gain the Algos stockholder recognized on the exchange, not including any portion of the gain that was treated as a dividend. This Algos stockholder will have a basis in the transferable warrants equal to the fair market value of these warrants when received.

   The holding period of the Endo common stock in the hands of an Algos stockholder will include the holding period of the Algos stockholder's common stock exchanged for the Endo common stock pursuant to the merger. If the warrants are not boot, the holding period of the warrants in the hands of an Algos stockholder will include the holding period of the Algos stockholder's common stock exchanged for the Endo common stock pursuant to the merger. If the warrants are boot, the holding period of the warrants in the hands of an Algos stockholder will not include the holding period of the Algos stockholder's common stock exchanged for the Endo common stock pursuant to the merger.

Disposition of Endo Common Stock and the Warrants

   Because, as described above, the exercise price of each warrant will be a nominal amount, it is likely that the warrants will be treated as contingent stock rights, rather than as warrants for federal income tax purposes. If, however, the warrants were treated as warrants for tax purposes, the cash exercise of the warrants would not be taxable to the exercising Algos stockholder, except with respect to cash, if any, received in lieu of a fractional share. An Algos stockholder would have a tax basis in the shares of Endo common stock received upon exercise of the warrants equal to the Algos stockholder's tax basis in the warrants exercised, plus the amount of cash used to pay the exercise price, minus the portion of the Algos stockholder's basis in the warrants and cash used to pay the exercise price attributable to cash, if any, received in lieu of fractional shares. An Algos stockholder would have a holding period in shares of Endo common stock received upon exercise of the warrants that commences on the day after the date of the exercise. The tax consequences to a holder who elects to exercise warrants on a "cashless" basis are uncertain. Holders should consult their own tax advisors regarding the proper treatment of a "cashless" exercise.

   In addition, if the warrants are treated as warrants for tax purposes, an adjustment to the exercise price or conversion ratio of the warrants, or the failure to make such adjustments, may, in a limited number of circumstances, result in constructive distributions to the warrant holders, which could be taxable as dividends under Section 305 of the Code. In this event, a warrant holder's tax basis in the warrant would be increased by the amount of any dividend.

   Further, if the warrants are treated as warrants for tax purposes, an Algos stockholder will recognize gain or loss upon the sale, lapse or other taxable disposition of the warrants in an amount equal to the difference between the amount of cash and the fair market value of other property received, if any, by the Algos stockholder and the stockholder's tax basis in the warrants. Any gain or loss realized on the sale, lapse, or other taxable disposition of the warrants will generally be capital gain or loss.

   If the warrants are not treated as warrants for tax purposes and treated instead as a contingent right to receive Endo common stock:


  . notgain or loss would be recognized to an Algos stockholder upon the cash exercise of the contingent right, except with respect to cash received in lieu of a fractional share;

  . the tax basis in the Endo common stock received on exercise will equal the Algos stockholder's tax basis in the warrants, plus the amount of cash used to pay the exercise price, minus the portion of the Algos stockholder's basis in the warrants and cash used to pay the exercise price attributable to cash, if any, received in lieu of fractional shares;

  . the holding period of the Endo common stock received will include the holding period of the warrants; and

  . the Algos stockholder will generally recognize capital gain or loss upon the sale or other taxable disposition of the warrants in an amount equal to the difference between the amount the Algos stockholder realizes for the warrants and its tax basis in the warrants.

   No loss would be recognized upon the lapse of a warrant, however, except perhaps in the case of transferable warrants, if these warrants are treated as taxable boot.

   When an Algos stockholder sells or otherwise disposes of warrants or its shares of Endo common stock received in the merger or upon exercise of the warrants, the Algos stockholder will generally recognize capital gain or loss in an amount equal to the difference between the amount the stockholder realizes for the shares and its tax basis in the shares. Algos stockholders who are individuals are entitled to a reduced rate of tax on capital gains with respect to property held for more than one year.

Reporting Requirements and Backup Withholding

   Each Algos stockholder receiving Endo common stock and warrants as a result of the merger will be required to retain certain records and file with its federal income tax return a statement setting forth certain facts relating to the merger.

   Backup withholding at a rate of 31% may apply with respect to cash payments received by Algos stockholders unless the recipient is (a) a corporation or other exempt recipient and when required demonstrates this fact or (b) provides a correct taxpayer identification number, certifies as to no loss to exemption from back-up withholding and otherwise complies with applicable requirements of the backup withholding rules. An Algos stockholder who does not provide Endo with its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the stockholder's federal income tax liability provided that certain required information is furnished to the IRS.

Regulatory Matters

U.S. Antitrust

   Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the HSR Act, we cannot complete the merger until we have given to the Federal Trade Commission, or the FTC, and the Antitrust Division of the United States Department of Justice, or the DOJ:

  . notification that Endo and Algos desire to merge; and

  . specific information relating to the competitive nature of the businesses and industries in which Endo and Algos operate; and

one or more specified waiting periods expire or are earlier terminated.

   Both Endo and Algos filed notification and report forms under the HSR Act with the FTC and the DOJ on January 21, 2000. On February 21, 2000, the waiting period applicable to the merger terminated. Endo and Algos do not expect to be required to receive any other material regulatory approval in order to consummate the merger.

FDA and DEA

   Endo and Algos believe that no filings with the FDA or the DEA will be necessary until after the closing.

General

   It is possible that other state or local governmental entities or third parties may seek to challenge the merger. In addition, it is possible that governmental entities having jurisdiction over Endo and Algos may seek regulatory concessions as conditions for granting approval of the merger. Under the merger agreement, Endo and Algos have both agreed to use their reasonable best efforts to take all actions to obtain all necessary regulatory and governmental approvals necessary to complete the merger and to address concerns of regulators and governmental officials. While Endo and Algos do not expect the closing of the merger to be prevented or materially delayed by any challenge by regulatory authorities within the United States, we can give no assurance that Endo and Algos will obtain the required regulatory approvals on terms that satisfy the conditions to completion of the merger or within the time frame that Endo and Algos have contemplated. See "THE MERGER AGREEMENT-- Conditions Precedent to the Merger" on page 69.

Appraisal Rights

   If the merger is consummated, a holder of record of shares of Algos common stock may seek an appraisal under Section 262 of the Delaware General Corporation Law of the "fair value" of the holder's shares. Set forth below is a summary of the principal provisions of Section 262 and does not purport to be a complete description and, accordingly, this summary is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law. A copy of Section 262 is attached to this proxy statement/prospectus as Appendix
G. Failure to take any action required by Section 262 in a timely manner will result in a termination or waiver of a stockholder's rights under Section 262.

  (1) A stockholder electing to exercise appraisal rights must (a) deliver to Algos, before the Algos stockholders vote on the merger agreement at the Algos special meeting, a written demand for appraisal that is made by or on behalf of the person who is the holder of record of Algos' common stock for which appraisal is demanded and (b) not vote in favor of approving and adopting the merger agreement. The demand must be delivered to Algos at 1333 Campus Parkway, Neptune, New Jersey 07753-6815 (facsimile: (732) 938-2825). A proxy or vote against approving and adopting the merger agreement does not constitute a demand. A stockholder electing to take this action must do so by a separate written demand that reasonably informs Algos of the identity of the holder of record and of the stockholder's intention to demand appraisal of the holder's shares of our common stock. Because a proxy left blank will, unless revoked, be voted FOR approval and adoption of the merger agreement, a stockholder electing to exercise appraisal rights who votes by proxy must not leave the proxy blank but must vote AGAINST approval and adoption of the merger agreement or ABSTAIN from voting for or against approval and adoption of the merger agreement.

  (2) Only holders of record of Algos common stock are entitled to demand appraisal rights for their shares of Algos common stock registered in their name. The demand must be executed by or for the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates. If Algos common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity. If Algos common stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the owner or owners of record and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the owner or owners of record.

    A holder of record, such as a broker, who holds shares of Algos common stock as nominee for beneficial owners may exercise a holder's right of appraisal with respect to shares of Algos common stock held for all or less than all of the beneficial owners. In that case, the written demand should set forth the number of shares of Algos common stock covered by the demand. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Algos common stock standing in the name of the holder of record.

  (3) Within 10 days after the effective time of the merger, Endo will send notice of the effectiveness of the merger to each person who prior to that time satisfied the foregoing conditions.

  (4) Within 120 days after the effective time of the merger, Endo or any stockholder who has satisfied the foregoing conditions may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Algos common stock. Stockholders seeking to exercise appraisal rights should not assume that Endo will file a petition to appraise the value of their shares of Algos common stock or that Endo will initiate any negotiations with respect to the "fair value" of such common stock. Accordingly, holders of Algos common stock should initiate all necessary action to perfect their appraisal rights within the time periods prescribed in Section 262.

  (5) Within 120 days after the effective time of the merger, any stockholder who has complied with the requirements for exercise of appraisal rights, as discussed above, is entitled, upon written request, to receive from the combined company a statement setting forth the aggregate number of shares of Algos common stock not voted in favor of the merger and with respect to which demands for appraisal have been made and the aggregate number of holders of that common stock. We are required to mail this statement within 10 days after we receive a written request to do so.

  (6) If a petition for an appraisal is timely filed, after a hearing on the petition, the Delaware Court of Chancery will determine the stockholders entitled to appraisal rights and will appraise the Algos common stock owned by these stockholders, determining its "fair value" exclusive of any element of value arising from the accomplishment or expectation of the merger and will determine the amount of interest, if any, to be paid upon the value of the Algos common stock of the stockholders entitled to appraisal. Any such judicial determination of the "fair value" of the Algos common stock could be more than, less than or the same as the consideration paid pursuant to the merger agreement. The court may also order that all or a portion of any stockholder's expenses incurred in connection with an appraisal proceeding, including, without limitation, reasonable attorneys' fees and fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all shares of the Algos common stock entitled to appraisal.

  (7) Any stockholder who has duly demanded an appraisal in compliance with
      Section 262 will not, after the effective time of the merger, be entitled to vote the shares subject to this demand for any purpose or be entitled to dividends or other distributions on those shares of Algos common stock, other than those payable or deemed to be payable to stockholders of record as of a date prior to the filing of the certificate of merger.

  (8) Holders of Algos common stock lose the right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if a stockholder delivers to Endo a written withdrawal of that stockholder's demand for an appraisal and an acceptance of the merger consideration, except that any attempt to withdraw made more than 60 days after the effective time of the merger requires Endo's written approval. If appraisal rights are not perfected or a demand for appraisal rights is withdrawn, a stockholder will be entitled to receive the consideration otherwise payable pursuant to the merger agreement.

  (9) If an appraisal proceeding is timely instituted, that proceeding may not be dismissed as to any stockholder who has perfected a right of appraisal without the approval of the Delaware Court of Chancery.

Federal Securities Laws Consequences; Resale Restrictions

   All shares of Endo common stock and transferable warrants that Algos stockholders will receive in the merger will be freely transferable. However, shares of Endo common stock received by persons who are deemed to be "affiliates" of Algos under the Securities Act of 1933 at the time of the Algos special meeting may resell those shares only in transactions permitted by Rule 145 or as the Securities Act otherwise permits. Persons who may be affiliates of Algos for those purposes generally include individuals or entities that control, are controlled by, or are under common control with Algos, and would not include stockholders who are not officers, directors or principal stockholders of Algos.

   The merger agreement requires that, prior to the completion of the merger, Algos deliver to Endo a letter identifying all persons who may be, as of the date that Algos submits the merger for approval to its stockholders, an affiliate of Algos. Algos is also required to use its reasonable best efforts to cause each person who is identified as an affiliate in the letter described above to deliver to Endo, at least 30 days prior to completion of the merger, an executed letter agreement from each affiliate. This letter will state that the affiliate will not offer, sell or otherwise dispose of any of the shares of Endo common stock that Endo issued to that affiliate in the merger in violation of Rule 145 promulgated by the Commission under the Securities Act.

Delisting and Deregistration of Algos Common Stock

   If the merger is completed, Algos will delist its shares of Algos common stock from the NASDAQ and will deregister its shares under the Securities Exchange Act. The stockholders of Algos will become stockholders of Endo, and their rights as stockholders will be governed by Endo's amended and restated certificate of incorporation, Endo's amended and restated by-laws and the laws of the State of Delaware. See "COMPARISON OF STOCKHOLDER RIGHTS" on page 119 and Appendices E and F to this proxy statement/prospectus.

Conduct of the Business if the Parties Do Not Complete the Merger

   The merger is subject to several conditions, in addition to the approval of the merger by the holders of a majority of the Algos common stock. These conditions include, among others: (1) the absence of any legal restraints, proceedings or prohibitions that prevent consummation of the merger and (2) the obtaining of all required governmental consents and approvals. See "THE MERGER AGREEMENT--Conditions Precedent to the Merger."Accordingly, even if Algos obtains the requisite stockholder approval, we cannot assure you that the parties will complete the merger.

   If the parties do not complete the merger, Algos would continue to pursue its senior management's current business plan, which includes seeking FDA approval for MorphiDex(R) and its other products in development. Algos would consider other strategic opportunities as they present themselves. In addition, whether or not the parties complete the merger, the collaboration agreement between Endo Pharmaceuticals and Algos will continue. For a discussion of the collaboration agreement, see "ADDITIONAL AGREEMENTS--Collaboration Agreement."

                              FINANCIAL FORECASTS

   Endo does not as a matter of course make public forecasts as to future sales, earnings, or other results. However, the management of Endo prepared the prospective financial information set forth below only because its management made the information available to representatives of Algos. Endo did not prepare the accompanying prospective financial information with a view toward public disclosure or with a view toward complying with the guidelines that the American Institute of Certified Public Accountants established with respect to prospective financial information. Rather, Endo prepared this information, on a basis that was reasonable at the time, to (1) reflect the best then currently available estimates and judgments of Endo's management as to expected future financial results and conditions of Endo at such time and (2) present, to the best of management's then knowledge and belief, the expected course of action and the expected future financial performance of Endo at such time. However, this information is not fact, and you should not rely upon this information as necessarily indicative of actual future results that might be achieved, which may be significantly less favorable than set forth below.

   We caution readers of this proxy statement/prospectus not to place undue reliance on the prospective financial information.

   Neither the independent auditors for Endo nor the independent auditors for Algos, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The opinions of said independent auditors included in this proxy statement/prospectus relate to historical financial information only. The opinions of said independent auditors do not extend to prospective financial information and should not be read to do so.

   Endo's financial forecasts set forth below are based on the following significant estimates and assumptions which were made at the time such information was made available to representatives of Algos:

  . continuation of certain historical trends;

  . performance of similar products;

  . existing manufacturing agreements;

  . proprietary market research data;

  . management's experience and expectations; and

  . estimated product introduction dates (including competing products).

   The assumptions and estimates underlying the prospective financial information are inherently uncertain and, though considered reasonable by the management of Endo as of the date such information was made available to representatives of Algos, are subject to a wide variety of significant business, economic, and competitive risks, uncertainties and conditions that could cause actual results to differ materially from those contained in the prospective financial information. See "RISK FACTORS." Accordingly, we cannot assure you that the prospective results are indicative of the future performance of Endo or that actual results will not differ materially from those that the prospective financial information present. Readers should not regard inclusion of the prospective financial information in this proxy statement/prospectus as a representation by any person that Endo will achieve the results that the prospective financial information contains.

   In preparing the financial forecasts set forth below, Endo assumed that the forecasted increase in net sales, gross profit and cash gross profit would be primarily due to the contribution from products that Endo introduced in the second half of 1999, including Percocet(R) 2.5/325, Percocet(R) 7.5/500 and Percocet(R) 10.0/650 (each of which Endo launched in November 1999) and Lidoderm(R) (launched in September 1999). In addition, Endo assumed a continued growth in net sales, gross profit and cash gross profit from products introduced earlier in 1999 and the fourth quarter of 1998 including Zydone(R) and Morphine Sulphate ER. Endo assumed that these products would experience market penetration similar to other product line extensions and substitution rates typical of similar products. Endo based its estimates with respect to forecasted net sales, gross profit and cash gross profit for the existing Percocet(R) 5.0/325 on the product's historical performance.

   Endo's forecasted increase in gross profit in relation to forecasted net sales was substantially due to the fixed nature of Endo's most significant contract relationship with DuPont Pharmaceuticals.

   Endo's forecasted increase in profitability and forecasted consolidated EBITDA was due to a favorable change in business mix, more heavily weighted towards higher margin brand products and the relative fixed nature of Endo's manufacturing and other operating costs.

   Endo provided Algos with certain non-public financial forecasts that Endo's management prepared for Algos' use in connection with its evaluation of the merger. The material portions of these forecasts, as made available to representatives of Algos in late 1999, are set forth below:

                                                       Forecasted Fiscal Year
                                                     --------------------------
                                                       2000     2001     2002
                                                     -------- -------- --------
                                                       (amounts in thousands)
   Forecasted net sales............................. $220,573 $294,183 $317,939
   Forecasted gross profit..........................  154,329  215,831  237,195
   Forecasted cash gross profit(1)..................  174,814  237,797  252,528
   Forecasted consolidated EBITDA(2)(3).............  100,322  146,569  155,574

--------
(1) Cash gross profit is defined in the merger agreement and is equal to gross profit as determined by generally accepted accounting principles excluding non-cash charges. Non-cash charges include charges which reflect the projected present value of non-interest bearing promissory notes that Endo issues annually to DuPont Pharmaceuticals over the initial five-year term of the manufacturing and supply agreement. Cash gross profit is a meaningful measure of financial performance because, unless Endo achieves a cash gross profit of $147.4 million for fiscal year 2000, Endo Pharma LLC will, as set forth in the merger agreement, return a number of its shares of Endo common stock to Endo's treasury, which will increase the percentage ownership in Endo of the Algos stockholders by an additional five percentage points. See "THE MERGER AGREEMENT--Additional Agreements-- Formation of Endo Pharma LLC" for the definition of cash gross profit. Cash gross profit is not a substitute for operating cash flow. Cash gross profit may not be comparable to similarly titled measures reported at other companies. Cash gross profit does not purport to represent net income or net cash provided by operating activities as determined by generally accepted accounting principles. Forecasted cash gross profit equals forecasted gross profit excluding forecasted non-cash charges equal to $20,485, $21,966 and $15,333 for fiscal years 2000, 2001 and 2002, respectively. These amounts are excluded from forecasted gross profit per the definition of cash gross profit.

(2) Does not reflect the impact of non-cash compensation charges related to variable plan accounting for the current Endo stock option plan. Upon occurrence, these charges are expected to be substantial, but will not result in the issuance of additional Endo shares. See "THE COMPANIES-- Endo--Description of Endo Stock Option Plans Following the Merger."

(3) Endo's credit facility defines consolidated EBITDA as consolidated net income for the applicable period plus, without duplication and to the extent deducted from revenues in determining consolidated net income for that period, the sum of (a) the aggregate amount of consolidated cash interest expense for the period, (b) the aggregate amount of letter of credit fees paid during the period, (c) the aggregate amount of income tax expense for the period, (d) all amounts attributable to depreciation and amortization for the period, (e) all extraordinary charges during the period and (f) all other non-cash charges during the period; and minus, without duplication and to the extent added to revenues in determining consolidated net income for such period, the sum of (i) all extraordinary gains during the period and (ii) all other non-cash gains during such period, all as determined on a consolidated basis with respect to Endo and subsidiaries in accordance with generally accepted accounting principles. Consolidated EBITDA is presented because management understands it is customarily used as a criteria in evaluating companies. Furthermore, Credit Suisse First Boston, Algos' financial advisor, used consolidated EBITDA in its discounted cash flow analysis to evaluate whether the merger consideration is fair to the stockholders of Algos from a financial point of view. Consolidated EBITDA should not be considered an alternative to net income as a measure of Endo's operating results or to cash flow as a measure of liquidity. Consolidated EBITDA may not be comparable to similarly titled measures reported at other companies.

   The preceding financial forecasts were prepared and provided to representatives of Algos in late 1999 in order to reflect the best then currently available estimates and judgments of Endo's management as to expected future financial results and conditions of Endo and to present, to the best of management's knowledge and belief at the time, the expected course of action and the expected future financial performance of Endo. The preceding forecasted increases in net sales, gross profit, cash gross profit and consolidated EBITDA were primarily based on assumptions regarding the contribution from products that Endo introduced in the second half of 1999. The performance of any recently launched product is inherently uncertain, and the actual initial demand for certain of these products, in particular Lidoderm(R), was, in fact, less than expected. Although Endo does not as a matter of course make public forecasts as to future sales, earnings or other results, Endo's management believed it appropriate to provide to readers of this proxy statement/prospectus financial forecasts that have been revised downward based on the lower demand estimates for these recently launched products. The material portions of these revised forecasts are set forth below as of the date hereof. Although Endo has not prepared a revised financial forecast beyond fiscal year 2000, it is believed that certain of the changes in assumptions may adversely impact the forecasts provided to the Algos representatives for periods beyond fiscal year 2000.

                                                          Forecasted Fiscal Year
                                                                   2000
                                                          ----------------------
                                                          (amounts in thousands)
   Forecasted net sales..................................        $193,163
   Forecasted gross profit...............................         129,534
   Forecasted cash gross profit(1).......................         150,019
   Forecasted consolidated EBITDA(2)(3)..................          80,405

--------

(1) Cash gross profit is defined in the merger agreement and is equal to gross profit as determined by generally accepted accounting principles excluding non-cash charges. Non-cash charges include charges which reflect the projected present value of non-interest bearing promissory notes that Endo issues annually to DuPont Pharmaceuticals over the initial five-year term of the manufacturing and supply agreement. Cash gross profit is a meaningful measure of financial performance because, unless Endo achieves a cash gross profit of $147.4 million for fiscal year 2000, Endo Pharma LLC will, as set forth in the merger agreement, return a number of its shares of Endo common stock to Endo's treasury, which will increase the percentage ownership in Endo of the Algos stockholders by an additional five percentage points. See "THE MERGER AGREEMENT--Additional Agreements-- Formation of Endo Pharma LLC" for the definition of cash gross profit. Cash gross profit is not a substitute for operating cash flow. Cash gross profit may not be comparable to similarly titled measures reported at other companies. Cash gross profit does not purport to represent net income or net cash provided by operating activities as determined by generally accepted accounting principles. Forecasted cash gross profit equals forecasted gross profit excluding forecasted non-cash charges equal to $20,485 for fiscal year 2000. These amounts are excluded from forecasted gross profit per the definition of cash gross profit.

(2) Endo's credit facility defines consolidated EBITDA as consolidated net income for the applicable period plus, without duplication and to the extent deducted from revenues in determining consolidated net income for that period, the sum of (a) the aggregate amount of consolidated cash interest expense for the period, (b) the aggregate amount of letter of credit fees paid during the period, (c) the aggregate amount of income tax expense for the period, (d) all amounts attributable to depreciation and amortization for the period, (e) all extraordinary charges during the period and (f) all other non-cash charges during the period; and minus, without duplication and to the extent added to revenues in determining consolidated net income for such period, the sum of (i) all extraordinary gains during the period and (ii) all other non-cash gains during such period, all as determined on a consolidated basis with respect to Endo and subsidiaries in accordance with generally accepted accounting principles. Consolidated EBITDA is presented because management understands it is customarily used as a criteria in evaluating companies. Furthermore, Credit Suisse First Boston, Algos' financial advisor, used consolidated EBITDA in its discounted cash flow analysis to evaluate whether the merger consideration is fair to the Algos stockholders from a financial point of view. Consolidated EBITDA is unaudited data and should not be considered an alternative to net income as a measure of Endo's operating results or to cash flow as a measure of liquidity. Consolidated EBITDA may not be comparable to similarly titled measures reported at other companies.


(3) Does not reflect the impact of non-cash compensation charges related to variable plan accounting for the current Endo stock option plan. Upon occurrence, these charges are expected to be substantial, but will not result in the issuance of additional Endo shares. See "THE COMPANIES-- Endo--Description of Endo Stock Option Plans Following the Merger."

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

   The following unaudited pro forma condensed combined financial statements have been derived by the application of pro forma adjustments to Endo's historical consolidated financial statements included elsewhere in this proxy statement/prospectus. The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2000 gives effect to the merger as if it had occurred on that date. The Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 1999 and for the Three Months Ended March 31, 2000 gives effect to the merger as if it had occurred on January 1, 1999.

   You should read the following Unaudited Pro Forma Condensed Combined Financial Statements together with Endo's historical audited and unaudited financial statements and the related notes included elsewhere in this proxy statement/prospectus.

   In connection with the merger, Endo anticipates issuing approximately 17.9 million shares of common stock and 17.9 million warrants in the aggregate for the shares of the Algos common stock then outstanding. The actual number of Endo common shares that Endo will issue in connection with the merger is based on the one-for-one exchange ratio.

   Endo will account for the merger using the purchase method of accounting. In accordance with the purchase method of accounting, the purchase price will be allocated to Algos' assets and liabilities based on their respective estimated fair values on the date of the merger. The excess of the purchase price over the fair value of the net tangible assets will be allocated to identifiable intangible assets, including intellectual property and in-process research and development, and the remainder to goodwill. The estimated fair values, as presented in the Unaudited Pro Forma Condensed Combined Financial Statements, are preliminary in nature and may not be indicative of the final purchase price allocations. A final determination of the purchase accounting adjustments will be made following the completion of an independent valuation to determine the fair value of certain of Algos' assets and liabilities, including intangible assets. Any amounts that may be allocable to in-process research and development would be recorded as a one-time charge immediately following the completion of the merger. See the notes to the Unaudited Pro Forma Condensed Combined Financial Statements for a discussion of the changes to earnings that may occur as a result of the final allocation of purchase price.

   The following Unaudited Pro Forma Condensed Combined Financial Statements and notes thereto contain forward-looking statements that involve risks and uncertainties. Assuming completion of the merger, Endo's financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected in this proxy statement/prospectus because of a variety of factors, including additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial information and the date on which the merger is completed. Endo has presented these Unaudited Pro Forma Condensed Combined Financial Statements for illustrative purposes only and are not necessarily indicative of the operating results or financial position that Endo would have achieved had the merger been completed as of the date indicated, or the results that Endo may obtain in the future.

Endo Pharmaceuticals Holdings Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2000
(In thousands)
--------------------------------------------------------------------------------

                                         Historical
                                      ----------------
                                        Endo    Algos  Adjustments    Pro Forma
                                      -------- ------- -----------    ---------
ASSETS
Current assets:
Cash and cash equivalents...........  $ 30,201 $28,247  $    --        $58,448
Marketable securities...............       --    4,002       --          4,002
Interest receivable.................       --      258       --            258
Accounts receivable.................    36,643     --        --         36,643
Inventories.........................    26,540     --        --         26,540
Prepaid expenses and other current
 assets.............................     2,792     155       --          2,947
Deferred income taxes...............     9,370     --        --          9,370
                                      -------- -------  --------      --------
Total current assets................   105,546  32,662       --        138,208
                                      -------- -------  --------      --------
Property and equipment, net.........     5,539     950       --          6,489
Goodwill and other intangibles......   190,304     --    218,637(1)    408,941
Deferred income taxes...............    19,451     --        --         19,451
Restricted cash.....................       --      150       --            150
Other assets........................     4,382     --        --          4,382
                                      -------- -------  --------      --------
Total assets........................  $325,222 $33,762  $218,637      $577,621
                                      ======== =======  ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued
 expenses...........................  $ 42,011 $ 4,175  $  7,500 (2)  $ 53,686
Current portion of long-term debt...    17,862     --        --         17,862
                                      -------- -------  --------      --------
Total current liabilities...........    59,873   4,175     7,500        71,548
                                      -------- -------  --------      --------
Long-term debt, less current
 portion............................   171,837     --        --        171,837
Other liabilities...................    11,756     --        --         11,756
                                                         (29,587)(3)
Stockholders' equity................    81,756  29,587   240,724 (4)   322,480
                                      -------- -------  --------      --------
Total liabilities and stockholders'
 equity.............................  $325,222 $33,762  $218,637      $577,621
                                      ======== =======  ========      ========

See notes to unaudited pro forma condensed combined financial statements for discussion of pro forma adjustments.

Endo Pharmaceuticals Holdings Inc.
Unaudited Pro Forma Condensed Combined Statements of Operations
(In thousands, except per share data)
--------------------------------------------------------------------------------

                                     For the Year Ended December 31, 1999
                                    -------------------------------------------
                                       Historical      Adjustments    Pro Forma
                                    -----------------  -----------    ---------
                                      Endo    Algos
                                    -------- --------
Net sales.........................  $138,546 $    --    $    --       $138,546
Costs of sales....................    58,263      --         --         58,263
Selling, general &
 administrative...................    42,921   10,055        --         52,976
Research & development............     9,373    9,508        --         18,881
Depreciation and amortization.....     8,309      231     21,864 (5)    30,404
Purchased in-process research and
 development......................       --       --         --  (1)       --
                                    -------- --------   --------      --------
Operating income (loss)...........    19,680  (19,794)   (21,864)      (21,978)
Interest expense (income), net....    14,347   (2,051)       --         12,296
                                    -------- --------   --------      --------
Loss before income tax (benefit)..     5,333  (17,743)   (21,864)      (34,274)
Income tax (benefit)..............     2,073      --      (2,073)(6)       --
                                    -------- --------   --------      --------
Net income (loss).................  $  3,260 $(17,743)  $(19,791)     $(34,274)
                                    ======== ========   ========      ========
Pro forma net income (loss) per
 share (7)
  Basic...........................  $    .05 $  (1.02)                $   (.38)
                                    ======== ========                 ========
  Diluted.........................  $    .05 $  (1.02)                $   (.38)
                                    ======== ========                 ========
Shares used to compute net income
 (loss) per share (7)
  Basic...........................    71,610   17,355                   89,511
                                    ======== ========                 ========
  Diluted.........................    71,610   17,355                   89,511
                                    ======== ========                 ========

See notes to unaudited pro forma condensed combined financial statements for discussion of pro forma adjustments.

Endo Pharmaceuticals Holdings Inc.
Unaudited Pro Forma Condensed Combined Statements of Operations
(In thousands, except per share data)
--------------------------------------------------------------------------------

                                     For the Three Months Ended March 31,
                                                     2000
                                    -------------------------------------------
                                       Historical      Adjustments    Pro Forma
                                    -----------------  -----------    ---------
                                      Endo     Algos
                                    --------  -------
Net sales.........................  $ 27,000  $   --    $    --       $ 27,000
Costs of sales....................    12,062      --         --         12,062
Selling, general &
 administrative...................    12,073    1,331        --         13,404
Research & development............     3,028    1,935        --          4,963
Depreciation and amortization.....     2,151       55      5,466 (5)     7,672
Separation benefits...............    21,965      --         --         21,965
Purchased in-process research and
 development......................       --       --         --  (1)       --
                                    --------  -------   --------      --------
Operating income (loss)...........   (24,279)  (3,321)    (5,466)      (33,066)
Interest expense (income), net....     3,937     (445)       --          3,492
                                    --------  -------   --------      --------
Loss before income tax (benefit)..   (28,216)  (2,876)    (5,466)      (36,558)
Income tax (benefit)..............   (10,665)     --      10,665 (6)       --
                                    --------  -------   --------      --------
Net loss..........................  $(17,551) $(2,876)  $(16,131)     $(36,558)
                                    ========  =======   ========      ========
Pro forma net income (loss) per
 share (7)
  Basic...........................  $   (.25) $  (.17)                $   (.41)
                                    ========  =======                 ========
  Diluted.........................  $   (.25) $  (.17)                $   (.41)
                                    ========  =======                 ========
Shares used to compute net income
 (loss) per share (7)
  Basic...........................    71,603   17,416                   89,504
                                    ========  =======                 ========
  Diluted.........................    71,603   17,416                   89,504
                                    ========  =======                 ========

See notes to unaudited pro forma condensed combined financial statements for discussion of pro forma adjustments.

Endo Pharmaceuticals Holdings Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements (dollars in thousands, except share and per share data)

(1) Reflects the excess of the estimated purchase price of the merger over the estimated fair value of the net identifiable assets acquired, as follows:

Common stock of Algos..............................................  17,403,895
Common stock equivalents of Algos..................................     496,550
                                                                    -----------
Total common stock and equivalents of Algos........................  17,900,445
Average closing price.............................................. $   13.4479
                                                                    -----------
Market capitalization of Algos..................................... $   240,724
Estimated merger fees..............................................       7,500
                                                                    -----------
Total estimated purchase price.....................................     248,224
Net assets acquired................................................     (29,587)
                                                                    -----------
Preliminary goodwill and other intangibles......................... $   218,637
                                                                    ===========

  A preliminary allocation of the estimated purchase price has been made for illustration purposes to certain identifiable tangible assets and liabilities, according to their book value. Endo has referred to the excess of the estimated purchase price over the net identified tangible assets as preliminary goodwill and other intangibles. The final allocation of the excess purchase price over net tangible assets will include, if applicable, recognition of adjustments of the tangible assets and liabilities to their fair values, the fair value of identifiable intangible assets, including intellectual property and in-process research and development, and residual goodwill. Consideration allocated to in-process research and development will be recorded as a charge against net income (loss) in the period the merger occurs. Endo has assumed an average amortization of preliminary goodwill and other intangibles of ten years for illustration purposes, which is the simple average of the estimated intellectual property blended useful life of 17 years and the estimated goodwill life of three years. Upon completion of an independent appraisal, the amortization periods for goodwill and other intangibles will be finalized. These final amortization periods may differ, perhaps significantly, from the amortization periods used, for illustrative purposes, in these unaudited pro forma condensed combined financial statements. Endo's financial position and results of operations may differ, perhaps significantly, from the pro forma amounts reflected in this proxy statement/prospectus as a result of the finalization of the amortization periods of goodwill and other intangibles. Each $1,000 of consideration allocated to in-process research and development will increase future annual income incrementally by $100, due to the reduction in future goodwill and other intangible amortization. A preliminary estimate of in-process research and development and identified intangible assets will not be available until the completion of an independent valuation as of the date of the merger.

  For illustration purposes, the total number of shares of common stock used for calculating the market capitalization represents (1) the number of shares of common stock outstanding at the announcement date as stated in the merger agreement and (2) dilutive securities outstanding as of the announcement date which had an exercise price less than $16.875. For illustrative purposes, the number of common stock equivalents includes 230,000 warrants and 266,550 stock options which represents only those dilutive securities which had an exercise price less than $16.875 which is the highest closing price of the Algos common stock in the three months prior to the announcement of the transaction. The purchase price will be based on the number of shares of Algos common stock outstanding at the time of closing. Due to the acceleration of vesting of all of the Algos stock options and the ability of all of the warrants holders to exercise into shares of common stock, the actual number of shares of Algos common stock outstanding at the time of the closing may differ, perhaps significantly from the amounts used for illustrative purposes in these unaudited pro forma condensed combined financial statements.

  Assuming completion of the merger, Endo's financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected in this proxy statement/prospectus because of a variety of factors, including additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial information and the date on which the merger is consummated.

(2) Reflects the estimated merger fees from the transaction.

(3) Reflects the elimination of Algos' historical stockholders' equity as of March 31, 2000.

(4) Reflects the issuance of 17,900,445 common shares and common share equivalents at $13.45 per share (the average closing price of Algos' common stock for the three days prior to and the three days subsequent to the April 17, 2000 amendment to the merger agreement). The actual number of Endo common shares to be issued in connection with the merger is based on the exchange ratio of one-to-one. Due to the availability of a public market for Algos common stock and a lack of a public market for the Endo common stock, it has been determined that the fair value of the consideration received is a more readily determinable indication of value for purposes of determining the purchase price. In determining the purchase price, it is estimated that the average closing price of the Algos common stock for a reasonable period of time before and after the April 17, 2000 measurement date is the most appropriate measure of fair value of the consideration to be received by the Endo stockholders in the merger and, correspondingly, is the most appropriate measure of the fair value of the consideration to be issued to the Algos stockholders in the merger.

  The fair value of the consideration issued to the Algos stockholders will be allocated between the Endo common stock and the transferable and nontransferable warrants issued based on their respective fair values and recorded as components of stockholders equity at the date of the merger. The allocation of the fair value of the Endo common stock and the transferable and nontransferable warrants to be issued to the Algos stockholders will not be available until the completion of an independent valuation.

(5) Reflects the amortization of preliminary goodwill and other intangibles resulting from the merger over the blended estimated useful life of ten years.

(6) Reflects the elimination of the Endo income taxes and income tax benefits due to the combined pro forma loss before income tax (benefit). No income tax (benefit) has been recorded on a pro forma basis due to the uncertainty of its utilization.

(7) Historical weighted average shares of Endo of 1,104,353 for the year ended December 31, 1999 and 1,104,240 for the three months ended March 31, 2000 have been adjusted to reflect the pro forma recapitalization of Endo. The pro forma recapitalization of Endo adjusts each existing share of Endo on a
    64.8438 to 1.0 ratio to reflect the estimated adjustment necessary to accomplish the exchange ratio in the merger. Pro forma basic and diluted shares outstanding include the 17,900,445 shares estimated to be issued in the merger.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER
                              AND RELATED MATTERS

   Some members of the Algos board of directors and some executive officers of Algos have interests in the merger that are in addition to the interests of the Algos stockholders generally.

Board of Directors

   Under the merger agreement, John W. Lyle, Michael Hyatt and Roger H. Kimmel, current directors of Algos, will become members of the Endo board of directors upon the completion of the merger. In addition, Mr. Lyle, currently President and Chief Executive Officer of Algos, will serve as the Chairman of the Board of Endo following the merger. For a discussion of Endo director compensation, see "DIRECTORS AND MANAGEMENT OF ENDO FOLLOWING THE MERGER--Directors of Endo Following the Merger."

Indemnification and Insurance

   Algos currently maintains a directors and officers liability insurance policy covering all of its directors and officers. Algos also currently maintains a $6.0 million life insurance policy on Mr. Lyle, the beneficiary of which is Algos.

   For not less than six years after completing the merger, Endo will be required to indemnify, to the fullest extent allowed under law, each individual who is or was an officer, director or employee of Algos for all actions taken by them in their capacities as such or at the request of Algos prior to the completion of the merger and to honor all indemnification obligations of Algos to those persons, whether pursuant to Algos's certificate of incorporation, by-laws or an indemnification agreement. Endo will also be required to indemnify and hold harmless those officers, directors and employees of Algos to the fullest extent allowed under law for acts or omissions occurring in connection with the approval of the merger agreement and the consummation of the transactions contemplated by the merger agreement.

   For not less than six years after completing the merger, Endo will also provide officer's and director's liability insurance for acts or omissions prior to the completion of the merger for each individual covered under the comparable Algos policy as of the date of the merger agreement. Endo will not be required to pay, in total, an annual premium for the insurance described in this paragraph in excess of 200% of the current annual premium paid by Algos for its existing coverage prior to the merger.

Compensation Arrangements for Algos Officers

Lyle Employment Agreement

   In connection with the merger agreement, an agreement to employ Mr. Lyle in a senior executive capacity with Endo will be executed upon completion of the merger. The employment agreement provides for a term ending on the fifth anniversary of the merger. Mr Lyle will work on a part-time basis on those dates and at those times that Mr. Lyle and Endo mutually agree.

   Mr. Lyle will receive an annual base salary of not less than $325,000 and medical and other similar benefits set forth in the agreement. Mr. Lyle will also have the opportunity to receive annual performance bonuses. The Endo board of directors will determine the terms and conditions under which Mr. Lyle will receive all or a portion of this bonus opportunity.

   If the employment agreement is terminated by Endo without cause or by involuntary termination, Mr. Lyle will be entitled to severance benefits consisting of the payment of the remainder of his base salary for the full five-year term of the agreement and continued medical and similar benefits through the remainder of the term of the agreement. Termination for Cause is defined in the agreement as any action taken by Mr. Lyle that would constitute willful and grossly negligent conduct, the commission of a crime or fraud, or the breach of, or default under, any of Mr. Lyle's covenants not to compete and confidentiality covenants under the agreement. Involuntary Termination is defined as illness, disability or other incapacity.

Stay Bonuses

   Algos is considering the payment of "stay bonuses" to specified executive officers, provided that those executive officers remain employees of Endo through the six-month anniversary of the merger, regardless of whether these executive officers are terminated following this six-month anniversary.

Effect of Merger on Algos Stock Options and Warrants

   There are three Algos stock option plans: the Incentive Stock Option Plan, the Stock Option Plan and the Non-Employee Director Plan.

   In accordance with these plans, the Algos board of directors has agreed in the merger agreement to accelerate the vesting of all options granted under the plans, to allow any holder of Algos stock options who wishes to exercise the options prior to the merger to do so. The acceleration of such options, for option holders who remain employees of Algos through the date of the merger, will not result in the recognition of compensation expense in Algos' statement of operations. Upon the completion of the merger, each outstanding option to purchase Algos common stock will expire, and the Algos stock option plans will cease to exist. Endo may adopt an employee stock option plan following the merger under which the former Algos employees who remain with Endo following the merger may receive stock options to purchase shares of Endo common stock. This new plan, if adopted, would be in addition to the Endo stock option plans that are currently outstanding and described below.

   At May 1, 2000, there were outstanding options to purchase 665,510 shares of Algos common stock, exercisable at prices ranging from $0.1205 per share to $35.25 per share. Of these options, there were options to purchase 275,100 shares that were exercisable for a price of $15.00 per share, the closing price of Algos common stock on November 26, 1999, the last trading day prior to the announcement of this transaction, or less. Of the options that are exercisable for a price of $15.00 per share or less, the following Algos directors and officers hold options to purchase the number of shares at the exercise prices set forth below:

                                                                        Exercise
                                                                Number   Price
                                                                  of      per
Director or Officer                                             Shares   Share
-------------------                                             ------- --------
John W. Lyle................................................... 132,800 $ 0.1325
                                                                 15,000 $15.0000
Frank S. Caruso................................................   8,300 $ 0.1205
                                                                 24,000 $15.0000
Roger H. Kimmel................................................  10,000 $12.0000
                                                                  5,000 $15.0000
                                                                 10,000 $ 9.3125
Michael Hyatt..................................................  10,000 $12.8750
                                                                  5,000 $15.0000
                                                                 10,000 $ 9.3125
James R. Ledley................................................   5,000 $15.0000
                                                                 10,000 $ 9.3125
Donald G. Drapkin..............................................   5,000 $15.0000
                                                                 10,000 $ 9.3125
Dieter A. Sulser...............................................   5,000 $15.0000
                                                                 10,000 $ 9.3125

   Additionally, Algos has from time to time issued warrants to purchase shares of Algos common stock in connection with private placement transactions. These warrants are governed by the terms of their respective warrant agreements. The merger will affect the warrants as follows:

  . BB Biotech Warrants. If these warrants are not exercised prior to the merger, they will expire. These warrants have an exercise price of $25.00 per share. On May 1, 2000, there were outstanding BB Biotech warrants to purchase 250,000 shares of Algos common stock.

  . Series A Warrants. If these warrants are not exercised prior to the merger, they will become warrants to purchase an equivalent amount of shares in the combined entity, which will have the effect of diluting only the Algos stockholders' ownership in Endo. These warrants have an exercise price of $1.20 per share. On May 1, 2000, there were outstanding Series A warrants to purchase 229,661 shares of Algos common stock.

Ownership of Algos Common Stock by Certain Owners and Management of Algos

   The following table provides information regarding the ownership of Algos common stock as of May 1, 2000 by: (1) each stockholder who is known to Algos to own beneficially more than 5% of Algos common stock; (2) Algos' chief executive officer and the other named executive officers of Algos; (3) each director of Algos; and (4) all directors and executive officers as a group.

                                                                    Shares
                                                                 Beneficially
                                                                     Owned
                                                               -----------------
Name of Beneficial Owner                                        Number   Percent
------------------------                                       --------- -------
Directors and Executive Officers:
  John W. Lyle(a)............................................. 1,531,254   8.7%
  Frank S. Caruso(b)..........................................   353,100   2.0
  Ronald Goldblum(c)..........................................       --     *
  W. Bradford Middlekauff(d)..................................    23,750    *
  Robert E. Sosnowski(e)......................................     4,250    *
  George M. Wagner(f).........................................       --     *
  Terence S. Novak(g).........................................       --     *
  Donald G. Drapkin(h)........................................    36,600    *
  Michael Hyatt(i)............................................ 1,864,024  10.7
  Roger H. Kimmel(j)..........................................   938,525   5.4
  James R. Ledley(k)..........................................   137,950    *
  Dieter A. Sulser(l).........................................   173,550    *
  Directors and Executive Officers as a group(m).............. 4,405,800  24.7
Other Principal Stockholders:
  Unifina Holding AG and related investors(n)................. 1,734,700   9.9
  Karen Lyle(o)............................................... 1,531,254   8.7
  Biotech Target S.A.(p)...................................... 1,699,500   9.6
  Lawrence Canarelli(q).......................................   871,500   5.0

--------
 * Represents less than one percent.

(a) Includes (i) 1,344,916 shares of Algos common stock and options to purchase 3,500 shares of Algos common stock owned by Karen Lyle, wife of Mr. Lyle, as to which Mr. Lyle disclaims beneficial ownership, (ii) 38 shares owned by Mr. Lyle's son and (iii) options to purchase 182,800 shares of Algos common stock owned directly by Mr. Lyle. Excludes 660,000 shares of Algos common stock held in a trust for the benefit of the children of Mr. and Mrs. Lyle, as to which shares Mr. Lyle has neither the power of disposition nor the power to vote.

(b) Includes (i) 1,000 shares of Algos common stock owned directly by Mrs. Caruso, wife of Dr. Caruso, as to which Dr. Caruso disclaims beneficial ownership, (ii) 7,200 shares of Algos common stock held in a trust for which Dr. Caruso serves as trustee and as to which shares Dr. Caruso holds either the sole or the shared power of disposition and the power to vote and (iii) options to purchase 41,300 shares of Algos common stock. Excludes a total of 24,900 shares held in trust for the benefit of the children of Dr. and Mrs. Caruso, as to which shares Dr. Caruso has neither the power of disposition nor the power to vote.

(c) Dr. Goldblum ceased to be employed by Algos in December, 1999.

(d) Includes options to purchase 23,750 shares of Algos common stock. Mr. Middlekauff ceased to be employed by Algos in February 2000.

(e) Includes options to purchase 3,750 shares of Algos common stock.

(f) Mr. Wagner ceased to be employed by Algos in January 2000.

(g) Mr. Novak ceased to be employed by Algos in June 1999.

(h) Includes (i) 16,600 shares owned directly by Mr. Drapkin and (ii) options to purchase 20,000 shares of Algos common stock. Excludes a total of 809,244 shares of Algos common stock held in six trusts for the benefit of the children of Mr. Drapkin, as to which shares Mr. Drapkin has neither the power of disposition nor the power to vote.

(i) Includes (i) 829,551 shares of Algos common stock owned directly by Mr. Hyatt, (ii) 1,004,473 shares held in trusts for which Mr. Hyatt serves as trustee and as to which shares Mr. Hyatt holds either the sole or the shared power of disposition or the power to vote and (iii) options to purchase 30,000 shares of Algos common stock. Excludes 221,332 shares of Algos common stock held in a trust for the benefit of the children of Mr. Hyatt, as to which shares Mr. Hyatt has neither the power of disposition nor the power to vote.

(j) Includes (i) 30,000 shares owned directly by Mr. Kimmel, (ii) 878,525 shares held in trusts for which Mr. Kimmel serves as trustee and as to which shares Mr. Kimmel holds either the sole or the shared power of disposition and power to vote and (iii) options to purchase 30,000 shares of Algos common stock.

(k) Includes (i) 109,450 shares owned directly by Mr. Ledley, (ii) a total of 8,500 shares of Algos common stock held in trusts, as to which shares Mr. Ledley holds either the sole or the shared power of disposition and power to vote and (iii) options to purchase 20,000 shares of Algos common stock.

(l) Includes (i) options to purchase 20,000 shares of Algos common stock and
    (ii) 141,100 shares of Algos common stock and 12,450 warrants to purchase shares of Algos common stock owned directly by Gaby Tschofen Sulser, wife of Mr. Sulser, as to which Mr. Sulser disclaims beneficial ownership. Excludes 1,734,700 shares beneficially owned by Unifina Holding AG, as to which shares Mr. Sulser disclaims beneficial ownership. Mr. Sulser is the General Manager of Unifina Holding AG.

(m) Includes options and warrants to purchase 387,550 shares of Algos common stock.

(n) Consists of 1,577,000 shares of Algos common stock and 157,700 warrants to purchase shares of Algos common stock held by EBC Zurich AG. The address of Unifina Holding AG is Zurcherstrasse 62; CH 8406, Winterthur, Switzerland and the address of EBC Zurich AG is Zurcherstrasse 32, LH 8400, Winterthur, Switzerland. Excludes (i) 166,000 shares of Algos common stock and warrants to purchase 16,600 shares of Algos common stock held by Mr. Rolf P. Erb, Chairman of EBC Zurich AG and a member of the board of directors of Unifina Holding AG, as to which shares each of Unifina Holding AG and EBC Zurich AG disclaim beneficial ownership and (ii) 141,100 shares of Algos common stock, warrants to purchase 12,450 shares of Algos common stock and options to purchase 20,000 shares of Algos common stock beneficially owned by Mr. Sulser, General Manager of Unifina Holding AG, as to which shares Unifina Holding AG disclaims beneficial ownership.

(o) Includes (i) 1,344,916 shares of Algos common stock and options to purchase 3,500 shares of Algos common stock, owned directly by Mrs. Lyle and (ii) options to purchase 182,800 shares of Algos common stock owned directly by John W. Lyle, husband of Mrs. Lyle, as to which Mrs. Lyle disclaims beneficial ownership. Excludes 660,000 shares of Algos common stock held in a trust for the benefit of the children of Mr. and Mrs. Lyle, as to which shares Mrs. Lyle has neither the power of disposition nor the power to vote.

(p) Includes warrants to purchase 250,000 shares of Algos common stock.

(q) Includes 660,000 shares of Algos common stock deemed to be beneficially owned by Mr. Canarelli in his capacity as trustee for a trust as to which shares Mr. Canarelli has shared power of disposition and the power to vote.


Current Holdings of Stockholders, Directors and Executive Officers of Endo

   The following table sets forth, as of May 8, 2000, the name, address, where required, and holdings of each person, including any "group" as defined in
Section 13(d)(3) of the Exchange Act, known by Endo to be the beneficial owner of more than 5% of Endo common stock, and the amount of Endo common stock beneficially owned by each of the directors and executive officers of Endo, and by all directors and executive officers of Endo as a group.

                                                                  Shares
                                                               Beneficially
                                                                  Owned
                                                             -----------------
                                                                      Percent
   Name of Beneficial Owner                                  Number   of Class
   ------------------------                                  -------  --------
   Kelso Investment Advisors V, L.P.(a)(b).................. 918,300   83.16%

   Kelso Equity Partners V, L.P.(a)(b)...................... 918,300   83.16%

   Joseph S. Schuchert(b)...................................      (d)

   Frank T. Nickell(b)......................................      (d)

   Thomas R. Wall, IV(b)....................................      (d)

   George E. Matelich(b)....................................      (d)

   Michael B. Goldberg(b)(c)................................      (d)

   David I. Wahrhaftig(b)(c)................................      (d)

   Frank K. Bynum, Jr.(b)...................................      (d)

   Philip E. Berney(b)......................................      (d)

   Greenwich Street Capital Partners, L.P.(e)(f)............ 150,000   13.58%

   Greenwich Street Capital Offshore Fund, Ltd.(e)(f)....... 150,000   13.58%

   TRV Employees Fund, L.P.(e)(f)........................... 150,000   13.58%

   The Travelers Insurance Company(e)(f).................... 150,000   13.58%

   The Travelers Life and Annuity Company(e)(f)............. 150,000   13.58%

   Carol A. Ammon(g)(h).....................................   4,000       *

   Mariann T. MacDonald(g)(h)...............................   3,000       *

   Louis J. Vollmer(h)(i)...................................   3,000       *

   Jeffrey R. Black(g)(h)...................................     500       *

   Osagie O. Imasogie(h)(j).................................     400       *

   David A.H. Lee, M.D., Ph.D.(g)(h)........................     250       *

   All current directors and executive officers of Endo (6
    persons)(d) ............................................   7,750     .70%

--------
 *  Represents less than one percent.

(a) As part of the 1997 acquisition of Endo from the then DuPont Merck Pharmaceutical Company, Kelso Investment Associates V, L.P., or KIA V, and Kelso Equity Partners V, L.P., or KEP V, acquired respectively 847,028 and 71,722 shares of Endo common stock, representing 77.0% and 6.5%, respectively of the 1,100,000 shares of Endo common stock then outstanding. Subsequent to the acquisition, KEP V transferred 500 shares to an affiliate of Kelso. KIA V and KEP V, due to their common control, could be deemed to beneficially own each other's shares, but disclaim this beneficial ownership.
(b) The business address for these entities is c/o Kelso & Company, 320 Park Avenue, 24th Floor, New York, NY 10022.
(c) Messrs. Goldberg and Wahrhaftig are directors of Endo.
(d) Messrs. Schuchert, Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum and Berney may be deemed to share beneficial ownership of shares of Endo common stock owned of record by KIA V and KEP V. Messrs. Schuchert, Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum and Berney share investment and voting power with respect to securities owned by KIA V and KEP V. Messrs. Schuchert, Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum and Berney disclaim beneficial ownership of shares of common stock owned of record by KIA V and KEP V.
(e) The business address for this person is 338 Greenwich Street, 36th Floor, New York, New York 10013.

(f) Greenwich Street Capital Partners, L.P., Greenwich Street Capital Offshore Fund, Ltd., TRV Employees Fund, L.P., The Travelers Insurance Company and The Travelers Life and Annuity Company, due to their common control, could be deemed to beneficially own each other's shares, but disclaim this beneficial ownership.

(g) The business address for these persons is c/o Endo Pharmaceuticals Holdings Inc., 223 Wilmington-West Chester Pike, Chadds Ford, Pennsylvania 19317.

(h) These amounts do not include any Endo employee stock options that these individuals hold.

(i) The address for this person is 6 Sunnyside Road, Greenville, Delaware
    19807.

(j) The address for this person is 121 Bantery Road, West Chester, Pennsylvania 19380.

                        DIRECTORS AND MANAGEMENT OF ENDO
                              FOLLOWING THE MERGER

General

   In connection with the merger, Endo intends to amend and restate its certificate of incorporation and by-laws. Forms of the proposed amended and restated certificate of incorporation and proposed amended and restated by-laws for Endo, to be put into effect immediately prior to the merger, are attached as Appendices E and F, respectively, to this proxy statement/prospectus and are incorporated in this proxy statement/prospectus by reference. See "COMPARISON OF STOCKHOLDER RIGHTS."

Directors of Endo Following the Merger

   The amended and restated certificate of incorporation provides that the Endo board will consist of between seven and eleven members, three of whom will be designated by Algos. The initial board of directors of Endo will consist of nine individuals with an initial term expiring at the annual meeting of stockholders to be held in 2001. Each director is elected for a one-year term.

   Under the merger agreement, John W. Lyle, Michael Hyatt and Roger H. Kimmel, current directors of Algos, will become members of the Endo board of directors upon the completion of the merger. The merger agreement and the amended and restated by-laws of Endo also provide that these Algos nominees will remain on the board of directors for a period of three years. Pursuant to the terms of the merger agreement, Mr. Lyle will serve as the chairman of the board of directors of Endo following the merger.

   Set forth below is information with respect to the nine individuals whom Endo has designated as the initial members of the Endo board of directors:

                                    Position with Endo          Current Position
   Name                     Age    Following the Merger        with Endo or Algos
   ----                     ---    --------------------        ------------------
   John W. Lyle............  56 Chairman of the Board      Chief Executive Officer
                                                            and President of Algos
   Carol A. Ammon..........  49 President, Chief Executive President, Chief Executive
                                 Officer and Director       Officer and Director of
                                                            Endo
   Michael B. Goldberg.....  52 Director                   Director of Endo
   David I. Wahrhaftig.....  42 Director                   Director of Endo
   Michael Hyatt...........  54 Director                   Director of Algos
   Roger H. Kimmel.........  53 Director                   Director of Algos
   [Others]................

   JOHN W. LYLE, 55, has been President and Chief Executive Officer and a Director of Algos since its formation in January 1992. Mr. Lyle served as President and Chief Executive Officer of OmniCorp Holdings, Inc., in 1991. Prior to founding Algos, Mr. Lyle was one of the founders of Osteotech, Inc., a public orthopaedic pharmaceutical company formed in 1986. He served as Osteotech, Inc.'s Chairman and Chief Executive Officer from 1989 to 1991 and as President from 1986 to 1989. From 1981 to 1986, Mr. Lyle served as President of CIBA-GEIGY Corporation's Self-Medication Division. From 1975 to 1981, Mr. Lyle held various positions at Johnson & Johnson.

   CAROL A. AMMON, 49, is President, Chief Executive Officer and Director of Endo. Prior to joining Endo, Ms. Ammon was the President of DuPont Merck's U.S. Pharmaceuticals Division from 1996 through 1997, and from 1993 through 1995 she was the President of Endo Laboratories, L.L.C. She also serves as a director on the boards of the Medical Center of Delaware, the Arnold & Marie Schwartz School of Pharmacy in Brooklyn, New York and the Pete DuPont Delaware Public Policy Committee.

   MICHAEL B. GOLDBERG, 52, is currently a Director of Endo. Mr. Goldberg joined Kelso & Company as Managing Director in 1991. Mr. Goldberg is also a director of Consolidated Vision Group, Inc., HCI Direct,

Inc. and Unilab Inc. He also serves as a member of the Phoenix House Foundation Board of Directors and The Wilson Council of the Woodrow Wilson International Center for Scholars.

   DAVID I. WAHRHAFTIG, 42, is a Director of Endo. Mr. Wahrhaftig became Managing Director of Kelso & Company in April 1997, after joining the firm in 1987. Mr. Wahrhaftig is also a director of Consolidated Vision Group, Inc., Unilab Inc. and Humphreys, Inc.

   MICHAEL HYATT, 54, has been a Director of Algos since November 1996. For more than five years, Mr. Hyatt has been a Senior Managing Director of Bear Stearns & Co., Inc.

   ROGER H. KIMMEL, 53, has been a Director of Algos since July 1996. Mr. Kimmel has been a partner of the law firm of Latham & Watkins for more than five years. Mr. Kimmel is also a director of Weider Nutrition International, Inc. and TSR Paging, Inc.

   [OTHERS TO COME]

 Audit Committee

   The audit committee of Endo will consist of at least two independent directors who will be selected by Endo's board of directors following the merger. This committee will be responsible for: choosing the firm to be appointed as independent accountants to audit Endo's financial statements and to perform services related to the audit; reviewing the scope and results of the audit with those independent accountants; reviewing with management and the independent accountants Endo's year-end operating results; evaluating the adequacy of Endo's internal accounting and control procedures; and reviewing the non-audit services to be performed by Endo's independent accountants, if any, and considering the effect of such performance on their independence.

Executive Officers of Endo Following the Merger

   The executive officers of Endo following the merger are expected to be:

   Name                     Age Position and Offices
   ----                     --- --------------------
   Carol A. Ammon..........  49 President and Chief Executive Officer and
                                 Director
   Mariann T. MacDonald....  52 Executive Vice President, Operations
   Jeffrey R. Black........  35 Senior Vice President, Chief Financial Officer
                                 and Treasurer
   David A.H. Lee, M.D.,
    Ph.D. .................  50 Senior Vice President, Research & Development

   MARIANN T. MACDONALD, 52, is Executive Vice President, Operations of Endo. Prior to joining Endo, Ms. MacDonald was Vice President of Business Information, Training, Administration & Technology for the U.S. Pharmaceuticals Division of DuPont Merck from 1996 to 1997 and Vice President of Operations for Endo Laboratories, L.L.C. from 1995 to 1996. From 1993 to 1995, Ms. MacDonald held various management positions in DuPont Merck.

   JEFFREY R. BLACK, 35, is Senior Vice President, Chief Financial Officer and Treasurer of Endo. Prior to joining Endo, Mr. Black became a Partner in June 1997 with Deloitte & Touche LLP in the New York Merger and Acquisition Services Group, after joining that firm in 1986.

   DAVID A.H. LEE, M.D. Ph.D., 50, is Senior Vice President, Research & Development and Regulatory Affairs of Endo. Prior to joining Endo in December of 1997, Dr. Lee was Executive Vice President, Research and Development for CoCensys, Inc., an emerging pharmaceuticals company based in Irvine, California, from 1992 through 1997. Prior to joining CoCensys, Dr. Lee held various positions at Solvary Pharmaceuticals in the Netherlands, ranging from head of global clinical development programs to his final position as V.P. Research and Development. Dr. Lee received his M.D. and PH.D. degrees from the University of London and specialized in internal medicine and gastroenterology, prior to joining the pharmaceutical industry.

Certain Relationships and Related Transactions of Endo

   Endo has a pre-existing agreement with Kelso & Company to:

   .pay Kelso an annual fee of $347,000 for financial advisory services,

   .indemnify Kelso in providing its services, and

   .reimburse Kelso for out-of-pocket expenses incurred.

In connection with the completion of the merger, Endo will terminate this agreement to pay an annual fee to Kelso by making a one-time payment to Kelso of $1.5 million. However, the arrangements for indemnification and reimbursement of specific expenses will survive the termination of this annual fee arrangement.

   Kelso, formed in 1971, is a private New York based investment firm specializing in leveraged buyouts. Since 1980, Kelso has acquired more than 67 companies requiring total capital of more than $16 billion. Kelso has a successful track record of investments including: American Standard, Charter Communications, Club Car, General Medical, International House of Pancakes, iXL Enterprises, MJD Communications and Universal Outdoor. After completion of the merger, affiliates of Kelso & Company will have contributed to Endo Pharma LLC approximately 83.2% of the Endo common stock to be held by Endo Pharma LLC. After the merger, Endo Pharma LLC will own 80% of the Endo common stock.

                              THE MERGER AGREEMENT

General

   The following is a description of the material terms of the merger agreement. This description is qualified in its entirety by reference to the merger agreement. A copy of the merger agreement is attached as Appendix A to this proxy statement/prospectus and is incorporated in this proxy statement/prospectus by reference. You should read the full text of the merger agreement because it, and not this proxy statement/prospectus, is the legal document that governs the merger.

The Merger

   When the merger contemplated by the merger agreement occurs, Algos will merge with and into Endo Inc., a wholly-owned subsidiary of Endo Pharmaceuticals Holdings Inc. As a result, Algos will cease to exist as a separate corporate entity and Endo Inc. will continue as the surviving corporation and retain its name. Endo Inc., as the surviving corporation, will assume all rights and obligations of Algos. The laws of the State of Delaware will govern Endo Inc. The merger will have the effects specified in Section 259 of the Delaware General Corporation Law.

   Each share of Algos common stock, par value $.01 per share, issued and outstanding immediately before the merger, other than those held in the treasury of Algos and those owned by Endo or Endo Inc., will be converted into
(a) one validly issued, fully paid and non-assessable share of Endo common stock, par value $.01 per share, and (b) one warrant that the terms and conditions of a warrant agreement will govern. All shares of Algos common stock that are converted will be cancelled and retired. Each holder of a certificate representing any shares of Algos common stock will no longer have any rights regarding Algos common stock. Shares of Algos common stock (a) held in the treasury of Algos and (b) owned by Endo or Endo Inc. will be cancelled without any payment.

   The officers and directors of Endo Inc. immediately prior to the merger will be the officers and directors of the surviving corporation. The certificate of incorporation and by-laws of Endo Inc. in effect immediately prior to the effective time will be the certificate of incorporation and by-laws of the surviving corporation until Endo amends or changes either document.

Effective Time and Closing of the Merger

   Promptly after the satisfaction of the terms and conditions of the merger agreement, Algos will file a certificate of merger with the Secretary of State of Delaware as required by the Delaware General Corporation Law. The merger will be effective when the certificate of merger is filed. However, Algos and Endo Inc. may agree to a later date or time and specify that date or time in the certificate of merger. We expect to complete the merger on or promptly
after          , 2000, the date Algos has scheduled for the special meeting of its stockholders to approve and adopt the merger agreement and the merger.

Procedure to Exchange Certificates

   Endo will authorize a commercial bank to act as exchange agent. The exchange agent will mail letters of transmittal and instructions regarding the exchange process to each record holder of shares of Algos common stock promptly following the merger. Upon surrender of Algos common stock certificates, the Algos record holders will receive certificates representing Endo common stock and warrants. Once the holders of certificates previously representing Algos common stock surrender these certificates, they will receive any dividends or other distributions on the Endo common stock that have a record date after the merger and a payment date before the holder surrenders the Algos common share certificate. However, Endo will not pay any dividends until the holder of the Algos share certificate surrenders that certificate. The holder will also receive any dividends or other distributions with a record date after the merger but before the surrender, and a payment date after the surrender. In each case, taxes will be withheld as required. No interest will be paid or accrued on unpaid dividends or distributions, if any, which will be paid on surrender of Algos common share certificates.

   At the merger, Algos will close its stock transfer books. Algos will not record any transfer of shares of Algos common stock outstanding prior to the merger after the merger. If, after the merger, any holder presents Algos certificates to the surviving corporation, the exchange agent or Endo, these certificates will be canceled and exchanged as described above.

   The exchange agent will deliver to Endo any Endo common share certificates and warrant certificates issued in the merger and any dividends or distributions that Endo deposited with the exchange agent which former Algos stockholders do not claim within six months after the merger. Any former Algos stockholder who has not complied with the exchange procedures before the six-month anniversary of the merger may only look to Endo for payment of Endo common stock and warrants, and any unpaid dividends and distributions on Endo common stock. Neither Algos, Endo, the exchange agent nor any other person will be liable to you for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws.

   The exchange agent will deliver Endo common stock and warrants in exchange for lost, stolen, or destroyed certificates if the record holder of these Algos common stock certificates signs an affidavit of loss, theft or destruction. The surviving corporation may also, in its discretion, require the holder of a lost, stolen or destroyed certificate to deliver a bond in reasonable sum as indemnity against any claim that any claimant might make against the surviving corporation regarding the alleged lost, stolen or destroyed certificate.

Representations and Warranties

   Except as discussed in the paragraphs below, the merger agreement contains essentially reciprocal representations and warranties that each of Endo and Algos made to the other. These representations and warranties relate to the following matters:

  . due organization, power and standing, and other corporate matters;

  . capital structure;

  . authority to enter into and enforce the merger agreement;

  . required consents and approvals, and absence of violations of law;

  . financial statements;

  . the accuracy of the information contained in the registration statement of which this proxy statement/prospectus forms a part;

  . absence of any material adverse change;

  . permits and licenses;

  . tax matters;

  . actions and proceedings;

  . agreements relating to employee benefits that will be affected by the merger;

  . ERISA matters;

  . compliance with applicable laws, including laws relating to the environment, health and the FDA;

  . liabilities;

  . labor matters;

  . intellectual property;


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  . ownership of shares;

  . brokers' fees and expenses with respect to the merger;

  . state takeover statutes;

  . year 2000 compliance;

  . required vote of stockholders with respect to the merger; and

  . interests in other entities.

Endo and Endo Inc. also made additional representations and warranties to Algos relating to the following matters:

  . accuracy of information furnished to Algos; and

  . operation of Endo Inc.

Algos also made an additional representation and warranty to Endo and Endo Inc. relating to the opinion of its financial advisor.

   As defined in the merger agreement, a material adverse change or material adverse effect would not include any change or development relating to MorphiDex(R) or any other of Algos' products under development, including the FDA or DEA approval relating to these products.

Covenants Relating to Conduct of Business

   Endo has agreed that, during the period from the date of the merger agreement through the merger, Endo and each of its subsidiaries will, in all material respects:

  . carry on its business in the ordinary course as currently conducted;

  . use its reasonable best efforts to preserve intact its current business organizations;

  . keep available the services of its current officers and employees; and

  . preserve its relationships with customers, suppliers and others having business dealings with it.

   In addition, unless Algos agrees in writing or the merger agreement provides otherwise, Endo has agreed that before the merger neither it nor any of its subsidiaries will:

  . declare, set aside or pay any dividends or make distributions on any of its capital stock;

  . split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

  . other than pursuant to any existing shareholder agreement, purchase, redeem or otherwise acquire any shares of capital stock of Endo or its subsidiaries or any rights, warrants or options to acquire any of these shares;

  . institute or amend any share repurchase program;

  . issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise encumber any shares of its capital stock or any rights, warrants or options to acquire any of these shares, voting securities, equity equivalent or convertible securities, other than (a) the issuance of stock options and shares under Endo's incentive plans and in the ordinary course of business consistent with past practice and (b) the issuance by any wholly-owned subsidiary of Endo of its capital stock to Endo or another wholly-owned subsidiary of Endo;

  . amend its certificate of incorporation or by-laws;


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

  . acquire or agree to acquire any (a) business, corporation, partnership, association or other business organization or division or (b) assets, other than acquisitions of assets in the ordinary course of business consistent with past practice in an amount not to exceed $20 million;

  . sell, lease or dispose of any of its rights or other assets, other than:

    . sales of inventory, merchandise and finished goods in the ordinary course of business and

    . transactions that are in the ordinary course of business consistent with past practice and that, individually or in the aggregate, are not material to Endo and its subsidiaries, taken as a whole;

  . incur any indebtedness for borrowed money, guarantee any of this indebtedness or make any loans, advances or capital contributions to, or other investments in, any other entity, other than:

    . indebtedness incurred in the ordinary course of business consistent with past practice in an amount not to exceed $20 million;

    . indebtedness, loans, advances, capital contributions and investments between Endo and any of its wholly owned subsidiaries or between any of these subsidiaries;

    . indebtedness that may be necessary to fund permissible acquisitions of any (x) business, corporation, partnership, association or other business organization or division or (y) assets; and

    . indebtedness that may be necessary in connection with a refinancing of Endo's existing credit agreement;

  . knowingly violate or fail to perform any material obligation required under any applicable federal, state or local law, rule, regulation, guideline or ordinance;

  . take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, regarding accounting policies or procedures and other than actions required to be taken by generally accepted accounting principles;

  . enter into any contract, agreement, commitment or arrangement to take any action prohibited by the merger agreement; or

  . take any action that would, or that could reasonably be expected to, make any of the representations and warranties of Endo and Endo Inc. in the merger agreement to become untrue.

   Algos has guaranteed that, during the period from the date of the merger agreement through the merger, it will carry out the following actions:

  . carry on its business in the ordinary course as currently conducted;

  . use its reasonable best efforts to preserve intact its current business organizations;

  . keep available the services of its current officers and employees; and

  . preserve its relationships with customers, suppliers and others having business dealings with it.

   In addition, unless Endo agrees in writing or the merger agreement provides otherwise, Algos has agreed that before the merger it will not:

  . declare, set aside or pay any dividends or make any distributions on any of its capital stock;

  . split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

  . purchase, redeem or otherwise acquire any shares of capital stock of Algos or any other securities of Algos or any rights, warrants or options to acquire any of these shares or other securities;

  . institute or amend any share repurchase program;

  . issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible or exchangeable into, or exercisable for, or any rights, warrants or options to acquire any of these shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of Algos common stock upon the exercise of Algos stock options outstanding on the date of the merger agreement;

  . amend its certificate of incorporation or by-laws;

  . acquire or agree to acquire any:

    . business, corporation, partnership, association or other business organization or division or

    . assets other than acquisitions of assets in the ordinary course of business consistent with past practice, the value of which do not exceed $500,000 in the aggregate;

  . sell, lease or otherwise dispose of, or agree to sell, lease or dispose of, any of its rights or other assets other than

    . sales of inventory, merchandise and finished goods in the ordinary course of business and

    . transactions that are in the ordinary course of business consistent with past practice, not material to Algos and in an aggregate amount no greater than $250,000;

  . incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other entity, other than investments relating to permissible acquisitions of any:

    . business, corporation, partnership, association or other business organization or division and

    . assets and other than indebtedness incurred in the ordinary course of business consistent with past practice in an amount not to exceed $50,000 in the aggregate;

  . alter, through merger, liquidation, reorganization, restructuring or in any other fashion, the corporate structure or ownership of Algos other than as a result of the regular trading of Algos common stock on the NASDAQ;

  . enter into or adopt, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Algos deferred compensation, bonus or incentive compensation, stock purchase, stock option and other equity compensation, or other plan, or employment or consulting agreement, other than:

    . as required by applicable law;

    . as expressly contemplated by the merger agreement or

    . stay bonuses as reasonably approved by Endo;

    . increase the compensation payable to its officers, employees or directors except for increases in the ordinary course of business consistent with past practice;

    . grant any additional rights to severance or termination pay to any director or officer of Algos;

    . enter into any employment or severance agreement with any director or officer of Algos; and

    . enhance or accelerate any rights or benefits under any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

  . knowingly violate or fail to perform any material obligation or duty imposed upon it by any applicable federal, state or local law, rule, regulation, guideline or ordinance;

  . take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures and other than actions required to be taken by generally accepted accounting principles;

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

  . make any tax election, change its method of accounting, or settle or compromise any material federal, state, local or foreign income tax liability or refund;

  . except for purchases of MorphiDex(R) and clinical supplies, as needed, enter into any contract that cannot be canceled on 30 days' notice pursuant to which Algos is obligated in an amount in excess of $500,000;

  . make any capital expenditure in the aggregate in excess of $100,000, subject to specified exceptions;

  . enter into any agreement, arrangement or contract that provides for the allocation or sharing of, or indemnification for, taxes;

  . enter into any contract, agreement, commitment or arrangement to take any action prohibited by the merger agreement; or

  . take any action that would, or could reasonably be expected to, make any of the representations and warranties of Algos in the merger agreement to become untrue.

No Solicitation

   Algos has agreed not to, and has agreed to use its best efforts to cause its officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents, advisors or representatives not to:

  . take any action to solicit, initiate, encourage, facilitate, enter into or approve any agreement or agreement-in-principle that will result in, participate or engage in any discussions or negotiations regarding, or furnish to any Person any information that will lead to, any company takeover proposal.

   The merger agreement defines company takeover proposal as any proposal for a merger or other business combination involving Algos or the acquisition or purchase of more than 25% of any class of equity securities of Algos, or any tender offer, including a self-tender offer, or exchange offer that, if concluded, would result in any person beneficially owning more than 25% of any class of equity securities of Algos or a majority of the assets of Algos, other than the transactions that the merger agreement contemplates.

   The "no solicitation" provision in the merger agreement does not prohibit Algos or the board of directors of Algos from:

  . taking and disclosing to Algos' stockholders a position with respect to a tender or exchange offer by a third party,

  . exercising their fiduciary duties by providing information about Algos to third parties or conducting negotiations with respect to a takeover proposal that was not solicited by Algos, or

  . making any disclosure required by applicable law.

   Algos has agreed to promptly advise Endo orally and in writing in the event that Algos receives any company takeover proposal or any inquiry that could reasonably be expected to lead to any company takeover proposal. Algos has agreed to (a) keep Endo fully informed of the status of any company takeover proposal or inquiry and (b) provide to Endo as soon as practicable, copies of all correspondence and other written material sent to Algos in connection with any company takeover proposal.

Additional Agreements

   Stockholder Meeting. Algos has agreed to call a meeting of its stockholders for the purposes of considering the approval of the merger agreement as promptly as practicable after the SEC declares effective a registration statement relating to the shares of Endo common stock and warrants issuable in the merger. The board of directors of Algos has agreed not to withdraw or modify, in a manner adverse to Endo, its approval or recommendation of the merger agreement or the merger, except in the case of a superior third party proposal.

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

  . make any tax election, change its method of accounting, or settle or compromise any material federal, state, local or foreign income tax liability or refund;

  . except for purchases of MorphiDex(R) and clinical supplies, as needed, enter into any contract that cannot be canceled on 30 days' notice pursuant to which Algos is obligated in an amount in excess of $500,000;

  . make any capital expenditure in the aggregate in excess of $100,000, subject to specified exceptions;

  . enter into any agreement, arrangement or contract that provides for the allocation or sharing of, or indemnification for, taxes;

  . enter into any contract, agreement, commitment or arrangement to take any action prohibited by the merger agreement; or

  . take any action that would, or could reasonably be expected to, make any of the representations and warranties of Algos in the merger agreement to become untrue.

No Solicitation

   Algos has agreed not to, and has agreed to use its best efforts to cause its officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents, advisors or representatives not to:

  . take any action to solicit, initiate, encourage, facilitate, enter into or approve any agreement or agreement-in-principle that will result in, participate or engage in any discussions or negotiations regarding, or furnish to any Person any information that will lead to, any company takeover proposal.

   The merger agreement defines company takeover proposal as any proposal for a merger or other business combination involving Algos or the acquisition or purchase of more than 25% of any class of equity securities of Algos, or any tender offer, including a self-tender offer, or exchange offer that, if concluded, would result in any person beneficially owning more than 25% of any class of equity securities of Algos or a majority of the assets of Algos, other than the transactions that the merger agreement contemplates.

   The "no solicitation" provision in the merger agreement does not prohibit Algos or the board of directors of Algos from:

  . taking and disclosing to Algos' stockholders a position with respect to a tender or exchange offer by a third party,

  . exercising their fiduciary duties by providing information about Algos to third parties or conducting negotiations with respect to a takeover proposal that was not solicited by Algos, or

  . making any disclosure required by applicable law.

   Algos has agreed to promptly advise Endo orally and in writing in the event that Algos receives any company takeover proposal or any inquiry that could reasonably be expected to lead to any company takeover proposal. Algos has agreed to (a) keep Endo fully informed of the status of any company takeover proposal or inquiry and (b) provide to Endo as soon as practicable, copies of all correspondence and other written material sent to Algos in connection with any company takeover proposal.

Additional Agreements

   Stockholder Meeting. Algos has agreed to call a meeting of its stockholders for the purposes of considering the approval of the merger agreement as promptly as practicable after the SEC declares effective a registration statement relating to the shares of Endo common stock and warrants issuable in the merger. The board of directors of Algos has agreed not to withdraw or modify, in a manner adverse to Endo, its approval or recommendation of the merger agreement or the merger, except in the case of a superior third party proposal.

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

The board of directors of Algos has also agreed not to recommend or propose any third party proposal to acquire Algos unless the Algos board of directors determines in its good faith judgment that this third party proposal is superior, from a financial point of view, to the stockholders of Algos. Regardless of any permissible change in the recommendation of the Algos board of directors regarding the merger agreement and the merger, Algos has agreed to submit the merger agreement and the merger to the Algos stockholders for approval at the special meeting in order to give Algos stockholders the opportunity to vote on the merger agreement and the merger in order to obtain the requisite approval of Algos' stockholders.

   Preparation of the Registration Statement and Proxy Statement. Endo and Algos have agreed to cooperate in the prompt preparation and filing of documents under federal and state securities laws and with applicable governmental authorities.

   Access to Information; Regulatory Communication. Endo and Algos have agreed to provide to the accountants, counsel, financial advisors and other representatives of the other company reasonable access to all properties, books, contracts, commitments and records during the period between the date of the merger agreement and the merger. Algos has agreed to keep Endo promptly informed of any communication with or from the FDA or the DEA. Algos has also agreed to keep Endo promptly informed of any communication relating to Algos' intellectual property. Algos has agreed not to make any submission to, or have discussions with, the FDA or the DEA without either the prior consultation or the inclusion of Endo. Endo has agreed to keep Algos promptly informed of any communications from the FDA or the DEA with respect to specified drugs.

   Compliance with the Securities Act of 1933. Algos has agreed to deliver to Endo a list of names and addresses of affiliates of Algos as defined in Rule 145 of the Securities Act. Algos has agreed to exercise all reasonable efforts to deliver to Endo an affiliate letter from each of the affiliates no later than 30 days prior to the merger.

   Designation of Directors. After the merger, Endo has agreed to:

  . appoint three (3) designees of Algos to its board of directors to serve as directors and

  . appoint John W. Lyle as the Non-Executive Chairman of the board of directors of Endo.

   During the three-year period from and including the effective time of the merger, Endo has agreed to, among other things:

  . use its reasonable best efforts to have at least three designees of Algos on the board of directors of Endo at all times,

  . nominate designees of Algos at stockholder meetings convened for the purpose of electing Endo's board of directors, and

  . appoint one designee of Algos to the compensation committee or such other committee that will have power with respect to the granting of employee stock options.

   NASDAQ Listing. Endo has agreed to use its reasonable best efforts to list the Endo common stock and the Endo warrants on the NASDAQ.

   Fees and Expenses. Endo and Algos have agreed that the party incurring costs and expenses in connection with the merger agreement will pay for these costs and expenses. However, Endo and Algos will share equally all filing fees and printing expenses related to this proxy statement/prospectus and the registration statement. If the non-breaching party terminates the merger agreement as a result of a breach, the breaching party will reimburse the non-breaching party for all out-of-pocket expenses. In addition, Algos has agreed to reimburse Endo for all out-of-pocket expenses if the Algos stockholders do not approve and adopt the merger agreement so long as Endo is not then in material breach of its obligations under the merger agreement. There are no other termination fees.

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

   Algos Stock Options. Algos has agreed to cause each unexpired and unexercised Algos stock option that is outstanding under its stock plans to become fully vested and exercisable for the thirty (30)-day period immediately prior to the merger. If any Algos stock option is unexpired or unexercised at the end of such period, Algos will terminate this stock option.

   Endo Stock Options. Endo has agreed to take all actions necessary and to use its reasonable best efforts to obtain the consent of its option holders to amend their options so as to provide that each Endo stock option which is outstanding at the effective time of the merger will, after the merger, be exercisable solely into shares of Endo common stock which the holders of Endo common stock who held these shares prior to the merger beneficially owned. The holders of approximately 90% of the outstanding Endo employee stock options have already consented to this amendment.

   Reasonable Efforts. Endo and Algos have each agreed to use its reasonable efforts to take all actions, and to do all things, necessary, proper or advisable to conclude and make effective the merger and any transactions that the merger agreement contemplates, including, among other things:

  . obtaining all consents, approvals and actions by governmental entities;

  . obtaining all necessary consents, approvals or waivers from third parties;

  . defending any lawsuits or legal proceedings that challenge the merger agreement; and

  . consulting and cooperating with one another in all actions taken in connection with proceedings under the Hart-Scott-Rodino Act or any other federal, state or foreign antitrust or fair trade law.

   Indemnification; Directors and Officers Insurance.

  . For a period of six years from the merger, Endo has agreed to, and to cause Endo Inc. to, indemnify each present and former director, officer and employee of Algos to the same extent these persons are indemnified as of November 26, 1999 by Algos pursuant to Algos' certificate of incorporation, by-laws and any indemnification agreements in existence on November 26, 1999 for acts or omissions occurring at or prior to the merger.

  . Endo has also agreed that it will indemnify these persons for a period of six years after the merger to the fullest extent that the law permits for acts or omissions occurring in connection with the approval of the merger agreement and the merger.

  . For a period of six years after the merger, Endo has agreed to provide
    Algos' current directors and officers an insurance and indemnification policy for events occurring prior to the merger with coverage that is no less favorable than Algos' existing policy. Endo, however, is not required to pay an annual premium for this insurance in excess of 200 percent of the last annual premium that Algos paid.

   Notification of Certain Matters. Endo and Algos have agreed to use their reasonable best efforts to give prompt notice to each other of:

  . any occurrence or non-occurrence of an event that would render any representation or warranty of any covenant or condition of the merger agreement untrue or incapable of satisfaction;

  . any material litigation or governmental complaints, investigations or hearings; and

  . any change or event that will reasonably be likely to have a material adverse effect on Endo or Algos.

   Employee Matters. Endo has agreed to give continuing employees full credit for purposes of eligibility and vesting under any employee benefit plan.

   Tax Treatment. Endo and Algos have each agreed to use their reasonable efforts before and after the completion of the merger to have the merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

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

   Conveyance Taxes. Endo and Algos have agreed to cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding:

  . any real property gains, sales, use, transfer, value-added, stock transfer and stamp taxes;

  . any recording, registration and other fees; and

  . any similar taxes and fees that become payable in connection with the merger.

   Additional Agreements. At or before the merger:

  . Endo and Endo Pharma LLC have agreed to enter into a tax sharing agreement under which Endo will pay to Endo Pharma LLC the amount of the tax benefits it receives as a result of the exercise of these current Endo stock options into shares of Endo common stock that Endo Pharma LLC held for the years in which these tax benefits arise; and

  . Endo and John W. Lyle have agreed to enter into an employment agreement as described under "INTERESTS OF CERTAIN PERSONS IN THE MERGER AND RELATED MATTERS--Compensation Arrangements for Algos Officers."

   Forms of these agreements are exhibits to the merger agreement, which we have attached as Appendix A to this proxy statement/prospectus.

   Issuance of Warrants to Endo. Immediately prior to the merger, Endo and Algos have agreed that Endo will issue one warrant with respect to each share of Endo common stock outstanding prior to the merger.

   Formation of Endo Pharma LLC. Endo has agreed in the merger agreement to form immediately prior to the merger a limited liability company to which each of the then current holders of Endo common stock will contribute all of the shares of Endo owned by them in exchange for membership interests in this limited liability company. This covenant will be deemed to have occurred if holders of at least 85% of Endo common stock prior to the merger contribute their shares to Endo Pharma LLC.

   On or before March 31, 2001, Endo will determine the cash gross profit of Endo (as defined below) for fiscal year 2000 and an adjustment event will be deemed to occur or not occur on that date. An adjustment event will occur if:

  . (x) the cash gross profit of Endo for the fiscal year ended December 31, 2000 does not equal or exceed $147.4 million and (y) the FDA has approved MorphiDex(R) prior to March 31, 2001, then Endo Pharma LLC will transfer for no consideration 13.8 million shares of Endo common stock that Endo Pharma LLC owns at the time of this adjustment event to Endo, which will deposit these shares in its treasury; and

  . (x) the cash gross profit of Endo for the fiscal year ended December 31, 2000 does not equal or exceed $147.4 million and (y) the FDA has not approved MorphiDex(R) prior to March 31, 2001, then Endo Pharma LLC will transfer for no consideration 17.9 million shares of Endo common stock that Endo Pharma LLC owns at the time of this adjustment event to Endo, which will deposit these shares in its treasury.

   Endo and Algos have agreed that, prior to the merger, there will be an adjustment to the above numbers of shares of Endo common stock that Endo Pharma LLC must transfer to Endo's treasury:

  . to ensure that after giving effect to the number of shares so transferred, the shares of Endo common stock that Endo issues to Algos stockholders in the merger together with the shares of Endo common stock issuable upon exercise of the Endo warrants (if the warrants were then immediately exercisable), will represent 40% of the outstanding Endo common stock on a fully diluted basis in the event that the adjustment event (described above) has occurred and the FDA has, at such time, approved MorphiDex(R).


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

   For purposes of the merger agreement, "cash gross profit of Endo" means the difference between:

  . the gross invoice price of current and future internally developed products sold or marketed by Endo (other than products developed or being developed by Algos) sold to any third party less (1) cash, trade, promotional or quantity discounts and/or rebates and chargebacks, (2) retroactive price reductions, (3) sales, use or other excise taxes and
    (4) returns and allowances; and

  . the cost of sales of Endo, determined in accordance with generally accepted accounting principles, used by Endo attributable to current and future internally developed products sold or marketed by Endo (other than products developed or being developed by Algos) less all non-recurring charges and non-cash charges included in cost of sales, including, but not limited to, depreciation, amortization and other non-cash manufacturing charges.

   Effect of Recapitalization. Endo has agreed that its recapitalization will reflect an adjustment to the outstanding Endo common stock immediately prior to the merger such that, as a result of the merger, those persons who had been holders of:

  . Algos common stock immediately prior to the merger will hold, in the aggregate, immediately after the merger 20% of the outstanding Endo common stock, on a fully diluted basis, excluding the effect of the warrants; and

  . Endo common stock immediately prior to the merger will hold, in the aggregate, immediately after the merger 80% of the outstanding Endo common stock, on a fully diluted basis, excluding the effect of the warrants.

Conditions Precedent to the Merger

   Endo and Algos are required to complete the merger only if each of the following conditions is met:

  . Stockholder Approval. The holders of a majority of the outstanding shares of Algos common stock have approved and adopted the merger agreement and approved the merger.

  . Listing on the NASDAQ. Nasdaq has authorized for listing the Endo common stock to be issued in the merger.

  . Hart-Scott-Rodino Act. The waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Act has expired or terminated. This waiting period expired on February 21, 2000.

  . Registration Statement. The SEC has declared effective the registration statement on Form S-4 of which this proxy statement/prospectus is a part. The SEC has not issued any stop order suspending the effectiveness of the registration statement. Endo has received all necessary state securities or "blue sky" authorizations.

  . No Governmental Action/Order. There is no action, suit or proceeding by any governmental entity that challenges or enjoins the merger. No court or governmental entity has enacted, issued, promulgated or enforced any law, rule, regulation, order, decree or injunction that has the effect of making the merger or other transactions that the merger agreement considers illegal.

   Additionally, the merger agreement obligates Endo, on the one hand, and Algos, on the other hand, to complete the merger only if, before the merger, satisfaction or waiver of the following additional conditions has occurred:

  . The other party has performed in all material respects its agreements and covenants contained in the merger agreement that it is required to perform before completion of the merger.

  . Each of the representations and warranties of the other party in the merger agreement that is qualified by materiality is true and correct as of the effective time of the merger as if made on and as of such date, except for those representations and warranties made as of an earlier date, and each of the

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   representations and warranties of the other party that is not so qualified is true and correct in all material respects as of the effective time of the merger as if made on and as of this date, with the same force and effect as if made on and as of the effective time, except for those representations and warranties made as of an earlier date.

  . Each party has received an opinion of tax counsel to the effect that the merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

   In addition, Endo is obligated to complete the merger only if Algos delivers executed letters from affiliates and the condition described under the caption "--March 3, 2000 Amendment to Merger Agreement" on page 71 of this proxy statement/prospectus is satisfied or waived by Endo.

   Also, Algos is obligated to complete the merger only if Endo forms Endo Pharma LLC in accordance with the terms of the merger agreement.

Termination; Amendment and Waiver

   Conditions to Termination. Endo and Algos may terminate the merger agreement at any time prior to the merger, even if the stockholders of Algos approve matters related to the merger, by their mutual written consent. Either Endo or Algos may also terminate the merger agreement if:

  . the other fails to comply in any material respect with any of its covenants or agreements contained in the merger agreement, and if the breaching party has not cured the failure to comply within ten (10) business days following a written notice; however, if the breaching party can cure this breach through the exercise of its best efforts, so long as the breaching party uses its best efforts to cure the breach, the non-breaching party may not terminate the merger agreement;

  . the other party has breached any representation or warranty that is (a) not qualified as to materiality which has the effect of making this representation or warranty not true and correct in all material respects or (b) qualified as to materiality and, in each case, the breaching party has cured the breach within ten business days following receipt of written notice of the breach; however, if the breaching party can cure this breach through the exercise of best efforts and so long as the breaching party uses its best efforts to cure this breach, the non-breaching party may not terminate the merger agreement;

  . any governmental entity issues an order, decree or ruling or takes any action to permanently enjoin, restrain or prohibit the merger, and this order, decree or ruling has become final and nonappealable;

  . any condition or obligation of a party to consummate the merger becomes incapable of satisfaction prior to July 31, 2000, so long as the terminating party is not then in material breach of any representation, warranty or covenant contained in the merger agreement;

  . the parties have not effected the merger on or prior to the close of business on July 31, 2000, which will be the termination date; however, this right to terminate the merger agreement will not be available to any party whose failure to fulfill any of its obligations contained in the merger agreement has been the cause of the failure of the merger to have occurred on or prior to the termination date; or

  . the stockholders of Algos do not approve the merger agreement at the special meeting or any adjournment or postponement of the special meeting.

   Effect of Termination. In the event of a termination of the merger agreement by either Endo or Algos, the merger agreement will terminate immediately, and there will be no liability on the part of Algos, Endo, Endo Inc. or their respective officers or directors. However, no party is relieved from liability for (a) any willful breach of a representation or warranty or (b) the breach of any covenant contained in the merger agreement.

   Amendment. The parties may amend the merger agreement at any time before or after the approval of the merger by the stockholders of Algos. However, after stockholder approval, the parties will not agree to any amendment which by law requires the Algos stockholders' approval without this further stockholder approval. The parties may not amend the merger agreement except by a written instrument that each of the parties to the merger agreement has signed.

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   Waiver. At any time prior to the merger, Endo and Algos may, in writing:

  . extend the time for performance of any obligations;

  . waive any inaccuracies in the representations and warranties; and

  . waive compliance with any of the agreements or conditions of the merger agreement.

   Procedure for Termination, Amendment, Extension or Waiver. In order to be effective,

  . termination of the merger agreement;

  . amendment of the merger agreement; and

  . extension or waiver of provisions in the merger agreement will require action by the board of directors, or the authorized designee of the board of directors, of Endo, Endo Inc. or Algos, as the case may be.

December 17, 1999 Amendment to Merger Agreement

   On December 17, 1999, Endo, Endo Inc. and Algos amended the merger agreement to provide, among other things, that Endo may have terminated the merger if, on or before January 25, 2000, Endo had determined, in good faith, that any of Algos' intellectual property representations contained in the merger agreement is inaccurate or untrue (other than solely by reason of Algos' act of disclosing information to Endo after November 26, 1999 and prior to December 17, 1999), provided further that the representation must be materially inaccurate or untrue if it is not qualified by materiality.

March 3, 2000 Amendment and Restatement of Merger Agreement

   On March 3, 2000, Endo, Endo Inc. and Algos amended and restated the merger agreement to clarify that Algos stockholders are entitled to appraisal rights in the merger under Section 262 of the Delaware General Corporation Law. In connection with this amendment and restatement, the parties also agreed that Endo is not obligated to close the transaction if immediately prior to the taking of the vote at the special meeting, holders of more than 12% of the outstanding shares of Algos common stock at such time have exercised those appraisal rights.

April 17, 2000 Amendment to Merger Agreement

   On April 17, 2000, Endo, Endo Inc. and Algos amended the merger agreement to extend the termination date of the merger agreement from June 30, 2000 to July 31, 2000 and to modify certain terms of the warrants that the Algos stockholders will receive in the merger. A copy of this amendment is attached as Appendix B to this proxy statement/prospectus. In particular, prior to this amendment, the merger agreement had provided that if FDA approval of MorphiDex(R) was obtained on or before December 31, 2001, then upon exercise of the warrants, holders of the warrants would have received an additional 15% of the pro forma combined company (to be calculated as if all warrants had been exercised at the closing of the merger). The April 17, 2000 amendment changed the warrant provisions such that holders of these warrants will receive this additional 15% of the pro forma combined company (to be calculated as if all warrants had been exercised at the closing of the merger) if FDA approval of MorphiDex(R) is obtained on or before March 31, 2002, instead of December 31, 2001. In addition, prior to this amendment, under the merger agreement, this percentage was to be reduced by an amount that represented five percentage points for each six-month period after December 31, 2001 that MorphiDex(R) is not approved. The amendment provided instead that for the first six-month period after March 31, 2002 that MorphiDex(R) is not approved, this percentage will be reduced by an amount that represents six percentage points, and for the second six-month period after March 31, 2002 that MorphiDex(R) is not approved, by an amount that represents five percentage points. Prior to this amendment, the merger agreement also provided that if FDA approval of MorphiDex(R) was not attained by December 31, 2002, the warrants would expire unexercised. The amendment extended this deadline to March 31, 2003. The amendment did not change any of the other provisions of these warrants. See "DESCRIPTION OF THE ENDO WARRANTS" on page 115 of this proxy statement/prospectus.

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                             ADDITIONAL AGREEMENTS

Voting Agreements

Voting and Proxies

   In order to induce Endo to enter into the merger agreement, fourteen Algos stockholders, including five of Algos' six directors (each in his capacity as a stockholder and without limiting or affecting his obligations as a director), have each entered into a voting agreement, at Endo's request. These voting agreements terminate in accordance with their terms immediately after the vote of the Algos stockholders on the merger and the merger agreement. These stockholders are: Michael Hyatt, the Trust Under the Will of Inez L. Kimmel, the Todd Kimmel Trust, the Melissa Kimmel Trust, the Anita Hyatt Family Trust, Roger H. Kimmel, the Hyatt Family Trust, James R. Ledley, Donald G. Drapkin, John W. Lyle, Karen B. Lyle, Frank S. Caruso, the Frank S. Caruso Irrevocable Trust and Patricia Caruso. Pursuant to and during the terms of the voting agreements, each stockholder party to a voting agreement has agreed to vote, or cause to be voted, all of the Algos common stock owned by the stockholder and all shares of Algos common stock subsequently acquired by the stockholder:

  (1) to adopt and approve the merger agreement and each of the other actions contemplated by the merger agreement or the stockholder's voting agreement; and

  (2) against the following actions (other than the merger or the merger agreement):

    (a) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Algos;

    (b) a sale, lease or transfer of a material amount of assets of Algos or a reorganization, recapitalization, dissolution or liquidation of Algos;

    (c) any change in the majority of the Algos board of directors;

    (d) any material change in the present capitalization or Algos or any amendment of the Algos certificate of incorporation;

    (e) any other material change in the corporate structure or business of Algos; or

    (f) any other action which, in the case of each of the matters referred to in clauses (c), (d) and (e) above, is intended or could reasonably expected to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Endo of the merger or the transactions contemplated by the merger agreement or the voting agreement.

In addition, each of the Algos stockholders party to a voting agreement has granted Endo an irrevocable proxy to vote his, her or its shares of the Algos common stock in the manner described above. The voting agreements terminate upon the earlier to occur of the termination of the merger agreement or the completion of the merger.

   The aggregate number of shares of Algos common stock that is subject to the voting agreements is 3,885,522, or approximately 22% of all Algos common stock outstanding on May 1, 2000.

Prohibited Actions

   Each of the Algos stockholders party to a voting agreement has also agreed with respect to the shares of Algos common stock subject to the voting agreement that the stockholder will not:

  . sell, transfer, give, pledge or otherwise dispose of, or enter into any contract, option, agreement or other understanding to sell, transfer, give, pledge or otherwise dispose of the shares,


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  .  grant any proxy, power-of-attorney or other authorization in or with respect to the shares,

  . deposit the shares into a voting trust or enter into a voting agreement or arrangement with respect to the shares,

  . request that Algos register the transfer of any certificate or uncertificated interest in the shares except in accordance with the voting agreement,

  .  exercise any rights of appraisal or rights to dissent from the merger or

  . take any other action that would in any way restrict, limit or interfere with the performance of the stockholder's obligations under the voting agreement or the merger agreement.

   A copy of the form of voting agreement is attached as Exhibit B to the merger agreement, which we have attached as Appendix A to this proxy statement/prospectus.

Collaboration Agreement

   On November 26, 1999, Endo Pharmaceuticals and Algos entered into a collaboration agreement, pursuant to which Endo Pharmaceuticals and Algos will work together exclusively to develop, manufacture and commercialize pain management products containing the combination of oxycodone and dextromethorphan molecules. Under this collaboration agreement, each party granted to the other party a sole and exclusive worldwide license to its respective know-how, patent rights and trademark rights used in connection with the collaboration. Endo Pharmaceuticals and Algos will share equally the costs associated with, and profits generated by, the collaboration, after adjustments with respect to reduced sales of Endo products resulting from sales of products that the parties developed under the collaboration agreement. The collaboration agreement will continue in effect until the parties to the agreement mutually agree in writing to terminate the agreement or the patent rights licensed under the collaboration agreement expire.

Kelso Side Letter

Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P., the majority stockholders of Endo, have agreed in a binding letter agreement with Algos and Endo, dated November 26, 1999, that, for a period of two years from the completion of the merger, they will not, and will not permit any of their affiliates to which they have transferred any of their shares of Endo common stock, including Endo Pharma LLC to, sell their shares except pursuant to:

    (a)  Rule 144 under the Securities Act,

    (b)  an effective registration statement filed under the Securities
         Act,

    (c) privately negotiated sales to any person or group of affiliated persons that do not aggregate more than 5.0% of the issued and outstanding Endo common stock at the time of the sale,

    (d) a transaction in which all of the Endo stockholders are permitted to participate on equal economic terms and on a pro rata basis in accordance with their ownership, or

    (e) any transfer, sale or distribution to any affiliate of these Kelso entities.

  In addition, these majority stockholders agreed that, for a period of two years from the completion of the merger, they would not engage in any transaction that would be a "going private" transaction within the meaning of Rule 13e-3 of the Securities Exchange Act unless the holders of the majority of the then outstanding Endo common stock not affiliated with a majority stockholder have approved the transaction by a vote or other action.


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Registration Rights Agreement

   In connection with the formation of Endo Pharma LLC, Endo and Endo Pharma LLC will enter into a registration rights agreement, providing Endo Pharma LLC with registration rights with respect to the shares of Endo common stock owned by Endo Pharma LLC. The registration rights agreement will provide, among other things, that Endo Pharma LLC, as a holder of such shares of common stock, will be entitled to four demand registrations and, together with its permitted transferees (as to be defined in the registration rights agreement), unlimited piggyback registrations. No piggyback registrations will be permitted, however, if a managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banker) determines in good faith and in writing that the participation in an incidental registration would adversely affect the offering, the marketability or the offering price of the securities to be sold by Endo in such registration. In addition, Endo will not be required to effect any registration of common stock pursuant to the registration rights agreement that is incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers or subscription offers or any executive, employee benefit or compensation plans.

   Pursuant to this registration rights agreement, Endo will pay all expenses in connection with demand and piggyback registrations other than underwriting discounts, commissions and transfer taxes. This agreement will continue in effect until the earlier of (1) its termination by the consent of the parties thereto or their respective successors in interest and (2) the date on which no registrable securities (as to be defined in the registration rights agreement) of Endo remain outstanding.

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                                ENDO PHARMA LLC

Formation; Purpose

   Immediately prior to the merger, Endo will form Endo Pharma LLC, a Delaware limited liability company, whereby certain of the then current holders of Endo common stock (and in no event less than 85% of these holders) will contribute all of their shares of Endo to Endo Pharma LLC in exchange for membership interests in this limited liability company. Due to these exchanges, Endo Pharma LLC will, following the merger, be the majority holder of Endo common stock, holding approximately 80% of the outstanding shares. The managing member of this LLC will be Kelso Investment Associates V, L.P., a Delaware limited partnership.

   The formation of Endo Pharma LLC will ensure that the Endo employee stock options that are outstanding immediately prior to the merger will only affect those holders of Endo common stock who held these shares prior to the merger. As discussed above under "THE COMPANIES--Endo--Description of Endo Stock Option Plans," these current Endo employee stock options will be exercisable only into shares of Endo common stock that are held by Endo Pharma LLC. Holders of these Endo employee stock options must consent to this amendment to their stock options. The holders of approximately 90% of the outstanding Endo employee stock options have already consented to this amendment.

   The formation of Endo Pharma LLC will also ensure that the Algos stockholders' percentage ownership of Endo will increase by an additional five percentage points in the event Endo does not achieve a cash gross profit (based on current Endo products and future non-Algos related products internally developed and sold or marketed by Endo) for fiscal year 2000 of at least $147.4 million. This increase in the Algos' stockholders' ownership will result from Endo Pharma LLC returning a number of its shares of Endo common stock to Endo's treasury pursuant to a separate agreement between Endo and Endo Pharma LLC.

Tax Sharing Agreement

   Under U.S. federal income tax law, the exercise of options by Endo employees for Endo common stock held by Endo Pharma LLC, generally will result in compensation deductions to Endo. In general, to the extent that Endo is permitted to deduct these amounts in computing its income tax liability, Endo's income tax liability would be reduced. Because Endo Pharma LLC (and not Endo) will provide the shares issued upon the exercise of the options, Endo, Endo Inc. and Endo Pharma LLC have agreed to enter into an agreement under which, in general, Endo will pay to Endo Pharma LLC the amount of the tax benefits it receives as a result of the exercise of these current Endo stock options into shares of Endo common stock held by Endo Pharma LLC for the years in which these tax benefits arise.

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                           THE ALGOS SPECIAL MEETING

   At the Algos special meeting, the Algos stockholders will consider and vote to approve and adopt the merger agreement.

Time and Place; Purposes

   Algos is furnishing this proxy statement/prospectus to the Algos stockholders in connection with the solicitation of proxies by the board of directors of Algos for use at the special meeting of the Algos stockholders to
be held at          on          , 2000, commencing at    , local time.

   At the Algos special meeting, the Algos stockholders will consider and vote upon the merger agreement. Algos may conduct at the special meeting only business that it has described in the Algos notice of special meeting of stockholders.

Recommendation

   The Algos board has approved the merger agreement and recommends that you vote for approval and adoption of the merger agreement.

Record Date

   The Board of Directors of Algos has fixed the close of business on May 19, 2000 as the Algos record date for determining holders entitled to notice of and to vote at the Algos special meeting.

Quorum

   The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of Algos common stock is necessary to constitute a quorum at the Algos special meeting. Abstentions and broker non-votes will each be included in determining whether a quorum is present.

Vote Required

   Approval of the merger proposal requires the affirmative vote of a majority of the outstanding shares of Algos common stock. Accordingly, abstentions and broker non-votes will have the same effect as negative votes for purposes of approving the merger agreement.

Voting Rights; Proxies

   As of the Algos record date, there were          shares of Algos common
stock issued and outstanding, each of which entitles its holder to one vote. All shares of Algos common stock represented by properly executed proxies will, unless these proxies have been previously revoked, be voted in accordance with the instructions indicated in the proxies. In addition, each Algos stockholder who submits a proxy should indicate, where specified on the proxy, whether the Algos stockholder wants to receive transferable or non-transferable warrants. If no election is made, the Algos stockholder will receive transferable warrants.

   If you return your proxy card but no instructions are indicated, the shares of Algos common stock will be voted in favor of approval and adoption of the merger agreement.

   Only the matters described in the accompanying notice of the Algos special meeting will come before the Algos special meeting. If the stockholders properly present for action any other matter or matters at the Algos special meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on the matters in accordance with their best judgment, unless authorization is withheld.


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   The inspector of election appointed for the meeting will tabulate votes cast by proxy or in person at the Algos special meeting, and the inspector(s) will determine whether or not a quorum is present.

   John W. Lyle, Michael Hyatt, Roger H. Kimmel, Donald G. Drapkin and entities and individuals associated with members of the board of directors and officers of Algos, collectively holding 3,885,522 shares of Algos common stock, representing approximately 22% of the outstanding Algos common stock as of the record date for the Algos special meeting, have each entered into a voting agreement with Endo and Endo Inc., pursuant to which these holders have agreed to vote their shares of Algos common stock in favor of approval and adoption of the merger agreement.

Solicitation of Proxies

   Algos will bear the expenses of the solicitation of proxies for use at the Algos special meeting. In addition to solicitation by mail, proxies may be solicited by directors, officers or other employees of Algos or, at the request of Algos, in person or by telephone, telegram or other means of communication. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Algos will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners; and Algos will, upon request, reimburse these brokerage houses and custodians for their reasonable expenses in so doing. We urge stockholders to send in their proxies without delay.

Voting and Revocation of Proxies

   All Algos shares represented by properly executed proxies received prior to or at the Algos special meeting and not revoked will be voted in accordance with the instructions indicated in their proxies. If a holder does not indicate instructions on a properly executed returned proxy, the proxy will be voted FOR the approval and adoption of the merger agreement.

   A holder may specify an abstention. A properly executed proxy marked "ABSTAIN" with respect to the merger agreement will be counted as present for purposes of determining whether there is a quorum. Because the approval of the merger agreement requires the affirmative vote of a majority of the outstanding shares, a proxy marked "ABSTAIN" with respect to the merger agreement will have the effect of a vote against it. In addition, the failure of an Algos stockholder to return a proxy and to vote in person at the Algos special meeting will have the effect of a vote against the merger agreement.

   Shares represented by "broker non-votes," i.e., shares held by brokers or nominees that are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on the merger agreement, will also be counted for purposes of determining whether there is a quorum at the Algos special meeting but will not be voted. Accordingly, broker non-votes will have the same effect as a vote cast against the merger agreement.

   A stockholder may revoke his, her or its proxy at any time prior to its use by delivering to the Secretary of Algos a signed notice of revocation or a later-dated, signed proxy or by attending the Algos special meeting and voting in person. Attendance at the Algos special meeting will not in itself constitute the revocation of a proxy.

   Stockholders should not send in any stock certificates with their proxy cards. As soon as practicable after the consummation of the merger, Algos will send a transmittal letter to former stockholders of Algos with instructions for surrendering their certificates in exchange for certificates representing Endo common stock and warrants.

   The matters to be considered at the Algos special meeting are of great importance to the Algos stockholders. Accordingly, we urge you to read and carefully consider the information presented in this proxy statement/prospectus, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage pre-paid envelope.

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                                 THE COMPANIES

Algos

Background

   Algos is a leader in developing proprietary pain management products. The company's products combine analgesics and anesthetics with NMDA-receptor antagonist drugs to enhance the efficacy of existing pain management drugs such as morphine. Algos' products in development include opioid analgesics (MorphiDex(R), HydrocoDex(TM) and OxycoDex(TM)) for moderate-to-severe pain, a non-opioid analgesic (NeuroDex(TM)) for neuropathic pain, an intranasal anaesthetic (LidoDex(TM) NS) for migraine pain and products for the treatment of opiate and nicotine addictions. Algos has also licensed certain of its worldwide rights to McNeil Consumer Products Company (a Johnson & Johnson company) to develop two over-the-counter pain medications that combine an NMDA-receptor antagonist with acetaminophen and ibuprofen, respectively.

   On August 2, 1999, Algos received a not approvable letter from the FDA for its lead product, MorphiDex(R), an NMDA-enhanced opioid analgesic. Algos had submitted a new drug application for MorphiDex(R) in August 1998 for the treatment of moderate-to-severe cancer pain. MorphiDex(R) is a patented combination of morphine and the NMDA-receptor antagonist dextromethorphan. FDA approval of a new drug application is required for Algos to sell MorphiDex(R) in the United States. Not approvable letters are issued by the FDA for various reasons and outline deficiencies that must be corrected prior to approval. In its letter to Algos, the FDA raised issues specifically related to the adequacy of clinical trials, Algos' preclinical animal toxicology models and a high-dose pharmacokinetic study.

   Algos was incorporated in 1992 under the laws of the state of Delaware and has its principal executive offices at 1333 Campus Parkway, Neptune, New Jersey 07753-6815 (telephone number: (732) 938-5959).

   Algos has incorporated certain information by reference into this proxy statement/prospectus. See "WHERE YOU CAN FIND MORE INFORMATION."

Recent Developments

   On December 13, 1999, Algos met with the FDA to discuss Algos' new drug application for MorphiDex(R). Discussion at the meeting focused on efficacy and safety issues raised in the FDA's not approvable letter for MorphiDex(R) received by Algos on August 2, 1999. At the meeting, Algos resolved a number of issues and intends to submit a plan to the FDA to address the remaining issues. The plan will include the submission of data from an additional large single-dose post-operative pain clinical trial that has already been initiated. However, no assurance can be given as to whether or if MorphiDex(R) will be approved by the FDA or if additional studies will be required. If the FDA requires Algos to perform further clinical work, the potential approval of MorphiDex(R) could be substantially delayed.

Management's Discussion and Analysis of Financial Condition and Results of Operations

 General

   Algos, a development stage company, is engaged primarily in the development and commercialization of proprietary pharmaceutical products. Since its formation in January 1992, Algos has devoted a substantial amount of its efforts to licensing technology, recruiting key management and staff, developing products, filing patent and regulatory applications and raising capital.

   Algos has incurred losses since its inception and expects to incur losses in the future. Algos' product development expenses may increase as additional drugs are developed. In August 1999, Algos received a not approvable letter from the FDA regarding a new drug application filed in 1998 for its most developmentally advanced drug, MorphiDex(R). Algos will incur additional development costs for MorphiDex(R) in connection with amending the new drug application and delay certain expenses associated with pre-commercialization

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activities such as the establishment of a sales force, the preparation of promotional plans and materials, additions to and changes in financial and operating systems, and related administrative activities.

 Results of Operations

 Three Months Ended March 31, 2000 Compared to the Three Months Ended March 31, 1999

   Revenue: Algos, which is in the development stage, earned no revenue in the three months ended March 31, 2000 or the three months ended March 31, 1999.

   Research and development: In the three months ended March 31, 2000, research and development expenses were $1.9 million, a decrease of $0.6 million, or 23%, from the three months ended March 31, 1999. Research and development expenses were higher in 1999 due to the impact of large-scale clinical studies of MorphiDex(R) and a greater number of ongoing clinical studies of HydrocoDex(TM) and other Algos products in development. Algos' development expenses may increase in future periods as additional clinical studies are initiated and Algos' products enter more advanced stages of development.

   Selling, general and administrative: In the three months ended March 31, 2000, selling, general and administrative expenses were $1.4 million, a decrease of $2.1 million from the three months ended March 31, 1999. The decrease was primarily attributable to expenses incurred in 1999 in preparation for the possible future commercialization of products, including fees to sales and marketing consultants, educational materials and activities, and the addition of marketing personnel. Algos expects to delay some other expenses associated with the possible commercialization of products pending amendments to the MorphiDex(R) new drug application. In addition, in 1999, Algos incurred higher compensation expenses, professional fees and other general and administrative expenses.

 Fiscal Year Ended December 31, 1999 Compared to the Fiscal Year Ended December 31, 1998

   Revenue: Algos, which is in the development stage, earned no revenue in 1999 and 1998.

   Research and development: In 1999, research and development expenses were $9.5 million, a decrease of $3.6 million, or 27%, from 1998. In 1999, expenses decreased due to the impact in 1998 of large-scale, clinical trials and toxicology studies of MorphiDex(R). These effects were partially offset by the costs of obtaining drug supplies and manufacturing of full-scale demonstration batches of MorphiDex(R) in 1999 and expenses related to Phase II clinical studies of other products.

   Selling, general and administrative: In 1999, selling, general and administrative expenses were $10.3 million, an increase of approximately $5.5 million from 1998. The increase was primarily attributable to expenses incurred in preparation for the possible future commercialization of products, including fees to sales and marketing consultants, educational materials and activities, and the addition of marketing personnel, as well as the general expansion of Algos' business activities. Algos expects to delay certain other expenses associated with the possible commercialization of products pending amendments to the MorphiDex(R) new drug application. In addition, in 1999, Algos incurred professional fees and other expenses in connection with its merger agreement with Endo.

 Fiscal Year Ended December 31, 1998 Compared to the Fiscal Year Ended December 31, 1997

   Revenue: Algos, which is in the development stage, earned no revenue in 1998. In 1997, Algos earned a $1.0 million contractual milestone payment under the McNeil License Agreement upon McNeil's initiation of a large-scale clinical trial of a licensed product.

   Research and development: In 1998, research and development expenses were $13.1 million, an increase of approximately $3.3 million or 34%, from 1997. The significant increase in 1998 expenses was primarily attributable to large-scale, advanced clinical trials for MorphiDex(R) and the expansion of Algos' development

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staff. The impact of these increases was partially offset by reduced expenses related to bioavailability studies and the costs of manufacturing small-scale regulatory test batches of MorphiDex(R), which occurred in 1997.

   Selling, general and administrative: In 1998, selling, general and administrative expenses were $4.8 million, an increase of $2.4 million or 96%, from 1997. The 1998 results include expenses related to preparations for the possible future commercialization of MorphiDex(R), including the addition of sales and marketing personnel. Algos incurred increased general and administrative costs to support its business activities, including the addition of administrative personnel and the relocation and expansion of Algos' headquarters facilities in April 1998.

   Interest income: Interest income decreased 17% in 1998 to $2.0 million as a result of lower average cash and securities balances prior to the November 1998 private placement of common stock and a warrant and lower interest rates.

 Liquidity and Capital Resources

   In the three months ended March 31, 2000 and 1999, spending for Algos' product development efforts and other pre-commercialization activities resulted in net cash outflows from operations of $2.5 million, $3.7 million, respectively. Algos funded this spending primarily from accumulated cash balances which resulted primarily from sales of common stock. In the three months ended March 31, 2000, net cash outflows from operations decreased compared to the three months ended March 31, 1999 as the result of lower development expenses and lower spending for other pre-commercialization activities.

   In 1999, 1998 and 1997, spending for Algos' product development efforts and other pre-commercialization activities resulted in net cash outflows from operations of $15.5 million, $15.3 million and $7.3 million, respectively. Algos funded this spending primarily from accumulated cash balances at December 31, 1996, which resulted from Algos' 1996 public offering of common stock. In November 1998, to provide greate financial flexibility, Algos raised $25 million in a private sale of common stock and a warrant. In 1998, net cash outflows from operations increased significantly from 1997 as a result of Algos' expanded development programs. In 1999, net cash outflows from operations increased slightly as the effect of lower development expenses in the period offset increased spending for other pre-commercialization activities.

   Algos expects to incur product development expenses as clinical trials of MorphiDex(R) and HydrocoDex(TM) continue and other drugs that the Company currently has under development move into advanced clinical trials and as additional drugs are developed and research and development staff increased. In August 1999, Algos received a not approvable letter from the FDA regarding its new drug application for MorphiDex(R). Algos will incur additional development costs associated with amending the MorphiDex(R) new drug application. Algos currently expects that as a stand-alone entity its cash and marketable securities at March 31, 2000 will be sufficient to fund its development activities through the year 2001 and support a resubmission of the new drug application based upon Algos' current schedule of clinical trials and level of business activities. However, if additional trials are necessary or advisable, or if additional products are developed, Algos may require additional funds. In the event that internally generated funds are insufficient for such efforts, Algos will need to raise additional capital. We cannot assure you that Algos would be able to obtain such additional financing on terms acceptable to Algos. Algos' future funding requirements will depend on a number of factors, including: the results of its development efforts; the timing and costs of obtaining required regulatory approvals; the amount of resources required for activities in preparation for the possible commercialization of MorphiDex(R); the successful completion of the merger of Algos with Endo; the commercialization of competing products; the execution of licensing or other collaborative research agreements on terms acceptable to Algos; and the cost of prosecuting and defending patents.

 Net Operating Losses

   At December 31, 1999, Algos had accumulated net operating loss carryforwards of approximately $48 million for federal and state tax purposes. Federal carryforwards expire in 2009 through 2019 and are available to reduce future taxable income recognized in the carryforward period, if any. Due to the uncertainty

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

of future taxable income, Algos has established a valuation allowance for these carryforwards and has not recognized their potential benefit on a current basis. The future utilization of these carryforwards may be limited by Section 382 of the Internal Revenue Code related to changes ownership of Algos.

 Other

   Generally, Algos' results of operations are not significantly affected by seasonal factors and Algos does not believe that inflation has had a significant impact on its business.

   Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities' is effective in the year 2001. Based on Algos' current business activities, the statement is not expected to have a material impact on Algos' financial statements.

   In December 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements". Algos is currently evaluating the future impact of SAB No. 101 on its financial statements.

 Year 2000

   Algos has evaluated the impact of the year 2000 computer issue and completed upgrading, modifying and testing critical applications and systems to accommodate year 2000 dating. This includes computer systems, office machines, phone and security systems, off the shelf systems and applications, custom software applications and accounting systems. In addition, Algos has evaluated its communications with all of its significant suppliers and vendors regarding their year 2000 compliance.

   To date, the year 2000 issue has not had a material affect on the business and operations of Algos. However, Algos or its third-party contractors may make additions to and changes in existing computer applications and systems and/or the use of such systems that could affect Algos' exposure to the year 2000 issue. In addition, there is no assurance that year 2000 issues will not be discovered in the future.

   Algos has not incurred more than $10,000 of costs to date related to the year 2000 issue and does not expect that the future cost of its compliance program will be material to its business, financial condition or results of operations.

Endo

   Endo, through its wholly owned subsidiary, Endo Pharmaceuticals, is engaged in the research, development, sales and marketing of branded and generic prescription pharmaceuticals used primarily for the treatment and management of pain. Branded products comprised approximately 69% and 68% of net sales for fiscal years 1998 and 1999, respectively.

   Through a national dedicated contract sales force of approximately 300 individuals, Endo markets branded pharmaceutical products to doctors, drug wholesalers and other healthcare professionals. Endo markets its generics through sales and marketing activities as well as customer service activities directly with wholesale drug distributors and chain and independent retail pharmacists. Endo's portfolio of branded products includes recognized brand names such as Percocet(R), Percodan(R), Zydone(R) and Lidoderm(R). Endo's portfolio of generic products includes approximately 20 products for various indications, including pain management, hypertension, Parkinson's Disease and ulcers. Endo seeks to continually expand its product portfolio through on-going investment in research and development and product acquisitions.

   All of Endo's products are manufactured by third parties. Endo's primary suppliers of contract manufacturing services are DuPont Pharmaceuticals, Merck & Co. and Teikoku Seiyaku Pharmaceuticals.

   Endo's business strategy is to continue to strengthen its leading position in pain management by:

  . leveraging the established Endo brand names through focused marketing and promotion;

  . developing product line extensions for existing Endo brands through new formulations, dosages or indications;

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

  . pursuing acquisitions and licensing of molecules and compounds in the late stages of pre-clinical and the early stages of clinical development and furthering the development through commercialization; and

  . pursuing strategic acquisitions and alliances that provide complementary product lines or technologies in the area of pain.

 Competitive Strengths

   Endo believes that its competitive position is attributable to a number of key strengths, including the following:

   Portfolio of Established Branded Products. Endo has a portfolio of established branded pharmaceutical products that are used primarily for the treatment and management of pain. These products include Percocet(R), Percodan(R), Lidoderm(R) and Zydone(R). Endo also maintains approximately ten other off-patent brand products in various therapeutic categories.

   Selective Focus on Generic Products. Endo's generic product portfolio includes approximately 20 products for various indications including pain management, hypertension, Parkinson's Disease and ulcers. Endo's strategy is to selectively develop and market generic products that are generally in its therapeutic niche, pain, and may include complex formulation or development characteristics, regulatory or legal challenges or difficulty in raw material sourcing. For example, in November 1998, Endo launched Morphine Sulfate Extended Release Tablets, the therapeutic equivalent version of MS Contin(R), a registered trademark of Purdue Pharma, for moderate to severe pain. Endo's Morphine Sulfate Extended Release Tablets are currently the sole therapeutic equivalent to the innovator on the market and, since the time of their launch, have gained significant market share.

   Outsourced Manufacturing. Endo contracts with leading pharmaceutical companies for the manufacture of its finished goods. Companies providing Endo with contract manufacturing services include DuPont Pharmaceuticals, Merck & Co. and Teikoku Seiyaku Pharmaceuticals. Endo believes that by outsourcing manufacturing to these companies, the company benefits from their substantial manufacturing expertise and reduced capital investment. Currently, DuPont Pharmaceuticals is Endo's largest provider of contract manufacturing services. Through its agreement with DuPont, Endo has two FDA- and DEA-approved and compliant facilities available for the manufacture of its products.

   National Sales and Marketing Infrastructure. Endo's products are marketed directly to physicians through a dedicated contract sales force of approximately 300 individuals. These sales representatives are provided under an exclusive contract with Ventiv Healthcare and market Endo's brands by focusing on those physicians who are high prescribers of pain management products.

   The strategy employed by the sales representatives to increase the sales of Endo's branded products includes one-on-one meetings with physicians, known as "detailing," and promotional efforts including sampling, advertising and direct mail. Endo believes that this focused marketing approach enables it to develop highly knowledgeable and dedicated sales representatives and foster close professional relationships with physicians. Endo markets its branded products under the label Endo Laboratories and its generic products under the label Endo Generic Products.

   Research and Development Expertise. Endo seeks to continually expand its product portfolio through ongoing investment in research and development. Endo believes that it has a balanced research and development portfolio, including patent-protected new chemical entities, new formulations, strengths and delivery forms of its existing proprietary brand products and generic pharmaceuticals.

   Endo devotes significant resources to its pipeline and incurred research and development expenses of $2.9 million, $5.9 million and $9.4 million for the period from August 26, 1997, the date of the acquisition of Endo
Pharmaceuticals from the then DuPont Merck Pharmaceutical Company, to December 31, 1997, fiscal

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years 1998 and 1999, respectively. Endo maintains its research and development facilities in Garden City, New York.

   Endo has a broad portfolio of branded, products, including many proprietary analgesic compounds, for which a substantial market exists. Depending on the product being developed, marketing authorization from the FDA may require a limited development program with the submission of an Abbreviated New Drug Application or a more extensive development program with the submission of a New Drug Application. Endo focuses its brand research and development efforts in pain management.

   In addition, Endo pursues the development and marketing of generic pharmaceuticals that have one or more barriers to entry. The characteristics of the products that Endo pursues may include:

  . complex formulation or development characteristics;

  . regulatory or legal challenges; or

  . difficulty in raw material sourcing.

   Endo believes products with these barriers will face limited competition and therefore provide longer product life cycles and/or higher profitability than commodity generic products.

   Experienced and Dedicated Management Team. Endo has an experienced and dedicated management team with an average of approximately 20 years of experience in the pharmaceutical industry.

 Product Overview

  Branded Products

   The following table provides an overview of a portion of Endo's branded pain management product line.

   Product                              Indication
   -------                              ----------
   Percocet(R) 2.5/325, Percocet(R)
    5.0/325, Percocet(R) 7.5/500 and
    Percocet(R) 10.0/650 (oxycodone and
    acetaminophen)..................... Relief of moderate-to-severe pain
   Percodan(R) (oxycodone and
    aspirin)........................... Relief of moderate-to-severe pain
   Lidoderm(R) (lidocaine 5%).......... For the pain of post-herpetic neuralgia
   Zydone(R) (hydrocodone and
    acetaminophen)..................... Relief of moderate-to-severe pain

   Except for Lidoderm(R), patients generally use these products on a short-term basis to relieve various degrees of pain, from moderate to severe. Despite generic competition, Endo maintains a leading position in the pain management segment due to its broad portfolio of well-known products. Launched in September 1999, Lidoderm(R) is used to treat the pain of post-herpetic neuralgia.

   Two of Endo's brands, Percocet(R) and Percodan(R), are considered "gold standards" of the pain management segment. Although Percocet(R) has been off patent for more than fifteen years, in 1999, according to IMS National Prescription Audit, approximately 10.2 million prescriptions for this combination of oxycodone HCl and acetaminophen were written for the brand name Percocet(R), of which, due to generic substitution, only approximately 12% were filled with the brand Percocet(R). Similarly, in 1999, according to IMS National Prescription Audit, approximately 566,000 prescriptions for oxycodone hydrochloride and oxycodone terephthalate in combination with aspirin were written for the brand name Percodan(R), of which, due to generic substitution, only approximately 32% were filled with Percodan(R). Because Percocet(R) and Percodan(R) have been off patent for over fifteen years, generic penetration in their markets has generally stabilized, and the potential of new generic competitors is minimal.

   During the fourth quarter of 1999, Endo introduced three new strengths of Percocet(R): Percocet(R) 2.5/325, Percocet(R) 7.5/500 and Percocet(R) 10.0/650, complementing the existing Percocet(R) 5.0/325. Physician prescribing practices indicate that over 80% of current prescriptions are written for amounts other than the label amount. As an example, the current prescription information for Percocet(R) 5.0/325 calls for one tablet every six

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hours. Approximately 30% of prescriptions are written to take two tablets every four hours, translating into a dosage of 10mg every four hours. By creating new prescription strengths, physicians will be able to prescribe one tablet of the proper dose for their patients, facilitating greater ease and compliance. There are currently no generic substitutes for Percocet(R) 2.5/325, Percocet(R) 7.5/500 and Percocet(R) 10.0/650.

   Endo launched Zydone(R) tablets in February 1999, a branded hydrocodone/acetaminophen product offering for the relief of moderate to severe pain. Zydone is available in three strengths, 5.0mg., 7.5mg. and 10.0mg. each in combination with 400mg acetaminophen. Although not patent protected, these three products have no generic competition because there is no bioequivalent form of the product approved by the FDA. Zydone(R) competes in the $1 billion dollar (branded dollars) hydrocodone/acetaminophen market for the relief of moderate to severe pain.

   Endo launched Lidoderm(R) in September 1999. Lidoderm(R), a patch product containing lidocaine, is the first and only FDA approved product for the relief of the pain of post-herpetic neuralgia, which is the chronic painful condition that often follows an attack of shingles. There are approximately 200,000 patients per year that suffer from post-herpetic neuralgia in the U.S., the majority of whom are elderly. The FDA has granted Lidoderm(R) orphan status. Orphan status in this context means that no other lidocaine-containing patch product can be approved for post-herpetic neuralgia for a period of seven years or until March 2006.

Generic Products

   Endo's generic portfolio is currently comprised of approximately 20 products which cover a broad range of indications include pain relief, hypertension, Parkinson's Disease and the treatment of ulcers. Endo's strategy is to select molecules that generally center on pain management and complement the company's brand offering.

   Endo principally pursues the development and marketing of generic pharmaceuticals that have one or more barriers to entry. The characteristics of the products that Endo may target for generic development may include:

  .complex formulation or development characteristics;

  .regulatory or legal challenges; or

  .difficulty in raw material sourcing.

   Endo believes products with these barriers will face limited competition, and, therefore provide longer product life cycles and/or higher profitability than commodity generic products.

Competition

   The pharmaceutical industry is highly competitive and regulated. Endo's competitors vary depending upon therapeutic and product categories. Competitors include the major brand name and generic manufacturers of pharmaceuticals, especially those doing business in the United States. Many competitors have been in business for a longer period of time than Endo, have a greater number of products on the market and have greater financial and other resources. Endo competes principally through its targeted product development strategies. In addition to product development, other competitive factors in the pharmaceutical industry include product quality and price, reputation and access to technical information.

   The competitive environment with brands requires an intensive worldwide search for technological innovations and Endo's ability to market the products effectively, including capitalizing on the brand equity and name recognition of certain of the products.

   Newly introduced generic products with limited or no other generic competition are typically sold at higher selling prices. As competition from generic companies increases, selling prices of the generic products typically decline. Consequently, the maintenance of profitable operations in generics depends, in part, on

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Endo's ability to maintain efficient, high quality manufacturing relationships and to select, develop and launch new products in a timely and cost efficient manner.

   Net sales and gross profits derived from generics tend to follow a pattern based on certain regulatory and competitive factors. As patents for brand name products expire, the first generic company to receive regulatory approval is generally able to achieve a relatively high market share. As competing generic companies receive regulatory approval on similar products, market share, net sales and gross profit typically decline. Accordingly, the level of market share, net sales and gross profit from generic products typically relate to the number of competitors and the timing of the product launch in relation to the competition.

   There are, however, a number of factors which enable products to remain profitable once patent protection has ceased. These factors include the establishment of a strong brand image with the prescriber or consumer, supported by the development of a broader range of alternative formulations than the manufacturers of generic products typically supply.

   Endo has witnessed a consolidation of its customers as chain drug stores and wholesalers merge or consolidate. In addition, a number of Endo's customers have instituted source and bundling programs that enhance the access suppliers who participate in the source program have to the customers of the wholesaler. Consequently, there is heightened competition among generic drug companies for the business of this smaller and more selective customer base of large wholesalers.

Seasonality

   Endo's business is not materially impacted by seasonality.

Customers

   Endo sells its products through wholesale drug distributors who, in turn, supply products to pharmacies, hospitals, governmental agencies and physicians. Three wholesale customers individually accounted for 27%, 20% and 13% of net sales in 1999, and 26%, 21% and 14% of net sales in 1998. Five wholesale customers individually accounted for 22%, 18%, 15%, 15% and 12% of net sales in 1997. Endo's business is affected by the purchasing patterns and concentration of its customers. Generally, the fourth fiscal quarter has relatively higher net sales than each of the first three fiscal quarters.

Patents, Trademarks, Licenses and Proprietary Property

   With respect to its products, Endo holds two U.S. issued patents and two foreign issued patents, two U.S. patent applications pending and eleven foreign patent applications pending and has exclusive licenses for 22 U.S. issued patents and 64 foreign issued patents. The two U.S. issued patents that Endo holds expire on February 19, 2017 and September 21, 2019. The two foreign issued patents that Endo holds expire on June 29, 2018 and June 24, 2018. The effect of these issued patents is that they provide Endo patent protection for the claims covered by the patents. Endo's management does not believe that any of these patents are material to the company's current business.

   Endo believes that its patents, the protection of discoveries in connection with its development activities, its proprietary products, technologies, processes and know-how and all of its intellectual property are important to its business. All of Endo's brand products and certain generic products are sold under trademarks. To achieve a competitive position, Endo relies on trade secrets, non-patented proprietary know-how and continuing technological innovation, where patent protection is not believed to be appropriate or attainable. In addition, Endo has a number of patent licenses from third parties. See "--Summary of Recent Transactions." There can be no assurance that any of Endo's patents, licenses or other intellectual property will afford Endo any protection from competition.


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

   Endo relies on confidentiality agreements with its employees, consultants and other parties to protect, in part, trade secrets and other proprietary technology. There can be no assurance that these agreements will not be breached, that Endo will have adequate remedies for any breach, or that others will not independently develop equivalent proprietary information or other third parties will not otherwise gain access to its trade secrets and other intellectual property.

   Endo may find it necessary to initiate litigation to enforce its patent rights, to protect its intellectual property and to determine the scope and validity of the proprietary rights of others. Litigation is costly and time-consuming, and there can be no assurance that Endo's litigation expenses will not be significant in the future or that Endo will prevail in this litigation.

Governmental Regulation

   The manufacture, testing, packaging, labeling, distribution, sales and marketing of Endo's products and its ongoing product development activities are subject to extensive and rigorous regulation at both the federal and state levels. The Federal Food, Drug and Cosmetic Act and other federal statutes and regulations govern or influence the testing, manufacture, safety, labeling, storage, record keeping, approval, advertising, promotion, sale and distribution of pharmaceutical products. Noncompliance with applicable requirements can result in fines, recall or seizure of products, total or partial suspension of production and/or distribution, refusal of the government to enter into supply contracts or to approve New Drug Applications and Abbreviated New Drug Applications, civil sanctions and criminal prosecution. The FDA also has the authority to revoke previously granted drug approvals. From time to time, the FDA issues notices and warning letters to pharmaceutical companies that request or require the company to modify certain activities.

   The FDA's current good manufacturing practices standards have become more complex in recent years. The Abbreviated New Drug Application development and approval process now averages approximately two to five years. FDA approval is required before each dosage form of any new drug can be marketed. Applications for FDA approval must contain information relating to bioequivalency, product formulation, raw material suppliers, stability, manufacturing processes, packaging, labeling and quality control. FDA procedures require full-scale manufacturing equipment to be used to produce test batches for FDA approval. Validation of manufacturing processes by the FDA also is required before a company can market new products. The FDA conducts pre-approval and post-approval reviews and plant inspections to enforce these rules. Supplemental filings are required for approval to transfer products from one manufacturing site to another and may be under review for over a year or more. In addition, certain products may only be approved for transfer once new bioequivalency studies are conducted.

   The evolving and complex nature of regulatory requirements, the broad authority and discretion of the FDA and the generally high level of regulatory oversight results in a continuing possibility that from time to time, Endo will be adversely affected by regulatory actions despite ongoing efforts and commitment to achieve and maintain full compliance with all regulatory requirements.

   Endo also sells products that are "controlled substances" as defined in the Controlled Substances Act, which establishes certain security and record keeping requirements administered by the DEA, a division of the Department of Justice. The DEA has a dual mission, law enforcement and regulation. The DEA's regulatory responsibilities are concerned with the control of licensed handlers of controlled substances, and with the substances themselves, equipment and raw materials used in their manufacture and packaging, in order to prevent such articles from being diverted into illicit channels of commerce. Endo has not experienced restrictions or fines for non-compliance with the foregoing regulations but Endo cannot assure you that restrictions or fines which could have a material adverse effect upon its business, financial condition and results of operations will not be imposed upon Endo in the future.

   Product development and approval within this regulatory framework requires a number of years and involves the expenditure of substantial resources. Endo cannot determine what effect changes in regulations or legal interpretations, when and if promulgated, may have on its business in the future. Changes could, among other things, require expanded or different labeling, the recall or discontinuance of certain products, additional record keeping and expanded documentation of the properties of certain products and scientific substantiation. Such changes, or new legislation, could have a material adverse effect on Endo's business, financial condition and results of operations.

   Endo believes that it and/or its contract manufacturers and other third parties with which it interacts have the proper FDA, DEA or other regulatory approval and authority for its drugs.

   The Hatch-Waxman Act of 1984 extended the established Abbreviated New Drug Application forms of brand-name drugs, which were originally marketed before 1962 or whose market exclusivity has expired. The Hatch-Waxman Act also provides market exclusivity provisions that could preclude the submission or delay the approval of a competing Abbreviated New Drug Application. One such provision allows a five-year market exclusivity period for New Drug Applications involving new chemical compounds and a three-year market exclusivity period for New Drug Applications, including different dosage forms, containing new clinical investigations essential to the approval of the application. The market exclusivity provisions apply equally to patented and non-patented products.

   Medicaid, Medicare and other reimbursement legislation or programs govern reimbursement levels, including requiring that all pharmaceutical companies rebate to individual states a percentage of their net sales arising from Medicaid-reimbursed products. The federal and/or state governments may continue to enact measures in the future aimed at reducing the cost of prescription pharmaceuticals to the public. Endo cannot predict the nature of such measures or their impact on its profitability.

Service Agreements

   Endo contracts with various third parties to provide certain critical services including manufacturing, its sales representatives, warehousing, distribution, customer service, certain financial functions, certain research and development activities and medical affairs.

  Third Party Manufacturing/Supply Agreements

   Endo contracts with various third party manufacturers to provide it with its finished goods including, among others, DuPont Pharmaceuticals, Merck & Co. and Teikoku Seiyaku Pharmaceuticals. While Endo has generally not had difficulty obtaining finished goods, raw materials and components from suppliers in the past, there can be no assurance that these necessary finished goods, raw materials and components will continue to be available on commercially acceptable terms in the future. Although Endo has no reason to believe it will be unable to procure adequate supply of finished goods, raw materials and components on a timely basis, if for any reason it is unable to obtain sufficient quantities of any of the finished goods, raw materials or components required for its products, it may have a materially adverse effect on its business, financial condition and results of operations. A description of the material terms of the material third party manufacturing/supply contracts follows:

   DuPont Pharmaceuticals-Manufacture and Supply Agreement. Under the terms of this agreement, DuPont manufactures the majority of Endo Pharmaceuticals' brand and generic pharmaceutical products. DuPont manufactures both the products that Endo purchased from DuPont as a result of the August 1997 acquisition of Endo, as well as some new products. The products are manufactured at either the DuPont facility in Garden City, New York or the DuPont facility in Manati, Puerto Rico. Both of these facilities are FDA- and DEA-approved. Under the terms of this agreement, Endo Pharmaceuticals is able to introduce the manufacture of new products that Endo Pharmaceuticals has developed in those plants. For these manufacturing services, Endo Pharmaceuticals pays DuPont compensation in the form of (1) a fixed amount to cover DuPont's fixed manufacturing costs for both manufacturing facilities, (2) an amount, adjusted on an annual basis, to cover

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DuPont's variable manufacturing costs for the Endo Pharmaceuticals products in both facilities and (3) an additional fee, paid annually, based upon a pre-determined formula.

   In addition to manufacturing services, DuPont provides other ancillary services to Endo Pharmaceuticals in connection with the manufacture of Endo Pharmaceuticals' products such as raw material procurement, product development, inventory management and quality control services. Compensation for these services is included in the compensation for manufacturing services. The initial term of this agreement is five years, expiring on August 26, 2002, and is renewable, at Endo Pharmaceuticals' option, for an additional period of time not to exceed five years (i.e., through August 2007). This agreement may be terminated, with transition provisions, in the event of termination by DuPont of its operations at, or sale of, the Garden City plant facility.

   Teikoku Seiyaku Co., Ltd. Under the terms of this agreement, Teikoku, a Japanese manufacturer, manufactures at its Japanese facility a transdermal analgesic pharmaceutical patch product for commercial sale by Endo Pharmaceuticals in the United States. Endo Pharmaceuticals is required to purchase, on an annual basis, a minimum amount of product from Teikoku. The purchase price for the product is equal to a pre-determined amount per unit of product. The term of this agreement is November 23, 1998 until the shorter of thirteen years from the date of FDA approval of the product or the expiration of the last to expire patent that is licensed to Endo Pharmaceuticals under a related agreement. This agreement may be terminated for material breach by either party and by Endo Pharmaceuticals if the related license agreement is terminated.

   Mallinckrodt Inc. Under the terms of this agreement, Mallinckrodt will manufacture and supply to Endo Pharmaceuticals narcotic active drug substances, in bulk form, and upon the expiration of Mallinckrodt's existing supply agreement with DuPont, raw materials for inclusion in Endo Pharmaceuticals' controlled substance pharmaceutical products. Endo Pharmaceuticals is required to purchase a fixed percentage of its annual requirements of each narcotic active drug substance from Mallinckrodt. The purchase price for these substances is equal to a fixed amount, adjusted on an annual basis. The initial term of this agreement is July 1, 1998 until June 30, 2013, with an automatic renewal provision for unlimited successive one-year periods. Either party may terminate this agreement for a material breach.

   In addition, under a separate agreement, Mallinckrodt exclusively manufactures and supplies to Endo Pharmaceuticals a narcotic active drug substance that is not covered under the previously discussed Mallinckrodt agreement. Endo Pharmaceuticals is required to purchase a fixed percentage of its annual requirements of this narcotic active drug substance from Mallinckrodt. The purchase price of the substance is a fixed amount which may be adjusted annually in the event of Mallinckrodt product cost increases. The term of this agreement is April 1, 1998 until June 30, 2004, as extended pursuant to an amendment, dated as of May 8, 2000, with an automatic renewal provision for unlimited successive one-year periods. This agreement may also be terminated for material breach by either party.

  Other Service Agreements

   In addition to the long-term manufacturing agreement with DuPont, Endo has arrangements with (1) Livingston Healthcare Services, Inc. for customer service support, warehouse and distribution services and certain financial functions,
(2) Kunitz and Associates Inc. for medical affairs and (3) Ventiv Healthcare for sales and various clinical research organizations for its clinical studies. Although Endo has no reason to believe that these agreements will not be honored, failure by any of these third parties to honor their contractual obligations would have a materially adverse effect on Endo's business, financial condition and results of operations.

   A description of the material terms of these contracts follows:

   Livingston Healthcare Services Inc. Under the terms of this agreement, Endo Pharmaceuticals appointed Livingston to provide customer service support, chargeback processing, accounts receivables management, warehouse and distribution services for Endo Pharmaceuticals' products in the United States. During the term of the agreement, the Livingston personnel responsible for providing to Endo Pharmaceuticals customer

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service, chargeback processing and accounts receivables management services may not provide these services to any third party for any third party products which directly compete with Endo Pharmaceuticals products covered under the agreement. Endo Pharmaceuticals pays Livingston a (1) start-up fee, payable in three installments, (2) a fixed monthly fee for all services and (3) certain miscellaneous out-of-pocket expenses, which, in the aggregate, may, depending on the facts and circumstances at the time, represent material costs to Endo. Endo cannot currently assess the amount of these fees and expenses. The term of the agreement for customer service support and chargeback processing services is February 1, 2000 to January 31, 2003; for accounts receivables services, February 1, 2000 to January 31, 2001; and for warehouse and distribution services, February 1, 2000 to February 28, 2005. The agreement may be renewed upon mutual agreement of the parties. The agreement may be terminated for material breach; by Endo Pharmaceuticals, for Livingston's failure to obtain all government permits and licenses necessary to perform its obligations under this agreement; by Endo Pharmaceuticals, with prior notice, for a sale of Endo Pharmaceuticals or a sale of substantially all of Endo Pharmaceuticals' business by its parent company; by Endo Pharmaceuticals, with prior notice, for a change in Endo Pharmaceuticals' or its parent company's stock ownership or company control; by Endo Pharmaceuticals, with prior notice, if Endo Pharmaceuticals decides to provide these services in-house or by an affiliate; by Endo Pharmaceuticals, with prior notice, if Livingston fails to provide additional storage space for Endo Pharmaceuticals products upon request. In the event of termination under certain circumstances, Endo Pharmaceuticals is required to pay Livingston for certain capital investments and wind-down expenses.

   Kunitz and Associates Inc. Under the terms of the agreement, Endo Pharmaceuticals appointed Kunitz as its exclusive provider for all Endo Pharmaceuticals products in the United States of pharmacovigilance, medical communications, product information support, adverse drug experience surveillance, medical literature search support and pharmaceutical regulatory services. During the term of this agreement, Kunitz may not provide identical or similar services to or for any third party whose products directly compete with Endo Pharmaceuticals products in the prescription pain management therapeutic category. For these services, Endo Pharmaceuticals pays Kunitz a fixed amount, in equal monthly installments. The term of this agreement is June 1, 1999 until July 31, 2002, with an option, at Endo Pharmaceuticals' discretion, to renew the agreement for up to two successive one-year periods through July 31, 2004. The agreement may be terminated by either party for material breach or by Endo Pharmaceuticals, with notice, for no reason.

   Ventiv Healthcare. Under the terms of this agreement, a team of Ventiv's professional sales representatives exclusively promotes certain Endo Pharmaceuticals products to healthcare professionals in the United States. Endo Pharmaceuticals pays Ventiv compensation in the form of (1) an annual fixed amount, paid in equal monthly installments and (2) a variable fee and additional incentive commission based upon attainment of specified sales performance objectives. During the term of this agreement and for a defined period after the expiration or termination of the agreement, certain Ventiv personnel involved in the performance of Ventiv's obligations under this agreement, are precluded from marketing, selling or promoting third party pharmaceutical products which directly compete with the Endo Pharmaceuticals products covered under this agreement. The term of this agreement is January 15, 1999 until January 31, 2001, with an automatic renewal provision. The agreement may be terminated by either party for material breach and by Endo Pharmaceuticals, with notice, for any reason.

Property

   Endo leases its research and development facility located in Garden City, New York and also leases its corporate headquarters in Chadds Ford, Pennsylvania. A description of the material terms of agreements pertaining to these properties follows:

  Garden City, New York

   DuPont Pharmaceuticals Inc. Lease Agreement. Under this agreement, Endo Pharmaceuticals leases a laboratory and office building from DuPont which is located at DuPont's Garden City, New York manufacturing facility. Endo Pharmaceuticals may use these facilities for the research and development of Endo

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Pharmaceuticals pharmaceutical products. The lease is not assignable by Endo
Pharmaceuticals without the consent of DuPont. After August 26, 2000, the lease may be terminated (1) by Endo Pharmaceuticals, if substantial premise alteration charges are required in order to comply with government regulations,
(2) by DuPont, for tenant damage and destruction to the premises and (3) as a result of arbitration between the parties. The term of the lease is five years, expiring August 26, 2002 and is renewable at Endo Pharmaceuticals' option, provided the related manufacturing and supply agreement between the parties has been renewed, for an additional five-year period or successive one-year periods through August 2007.

  Chadds Ford, Pennsylvania

   Northstar Lease Agreement. Under this agreement, Endo Pharmaceuticals leases office space in Chadds Ford, Pennsylvania for its headquarters and administrative functions. The lease commenced on October 1, 1997, for an initial term of five years. The annual base rent is adjusted annually by a fixed percentage. After the initial term, the parties may extend this lease for another five-year term. The lease may be assigned or the premises sublet with the landlord's written consent. Endo Pharmaceuticals and Northstar amended this lease on December 16, 1997, January 6, 1999 and November 23, 1999, in order for Endo Pharmaceuticals to acquire additional office space in the same building for an additional fee.

   Painters' Crossing One Associates, L.P. Lease Agreement. On May 5, 2000, Endo Pharmaceuticals and Painters' Crossing One Associates, L.P. entered into a ten-year lease pursuant to which Painters' Crossing has agreed to lease a building of approximately 47,756 square feet located in Chadds Ford, Pennsylvania. This lease will commence on April 1, 2001 and will end on April 1, 2011. However, Endo Pharmaceuticals, at its discretion, has the right to terminate this lease at the end of the fifth year, by providing two years' notice and paying a fixed termination fee to Painters' Crossing. Upon execution of the lease, Endo Pharmaceuticals paid one-month's security deposit. During the term of the lease, the annual rent is a fixed amount paid in equal monthly installments which increases after the first five years of the lease.

Environmental Matters

   Endo's operations are subject to substantial and evolving federal, state and local environmental laws and regulations concerning, among other matters, the generation, handling, storage, transportation, treatment and disposal of toxic and hazardous substances. Endo believes that its facilities and the facilities of its third party service providers are in substantial compliance with all provisions of federal, state and local laws concerning the environment and does not believe that future compliance with these provisions will have a material adverse effect on its financial condition or results of operations.

Summary of Recent Transactions

   On August 26, 1997, Endo Pharmaceuticals commenced operations by acquiring pharmaceutical products, related rights and assets of The DuPont Merck Pharmaceutical Company, which subsequently became the DuPont Pharmaceuticals Company. Endo, a Delaware corporation, was incorporated on November 18, 1997 and Endo Pharmaceuticals, a Delaware corporation, was incorporated on April 2, 1997.

   Under the terms of its August 26, 1997 purchase agreement, Endo Pharmaceuticals purchased assets related to the worldwide DuPont generic and multi-source pharmaceutical business (excluding certain territories). This agreement may not be assigned by either party without the other party's consent except to an affiliate or successor or Endo Pharmaceuticals' financial lenders.

   On September 17, 1997, Endo Pharmaceuticals entered into a collaboration agreement with Penwest Pharmaceuticals to exclusively co-develop opioid analgesic products for pain management, using Penwest's patent-protected proprietary technology, for commercial sale worldwide. Under the terms of this agreement, the parties are currently developing an opioid product for the treatment of pain. The parties share on a fifty/fifty basis the costs and profits of products developed under this agreement. At this point in time, Endo cannot predict the cost of this agreement. Endo Pharmaceuticals has exclusive marketing rights with respect to products developed under this collaboration.

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   On November 23, 1998, Endo Pharmaceuticals entered into a license agreement with Hind Healthcare Inc. for the sole and exclusive right to develop, use, market, promote and sell Lidoderm(R) (Lidocaine Patch 5%), a transdermal pharmaceutical patch product for the treatment of post-herpetic neuralgia, in the United States. Endo Pharmaceuticals also has an option to extend this license agreement to other territories within a defined period of time. Endo Pharmaceuticals paid to Hind up-front fees and milestone payments on the occurrence of certain events. Beginning on March 19, 2001 and until the shorter of (1) the life of the last-to-expire patent licensed pursuant to this license agreement and (2) November 20, 2011, Endo Pharmaceuticals will pay Hind non-refundable royalties, including a minimum annual royalty of at least $500,000 per year, on net sales of the product in the future. Because these royalty payments are based on the net sales of the product, the maximum cost of these royalty payments is uncertain at this time, and, accordingly, Endo cannot currently assess whether payments under this license agreement will be material. In addition, Endo Pharmaceuticals obtained an option for the sole and exclusive license to another format of the licensed product. Endo Pharmaceuticals is required to evaluate this product within six months from the launch of Lidoderm(R) in the United States. Endo Pharmaceuticals must then exercise its option within one month of the completion of its evaluation of the product. Either party may terminate this agreement for material breach. In September 1999, Endo Pharmaceuticals launched Lidoderm(R), the first and only FDA-approved product for the treatment of the pain of post-herpetic neuralgia. In addition to its approval, the FDA granted Lidoderm(R) orphan status, which means seven years of exclusive marketing approval. In other words, for seven years, the FDA will not approve a Lidocaine-containing patch product for the indication of the relief of the pain associated with post-herpetic neuralgia.


   In November 1999, Endo Pharmaceuticals entered into a collaboration agreement with Lavipharm Laboratories Inc. pursuant to which Endo Pharmaceuticals obtained exclusive, worldwide rights to Lavipharm's existing drug delivery technology platforms, including, but not limited to, Lavipharm's Quick-Dis and transdermal technologies for use in the field of pain management. Under the terms of the collaboration agreement, Endo Pharmaceuticals and Lavipharm will work jointly on the formulation and development of pain management products using Lavipharm's technology platforms. In addition, if Lavipharm acquires and/or develops additional drug delivery technology, such technology will be made available for Endo Pharmaceuticals' use under the collaboration agreement, provided that there are no contrary encumbrances with respect to such acquired technology. Lavipaharm will manufacture products that are jointly developed while Endo Pharmaceuticals will exclusively market and sell these products on a worldwide basis. The collaboration agreement involves the payment by Endo Pharmaceuticals to Lavipharm of up-front and milestone fees, reimbursement of Lavipharm's development cost associated with the products, manufacturing charges and a royalty on sales of jointly developed marketed products by Endo Pharmaceuticals. The amounts payable to Lavipharm under this collaboration agreement are uncertain at this time because these amounts will be based on Endo achieving certain milestones. Currently, Endo cannot predict the likelihood of achieving these milestones nor assess whether the payments under this collaboration agreement will be material. The collaboration agreement may be terminated for material breach by either party, or by either party, if within one hundred eighty days of the effective date of the agreement, the parties have not decided to proceed with product development.

   On November 26, 1999, Endo Pharmaceuticals entered into a collaboration agreement with Algos under which the parties will co-develop oxycodone-based products using Algos' proprietary technology and Endo Pharmaceuticals' established brands. Endo Pharmaceuticals will be the exclusive worldwide marketer of these products. See "ADDITIONAL AGREEMENTS--Collaboration Agreement."

   On February 1, 2000, Endo Pharmaceuticals and Livingston Healthcare Services Inc. entered into an agreement pursuant to which Livingston agreed to provide customer service support, chargeback processing, accounts receivables management, warehouse and distribution services for Endo Pharmaceuticals' products in the United States. See "--Service Agreements--Other Service Agreements--Livingston Healthcare Services Inc."

   On March 1, 2000, Endo Pharmaceuticals and Elan Pharmaceuticals, Inc. entered into a definitive agreement for the co-promotion of Endo
Pharmaceuticals' transdermal patch prescription product, Lidoderm(R)

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(lidocaine 5% patch), for the treatment of postherpetic neuralgia. The co-
promotion activities commenced on March 17, 2000 and will end no later than March 31, 2003, unless terminated earlier in accordance with the agreement. Under the terms of this agreement, Elan will exclusively co-promote Lidoderm(R) for Endo Pharmaceuticals to neurologists, physical medicine and rehabilitation specialists, anesthesiologists, pain specialists and child neurologists in the United States, the District of Columbia and the Commonwealth of Puerto Rico. For the first year of the agreement, Elan will receive as compensation for its selling efforts payments calculated as a fixed percentage of net sales of Lidoderm(R) over a defined base in the co-promotion territory (which is subsequently reduced in the second and third years of the agreement) and will pay for all of the promotional expenses for its sales force. The payment to Elan for its selling efforts will be recorded as a component of selling, general and administrative costs. The agreement may be terminated by either party for breach after a notice and cure period; and by either party from and after the date ninety (90) days prior to the end of the first year of the agreement upon ninety (90) days' prior written notice to the non-terminating party.

   On May 5, 2000, Endo Pharmaceuticals entered into a lease and other related agreements with Painters' Crossing One Associates, L.P. This lease will commence on April 1, 2001 for a ten-year term. See "--Property--Chadds Ford-- Painters' Crossing One Associates, L.P. Lease Agreement."

   On May 8, 2000, Endo Pharmaceuticals entered into an amendment to its manufacture and supply agreement with Mallinckrodt Inc. See "--Service Agreements--Third Party Manufacturing/Supply Agreements--Mallinckrodt Inc." The amendment, which was effective as of December 16, 1999, extended the term of this agreement to June 30, 2004.

Description of Credit Agreement

   Endo Pharmaceuticals entered into a credit agreement on August 26, 1997 with a number of lenders and The Chase Manhattan Bank, as administrative agent. Under this credit agreement, Endo, as of March 31, 2000, had outstanding a Tranche A Term Loan in the amount of $45.0 million and a Tranche B Term Loan in the amount of $102.8 million. Under the credit agreement, Endo Pharmaceuticals has the ability to borrow on a revolving basis up to $25 million, none of which was outstanding as of February 15, 2000. The Tranche A Term Loan amortizes quarterly and has a final maturity date of December 31, 2002. The Tranche B Term Loan also amortizes quarterly and has a final maturity date of June 30, 2004. The revolving loans may be borrowed, repaid and reborrowed and have a final maturity of December 31, 2002.

   These loans bear interest at an agreed-upon spread over the applicable base rate (as defined in the credit agreement) or over the London Interbank Offered Rate. The loans outstanding under the credit agreement are secured by a first priority security interest in substantially all of the assets of Endo Pharmaceuticals. These loans are subject to mandatory repayment in limited circumstances. Voluntary prepayments of these loans and voluntary reductions of the credit facility are permitted, in whole or in part, at the option of Endo Pharmaceuticals in minimum principal amounts, without premium or penalty, subject to reimbursement of the lenders' costs under specified circumstances.

   The credit agreement contains representations and warranties, covenants, events of default and other provisions customarily found in similar agreements.

Litigation

   Endo is involved in, or has been involved in, arbitrations or legal proceedings which arise from the normal course of its business. Endo cannot predict the timing or outcome of these claims and proceedings. Currently, Endo is not involved in any arbitration and/or legal proceeding that Endo expects to have a material effect on its business, financial condition or results of operations and cash flows.

Employees

   As of January 31, 2000, Endo had 92 employees, of which 25 are engaged in research and development, 20 in sales and marketing, nine in quality and approximately 38 in general and administrative capacities. Employees are not represented by unions and Endo believes its relations with its employees are good.

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Dividend Policy

   Endo has never paid cash dividends on its common stock. Furthermore, the payment of cash dividends from earnings is currently restricted by its credit facility. Assuming removal of this restriction, the payment of cash dividends is subject to the discretion of the Endo board of directors and will be dependent on many factors, including Endo's earnings, capital needs and general financial condition. Endo anticipates that, for the foreseeable future, it will retain its earnings in order to finance the expansion of its business.

Industry

   According to IMS, sales of pharmaceutical products in the United States were estimated to be in excess of $122 billion in 1999. Growth in the pharmaceutical industry, and the pain management sector in particular, is being driven primarily by:

  . the aging population;

  . managed care's preference for drug therapy over surgery since drug therapy is generally less costly;

  . the medical communities increasing treatment of pain; and

  . technological breakthroughs that have increased the number of ailments which are treatable with drugs.

Management's Discussion and Analysis of Financial Condition and Results of Operations

   Except for the historical information contained in this proxy statement/prospectus, this proxy statement/prospectus, including the following discussion, contains forward-looking statements that involve risks and uncertainties.

   General

   On August 26, 1997, Endo Pharmaceuticals commenced operations by acquiring certain pharmaceutical products, related rights and certain assets of DuPont Merck, which subsequently became DuPont Pharmaceuticals. The financial information of this predecessor company is not comparable to Endo's financial information as the business was operated within a division of the predecessor company, and historical financial statements were not prepared for the business. It is Endo's understanding that because of the manner in which certain transactions were historically processed, recorded and accumulated, it was not, and is not, practicable to prepare complete financial statements for the predecessor company. The financial information for the predecessor company includes estimates and allocations that may not necessarily be indicative of the costs that would have resulted if the business has been operated as a separate entity. In addition, due to the August 26, 1997 acquisition, a new basis of accounting has been recorded for the purchase. Consequently, Results of Operations discusses only the results for the three months ended March 31, 2000 compared to the three months ended March 31, 1999, for the fiscal year ended December 31, 1999 compared to the fiscal year ended December 31, 1998 and the fiscal year ended December 31, 1998 to the calendar year ended December 31, 1997 (the periods from January 1, 1997 to August 26, 1997 for DuPont Pharmaceuticals Company and August 26, 1997 to December 31, 1997 for Endo Pharmaceuticals Holdings Inc.), and Liquidity, and Capital Resources discusses only the cash flow from operations, investing and financing for the three months ended March 31, 2000 compared to the three months ended March 31, 1999 and the year ended December 31, 1999 compared to the year ended December 31, 1998 and as of March 31, 2000 compared to December 31, 1999 and as of December 31, 1999 compared to December 31, 1998.

   Overview

   Endo, through its wholly owned subsidiary, Endo Pharmaceuticals, is engaged in the research, development, sales and marketing of branded and generic prescription pharmaceuticals used primarily for the treatment and management of pain. Branded products comprised approximately 69%, 68% and 72% of net sales for the year ended December 31, 1998, the year ended December 31, 1999 and the three months ended

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March 31, 2000, respectively. Percocet(R) 5.0/325 comprised approximately 41%,
34% and 26% of Endo's net sales in the year ended December 31, 1998, the year ended December 31, 1999 and the three months ended March 31, 2000, respectively. On August 26, 1997, an affiliate of Kelso & Company and existing management entered into an asset purchase agreement with the then DuPont Merck Pharmaceutical Company to acquire certain branded and generic pharmaceutical products and exclusive worldwide rights to a number of new chemical entities in the DuPont research and development pipeline from DuPont Merck through the newly-formed Endo Pharmaceuticals. Endo was formed as a holding company and incorporated on November 18, 1997 under the laws of the state of Delaware and has its principal executive offices at 233 Wilmington-West Chester Pike, Chadds Ford, Pennsylvania 19317 (telephone number: (610) 558-9800).

   Endo's quarterly results have fluctuated in the past, and may continue to fluctuate. These fluctuations are primarily due to the timing of new product launches, purchasing patterns of our customers, market acceptance of Endo's products and the impact of competitive products and pricing.

   Results of Operations

   General

   Goodwill and other intangibles represent a significant portion of the assets and pro forma stockholders' equity of Endo. As of March 31, 2000, goodwill and other intangibles comprise approximately 59% of total assets and 233% of stockholders' equity. Endo assesses the recoverability and the amortization period of goodwill by determining whether the amount can be recovered through undiscounted net cash flows of the businesses acquired over the remaining amortization period. Endo reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, such as in the event of a significant adverse change in business conditions or a significant change in the intended use of an asset. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset are less than its carrying amount. Assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent from other asset groups. Endo uses the discounted future expected net cash flows, as its estimate of fair value, to determine the amount of impairment loss. As a result of the significance of goodwill and other intangibles, amortization of goodwill and other intangibles will significantly impact the results of operations of Endo. In addition, Endo's results of operations and financial position in a future period could be negatively impacted should an impairment of goodwill and other intangible assets occur.

   Three Months Ended March 31, 2000 Compared to the Three Months Ended March 31, 1999

   Net sales for the three months ended March 31, 2000 decreased by 6% to $27.0 million from $28.6 million in the comparable 1999 period. The decrease in net sales is primarily due to an increase in purchases by Endo's wholesale customers in the fourth quarter of 1999 over the fourth quarter of 1998 related to new product launches and anticipated price increases. The occurrence of such buy-ins are normal in the pharmaceutical industry and generally adversely impacts the immediate subsequent periods until a more normalized wholesale inventory level, commensurate with prescription trends, is attained.

   Gross profit for the three months ended March 31, 2000 decreased by 1% to $14.9 million from $15.1 million in the comparable 1999 period. Gross profit margins increased to 55% from 53% due primarily to Endo's continued focus on a more favorable mix of higher margin products both through product launches, as well as the discontinuation of some lower margin non-core products. If Endo achieves its forecast for revenue and product mix, Endo's management expects the increase in gross profit to continue.

   Selling, general and administrative expenses for the three months ended March 31, 2000 increased by 25% to $12.1 million from $9.7 million in the comparable 1999 period. This increase is due to a $1.4 million increase in sales and promotional efforts in 2000 over the comparable 1999 period to support the recent launches of Zydone(R), Lidoderm(R) and the launches of Percocet(R) 2.5/325, Percocet(R) 7.5/500 and Percocet(R)

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10.0/650 to complement the existing Percocet(R) 5.0/325. In February 1999, Endo deployed a dedicated contract field force of approximately 300 sales representatives to promote these new products, which was an increase from the prior field force of approximately 100 sales representatives. In addition, there was a provision for doubtful accounts of $.8 million for a customer who filed for bankruptcy.

   Research and development expenses for the three months ended March 31, 2000 increased by 50% to $3.0 million from $2.0 million in the comparable 1999 period. This increase is due to increased spending on products under development focused in pain management.

   Depreciation and amortization for the three months ended March 31, 2000 increased by 16% to $2.2 million from $1.9 million in the comparable 1999 period. This increase is due to a $.1 increase in depreciation expense resulting from capital expenditure spending subsequent to the August 26, 1997 acquisition and a $.2 increase in amortization expense from license arrangements entered into during 1998 and 1999.

   Separation benefits of $22.0 million in the three months ended March 31, 2000 resulted from a $20.7 million charge related to the acceleration of vesting of stock options held by two former executives and a $1.3 million charge from compensation and other benefits pursuant to two separation and release agreements entered into by Endo. The stock compensation charge reflects the estimated difference in the fair value and the exercise price of such options on the effective date of the separation and release agreements.

   Interest expense, net for the three months ended March 31, 2000 increased by 15% to $3.9 million from $3.4 million in the comparable 1999 period. The increase is due to an increase in interest expense of $.4 million due to an increase in interest rates and an increase in interest expense of $.4 million due to an increase in long-term debt outstanding. These increases are offset by an increase in interest income of $.2 million due to an increase in the average cash balance for the three months ended March 31, 2000 compared to three months ended March 31, 1999.

   Income tax benefit for the three months ended March 31, 2000 increased to $10.7 million from $.7 million in the comparable 1999 period due to the increase in the loss before income tax benefit.

   Fiscal Year Ended December 31, 1999 Compared to the Fiscal Year Ended December 31, 1998

   Net sales for the year ended December 31, 1999 increased by 28% to $138.5 million from $108.4 million in the comparable 1998 period. The increase in net sales is primarily due to the launch of several new products. In April 1998, Endo terminated a promotional agreement with a third party regarding Moban(R) tablets and liquid, and began its own promotion of the product for the management of psychotic disorders. In November 1998, Endo launched Morphine Sulfate Extended Release Tablets, the therapeutic equivalent version of MS Contin(R), for moderate to severe pain. In February 1999, Endo launched Zydone(R) tablets, a hydrocodone/acetaminophen offering for moderate to moderately severe pain. In September 1999, Endo launched Lidoderm(R), the first and only FDA approved product for the treatment of the pain of post-herpetic neuralgia. In November 1999, Endo launched Percocet(R) 2.5/325, Percocet(R) 7.5/500 and Percocet(R) 10.0/650 to complement the existing Percocet(R) 5.0/325.

   Gross profit for the year ended December 31, 1999 increased by 50% to $80.3 million from $53.6 million in the comparable 1998 period. Gross profit margins increased to 58% from 49%. Gross profit margins increased substantially due to the fixed cost nature of Endo's most significant contract manufacturing relationship with DuPont Pharmaceuticals. In addition, the increase in gross profit margins is due to Endo's continued focus since the asset purchase transaction in August 1997 on a more favorable mix of higher margin products both through product launches, as discussed above, as well as discontinuation of some lower margin non-core products. If Endo achieves its forecast for revenue and product mix, Endo's management expects the increase in gross profit margins to continue.

   Selling, general and administrative expenses for the year ended December 31, 1999 increased by 68% to $42.9 million from $25.5 million in the comparable 1998 period. This increase is substantially due to the

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increased sales and promotional efforts to support the launches of Zydone(R),
Lidoderm(R), and the launches of Percocet(R) 2.5/325, Percocet(R) 7.5/500 and Percocet(R) 10.0/650 to complement the existing Percocet(R) 5.0/325. In February 1999, Endo deployed a dedicated contract field force of approximately 300 sales representatives to promote these new products, which was an increase from the prior field force of approximately 100 sales representatives.

   Research and development expenses for the year ended December 31, 1999 increased by 59% to $9.4 million from $5.9 million in the comparable 1998 period. This increase is due to increased spending on products under development focused in pain management.

   Depreciation and amortization for the year ended December 31, 1999 increased by 13% to $8.3 million from $7.4 million in the comparable 1998 period. This increase is primarily due to the increase in capital spending required since Endo's inception in August 1997.

   Interest expense, net for the year ended December 31, 1999 decreased by 1% to $14.3 million from $14.5 million in the comparable 1998 period. The decrease in interest expense of $1.1 million due to lower interest rates applicable to long-term debt was substantially offset by an increase in interest expense of $.9 million due to an increase in long-term debt during 1999.

   Income taxes for the year ended December 31, 1999 increased to $2.1 million from $.2 million for the comparable 1998 period.

   Fiscal year Ended December 31, 1998 Compared to the Calendar Year Ended December 31, 1997 (the Period from January 1, 1997 to August 26, 1997 for DuPont Pharmaceuticals Company and August 26, 1997 to December 31, 1997 for Endo Pharmaceuticals Holdings Inc.)

   Net sales for the fiscal year ended December 31, 1998 increased by 4% to $108.4 million from $104.5 million in the calendar year 1997 period ($39.4 million for Endo for the period August 26, 1997 to December 31, 1997 and $65.1 for DuPont Pharmaceuticals Company (the predecessor company) for the period from January 1, 1997 to August 26, 1997). The increase in net sales for 1998 over calendar 1997 is primarily due to the launch by Endo in November 1998 of Morphine Sulfate Extended Release Tablets, the therapeutic equivalent version of MS Contin(R), for moderate to severe pain.

   Gross profit for the fiscal year ended December 31, 1998 increased by 21% to $53.6 million from $44.2 million in the calendar year 1997 period ($9.7 million for Endo and $34.5 million for the predecessor company). The increase is substantially due to the purchase accounting charges related to the allocation of purchase price to the finished goods inventory that Endo acquired in the August 26, 1997 acquisition which decreased to $4.3 million in fiscal 1998 from $13.2 million in calendar year 1997.

   Selling, general and administrative expenses for the year ended December 31, 1998 increased by 78% to $25.5 million from $14.3 million in the calendar year 1997 period ($8.7 million for Endo and $5.6 million for the predecessor company). The increase in 1998 was due to a $4.2 million increase in sales and promotional efforts and an increase of $7.0 million in general and administrative costs resulting from an increase in support activities.

   Research and development expenses for the year ended December 31, 1998 decreased by 27% to $5.9 million from $8.1 million in the calendar year 1997 period ($2.9 million for Endo and $5.2 million for the predecessor company). This decrease is due to a more focused research and development effort by Endo during 1998, primarily in the therapeutic area of pain management.

   Depreciation and amortization for the year ended December 31, 1998 increased by 222% to $7.4 million from $2.3 million in the calendar year 1997 period (all for Endo). The increase was due to an increase in amortization of $4.4 million substantially due to a full year of amortization in 1998 of goodwill from the August 26, 1997 acquisition and an increase in depreciation of $.7 million due to increased capital expenditure spending subsequent to the August 26, 1997 acquisition.

   Purchased in-process research and development of $46 million in the calendar year 1997 period (all for Endo) resulted from the estimated fair value of the products under development acquired by Endo on August 26, 1997.

   Interest expense, net for the year ended December 31, 1998 increased by 169% to $14.5 million from $5.4 million in the calendar year 1997 period (all by Endo). This increase was due to an increase in Endo's long-term debt outstanding during 1998 due primarily to the $165 million in borrowings used to finance a portion of the August 26, 1997 acquisition. There were no interest charges reflected in the predecessor company financial statements for the period from January 1, 1997 to August 26, 1997.

   Income taxes for the year ended December 31, 1998 increased to $.2 million from a benefit of $10.8 million in the calendar year 1997 period ($20.3 million benefit for Endo offset by $9.5 million pro forma expense for the predecessor company). The change in income taxes was due primarily to changes in pretax income for Endo and the predecessor company.

  Liquidity and Capital Resources

   Net cash provided by operating activities increased to $10.6 million for the three months ended March 31, 2000 from $2.8 million for the three months ended March 31, 1999. This increase is substantially due to cash conversion of accounts receivable related to increases in net sales during the fourth quarter of 1999 from new product launches and increases in purchases and inventory levels maintained by Endo's wholesale customers. This increase is offset by the utilization of cash for the build up in inventories to support the launches of Lidoderm(R), Percocet(R) 2.5/325, Percocet(R) 7.5/500 and Percocet(R) 10.0/650 as well as the utilization of cash for other working capital purposes.

   Net cash utilized in investing activities decreased to $.2 million for the three months ended March 31, 2000 from $.8 million for the three months ended March 31, 1999 due to a decrease in capital expenditures. This decrease in capital expenditures of $.6 million is primarily due to completion of an enterprise software system implementation during 1999.

   Net cash utilized in financing activities increased by $2.2 million due to the scheduled repayments made on Endo's credit facility.

   Net cash provided by operating activities decreased to $13.8 million for the year ended December 31, 1999 from $20.9 million for the year ended December 31, 1998. This decrease is primarily due to an increase in accounts receivable due to increased net sales and the build up of inventories to support the launches of Lidoderm(R), Percocet(R) 2.5/325, Percocet(R) 7.5/500 and Percocet(R) 10.0/650.

   Net cash utilized in investing activities increased to $9.1 million for the year ended December 31, 1999 from $3.5 million for the year ended December 31, 1998. This increase is due to a $6.0 million payment for the license of Lidoderm(R) in 1999, compared to $2.1 million in 1998 and a $1.0 million payment for the exclusive license of technologies for pain management from Lavipharm Laboratories, Inc. In addition, there was an increase in capital expenditures of $.6 million primarily due to implementation of an enterprise software system during 1999.

   No significant net cash was utilized for financing activities in the year ended December 31, 1999. Net cash utilized for financing activities was $14.5 million during the year ended December 31, 1998 substantially due to a $15 million voluntary prepayment in 1998 of the credit facility.

   Endo's cash and cash equivalents totaled $30.2 million at March 31, 2000. Endo believes that its (a) cash and cash equivalents, (b) cash flow from operations and (c) existing credit facility, which has an unused line of credit available of $25 million, will be sufficient to meet its normal operating, investing and financing requirements. In the event that Endo makes any significant acquisitions or other strategic investments, it may be required to raise additional funds, through the issuance of additional debt or equity securities.

   Endo continues to evaluate growth opportunities including strategic investments, licensing arrangements and acquisitions of product rights or technologies, which could require significant capital resources.

   Endo currently has no operations outside of the United States. As a result, fluctuations in foreign currency exchange rates do not have a material effect on the financial statements.

   Endo does not believe that inflation had a material adverse effect on the financial statements for the periods presented.

   A substantial portion of Endo's net sales are through wholesale drug distributors who in turn supply Endo's products to pharmacies, hospitals and physicians.

  Quantitative and Qualitative Disclosures about Market Risk

   Endo's primary market risk exposure is to changes in interest rates (LIBOR) on its variable rate borrowings. Endo does not utilize financial instruments for trading purposes and holds no derivative financial instruments that could expose Endo to significant market risk. Endo monitors interest rates and enters into interest rate agreements as considered appropriate. To manage a portion of its exposure to fluctuations in interest rates, Endo has entered into an interest rate cap agreement with a notional amount of $82.5 million. The interest rate cap agreement sets a maximum LIBOR rate of 8% that Endo will pay on the related notional amounts.

   During the three months ended March 31, 2000, there were no significant changes to Endo's market risk exposures.

   To the extent that Endo's financial instruments exposes it to interest rate risk, they are presented in the table below. The table presents principal cash flows and related interest rates by year of maturity for Endo's term loans, notes payable and interest rate cap as of December 31, 1999. You should read note 5 to Endo's consolidated financial statements for the year ended December 31, 1999, together with the tables below.

Schedule of Interest Rate Sensitive Assets and Liabilities at December 31, 1999
                             (dollars in thousands)

                                       Year of Maturity
                          ----------------------------------------------  Total
                                                                           due       Fair
                                                                            at     Value at
                           2000     2001     2002     2003    Thereafter Maturity  12/31/99
                          -------  -------  -------  -------  ---------- --------  --------
Interest rate sensitive
 liabilities:
Short-term and variable
  rate borrowings
Tranche A term loan.....  $12,040  $15,538  $19,422                      $ 47,000  $ 47,000
 Average interest rate..     8.40%    8.40%    8.40%                         8.40%
Tranche B term loan.....    3,945      971      971  $44,672   $52,441    103,000   103,000
 Average interest rate..     8.90%    8.90%    8.90%    8.90%     8.90%      8.90%
Total...................   15,985   16,509   20,393   44,672    52,441    150,000   150,000
Fixed-rate borrowings
Acquisition Note
 Payable................                      3,900                         3,900     3,002
 Average interest rate..                       9.75%                         9.75%
Other Notes Payable.....                     46,000                        46,000    38,201
 Average interest rate..                       7.00%                         7.00%
                          -------  -------  -------  -------   -------   --------  --------
Total interest rate
 sensitive liabilities..  $15,985  $16,509  $70,293  $44,672   $52,441   $199,900  $191,203
                          =======  =======  =======  =======   =======   ========  ========
Weighted average
 interest rate..........     8.44%    8.44%    7.68%    8.90%     8.90%      8.36%
                          =======  =======  =======  =======   =======   ========
Interest rate
 instruments:
 Interest rate cap......  $    50
                          =======
 Cap rate...............     8.00%
                          =======

Schedule of Interest Rate Sensitive Assets and Liabilities at December 31, 1998
                             (dollars in thousands)

                                        Years of Maturity
                         ----------------------------------------------------
                                                                              Total due Fair Value
                                                                                 at         at
                         1999   2000     2001     2002     2003    Thereafter Maturity   12/31/98
                         ----  -------  -------  -------  -------  ---------- --------- ----------
Interest rate sensitive
 liabilities:
Short-term and variable
 rate borrowings:
Tranche A term loan.....       $11,000  $16,000  $20,000                      $ 47,000   $ 47,000
 Average interest rate..          7.40%    7.40%    7.40%    7.40%
Tranche B term loan.....         1,000    1,000    1,000   46,000    54,000    103,000    103,000
 Average interest rate..          7.90%    7.90%    7.90%    7.90%
Total...................        12,000   17,000   21,000   46,000    54,000    150,000    150,000
Fixed-rate borrowings
Acquisition Note
 Payable................                           3,900                                    2,724
 Average interest rate..                            9.75%
Other Notes Payable.....                          23,000                                   17,820
 Average interest rate..                            7.00%
                         ----  -------  -------  -------  -------   -------   --------   --------
Total interest rate
 sensitive
 liabilities............ $--   $12,000  $17,000  $47,900  $46,000   $54,000   $150,000   $170,544
                         ====  =======  =======  =======  =======   =======   ========   ========
Interest rate
 instruments:
 Interest rate cap...... $ 50  $    50
                         ====  =======
 Cap rate............... 8.00%    8.00%
                         ====  =======

   The most significant changes in interest rate sensitive assets and liabilities were increases in interest rates from 1998 to 1999, and additional notes issued during 1999.

  Legal Proceedings and Government Regulations

   Endo is involved in, or has been involved in, arbitrations or legal proceedings which arise from the normal course of its business. Endo cannot predict the timing or outcome of these claims and proceedings. Currently, Endo is not involved in any arbitration and/or legal proceeding that Endo expects to have a material effect on its business, financial condition or results of operations and cash flows.

  Recent Accounting Pronouncements

   In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognizes all derivatives as either assets or liabilities in the statement of financial position and measures those instruments at fair value. This statement as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133," is in effect for fiscal years beginning after June 15, 2000, although early adoption is encouraged. Endo has not yet assessed what the impact of this statement will be on its future earnings or financial position.

  Year 2000

   Endo's management is not aware of any year 2000 computer issues which impact the business and operations of Endo and its suppliers, vendors, service providers, banks and customers.

Current Directors and Executive Officers of Endo

   Set forth below is information regarding each current director and executive officer of Endo:

             Name           Age                     Position and Offices
             ----           ---                     --------------------
   Carol A. Ammon..........  49 President, Chief Executive Officer and Director
   Mariann T. MacDonald....  52 Executive Vice President, Operations
   Jeffrey R. Black........  35 Senior Vice President, Chief Financial Officer and Treasurer
   David A.H. Lee, M.D.,     50 Senior Vice President, Research & Development
    Ph.D...................
   Michael B. Goldberg.....  52 Director
   David I. Wahrhaftig.....  42 Director

  Employment Agreements and Executive Compensation of Endo Executives

   In August 1997, Endo entered into an employment agreement with each of Ms. Ammon and Ms. MacDonald. In September 1997, Endo entered into an employment agreement with Mr. Black. In December 1997, Endo entered into an employment agreement with Dr. Lee. The term of each of these employment agreements is four years, renewable by the parties for additional one-year periods.

   The following table summarizes, as of December 31, 1999, the compensation paid or accrued to each of the named executive officers of Endo.

                                                                    Other
                                                                   Annual   Restricted All Other
                                   Fiscal                          Compen-    Stock     Compen-
Name and Principal Position         Year         Salary   Bonus   sation(1)   Awards   sation(2)
---------------------------  ------------------ -------- -------- --------- ---------- ---------
Carol A. Ammon...........           1999        $325,000 $146,250                       $10,464
 President and Chief                1998         325,000  162,500                        10,470
  Executive Officer          8/26/97 - 12/31/97  108,333                                  1,851
Mariann T. MacDonald.....           1999         258,331   90,000                        10,716
 Executive Vice                     1998         250,000  100,000                         2,400
  President-
  Operations                 8/26/97 - 12/31/97   60,709                                  1,232
Louis J. Vollmer(3)......           1999         250,000   90,000                        11,397
 Executive Vice                     1998         250,000  100,000                        10,564
  President-
  Strategic Marketing        8/26/97 - 12/31/97   83,333                                  2,008
Jeffrey R. Black.........           1999         250,000   67,500                        11,040
 Senior Vice President-             1998         250,000   75,000  $15,318               10,255
  Chief Financial Officer    8/26/97 - 12/31/97   69,231            14,962                3,756
   and Treasurer
Osagie O. Imasogie(4)....           1999         200,000   63,000                        11,090
 Senior Vice President-             1998         200,000   70,000                        10,272
  Business Development,
  General Counsel and        8/26/97 - 12/31/97   59,102                                     77
   Secretary

--------
(1) Includes relocation costs.
(2) All other compensation for Mr. Vollmer and Mr. Black includes the dollar value of premiums paid by Endo with respect to term life insurance and group life insurance for their benefit and matching contributions made under Endo's 401(k) Plan. All other compensation for Ms. Ammon and Ms. MacDonald is matching contributions made under Endo's 401(k) Plan and the dollar value of premiums paid by Endo with respect to group life insurance. All other compensation for Dr. Lee includes the dollar value of premiums paid by Endo with respect to term life insurance and group life insurance for his benefit, matching contributions under Endo's 401(k) Plan and rental of an apartment near the research and development facility used by Endo in Garden City, New York.

(3) Mr. Vollmer's employment with Endo terminated effective as of April 20, 2000 pursuant to a Separation and Release Agreement by and between Mr. Vollmer, Endo and Endo Pharmaceuticals.

(4) Mr. Imasogie's employment with Endo terminated effective as of March 22, 2000 pursuant to a Separation and Release Agreement by and between Mr. Imasogie, Endo and Endo Pharmaceuticals.

   Each of the employment agreements provides that the executive will be entitled to the above basic compensation as well as additional incentive compensation. For each fiscal year or part thereof during the employment period, the company will pay the executive incentive compensation in cash in an amount equal to a percentage of this executive's salary if Endo Pharmaceuticals meets the performance targets set by the board of directors for a particular fiscal year. Ms. Ammon's additional incentive compensation is equal to 50% of her base salary. Ms. MacDonald's additional incentive compensation is equal to 40% of her base salary. Each of Mr. Black's and Dr. Lee's additional compensation is equal to 30% of his respective base salary.

   Under these employment agreements, the company may terminate each executive
(1) for "cause," (2) for "good reason," or (3) upon the executive's disability, incapacity or death.

   If the company terminates an executive for "cause," he or she will be entitled to receive his or her salary and incentive compensation prorated through the effective date of termination. Under the terms of each of these employment agreements, "cause" means any of the following:

  . the executive's continued failure to substantially perform his or her duties (other than by reason of a disability),

  .  the debarment of the executive by the FDA,

  . the executive's continued material breach of the employment agreement or the stockholder's agreement or

  . the executive's engagement in serious misconduct that has caused material harm (financial or otherwise) to the company, including:

    . the disclosure of material secrets or confidential information of the company,

    .  the debarment of the company by the FDA, or

    . the revocation of a registration of the company with the DEA or the denial of an application with the DEA.

   In addition, if an executive elects to renew his or her employment agreement but Endo does not and Endo's election not to renew is not "for cause," then the executive will be entitled to receive his or her salary for the remainder of the calendar month in which this termination is effective and for eighteen consecutive calendar months thereafter.

   If an executive terminates his or her employment agreement for "good reason," the company will:

  .  pay:

    . monthly to the executive his or her salary for the remainder of the employment period or eighteen months (whichever is longer) and

    . the executive's incentive compensation for the fiscal year during which the termination is effective, prorated through the effective date of termination, if this incentive compensation is payable and

  . continue to provide the executive with benefits for the remainder of the employment period or eighteen months (whichever is longer).

   Under the terms of each of these employment agreements, "good reason" means any of the following:

    . Endo Pharmaceuticals' material breach of the provisions in the employment agreements relating to the director's and officer's liability coverage and compensation or Endo Pharmaceuticals' obligations under the stockholder's agreement for the benefit of the executive,

    . the assignment of the executive, without the executive's consent, to a position, responsibilities, or duties of a materially lesser status or degree of responsibility, or

    .  the sale of all or substantially all of the assets of Endo
       Pharmaceuticals, the sale of all or substantially all of the stock of Endo Pharmaceuticals, the merger of Endo Pharmaceuticals with one or more other entities, or other similar transaction vesting control of Endo Pharmaceuticals with a third party or parties.

   Description of Endo Stock Option Plans

   As the merger agreement contemplates, Endo's current executive and employee stock option plans will be amended prior to the merger to provide, among other things, that the stock options granted pursuant to these plans will be exercisable solely into shares of Endo common stock held by Endo Pharma LLC. Other than those persons who contributed their shares to Endo Pharma LLC and to the extent current holders of those options do not consent to this amendment to the current stock option plans, the ownership by Endo stockholders will not be diluted on account of the exercise of these options.

   The following table sets forth information concerning individual grants of options that have been granted under the currently existing Endo executive stock option plan as of May 8, 2000, without giving effect to the anticipated amendment to the Endo option plan or Endo's planned recapitalization:

                                      % of Total
                         Number of     Options
                           Shares     Granted to Exercise
                         Underlying   Employees   Price
                          Options     in Fiscal    per      Date of   Expiration
Name                      Granted        Year     Share      Grant       Date
----                     ----------   ---------- --------  ---------- ----------
Carol A. Ammon..........  127,404          0       $100(1) 11/19/1997 12/31/2011

Mariann T. MacDonald....   94,570          0       $100(2) 11/19/1997 12/31/2011

Louis J. Vollmer........   94,570(4)       0       $100(2) 11/19/1997 12/31/2011

Jeffrey R. Black........   28,133          0       $100(3) 11/19/1997 12/31/2011

Osagie O. Imasogie......   28,133(5)       0       $100(3) 11/19/1997 12/31/2011

David A.H. Lee, M.D.,
 Ph.D. .................   28,133          0       $100(3) 12/15/1997 12/31/2011

--------
(1) While most of these options do have an exercise price of $100 per share, options exercisable into 9,691 shares of Endo common stock have an exercise price of $141.59 per share.

(2) While most of these options do have an exercise price of $100 per share, options exercisable into 7,190 shares of Endo common stock have an exercise price of $141.59 per share.

(3) While most of these options do have an exercise price of $100 per share, options exercisable into 2,236 shares of Endo common stock have an exercise price of $141.59 per share.

(4) 57,216 of these options expired upon the termination of Mr. Vollmer's employment with Endo effective as of April 20, 2000.

(5) 20,213 of these options expired upon the termination of Mr. Imasogie's employment with Endo effective as of March 22, 2000.

   Of the outstanding Endo stock options as of December 31, 1999, 48,738 shares become vested and exercisable ratably over service periods of five years and 54,931 shares become vested and exercisable at the end of nine years from the date of grant. The vesting and exercisability of these options may be accelerated at the discretion of the board of directors of Endo or upon the occurrence of specified events. The remaining 343,198 current Endo stock options become exercisable only upon satisfaction of other conditions including:

  (1) the occurrence of a sale, disposition or transfer of Endo common stock, after which Kelso no longer owns any shares of Endo common stock and

  (2) the value received by holders of Endo common stock on the date of such transfer exceeds three to twelve times Kelso's initial investment in Endo.

   On December 31, 1999, there were 18,532 Endo stock options that were vested and exercisable.

   As discussed above, it is anticipated that the stock option plan will be amended, such that there will be six discrete tranches of options, four of which will vest only if Endo's stock price exceeds progressive price targets for a 90-day period and two of which will vest in other circumstances. It is anticipated that the stock price targets will correspond roughly with the original return hurdles described in (2) above. Under the anticipated terms of the amended option plan, plan participants may be vested in options which in the aggregate entitle the holders to approximately 36% of Endo Pharma LLC's equity interest in Endo.

   If these share price targets are achieved resulting in the vesting of each tranche of options, Endo will record up to four non-cash compensation charges related to the vesting of certain of the options. Under performance-based options, the measurement of expense is calculated and recorded as a non-cash charge at the time performance is achieved as the difference between the fair market value of the stock and the exercise price of the options. If these charges are recorded by Endo in connection with the above options, they will be significant. They will, however, not result in the issuance of additional Endo shares.

   The shares of Endo common stock that the Endo executives receive upon exercise of their stock options are currently subject to significant restrictions that are set forth in stockholders agreements. The parties thereto will amend these stockholders agreements prior to the merger but it is anticipated that such significant restrictions will remain.

   Separation and Release Agreement with Mr. Vollmer

   On April 20, 2000, Endo and Endo Pharmaceuticals entered into a separation and release agreement with Mr. Vollmer. Mr. Vollmer's separation and release agreement provides that his employment (and employment agreement) with Endo terminated effective as of April 20, 2000 other than his employment agreement's non-competition covenant and indemnity provision, which will continue in full force and effect. The agreement was accounted for during the quarter ended March 31, 2000 as materially all terms and conditions were known as of March 31, 2000. Under the terms of Mr. Vollmer's separation and release agreement:

  . Endo will pay monthly to Mr. Vollmer a severance payment equal to $1,000,000 over a period of 48 months beginning April 20, 2000.

  . Endo will continue to provide Mr. Vollmer certain employee benefits for an 18-month period beginning on the effective date of his termination of employment.

  . Mr. Vollmer's outstanding Class A, Class B and Class C1 options granted under the currently existing Endo executive option plan were fully vested as of April 20, 2000 and exercisable as follows:

    . 25% will become exercisable on the earlier of January 20, 2001 or on the date of an "exit event" (as defined in the currently existing Endo executive option plan and as will be defined in the new Endo Pharma LLC option plan) and remain exercisable for the remaining term of such options;

    . 25% will become exercisable on the earlier of April 20, 2001 or on the date of an exit event and remain exercisable for the remaining term of such options;

    . 25% will become exercisable on the earlier of January 20, 2002 or on the date of an exit event and remain exercisable for the remaining term of such options; and

    . 25% will become exercisable on the date of an exit event and remain exercisable for the remaining term of such options.

  . Mr. Vollmer's outstanding Class C2 options granted under the currently existing Endo executive option plan will only be exercisable pursuant to the terms and conditions of the new Endo Pharma LLC option plan and Mr. Vollmer's Class C2 stock option agreement with Endo Pharmaceuticals; provided that Mr. Vollmer's Class C2 options will be exercisable by him irrespective of whether or not he is an employee of Endo or any other entity.

  . All other options granted to Mr. Vollmer under the currently existing Endo executive option plan terminated on April 20, 2000.

 Separation and Release Agreement with Mr. Imasogie

   On March 22, 2000, Endo and Endo Pharmaceuticals entered into a separation and release agreement with Mr. Imasogie. Mr. Imasogie's separation and release agreement provides that his employment (and employment agreement) with Endo terminated effective as of April 1, 2000, other than his employment agreement's non-competition covenant and indemnity provision, which will continue in full force and effect. Under the terms of Mr. Imasogie's separation and release agreement:

  .  Endo will pay:

    . monthly to Mr. Imasogie his salary (as in effect immediately prior to his termination of employment) for a period of 18 months beginning on April 1, 2000; and

    . Mr. Imasogie's incentive compensation for the fiscal year 2000, prorated through April 1, 2000 (the effective date of his termination of employment) if this incentive compensation is payable.

  . Endo will continue to provide Mr. Imasogie certain employee benefits for an 18-month period beginning on April 1, 2000.

  . Mr. Imasogie's outstanding Class A, Class B and Class C1 options granted under the currently existing Endo executive option plan were fully vested as of April 1, 2000 and exercisable as follows:

    . 25% will become exercisable on the earlier of January 1, 2001 or on the date of an "exit event" (as defined in the currently existing Endo executive option plan and as will be defined in the new Endo Pharma LLC option plan) and remain exercisable for the remaining term of such options;

    . 25% will become exercisable on the earlier of April 1, 2001 or on the date of an exit event and remain exercisable for the remaining term of such options;

    . 25% will become exercisable on the earlier of January 1, 2002 or on the date of an exit event and remain exercisable for the remaining term of such options; and

    . 25% will become exercisable on the date of an exit event and remain exercisable for the remaining term of such options.

  . All other options granted to Mr. Imasogie under the currently existing Endo executive option plan terminated on April 1, 2000.

                       DESCRIPTION OF ENDO CAPITAL STOCK

   The following description of the current terms of the capital stock of Endo is not meant to be complete and is qualified by reference to the forms of amended and restated certificate of incorporation and amended and restated by-laws of Endo, which are attached to this proxy statement/prospectus as Appendix E and Appendix F, respectively.

Authorized Capital Stock

   Under its current charter, Endo has the authority to issue up to 2,000,000 shares of Endo common stock, 200,000 shares of class A common stock and 500,000 shares of preferred stock. Prior to the completion of the merger, Endo intends to amend its certificate of incorporation to eliminate its class A common stock and to authorize 142,656,279 shares of Endo common stock and 32,421,882 shares of Endo preferred stock. In connection with this recapitalization, Endo will
issue        shares in the form of a      to its stockholders immediately prior
to the merger.

Endo Common Stock

 Endo Common Stock Outstanding

   The outstanding shares of Endo common stock are, and the shares of common stock issued pursuant to the merger will be, duly authorized, validly issued, fully paid and non-assessable. At February 15, 2000, there were 71,601,780 shares of Endo common stock outstanding, as adjusted to give effect to the recapitalization.

   American Stock Transfer & Trust Company is the transfer agent and registrar for the Endo common stock. Shares of Endo common stock will be listed on the NASDAQ and will trade under the symbol "ENDP."

 Dividends

   Owners of shares of Endo common stock are entitled to receive dividends when, as and if declared by the Endo board of directors, out of funds legally available for their payment, subject to the rights of holders of any outstanding shares of preferred stock.

 Voting Rights

   Owners of shares of Endo common stock are entitled to one vote per share. Subject to the rights of the holders of any preferred stock pursuant to applicable law or the provision of any future certificate of designations creating a specific series of preferred stock, all voting rights are vested in the owners of shares of Endo common stock. Owners of shares of Endo common stock have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors.

 Rights Upon Liquidation

   In the event of Endo's voluntary or involuntary liquidation, dissolution or winding up, the owners of shares of Endo common stock will be entitled to share equally in any assets available for distribution after the payment in full of all debts and distributions and after the owners of any outstanding Endo preferred stock have received their liquidation preferences in full.

 Other Rights

   Owners of shares of Endo common stock are not entitled to pre-emptive rights with respect to the future issuances of Endo common stock. Endo may, however, enter into contracts with stockholders to grant holders pre-emptive rights. Shares of Endo common stock are not convertible into shares of any other class of capital stock. If Endo merges or consolidates with or into another company and, as a result, the shares of Endo common stock are converted into or exchangeable for other securities or property including cash, all owners of shares of Endo common stock will be entitled to receive the same kind and amount of such consideration for each share of common stock.

Endo Preferred Stock

   No shares of preferred stock are outstanding. The board of directors of Endo may, without further action by the stockholders of Endo, issue a series of Endo preferred stock and fix the rights and preferences of those shares, including the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences, the number of shares constituting any series and the designation of such series.

                        DESCRIPTION OF THE ENDO WARRANTS

Warrants Issued to Current Algos Stockholders in the Merger

   The following is a description of the material terms of the warrant agreement for the warrants that Algos stockholders will receive in the merger. This description is qualified in its entirety by reference to the warrant agreement and the April 17, 2000 amendment to the merger agreement. We have attached a copy of the form of warrant agreement and the April 17, 2000 amendment to the merger agreement to this proxy statement/prospectus as Appendices D and B respectively, and these documents are incorporated in this proxy statement/prospectus by reference. You should read the text of the warrant agreement because it, and not this proxy statement/prospectus, is the legal document that governs the warrants that you will receive in the merger.

   In the merger, current Algos stockholders will receive, for each of their Algos common shares, one Endo warrant exercisable, for $0.01 per share, into a specified number of shares of Endo common stock depending on the timing of the FDA's approval of MorphiDex(R) for one or more pain indications.

   If the FDA approves MorphiDex(R) on or before March 31, 2002, then upon exercise of these warrants, each warrant will be exercisable into:

  . 1.153846 shares of Endo common stock in the event that the cash gross profit of Endo for the fiscal year ended December 31, 2000 equals or exceeds $147.4 million or

  . 1.000000 share of Endo common stock in the event that the cash gross profit of Endo for the fiscal year ended December 31, 2000 does not equal or exceed $147.4 million and Endo Pharma LLC transfers for no consideration a specified number of shares of Endo common stock that Endo Pharma LLC then owned to Endo (increasing the percentage ownership of the Algos stockholders by five percentage points).

   Endo will adjust these ratios prior to the issuance of the Endo warrants in order to ensure that, in the merger, holders of Algos common shares receive a total of 35% and 40%, respectively, of the shares of Endo common stock on a fully diluted basis.

   If the FDA approves MorphiDex(R) after March 31, 2002 and on or prior to September 30, 2002, then upon exercise of these warrants, each warrant will be exercisable into:

  . 0.633803 shares of Endo common stock in the event that the cash gross profit of Endo for the fiscal year ended December 31, 2000 equals or exceeds $147.4 million or

  . 0.545455 shares of Endo common stock in the event that the cash gross profit of Endo for the fiscal year ended December 31, 2000 does not equal or exceed $147.4 million and Endo Pharma LLC transfers for no consideration a specified number of shares of Endo common stock that Endo Pharma LLC then owned to Endo (increasing the percentage ownership of the Algos stockholders by five percentage points).

   Endo will adjust these ratios prior to the issuance of the Endo warrants in order to ensure that, in the merger, holders of Algos common shares receive a total of 29% and 34%, respectively, of the shares of Endo common stock on a fully diluted basis.

   If the FDA approves MorphiDex(R) after September 30, 2002 and prior to March 31, 2003, then upon exercise of these warrants, each warrant will be exercisable into:

  . 0.263158 shares of Endo common stock in the event that the cash gross profit of Endo for the fiscal year ended December 31, 2000 equals or exceeds $147.4 million or

  . 0.225352 shares of Endo common stock in the event that the cash gross profit of Endo for the fiscal year ended December 31, 2000 does not equal or exceed $147.4 million and Endo Pharma LLC transfers for no consideration a specified number of shares of Endo common stock that Endo Pharma

   LLC then owned to Endo (increasing the percentage ownership of the Algos stockholders by five percentage points).

   Endo will adjust these ratios prior to the issuance of the Endo warrants in order to ensure that, in the merger, holders of Algos common shares receive a total of 24% and 29%, respectively, of the shares of Endo common stock on a fully diluted basis.

   If the FDA does not approve MorphiDex(R) before March 31, 2003, each of these Endo warrants becomes void and all rights in respect of these Endo warrants will cease.

 Exercisability and Expiration

   These warrants become exercisable on the fifth business day following the date on which Endo receives approval from the FDA with respect to MorphiDex(R) for the treatment of one or more pain indications. These warrants will remain exercisable for a period of six months after the exercisability date, at which time they will expire. If the FDA does not approve MorphiDex(R) by December 31, 2002, each of these Endo warrants expires without any payment therefor.

 Transferability

   Each Algos stockholder will be able to elect whether to receive transferable or non-transferable warrants. See "THE MERGER--Material U.S. Federal Income Tax Consequences of the Merger" and "THE ALGOS SPECIAL MEETING--Voting Rights; Proxies." Endo will list transferable warrants on the NASDAQ National Market and these warrants will trade under the symbol "ENDPW" and will be freely tradeable following the merger. American Stock Transfer & Trust Company is the transfer agent and registrar for the Endo warrants.

 Dividends and Other Distributions

   Prior to the Endo warrants becoming exercisable, if Endo authorizes:

  . the issuance of subscription rights options or warrants to all holders of Endo common stock or

  . the distribution of indebtedness or assets or cash to all holders of Endo common stock;

then, upon exercise, each holder of Endo warrants will receive his, her or its pro rata share of such dividends or other distributions.

 Reorganization, Consolidation, Merger or Sale

   In the event of any:

  . capital reorganization (other than any capital reorganization that does not result in any reclassification of Endo common stock);

  . consolidation or merger of Endo with and into another corporation (other than a consolidation or merger in which Endo is the continuing corporation and which does not result in any reclassification of Endo common stock); or

  . sale of all or substantially all of the assets of Endo;

then, upon exercise, each holder of Endo warrants will receive the number of shares of stock or other securities or property to which they would have been entitled upon such event if the warrant had been exercised in full immediately prior to such event.

 Antidilution Provisions

   The number of shares of Endo common stock issuable upon exercise of the warrants and the exercise price of the warrants are subject to adjustment in the event that Endo:

  . pays a dividend or makes a distribution on its common stock in shares of Endo common stock or other capital stock of Endo or

  . subdivides, splits, combines or reclassifies its outstanding shares of Endo common stock into a different number of securities of the same class.

   The number of shares of Endo common stock issuable upon exercise of the warrants and the exercise price of the warrants are also subject to adjustment in the event that Endo:

  . issues or sells to any of its affiliates shares of Endo common stock at a price per share less than the then current market value of Endo common stock or

  . distributes to any of its affiliates any rights, options or warrants entitling them to purchase shares of Endo common stock or securities convertible into or exchangeable for Endo common stock at a price per share less than the then current market value of Endo common stock, and prior to such issuance, sale or distribution Endo did not first offer to issue, sell or distribute such shares, rights, options, warrants or convertible or exchangeable securities to all holders of Endo common stock on the same economic terms and on a pro rata basis with the issuance, sale or distribution to the Endo affiliates.

 No Other Rights

   No holder of an Endo warrant will be entitled to any of the rights of an Endo common stockholder, including, without limitation, the right to vote or to attend or receive any notice of meetings of stockholders or any other proceedings of Endo.

Warrants Issued to Current Endo Stockholders Immediately Prior to the Merger

   Immediately prior to the merger, current Endo stockholders will receive, for each of their Endo common shares, one Endo warrant exercisable, for $0.01 per share, into a specified number of shares of Endo common stock if the FDA does not approve MorphiDex(R) for any pain indication prior to December 31, 2002. The number of shares issuable depends on whether Endo achieves a cash gross profit of Endo for the fiscal year ended December 31, 2000 of $147.4 million.

   If the FDA does not approve MorphiDex(R) before December 31, 2002, then these warrants become exercisable and upon exercise, each warrant will be exercisable into:

  . 0.416667 shares of Endo common stock in the event that the cash gross profit of Endo for the fiscal year ended December 31, 2000 equals or exceeds $147.4 million or

  . 0.250000 shares of Endo common stock in the event that the cash gross profit of Endo for the fiscal year ended December 31, 2000 does not equal or exceed $147.4 million and Endo Pharma LLC transfers for no consideration a specified number of shares of Endo common stock that Endo Pharma LLC then owned to Endo (increasing the percentage ownership of the public Endo stockholders by five percentage points).

   Endo will adjust these numbers prior to the issuance of these Endo warrants in order to ensure that, upon exercise, holders of Endo common shares who had been holders prior to the merger own a total of 85% and 80%, respectively, of the shares of Endo common stock on a fully diluted basis.

 Other Terms

   All of the other terms of these warrants are substantially identical to the Endo warrants that Endo will issue to the Algos stockholders in the merger, which this proxy statement/prospectus describes above.

Series A Warrants

   Holders of Algos' outstanding Series A warrants will, to the extent that they do not exercise their warrants prior to the completion of the merger, hold warrants to purchase Endo common stock with substantially the same terms and conditions as their current Series A warrants. Each warrant is exercisable to purchase one share of Endo common stock and one Endo warrant for each share of Algos common stock into which this warrant would have been exercisable prior to the merger. In addition, the warrants will have the same exercise price, which is currently $1.20 per share. As of May 1, 2000, there were outstanding Series A warrants to purchase 229,661 shares of Algos common stock.

 Exercisability and Expiration

   The Series A warrants are currently exercisable, and will remain exercisable following completion of the merger. These warrants expire on September 25, 2001.

 Transferability

   Endo will neither register these warrants with the SEC nor list them on any national securities exchange. In addition, holders of these warrants may not transfer the warrants without the prior written consent of Endo.

 Dividends and other Distributions

   Prior to the expiration of these warrants, if there is any stock dividend or any other distribution other than ordinary cash dividends payable out of earnings or surplus legally available for dividends, then Endo will adjust the number of shares of Endo common stock subject to these warrants and the exercise price of the warrants to reflect this distribution.

 Reorganization, Consolidation, Merger or Sale

   In the event of any consolidation, merger or sale of all or substantially all of the assets of Endo, Endo will be required to use reasonable efforts to make adequate provisions so that the holders of these warrants will be entitled to purchase the number of shares of stock or other securities or property to which they would have been entitled upon the event if the warrant holder had exercised the immediately prior to the event.

 Antidilution Provisions

   Prior to the expiration of these warrants, if there is any stock split or other reclassification of the Endo common stock, then Endo will adjust the number of shares of Endo common stock subject to these warrants and the exercise price of the warrants to reflect this stock split or reclassification.

 No Other Rights

   The holders of these warrants will not be entitled to any of the rights of an Endo common stockholder, including, without limitation, the right to vote or to attend or receive any notice of meetings of stockholders or any other proceedings of Endo.

                        COMPARISON OF STOCKHOLDER RIGHTS

   Both Endo and Algos are Delaware corporations. In addition to the applicable provisions of the Delaware General Corporation Law, currently Endo's amended and restated certificate of incorporation and amended and restated by-laws govern the rights of Endo's stockholders, and Algos' amended and restated certificate of incorporation and amended and restated by-laws govern the rights of Algos stockholders.

   If we complete the merger, Algos stockholders will become Endo stockholders. Endo intends to amend and restate its certificate of incorporation and by-laws immediately prior to the merger and, therefore, after the merger, Endo's amended and restated certificate of incorporation, amended and restated by-laws and applicable provisions of the Delaware General Corporation Law the rights of Algos stockholders.

   Set forth below is a description of the material differences between the rights of Endo's stockholders and the rights of Algos' stockholders. Because both Endo and Algos are Delaware corporations, differences between the rights of Endo's stockholders and Algos' stockholders will arise from differences in the respective certificates of incorporation and by-laws of Endo and Algos, rather than from differences in applicable state law.

   While we believe that this description covers the material differences between the two companies, this description may not contain all of the information that is important to you. This description is not intended to be a complete discussion of the certificates of incorporation and by-laws of Endo and Algos, and it is qualified in its entirety by reference to applicable Delaware law as well as to Endo's and Algos' respective certificates of incorporation and by-laws. You should carefully read this description and the documents that this description references for a more complete understanding of the differences between being a stockholder of Endo and a stockholder of Algos. We have attached copies of forms of Endo's amended and restated certificate of incorporation and amended and restated by-laws as Appendices E and F, respectively, to this proxy statement/prospectus and they are incorporated in this proxy statement/prospectus by reference.

   Algos' amended and restated certificate of incorporation and amended and restated by-laws are on file with the SEC, are incorporated by reference, and will also be sent to you upon request. See "WHERE YOU CAN FIND MORE INFORMATION" on page 131.

         DESCRIPTION OF MATERIAL DIFFERENCES BETWEEN CURRENT RIGHTS OF ALGOS STOCKHOLDERS AND RIGHTS THOSE STOCKHOLDERS WILL HAVE AS
                     ENDO STOCKHOLDERS FOLLOWING THE MERGER

                                    ALGOS                               ENDO
                                    -----                               ----
------------------------------------------------------------------------------------------
  Authorized Capital  The total number of shares of      The total number of shares of
   Stock              authorized capital stock is        authorized capital stock is
                      60,000,000 consisting of:          175,078,160 consisting of:

                      . 50,000,000 shares of common      . 142,656,279 shares of common
                        stock, par value $.01 per          stock, par value $.01 per
                        share, and                         share, and
                      . 10,000,000 shares of preferred   . 32,421,881 shares of preferred
                        stock, par value $.01 per          stock, par value $.01 per
                        share.                             share.

------------------------------------------------------------------------------------------
  Board of Directors
------------------------------------------------------------------------------------------

  Size of the Board   The by-laws provide that the       The certificate of incorporation
   of Directors       number of directors will be at     provides that the number of
                      least three but not more than      directors will be at least seven
                      nine persons.                      but not more than eleven persons.
                      By a vote of a majority of the     The by-laws provide that the
                      directors, the board may increase  exact number of directors are to
                      or decrease the number of          be fixed
                      directors and appoint directors
                      to newly created directorships.
                                                         . by the resolution of the board,

                                    ALGOS                               ENDO
                                    -----                               ----
------------------------------------------------------------------------------------------
                                                         . by consent executed on behalf
                                                           of the stockholders.
                                                         . by resolution adopted by the
                                                           vote of a majority of the
                                                           stockholders of common stock,
                                                           or

                      The current board consists of six  The board immediately after the
                      directors.                         merger will consist of 9
                                                         directors.

------------------------------------------------------------------------------------------
  Classification of   The board is divided into three    No classified board.
   the Board of       classes and the directors are
   Directors          elected to three-year terms.

------------------------------------------------------------------------------------------
  Election of         Directors are chosen by a          Directors are chosen by a
   Directors          plurality of the votes cast by     plurality of the votes cast by
                      the stockholders at the election.  the stockholders at the election.
                      All elections of the directors     Election of directors need not be
                      will be by written ballot.         by written ballot.

------------------------------------------------------------------------------------------
  Resignation of      Directors may resign at any time   Directors may resign at any time
   Directors          by a written resignation.          if they give notice to Endo.

------------------------------------------------------------------------------------------
  Removal of          The by-laws provide that a         The certificate of incorporation
   Directors          director can only be removed for   and by-laws are silent regarding
                      cause by the majority vote of all  the requirements for removal of
                      of the shares of stock             directors.
                      outstanding.

------------------------------------------------------------------------------------------
  Vacancies on the    Vacancies in the number of         The by-laws provide that
   Board of           directorships may be filled by a   vacancies on the board may be
   Directors          majority vote of the remaining     filled by a vote of a majority of
                      directors, though less than a      the remaining board, though less
                      quorum.                            than a quorum, or even by a sole
                                                         remaining director. The three
                                                         Algos directors on the board will
                                                         fill any vacancies created by
                                                         them for other than cause with a
                                                         nominee of the remaining Algos-
                                                         nominated directors.

------------------------------------------------------------------------------------------
  Quorum              A majority of the directors in     A majority of the entire board
                      office will constitute a quorum.   will constitute a quorum.

------------------------------------------------------------------------------------------
  Special Meetings    The president or the secretary,    The chairman, the president, or
   of the Board of    on the written request of two or   any director may call a special
   Directors          more directors, may call a         meeting of the board on twenty-
                      special meeting of the board on    four hours' notice, or on a
                      at least two days' notice to each  shorter notice as the person(s)
                      director. The president or a       calling the special meeting may
                      majority of the members of a       deem necessary or appropriate.
                      committee may call at any time a
                      special meeting of the committee.

--------------------------------------------------------------------------------

                                    ALGOS                               ENDO
                                    -----                               ----
------------------------------------------------------------------------------------------
  Stockholders
   Meetings

------------------------------------------------------------------------------------------
  Annual Meetings     The annual meeting will be held    The annual meeting will be held
                      on a date and at a time and place  on a
                      designated by the board.           date and at a time designated by
                                                         the board.
------------------------------------------------------------------------------------------
  Special Meetings    Callable at any time but only by   Callable by any officer at the
                      the chairman of the board, the     written request of a majority of
                      president or the majority of the   the board or at the written
                      whole board.                       request of stockholders owning a
                                                         majority of the capital stock
                                                         issued and outstanding and
                                                         entitled to vote.

------------------------------------------------------------------------------------------
  Advance Notice      Stockholders must receive notice   Each stockholder entitled to vote
   Provisions         of a special meeting no more than  at a stockholder meeting will
                      ninety days before the special     receive a
                      meeting and not later than the     written notice of the meeting not
                      later of either (a) sixty days     less
                      before the special meeting or (b)  than ten nor more than sixty days
                      ten days following the public      before the date of the meeting.
                      announcement of the meeting by
                      the company.

------------------------------------------------------------------------------------------
  Quorum              The holders of a majority of the   Same.
                      capital stock entitled to vote
                      pursuant in person or represented
                      by proxy will constitute a
                      quorum.

------------------------------------------------------------------------------------------
  Voting Rights       The certificate of incorporation   The holders of common stock are
                      provides that, subject to the      entitled to one vote per share on
                      laws of Delaware and by-laws, all  all matters to be voted on by the
                      rights to vote and all voting      common stockholders.
                      power will be exclusively vested
                      in the common stock. Every
                      stockholder of record will be
                      entitled at every meeting of the
                      stockholders to one vote for each
                      share of common stock.

                      All questions brought before the   All questions brought before the
                      meeting of stockholders will be    meeting of stockholders will be
                      decided by a majority vote except  decided by a majority vote.
                      regarding (a) certain amendments
                      to the certificate of
                      incorporation or by-laws and (b)
                      a business combination involving
                      a transaction between the company
                      and an interested stockholder or
                      an affiliate of the interested
                      stockholder; both (a) and (b)
                      requiring a 66 2/3% affirmative
                      vote.

                                  ALGOS                               ENDO
                                  -----                               ----
----------------------------------------------------------------------------------------
                    Voting will be by ballot if it is  Votes can be cast in person or by
                    required by law or if it is        proxy but no proxy will be voted
                    demanded by a stockholder          on or after three years from its
                    entitled to vote. If a voting by   date, unless the
                    ballot is not required or          proxy provides for a longer
                    requested, voting may be by voice  period. The board or the officer vote. Votes can be cast by proxy.  presiding at a
                                                       meeting of stockholders may
                                                       require that votes cast in the
                                                       stockholder meetings be cast by a
                                                       written ballot.

----------------------------------------------------------------------------------------
  Action by         Any action required or permitted   The by-laws provide that actions
   Consent of       to be taken by stockholders must   permitted to be taken at the
   Stockholders     be effected at a duly called       meeting of the stockholders may
                    annual or special meeting and may  be taken without
                    not be effected by a consent in    (a) a meeting, (b) prior notice
                    writing.                           and (c) a vote, if a consent in
                                                       writing is signed by the holders
                                                       of outstanding stock having not
                                                       less than the minimum number of
                                                       votes that would be necessary to
                                                       authorize or take actions at the
                                                       stockholder meeting.
----------------------------------------------------------------------------------------
  Inspection        The secretary will prepare and     Same; except that the officer in
   Rights           make a complete list of            charge of the stock ledger will
                    stockholders entitled to vote at   prepare and make the complete
                    a stockholders' meeting at least   list of stockholders entitled to
                    ten days before the meeting of     vote at the meeting of the
                    the stockholders. The stockholder  stockholders.
                    list will be open to the
                    examination of stockholders for
                    purposes germane to the meeting
                    as long as the examination is
                    conducted

                    . during ordinary business hours,

                    . for a period of at least ten
                      days before the meeting, and

                    . either at a place within the
                      city where the meeting is to be
                      held or at the place where the
                      meeting is held.

                    The stockholder list will be
                     produced and kept at the place
                     and duration of the meeting for
                     the inspection by the
                     stockholders present at the
                     meeting.
----------------------------------------------------------------------------------------

                                    ALGOS                               ENDO
                                    -----                               ----
------------------------------------------------------------------------------------------
  Amendments to
   Organizational
   Documents
------------------------------------------------------------------------------------------

  Certificate of      Provisions of the certificate of   Provisions of the certificate of
   Incorporation      incorporation may be amended,      incorporation may be amended,
                      altered, changed or repealed by    altered, changed or repealed by
                      the affirmative vote of the board  the affirmative vote of the board
                      of directors and approval by the   of directors and approval by the
                      holders of a majority of the       holders of a majority of the
                      outstanding voting stock, except   outstanding voting stock.
                      that (a) the amendment or repeal
                      of the articles relating to
                      "Action by Consent of
                      Stockholders" (see above),
                      "Exculpation and Indemnification"
                      (see below) and "Amendments," or
                      (b) the reduction of the number
                      of authorized shares of common
                      stock and preferred stock require
                      the affirmative vote of the
                      holders of at least 66 2/3% of
                      the outstanding voting stock.

------------------------------------------------------------------------------------------
  By-Laws             The by-laws may be altered or      The by-laws may be altered,
                      repealed, or new by-laws may be    amended or repealed, or new by-
                      adopted at the meeting of the      laws may be adopted by the
                      stockholders if notice of the      stockholders or by the board.
                      proposed alteration or repeal of   Notice of alteration, amendment
                      the by-laws is contained in the    or repeal of the by-laws or the
                      notice of the meeting. An          adoption of new by-laws will be
                      affirmative vote of 66 2/3%        contained in the notice of the
                      of the stock issued and            meeting of stockholders or the
                      outstanding and entitled to vote   board. All changes to the by-laws
                      is required at the stockholder     must be approved either by the
                      meeting to alter or repeal by-     holders of a majority of the
                      laws or adopt new by-laws. The     outstanding capital stock
                      by-laws can also be altered or     entitled to vote or by a majority
                      repealed or new by-laws adopted    of the entire board.
                      by the affirmative vote of a
                      majority of the board at any
                      meeting if notice of the proposed
                      alteration or repeal is contained
                      in the notice of the meeting.
------------------------------------------------------------------------------------------
  Dividends and       The certificate of incorporation   The certificate of incorporation
   Other              provides that dividends on         provides that, when dividends are
   Distributions      outstanding shares of preferred    declared, the holders of the
                      stock will be paid or declared     common stock will be entitled to
                      and set apart for payment before   share equally, share for share,
                      dividends are paid on the common   in the dividends. The board may
                      stock. The by-laws provide that    declare dividends at regular or
                      the board may:                     special meetings

                      . declare and pay dividends or     and may decide to pay in cash, in
                        make other distributions on the  property, or in shares of capital
                        outstanding shares of capital    stock. Before payment of the
                        stock,                           dividend, the

                                    ALGOS                               ENDO
                                    -----                               ----
------------------------------------------------------------------------------------------
                      . use and apply surplus of the     board can set aside out of funds
                        company in purchasing or         of Endo available for dividends,
                        acquiring the company's          sums that in its absolute
                        securities, and                  discretion, the board deems

                      . set aside out of surplus or net  necessary for the purpose of a
                        profits a sum that the board     reserve of funds to meet
                        deems necessary for the purpose  contingencies, or for equalizing
                        of a reserve of funds to meet    dividends, or for repairing or
                        contingencies, or for            maintaining the property of Endo.
                        equalizing dividends, or for
                        repairing or maintaining the
                        property of Algos.

                      If upon liquidation, dissolution   Not applicable.
                      or winding up of the company, the
                      assets available for distribution
                      to the holders of preferred stock
                      are insufficient to pay to those
                      holders the full preferential
                      amount, then the assets will be
                      distributed ratably among the
                      shares of preferred stock.

------------------------------------------------------------------------------------------
  Exculpation and
   Indemnification

------------------------------------------------------------------------------------------
  Exculpation         No director will be personally     Same.
                      liable to the company or the
                      stockholders for monetary damages
                      for breach of fiduciary duty,
                      except for liability

                      . for a breach of the duty of
                        loyalty to the company and its
                        stockholders,

                      . for acts or omissions not in
                        good faith or which involve
                        intentional misconduct or a
                        knowing violation of law,

                      . pursuant to section 174 of the
                        Delaware General Corporation
                        Law, or

                      . for transactions from which the
                        director derived improper
                        personal benefit.

                      The certificate of incorporation   A contract or transaction between
                      and by-laws are silent regarding   the company and its directors or
                      the validity of contracts or       officers, or between the company
                      transactions between the company   and any other
                      and its directors or officers, or  entity in which its directors or between the company and any other  officers
                      entity in which its directors and  are directors or officers of the
                      officers are directors or          company will not be void or
                      officers of the company.           voidable solely for
                                                         the reason that

                                    ALGOS                               ENDO
                                    -----                               ----
------------------------------------------------------------------------------------------
                                                         . it is a contract or a
                                                           transaction that involves an
                                                           interested director or officer,

                                                         . the interested director or
                                                           officer is present at or
                                                           participates in the meeting of
                                                           the board or committee that
                                                           authorizes the contract or
                                                           transaction, or

                                                         . the interested director's votes
                                                           are counted in authorizing the
                                                           contract or transaction.

                                                         However, in order for the
                                                         contract or transaction with an
                                                         interested director or officer to
                                                         be valid, one of the following
                                                         conditions must be met:

                                                         . Material facts as to the
                                                           interested director's or
                                                           officer's relationship or
                                                           interest are disclosed or are
                                                           known to the board or the
                                                           committee and the board or the
                                                           committee in good faith
                                                           authorizes the contract or
                                                           transaction by the affirmative
                                                           vote of a majority of the
                                                           disinterested directors, even
                                                           though the disinterested
                                                           directors represent less than a
                                                           quorum;

                                                         . Material facts as to the
                                                           interested director's or
                                                           officer's relationship or
                                                           interest are disclosed or are
                                                           known to the stockholders
                                                           entitled to vote and the
                                                           contract or transaction is
                                                           specifically approved in good
                                                           faith by the vote of the
                                                           stockholders; or

                                                         . The contract or transaction is
                                                           fair to the company as of the
                                                           time it is authorized, approved
                                                           or ratified, by the board,
                                                           committee or the stockholders.

------------------------------------------------------------------------------------------
  Indemnification     The company will indemnify its     Same; except the right to
                      directors, officers, employees     indemnification is not originally
                      and agents to the fullest extent   extended to employees and agents
                      authorized or permitted by law     of the company. The board may
                      against expenses, judgments,       provide rights to indemnification
                      fines and amounts paid in          and to the advancement of
                      settlement.                        expenses to employees and agents
                                                         of the company.

                                    ALGOS                               ENDO
                                    -----                               ----
------------------------------------------------------------------------------------------
                      The directors' and officers'       Same.
                      right to indemnification
                      continues to persons who have
                      ceased to be directors or
                      officers and to his or her heirs,
                      executors and personal and legal
                      representatives.

                      The board has the express          The authorization as to whether a
                      authority to enter into            director or officer should be
                      indemnification agreements         indemnified is made

                      with present or future directors   . by a majority vote of the
                      and officers.                        directors who are not parties
                                                           to the action, suit or
                                                           proceeding, even though less
                                                           than
                                                           a quorum,

                                                         . by independent legal counsel in
                                                           a written opinion if there are
                                                           no directors who are not
                                                           parties to the action, suit or
                                                           proceeding, or

                                                         . by the stockholders.

                                                         However, if a director or officer
                                                         has been successful on the merits
                                                         or defense of the action, suit or
                                                         proceeding, then that person will
                                                         be indemnified without
                                                         authorization.


                      Unless a proceeding is authorized  Same.
                      or consented to by the board, the
                      company is not obligated to
                      indemnify a director or officer
                      regarding a proceeding initiated
                      by the same director or officer.

                      If a written claim of indemnity    If the director or officer is
                      by an officer, director, employee  adjudged to be liable to the
                      or agent is not paid in full       company by a court of law there
                      within ninety days after the       would be no right of
                      claim is received by the company,  indemnification unless the court
                      then that officer, director,       determines upon application that,
                      employee or agent can bring a      despite the adjudication of
                      suit against the company. If the   liability but in view
                      suit is successful in whole or in  of all the circumstances of the
                      part, the officer, director,       case, the director or officer is
                      employee or agent is entitled to   fairly and reasonably entitled to
                      be paid expenses of prosecuting    indemnity.
                      the suit.

                      Neither the certificate of         Directors or officers may apply
                      incorporation nor the by-laws      to the Court of Chancery in the
                      contemplate application to the     State of Delaware for
                      Court of Chancery in the State of  indemnification.
                      Delaware for indemnification.

                                    ALGOS                               ENDO
                                    -----                               ----
----------------------------------------------------------------------------
                      The right to indemnification       Same.
                      includes the right to be
                      reimbursed for the expenses
                      incurred in defending or
                      participating in proceedings in
                      advance of its final disposition.

                      A repeal or modification of the    Same.
                      indemnification provisions by the
                      stockholders must not adversely
                      affect the rights to
                      indemnification of directors and
                      officers regarding any acts or
                      omissions that occurred before
                      the repeal or modification.

                      The company may purchase and       Same.
                      maintain insurance on behalf of
                      persons who are or were directors
                      or officers whether or not the
                      company would have the power or
                      the obligation to indemnify those
                      persons.
----------------------------------------------------------------------------

  Appraisal Rights    Under Delaware law, the rights of  Same.
                      dissenting stockholders to obtain
                      the fair value for their shares,
                      which are referred to as
                      appraisal rights, may be
                      available in connection with a
                      statutory merger or consolidation
                      in certain specific situations.
                      Appraisal rights are not
                      available to a corporation's
                      stockholders under Delaware law
                      when the corporation is to be the
                      surviving corporation and no vote
                      of its stockholders is required
                      to approve the merger.

                      In addition, unless otherwise
                      provided in the certificate of
                      incorporation, no appraisal
                      rights are available under
                      Delaware law to holders of shares
                      of any class of stock which is
                      either (a) listed on a national
                      securities exchange or designated
                      as a national market system
                      security on an interdealer
                      quotation system by the NASD or
                      (b) held of record by more than
                      2,000 stockholders, unless these
                      stockholders are required by the
                      terms of the merger to accept
                      anything other than:

                      .shares of stock of the surviving
                      corporation;

                                    ALGOS                               ENDO
                                    -----                               ----
---------------------------------------------------------------------------------------
                      . shares of stock of another
                        corporation which, as of the
                        effective date of the merger or
                        consolidation, are of the kind
                        described in clauses (a) and
                        (b) above;

                      . cash instead of fractional
                        shares of such stock; or

                      . any combination of the above
                        three bullets.

                      Appraisal rights are not
                      available under Delaware law in
                      the event of the sale of all or
                      substantially all of a
                      corporation's assets or the
                      adoption of an amendment to its
                      certificate of incorporation,
                      unless such rights are granted in
                      the corporation's certificate of
                      incorporation. The certificate of
                      incorporation does not grant
                      these rights.
---------------------------------------------------------------------------------------

  Shareholder         None.                               None.
   Rights Plan
---------------------------------------------------------------------------------------

  Ownership           The company may impose on the       Neither the certificate of
   Limitations        holder of restricted capital        incorporation nor the by-laws
                      stock, or the successor or          imposes limitations on the
                      transferee of that holder, a        ownership of capital stock.
                      written restriction on the
                      transfer or registration of
                      transfer of the capital stock if
                      it is (a) permitted by section
                      202 of the Delaware General
                      Corporation Law and (b) noted
                      conspicuously on the stock
                      certificate. Unless noted
                      conspicuously on the certificate,
                      a restriction on the transfer or
                      registration of transfer will be
                      ineffective except against the
                      holders who had actual knowledge
                      of the restriction. No
                      restriction will be binding to
                      the capital stock issued before
                      the adoption of the restriction
                      unless the holders of the capital
                      stock are parties to an agreement
                      or voted in favor of the
                      restriction.

                      If the company securities are       Neither the certificate of
                      offered to a non-United States      incorporation nor the by-laws
                      person, the company will require    imposes this requirement.
                      the non-United States person to
                      deliver an opinion of counsel
                      satisfactory to the company that
                      the transfer of the securities is
                      permitted under the U.S. federal
                      securities laws.

                                    ALGOS                               ENDO
                                    -----                               ----
-------------------------------------------------------------------------------------------
  Business            A business combination involving    The certificate of incorporation
   Combinations       a transaction between the company   states that the company elects
                      and an interested stockholder or    not to be governed by section 203
                      an affiliate of the interested      of the Delaware
                      stockholder requires the            General Corporation Law pursuant
                      affirmative vote of the holders     to section 203(b)(3) of the
                      of at least 66 2/3% of the          Delaware General Corporation Law.
                      outstanding shares of capital
                      stock.

                      A business combination is defined   Not applicable.
                      in the certificate of
                      incorporation to include the
                      following transactions between
                      the company or its subsidiary and
                      an interested stockholder or its
                      affiliate:

                      . a merger or consolidation;

                      . a sale, lease, exchange,
                        mortgage, pledge, transfer or
                        other disposition of the assets
                        of the company that has an
                        aggregate fair market value of
                        more than 25% of the fair value
                        of the company's common stock;

                      . the issuance or transfer by the
                        company or its subsidiary of
                        the securities of the company
                        or its subsidiary in exchange
                        for cash, securities or other
                        property that has an aggregate
                        fair market value of more than
                        25% of the fair value of the
                        company's common stock;

                      . the adoption of a plan or
                        proposal for the liquidation or
                        dissolution of the company
                        proposed by an interested
                        stockholder or an affiliate of
                        the interested stockholder; or

                      . a reclassification of
                        securities, recapitalization of
                        the company, or a merger or
                        consolidation of the company
                        with its subsidiaries that has
                        the effect of increasing the
                        proportionate ownership
                        interest of the interested
                        stockholder or an affiliate of
                        the interested stockholder.

                                    ALGOS                               ENDO
                                    -----                               ----
----------------------------------------------------------------------------
                      A business combination will not    Not applicable.
                      require the affirmative vote of
                      the holders of at least 66 2/3%
                      of the outstanding shares of
                      capital stock if either (a) the
                      business combination has been
                      approved by a majority of the
                      whole board of the company or (b)
                      the aggregate amount of the
                      consideration to be received per
                      share by holders of common stock
                      as a result of the business
                      combination is at least equal to
                      the highest of the following:

                      . the highest share price paid by
                        the interested stockholder
                        within the two-year period
                        prior to the business
                        combination,

                      . the fair value per share of
                        company common stock on the
                        date on which the interested
                        stockholder became an
                        interested stockholder, and

                      . the fair value per share of
                        company common stock on the
                        date of the first public
                        announcement of any proposed
                        business combination.

                      A repeal or amendment of the       Not applicable.
                      business combination provision in
                      the certificate of incorporation
                      or adoption of a provision that
                      is inconsistent with the business
                      combination provision requires
                      the affirmative vote of the
                      holders of at least 66 2/3% of
                      the voting power of all shares of
                      the company's capital stock.

                                 LEGAL MATTERS

   Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York will pass upon the validity of the issuance of the Endo common stock and the Endo warrants for Endo, Latham & Watkins, New York, New York, counsel to Algos, and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, counsel to Endo, will be delivering opinions concerning federal income tax consequences of the merger. See "THE MERGER--Material U.S. Federal Income Tax Consequences." From time to time, Skadden, Arps, Slate, Meagher & Flom LLP provides advice to Kelso & Company. Roger H. Kimmel, a member of the Algos board of directors and a stockholder of Algos, is a partner at Latham & Watkins. In addition, several members of Latham & Watkins from time to time own or have owned Algos common stock.

                                    EXPERTS

   [TO COME]

                          FUTURE STOCKHOLDER PROPOSALS

   Due to the contemplated consummation of the merger, Algos does not currently intend to hold an annual meeting of stockholders in 2000. In the event that Algos holds an annual meeting in 2000, the Secretary of Algos would have had to have received any proposals that stockholders intend to present at this meeting no later than December 31, 1999.

   SEC rules set forth standards as to the requirements for inclusion of stockholder proposals in a proxy statement for an annual meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

   Algos files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information Algos files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Algos' SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at www.sec.gov.

   As of the date of this proxy statement/prospectus, Endo has filed a registration statement on Form S-4 to register with the SEC the Endo common stock and warrants that Endo will issue to Algos stockholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Endo, as well as a proxy statement of Algos for its special meeting.

   As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

   The SEC allows Algos to "incorporate by reference" information into this proxy statement/prospectus, which means that Algos can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that Algos has previously filed with the SEC. These documents contain important information about Algos and its financial condition.

Algos SEC Filings

 Annual Reports on Form 10-K:

   Year ended December 31, 1999.

 Quarterly Reports on Form 10-Q:

   Quarter ended March 31, 2000.

 Current Reports on Form 8-K:

   Filed on November 29, 1999, December 3, 1999 and April 17, 2000.

 Proxy Statements on Form 14A:

   Dated April 30, 1999.

   Algos can also incorporate by reference into this proxy statements/prospectus additional documents that Algos may file with the SEC from the date of this proxy statement/prospectus to the date of the special meeting of Algos stockholders. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

   Algos has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Algos.

   If you are a stockholder, Algos may have sent you some of the documents incorporated by reference, but you can obtain any of them through Algos, the SEC or the SEC's Internet world wide web site as described above. Documents incorporated by reference are available from Algos without charge, excluding all exhibits unless Algos has specifically incorporated by reference an exhibit in this proxy statement/prospectus. Stockholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the Algos at the following address:

   Algos Pharmaceutical Corporation
   1333 Campus Parkway
   Neptune, NJ 07753-6815

   Attention: Assistant Secretary

   If you would like to request documents from us, please do so by        ,
2000 to receive them before the Algos special meeting.

   You should rely on the information contained or incorporated by reference in this proxy statement/prospectus to vote on the transactions. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy
statement/prospectus is dated        , 2000. You should not assume that the
information contained in this proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this proxy statement/prospectus to you nor the issuance of Endo common stock and warrants in the merger shall create any implication to the contrary.

                         INDEX TO FINANCIAL STATEMENTS

ENDO PHARMACEUTICALS HOLDINGS INC.

                                                                           Page
                                                                           ----
DECEMBER 31, 1999, 1998 AND 1997
Independent Auditors' Report..............................................  F-2
 Consolidated Balance Sheets as of December 31, 1999 and 1998.............  F-3
 Consolidated Statements of Operations for the Years Ended December 31,
  1999 and 1998 and the Period from August 26, 1997 (Date of Acquisition)
  to December 31, 1997....................................................  F-4
 Consolidated Statements of Stockholders' Equity for the Years Ended
  December 31, 1999 and 1998 and the Period from August 26, 1997 (Date of
  Acquisition) to December 31, 1997.......................................  F-5
 Consolidated Statements of Cash Flows for the Years Ended December 31,
  1999 and the Period from August 26, 1997 (Date of Acquisition) to
  December 31, 1997.......................................................  F-6
 Notes to Consolidated Financial Statements for the Years Ended December
  31, 1999 and 1998 and the Period from August 26, 1997 (Date of
  Acquisition) to December 31, 1997.......................................  F-7
MARCH 31, 2000 AND 1999
 Consolidated Balance Sheets as of March 31, 2000 and December 31, 1999
  (Unaudited)............................................................. F-18
 Consolidated Statements of Operations for the Three Months Ended March
  31, 2000 and 1999 (Unaudited)........................................... F-19
 Consolidated Statements of Cash Flows for the Three Months Ended March
  31, 2000 and 1999 (Unaudited)........................................... F-20
 Notes to Consolidated Financial Statements for the Three Months Ended
  March 31, 2000 (Unaudited).............................................. F-21


DUPONT PHARMACEUTICALS COMPANY

AUGUST 26, 1997 AND DECEMBER 31, 1996

 Report of Independent Accountants........................................ F-23

 Statements of Earnings for the Year Ended December 31, 1996 and the
  Period from January 1, 1997 to August 26, 1997.......................... F-24

 Statements of Assets to be Sold as of December 31, 1996 and August 26,
  1997.................................................................... F-25

 Notes to the Statements of Earnings and Assets to be Sold for the Year
  Ended December 31, 1996 and the Period from January 1, 1997 to August
  26, 1997................................................................ F-26

ALGOS PHARMACEUTICAL CORPORATION

Report of Independent Accountants......................................... F-32

 Balance Sheets as of December 31, 1999 and 1998.......................... F-33

 Statements of Operations for the Years Ended December 31, 1999, December
  31, 1998 and
  December 31, 1997 and Cumulative from Inception to December 31, 1999.... F-34

 Statements of Cash Flows for the Years Ended December 31, 1999, December
  31, 1998 and December 31, 1997 and Cumulative from Inception to December
  31, 1999................................................................ F-35

 Statements of Changes in Stockholders' Equity for the Period from
  Inception to
  December 31, 1996 ...................................................... F-36

 Notes to Financial Statements for the Years Ended December 31, 1999,
  December 31, 1998 and December 31, 1997................................. F-37

 Balance Sheets as of March 31, 2000 and December 31, 1999................ F-46

 Statements of Operations for the Three Months Ended March 31, 2000 and
  March 31, 1999 and Cumulative from Inception to March 31, 2000.......... F-47

 Condensed Statements of Cash Flows for the Three Months Ended March 31,
  2000 and March 31, 1999 and Cumulative from Inception to March 31,
  2000.................................................................... F-48

 Notes to Financial Statements for the Three Months Ended March 31, 2000
  and March 31, 1999...................................................... F-49

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Endo Pharmaceuticals Holdings Inc.

   We have audited the accompanying consolidated balance sheets of Endo Pharmaceuticals Holdings Inc. (the "Company") as of December 31, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1999 and 1998 and the period from August 26, 1997 (Date of Acquisition) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and 1998 and the results of their operations and their cash flows for the years ended December 31, 1999 and 1998 and the period from August 26, 1997 (Date of Acquisition) to December 31, 1997 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Philadelphia, Pennsylvania
February 28, 2000

                       ENDO PHARMACEUTICALS HOLDINGS INC.

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998
                        (In thousands except share data)

                                                              1999      1998
                                                            --------  --------
                          ASSETS
                          ------

CURRENT ASSETS:
  Cash and cash equivalents................................ $ 22,028  $ 17,367
  Accounts receivable, net of allowance of $444 and $315 at
   December 31, 1999 and 1998, respectively................   62,254    33,009
  Inventories..............................................   21,269    14,461
  Prepaid expenses.........................................    3,356     1,925
  Deferred income taxes....................................    9,520     6,278
                                                            --------  --------
    Total current assets...................................  118,427    73,040
                                                            --------  --------
PROPERTY AND EQUIPMENT, Net................................    5,712     5,014
GOODWILL AND OTHER INTANGIBLES, Net of amortization of
 $15,625 and $8,742 at December 31, 1999 and 1998,
 respectively..............................................  192,081   187,964
DEFERRED INCOME TAXES......................................    8,636    13,876
OTHER ASSETS...............................................    4,580     7,724
                                                            --------  --------
TOTAL ASSETS............................................... $329,436  $287,618
                                                            ========  ========

           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------

CURRENT LIABILITIES:
  Accounts payable......................................... $ 19,185  $ 11,951
  Accrued expenses.........................................   33,641    23,413
  Income taxes payable.....................................       75
  Current portion of long-term debt........................   15,985
                                                            --------  --------
    Total current liabilities..............................   68,886    35,364
                                                            --------  --------
LONG-TERM DEBT, Less current portion.......................  175,218   170,544
OTHER LIABILITIES..........................................    6,745     6,352

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred Stock, $.01 par value; 500,000 shares
   authorized; none issued
  Common Stock, $.01 par value; 2,000,000 shares
   authorized; and 929,950 shares issued in 1999 and 1998,
   respectively............................................        9         9
  Class A Common Stock, $.01 par value; 200,000 shares
   authorized; and 174,560 shares issued in 1999 and 1998,
   respectively............................................        2         2
  Additional paid-in capital...............................  110,440   110,440
  Accumulated deficit......................................  (31,833)  (35,093)
                                                            --------  --------
                                                              78,618    75,358
  Less: Treasury stock, at cost; 290 shares in 1999........      (31)
                                                            --------  --------
    Total Stockholders' Equity.............................   78,587    75,358
                                                            --------  --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY................. $329,436  $287,618
                                                            ========  ========

                See notes to consolidated financial statements.

                       ENDO PHARMACEUTICALS HOLDINGS INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
   YEARS ENDED DECEMBER 31, 1999 AND 1998 AND THE PERIOD FROM AUGUST 26, 1997
                   (DATE OF ACQUISITION) TO DECEMBER 31, 1997
                                 (In thousands)

                                                       1999     1998     1997
                                                     -------- -------- --------
NET SALES........................................... $138,546 $108,370 $ 39,431
COST OF SALES.......................................   58,263   54,731   29,779
                                                     -------- -------- --------
GROSS PROFIT........................................   80,283   53,639    9,652
                                                     -------- -------- --------
COSTS AND EXPENSES:
  Selling, general and administrative...............   42,921   25,540    8,707
  Research and development..........................    9,373    5,893    2,865
  Depreciation and amortization.....................    8,309    7,373    2,340
  Purchased in-process research and development.....                     46,000
                                                     -------- -------- --------
OPERATING INCOME (LOSS).............................   19,680   14,833  (50,260)
                                                     -------- -------- --------
INTEREST EXPENSE, Net...............................   14,347   14,451    5,352
                                                     -------- -------- --------
INCOME (LOSS) BEFORE INCOME TAX (BENEFIT)...........    5,333      382  (55,612)
                                                     -------- -------- --------
INCOME TAX (BENEFIT)................................    2,073      181  (20,318)
                                                     -------- -------- --------
NET INCOME (LOSS)................................... $  3,260 $    201 $(35,294)
                                                     ======== ======== ========


                See notes to consolidated financial statements.

                       ENDO PHARMACEUTICALS HOLDINGS INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
   YEARS ENDED DECEMBER 31, 1999 AND 1998 AND THE PERIOD FROM AUGUST 26, 1997
                   (DATE OF ACQUISITION) TO DECEMBER 31, 1997
                        (In thousands except share data)

                                                Class A
                                      Common    Common   Additional                          Total
                           Number    Stock at  Stock at   Paid-in   Accumulated Treasury Stockholders'
                          of Shares  Par Value Par Value  Capital     Deficit    Stock      Equity
                          ---------  --------- --------- ---------- ----------- -------- -------------
Issuance of Common
 Stock..................    928,800     $ 9               $ 92,871                         $ 92,880
Issuance of Class A
 Common Stock...........    171,200               $ 2       17,118                           17,120
Net Loss................                                             $(35,294)              (35,294)
                          ---------     ---       ---     --------   --------              --------
BALANCE, DECEMBER 31,
 1997                     1,100,000       9         2      109,989    (35,294)               74,706
Issuance of Common
 Stock..................      1,150                            115                              115
Issuance of Class A
 Common Stock...........      3,360                            336                              336
Net Income..............                                                  201                   201
                          ---------     ---       ---     --------   --------              --------
BALANCE, DECEMBER 31,
 1998                     1,104,510       9         2      110,440    (35,093)               75,358
Repurchase of Class A
 Common Stock--at cost..       (290)                                             $ (31)         (31)
Net income..............                                                3,260                 3,260
                          ---------     ---       ---     --------   --------    -----     --------
BALANCE, DECEMBER 31,
 1999                     1,104,220     $ 9       $ 2     $110,440   $(31,833)   $ (31)    $ 78,587
                          =========     ===       ===     ========   ========    =====     ========




                See notes to consolidated financial statements.

                       ENDO PHARMACEUTICALS HOLDINGS INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
       YEARS ENDED DECEMBER 31, 1999 AND THE PERIOD FROM AUGUST 26, 1997
                   (DATE OF ACQUISITION) TO DECEMBER 31, 1997
                                 (In thousands)

                                                   1999      1998      1997
                                                  -------  --------  ---------
OPERATING ACTIVITIES:
  Net income (loss).............................. $ 3,260  $    201  $ (35,294)
  Adjustments to reconcile net income (loss) to
   net cash provided by operating activities:
    Depreciation and amortization................   8,309     7,373      2,340
    Purchased in-process research and
     development.................................                       46,000
    Accretion of Promissory Notes................   2,001       675         79
    Deferred income taxes........................   1,998       164    (20,318)
    Amortization of deferred financing costs.....   1,199     1,283        387
    Other noncash charges........................               133        182
    Changes in assets and liabilities which
     provided (used) cash:
      Accounts receivable........................ (29,245)  (11,886)   (21,438)
      Inventories................................  (6,808)   (1,368)    10,549
      Other assets...............................  (3,533)                (640)
      Accounts payable...........................   7,234     5,099      6,852
      Accrued expenses...........................  28,958    18,758     20,614
      Other liabilities..........................     393       500      5,852
                                                  -------  --------  ---------
        Net cash provided by operating
         activities..............................  13,766    20,932     15,165
                                                  -------  --------  ---------
INVESTING ACTIVITIES:
  Purchase of property and equipment.............  (2,124)   (1,487)    (1,076)
  Acquisition of Licensing Rights................  (6,950)   (2,050)
  Acquisition of business........................                     (267,378)
                                                  -------  --------  ---------
        Net cash used in investing activities....  (9,074)   (3,537)  (268,454)
                                                  -------  --------  ---------
FINANCING ACTIVITIES:
  Issuance of Common Stock.......................               115     92,880
  Issuance of Class A Common Stock...............               336     17,120
  Repurchase of Class A Common Stock.............     (31)
  Deferred financing costs paid..................                       (7,190)
  Proceeds of long-term debt.....................                      165,000
  Repayments of long-term debt...................           (15,000)
                                                  -------  --------  ---------
        Net cash (used in) provided by financing
         activities..............................     (31)  (14,549)   267,810
                                                  -------  --------  ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS........   4,661     2,846     14,521
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD...  17,367    14,521
                                                  -------  --------  ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD......... $22,028  $ 17,367  $  14,521
                                                  =======  ========  =========
SUPPLEMENTAL INFORMATION:
  Interest paid.................................. $12,194  $ 14,401  $   3,656
                                                  =======  ========  =========
  Income taxes paid.............................. $    17
                                                  =======
SCHEDULE OF NON-CASH INVESTING AND FINANCING
 ACTIVITIES:
  Promissory note issued in acquisition..........                    $   2,393
                                                                     =========
  Promissory note issued under Manufacturing and
   Supply Agreement.............................. $18,655  $ 17,397
                                                  =======  ========

                See notes to consolidated financial statements.

                       ENDO PHARMACEUTICALS HOLDINGS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   YEARS ENDED DECEMBER 31, 1999 AND 1998 AND THE PERIOD FROM AUGUST 26, 1997
                   (DATE OF ACQUISITION) TO DECEMBER 31, 1997

1. ORGANIZATION AND ACQUISITIONS

   Endo Pharmaceuticals Holdings Inc. (the "Company") through its wholly owned subsidiary, Endo Pharmaceuticals Inc. ("Endo"), is engaged in the sales, marketing, research and development of branded and generic pharmaceutical products primarily in the United States.

   On August 26, 1997, Endo commenced operations by acquiring certain branded and generic pharmaceutical products, related rights and certain assets of Dupont Pharmaceuticals Company ("Dupont", formerly The Dupont Merck Pharmaceutical Company, Dupont Merck Pharma and Endo Laboratories, L.L.C.) (the "Acquisition"). The purchase price for the Acquisition of approximately $277 million (including approximately $15 million in transaction fees) was financed with approximately $275 million in cash from (i) borrowings of $165 million under a credit facility with a group of banks and (ii) the issuance of $110 million of Common Stock and Class A Common Stock of Endo for cash to certain affiliates and designees of Kelso & Company, Inc. ("Kelso"), management and certain other investors; and (iii) the issuance of a promissory note to Dupont of approximately $2 million.

   The Acquisition was accounted for using the purchase method of accounting. In accordance with the purchase method of accounting, the purchase price was allocated to the underlying assets of the business acquired based on their estimated fair values at the date of acquisition. The final value of acquired in-process research and development was $46 million and charged to expense at the date of the Acquisition. The excess of the purchase price over the tangible and identifiable intangible assets was allocated to goodwill. In consideration of services provided by an individual prior to the Acquisition, such individual was granted contingent consideration of $2 million only upon the occurrence of certain events. This amount will be expensed in the period the contingency is resolved.

   The final allocation of the purchase price was as follows (in thousands):

   Inventories........................................................ $ 23,642
   Property and equipment.............................................    3,423
   Acquired in-process research and development.......................   46,000
   Goodwill...........................................................  196,706
   Debt issuance costs................................................    7,190
                                                                       --------
   Total purchase price............................................... $276,961
                                                                       ========

   The Acquisition included various on-going projects to research and develop innovative new products primarily for pain management. As a result, a portion of the total purchase price for the Acquisition was allocated to these acquired in-process research and development projects ("IPRD"). At the time of the Acquisition, the total number of projects acquired and in various phases of development was 15. The development program for a new pharmaceutical substance involves several different phases prior to drug application. Generic and branded Phase II projects ranged from 20% to 50% completed at the time of the Acquisition. Branded Phase III projects were approximately 90% completed at the time of the Acquisition. Drug application must be approved prior to marketing a new drug. Despite the Company's commitment to completion of the research and development projects, many factors may arise which could cause a project to be withdrawn, including a drug being shown as ineffective during the development process. Upon withdrawal, it is unlikely that the development activities will have alternative use.

                       ENDO PHARMACEUTICALS HOLDINGS INC.

   The methodology used by the Company in determining the value of IPRD was: 1) identify the various on-going projects that the Company will prioritize and continue; 2) project net future cash flows of the identified projects based on current demand and pricing assumptions, less the anticipated expenses to complete the development program, drug application, and launch the product (significant net cash inflows were projected to commence in 1999); 3) discount these cash flows based on a risk-adjusted discount rate (17%); and 4) apply the estimated percentage of completion to the discounted cash flow for each individual project. The discount rate was determined after considering various uncertainties at the time of the Acquisition, primarily the stage of project completion.

   A summary of the various projects included in IPRD follows (dollars in thousands). Projects included as IPRD and reflected in the below schedule include Percocet(R) 2.5/325, Percocet(R) 7.5/500, Percocet(R) 10.0/650, Zydone(R) and Morphine Sulfate Extended Release Tablets, all of which have been subsequently completed and commercially launched by the Company. There can be no assurance that other projects acquired and included in IPRD will prove successful.

                                              Number of Projects Estimated Value
                                              ------------------ ---------------
Generic projects--Phase II...................          9             $13,000
Branded projects--Phase II...................          4              21,000
Branded projects--Phase III..................          2              12,000
                                                     ---             -------
                                                      15             $46,000
                                                     ===             =======

   On November 18, 1997, the Company, a Delaware corporation, was established for the sole purpose of holding all of the shares of capital stock of Endo. As of December 1, 1998, the stockholders of Endo became the stockholders of the Company, owning the same interests in the Company that they formerly owned in Endo.

   On November 19, 1999, the Company formed Endo Inc. as a wholly owned subsidiary to effect the acquisition of Algos Pharmaceutical Corporation ("Algos"). The stock of Endo and the stock of Endo Inc. are the only assets of the Company, and the Company has no other operations or business.

   On November 29, 1999, the Company and Algos announced that they had entered into a definitive merger agreement. The merger, which is subject to certain closing conditions, including Algos shareholder approval, will be accounted for by the Company using the purchase method of accounting. The merger is expected to be completed by the second quarter 2000.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Principles of Consolidation--The consolidated financial statements include the accounts of Endo Pharmaceuticals Holdings Inc. (the "Company") and subsidiaries. All significant intercompany balances and transactions have been eliminated.

   Nature of Operations and Customer and Supplier Concentration--The Company is engaged in the marketing and sales of pharmaceuticals. The Company's sales are substantially through wholesale drug distributors who in turn supply products to pharmacies, hospitals and physicians. The Company is potentially subject to a concentration of credit risk with respect to its trade receivables. Three wholesale customers individually accounted for 27%, 20% and 13% of net sales in 1999, and 26%, 21%, and 14% of net sales in 1998. Five wholesale customers individually accounted for 22%, 18%, 15%, 15% and 12% of net sales in 1997. The Company performs ongoing credit evaluations of its customers and maintains sufficient allowances for estimated uncollectible accounts. Generally, the Company does not require collateral from its customers.

                       ENDO PHARMACEUTICALS HOLDINGS INC.

   The Company has an agreement with DuPont for the manufacture and supply of substantially all of its existing and new pharmaceutical products (see Note 9). In the event of any interruption in the manufacture and supply of these products due to regulatory or other causes, there can be no assurance that the Company could make alternative arrangements on a timely basis, if at all. Such interruption could have a material adverse effect on the Company's business, financial condition and results of operations.

   One of the Company's products accounted for approximately 34%, 41% and 43% of net sales for 1999 and 1998 and the period from August 26, 1997 through December 31, 1997, respectively.

   Revenue Recognition--Revenues are recognized when products are shipped. Revenues are recorded net of reserves for estimated chargebacks, sales allowances, returns and losses.

   Research and Development--Expenditures for research and development are expensed as incurred.

   Cash and Cash Equivalents--The Company considers all highly liquid investments with an original maturity date of three months or less to be cash equivalents.

   Derivative Financial Instruments--The Company uses an interest rate cap agreement ("Cap"), to manage its exposure to fluctuations in interest rates. This Cap is matched with debt and periodic cash payments and is accrued on a net basis as an adjustment to interest expense. Any fee associated with this instrument is amortized over its term.

   Inventories--Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method. Inventories are comprised entirely of finished goods.

   Property and Equipment--Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the estimated useful lives of the related assets on a straight-line basis. Machinery and equipment are depreciated over three to ten years, computer equipment over three to five years, and furniture and fixtures over three to seven years. Computer software and related third-party design, development and implementation fees which benefit future periods are capitalized and amortized using the straight-line method over a useful life of three to five years.

   License Fees--The cost of license fees are capitalized and amortized on a straight-line basis over their estimated useful life of twenty years.

   Goodwill--Goodwill, which represents the excess of purchase price over the fair value of net assets acquired, is being amortized on a straight-line basis over its estimated useful life of thirty years. The Company assesses the recoverability and the amortization period of the goodwill by determining whether the amount can be recovered through undiscounted net cash flows of the businesses acquired over the remaining amortization period.

   Long-Lived Assets--The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset are less than its carrying amount. Assets are grouped at the lowest level for which they are identifiable cash flows that are largely independent from other asset groups. The Company uses the discounted future expected net cash flows, as its estimate of fair value, to determine the amount of impairment loss. The Company has not identified any such impairment losses with respect to long-lived assets for all periods presented.

                       ENDO PHARMACEUTICALS HOLDINGS INC.

   Marketing Costs--Marketing costs, including advertising costs, are expensed as incurred. Such costs were approximately $9 million and $2.6 million for the years ended December 31, 1999 and 1998 and $1.0 million for the period from August 26, 1997 through December 31, 1997.

   Deferred Financing Costs--Costs incurred in connection with the issuance of debt are deferred and amortized as a component of interest expense over the term of the related debt using the straight-line method.

   Income Taxes--The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes.

   Use of Estimates--The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Segment Information--The Company reports segment information in accordance with SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. The Company has one reportable segment, pharmaceutical products.

   Recent Accounting Pronouncements--In June 1999, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as "derivatives") and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement, as amended by SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Management has not yet determined what effect, if any, this statement will have on the Company.

   Reclassifications-Certain reclassifications have been made to the prior year's financial statements to conform to classifications used in 1999.

3. LICENSE AND COLLABORATION AGREEMENTS

   In November 1998, the Company entered into a license agreement (the "License Agreement") with Hind Healthcare Inc. ("Hind") for the sole and exclusive right to develop, use, market, promote and sell Lidoderm(R) in the United States. Under the terms of the License Agreement, the Company is required to pay Hind approximately $10 million (the "License Fee") based upon the achievement of certain milestones. During 1999 and 1998, the Company paid Hind approximately $6 million and $2 million, respectively, in accordance with the terms of the License Agreement. Costs related to the License Agreement are included in Goodwill and Other Intangible Assets at December 31, 1999. In addition, the Company will pay Hind royalties based on net sales of the product.

   In November 1999, the Company entered into a collaboration agreement with Lavipharm Laboratories, Inc. pursuant to which the Company obtained exclusive worldwide rights to Lavipharm's existing drug delivery technology platforms. Under the terms of this collaboration agreement, the Company paid an upfront license fee of $1 million.

                       ENDO PHARMACEUTICALS HOLDINGS INC.

   In November 1999, the Company and Algos entered into a collaboration agreement under which the parties will co-develop oxycodone-based products using Algos proprietary technology and Endo's established brands.

4. PROPERTY AND EQUIPMENT

   Property and equipment is comprised of the following at December 31 (in thousands):

                                                                  1999    1998
                                                                 ------  ------

   Machinery and equipment...................................... $3,993  $3,535
   Computer equipment and software..............................  3,475   2,003
   Furniture and fixtures.......................................    489     406
                                                                 ------  ------
                                                                  7,957   5,944
   Less accumulated depreciation................................ (2,245)   (930)
                                                                 ------  ------
   Total........................................................ $5,712  $5,014
                                                                 ======  ======

5. GOODWILL AND OTHER INTANGIBLES

   Goodwill and other intangible assets consist of the following at December 31 (in thousands):

                                                               1999      1998
                                                             --------  --------

   Goodwill................................................. $196,706  $196,706
   Licenses.................................................   11,000
                                                             --------  --------
                                                              207,706   196,706
   Less accumulated depreciation............................  (15,625)   (8,742)
                                                             --------  --------
   Total.................................................... $192,081  $187,964
                                                             ========  ========

6. LONG-TERM DEBT

   Long-term debt consists of the following at December 31 (in thousands):

                                                               1999      1998
                                                             --------  --------

   Tranche A Term Loan...................................... $ 47,000  $ 47,000
   Tranche B Term Loan......................................  103,000   103,000
   Notes payable............................................   41,203    20,544
                                                             --------  --------
                                                              191,203   170,544
   Less current portion.....................................  (15,985)
                                                             --------  --------
                                                             $175,218  $170,544
                                                             ========  ========

   On August 26, 1997, the Company entered into a revolving credit and term loan agreement (the "Credit Agreement") with a group of banks to provide funds for the Acquisition, working capital and general corporate purposes. The Credit Agreement is secured by substantially all of the assets of the Company. The Credit Agreement provided a term loan facility of $165 million and a revolving commitment of $25 million. The term loans are segregated into two tranches, Tranche A Term Loan and Tranche B Term Loan. The Tranche A Term Loan is due in quarterly installments ranging from $2 million to $5 million beginning December 31, 1998, with a final payment due December 31, 2002. On June 3, 1998, the Company made an optional prepayment of the

                       ENDO PHARMACEUTICALS HOLDINGS INC.

Tranche A Term Loan in the amount of $13 million. The Tranche B Term Loan is due in quarterly installments ranging from $250,000 to $27 million beginning December 31, 1998 with a final payment due June 30, 2004. On June 3, 1998, the Company made an optional prepayment of the Tranche B Term Loan in the amount of $2 million. The prepayments made for both the Tranche A Term Loan and Tranche B Term Loan were applied to the most current payments due under the original payment schedules. The revolving commitment has availability of $25 million and matures December 31, 2002. No borrowings have been made under the revolving commitment.

   Borrowings under the Tranche A Term Loan bear interest, which is payable at least quarterly, at a rate equal to the bank's floating alternate base rate plus a premium ranging from 1.25% to 1.75%, or at a rate equal to LIBOR plus a premium ranging from 2.25% to 2.75%, depending on the type of borrowing and the Company's performance against certain criteria. The effective borrowing rate was 8.4% and 7.4% as of December 31, 1999 and 1998, respectively.

   Borrowings under the Tranche B Term Loan bear interest, which is payable at least quarterly, at a rate equal to the bank's floating alternate base rate plus a premium ranging from 1.25% to 1.75%, or at a rate equal to LIBOR plus a premium ranging from 2.25% to 2.75%, depending on the type of borrowing and the Company's performance against certain criteria. The effective borrowing rate was 8.9% and 7.9% as of December 31, 1999 and 1998, respectively.

   Additionally, fees are charged on the average daily unused amount of the revolving commitment at a rate ranging from .375% to .50% depending on the Company's performance against certain criteria. This commitment fee is payable quarterly.

   The Credit Agreement contains limitations and restrictions concerning, among other things, additional indebtedness, acquisition or disposition of assets, dividend payments and transactions with affiliates. In addition, the Credit Agreement requires the Company to maintain certain ratios (as defined therein).

   The Company financed a portion of the purchase price of the Acquisition through the issuance of a promissory note to DuPont. The note has a face value of $3.9 million and is payable on August 26, 2002. The promissory note bears no interest and therefore has been discounted in the accompanying financial statements using 9.75% which approximated the Company's borrowing rate for similar instruments at the time of borrowing. The promissory note has a balance of $3.0 million and $2.7 million at December 31, 1999 and 1998, respectively.

   On August 26, 1999 and 1998, the Company issued promissory notes to Dupont in consideration for manufacturing and supply services provided under the Manufacturing and Supply Agreement (see Note 8). The notes have a face value of $23 million and are payable on August 26, 2002. The promissory notes bear no interest and therefore have been discounted in the accompanying financial statements using 7%, which approximates the Company's borrowing rate for similar instruments at the time of borrowing. The promissory notes have a balance of $38.2 million and $17.8 million as of December 31, 1999 and 1998, respectively.

   The aggregate annual maturities of long-term debt for the five years subsequent to December 31, 1999 are as follows (in thousands):

     2000  $15,985
     2001   16,509
     2002   70,293
     2003   44,672
     2004   52,441

                       ENDO PHARMACEUTICALS HOLDINGS INC.

   The Company entered into an interest rate cap agreement with a notional amount of $82.5 million and an effective date of February 27, 1998 for the purpose of minimizing its exposure to fluctuations in interest rates. The Company does not enter into such transactions for trading or speculative purposes. The cost of the interest rate cap of $154,000 is amortized over the term of the agreement as a component of interest expense. The agreement set a maximum LIBOR rate the Company will pay on the related notional amount of 8.0%. The unamortized cost for such agreement is included in other assets in the accompanying balance sheet.

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

   The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

   Cash and Cash Equivalents, Accounts Receivable, Accounts Payable and Accrued Expenses--The carrying amounts of these items are a reasonable estimate of their fair values because of the current maturities of these instruments.

   Notes Payable--The carrying amount of this item is a reasonable estimate of its fair value. The carrying value and the estimate of fair value were determined by discounting the future cash flows using rates currently available to the Company for similar instruments.

   Other Long-Term Debt Including Current Portion--The carrying amounts reported for other long-term debt approximate fair value because the interest rates on these instruments are subject to changes with market interest rates.

   Interest Rate Cap--The carrying amount of this item approximates fair value as there is no significant difference between the market rate and the cap rate at December 31, 1999.

8. INCOME TAXES

   Income tax (benefit) consists of the following for 1999 and 1998 and the period from August 26, 1997 to December 31, 1997 (in thousands):

                                                           1999  1998   1997
                                                          ------ ---- --------
   Current:
     State .............................................. $   75 $ 17
   Deferred:
     Federal ............................................  1,673  119 $(18,170)
     State ..............................................    325   45   (2,148)
                                                          ------ ---- --------
                                                           1,998  164  (20,318)
                                                          ------ ---- --------
   Total income tax (benefit) ........................... $2,073 $181 $(20,318)
                                                          ====== ==== ========

   A reconciliation of income tax (benefit) at the federal statutory income tax rate to the total income tax provision (benefit) for 1999 and 1998 and the period from August 26, 1997 to December 31, 1997 is as follows (in thousands):

                                                           1999  1998   1997
                                                          ------ ---- --------
   Federal income tax (benefit) at the statutory rate.... $1,813 $130 $(18,908)
   State income tax (benefit) ...........................    215   33   (1,835)
   Other ................................................     45   18      425
                                                          ------ ---- --------
   Total income tax (benefit) ........................... $2,073 $181 $(20,318)
                                                          ====== ==== ========

                       ENDO PHARMACEUTICALS HOLDINGS INC.

   The tax effects of temporary differences which comprise the current and non-current deferred income tax amounts shown on the balance sheets at December 31 are as follows (in thousands):

                                                            1999     1998
                                                           -------  -------
   Deferred tax assets:
     Purchased in-process research and development ....... $14,734  $13,766
     Net operating loss carryforward .....................   1,398    2,649
     Other ...............................................   9,479    6,325
                                                           -------  -------
       Total gross deferred income tax assets ............  25,611   22,740
                                                           -------  -------
   Deferred tax liabilities:
     Depreciation and amortization .......................  (6,829)  (2,276)
     Other ...............................................    (626)    (310)
                                                           -------  -------
       Total gross deferred income tax liabilities........  (7,455)  (2,586)
                                                           -------  -------
   Net deferred income tax asset ......................... $18,156  $20,154
                                                           =======  =======

   The Company has evaluated the available evidence about future taxable income and other possible sources of realization of deferred tax assets and believes that no valuation allowance is required at December 31, 1999 and 1998. At December 31, 1999, the Company has $4.1 million in net operating loss carryforwards for tax purposes which expire through 2018.

9. SERVICE AGREEMENTS

   On August 26, 1997, the Company entered into various agreements with Dupont to provide manufacturing and supply of products (the "Manufacture and Supply Agreement"), warehousing and distribution (the "Warehousing and Distribution Agreement"), research and development facilities (the "R&D Lease") and certain administrative services (the "Administrative Services Agreement").

   The Manufacture and Supply Agreement has an original term of five years through August 26, 2002, with options to renew for up to five additional years in the aggregate. The Manufacture and Supply Agreement covers substantially all of the Company's existing and new pharmaceutical products.

   The Warehousing and Distribution Agreement had an original term of two years, with options to renew for up to two additional years in the aggregate. The Warehousing and Distribution Agreement covers substantially all of the Company's existing and new pharmaceutical products. During 1999, the Company extended the Warehousing and Distribution Agreement through May 31, 2000.

   The R&D Lease has a term of five years, with options to renew for up to five additional years in the aggregate provided the Manufacture and Supply Agreement has been renewed.

   The Administrative Services Agreement had a term of up to two years except for those services that relate to the Manufacture and Supply Agreement and the R&D Lease which then correspond to the terms of those respective agreements. The Administrative Services Agreement covered various administrative functions including customer service, certain accounting functions, medical affairs and selected regulatory and research and development functions. The Administrative Services Agreement expired during 1999.

   Any interruption or failure by Dupont to meet its obligations under the aforementioned agreements could have a material adverse effect on the Company's business, financial condition and results of operations.

                       ENDO PHARMACEUTICALS HOLDINGS INC.

   The Company has entered into various service agreements to provide customer service support, warehouse and distribution services, certain financial functions, medical affair services, sales promotion and clinical studies. These agreements expire from 2001 through 2005.

10. COMMITMENTS AND CONTINGENCIES

   The Company has entered into employment agreements with certain members of management.

   The Company leases office and laboratory facilities under certain noncancelable operating leases that expire through October 2002. These leases are renewable at the Company's option. A summary of minimum future rental payments required under operating leases as of December 31, 1999 is as follows (in thousands):

   2000.................................................................. $  601
   2001..................................................................    589
   2002..................................................................    433
                                                                          ------
                                                                          $1,623
                                                                          ======

   Rent expense incurred under operating leases was $523,000, $452,000 and $114,000 for the years ended December 31, 1999 and 1998 and the period from August 26, 1997 to December 31, 1997, respectively.

   The Company has entered into certain collaboration agreements with third parties for the development of pain management products. These agreements require the Company to share in the development costs of such products and grant marketing rights to the Company for such products.

   The Company is subject to various claims arising out of the normal course of business with respect to commercial matters, including product liabilities, governmental regulation and other actions. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or liquidity of the Company.

11. SAVINGS AND INVESTMENT PLAN

   On September 1, 1997, the Company established a defined contribution Savings and Investment Plan covering all employees. Employee contributions are made on a pre-tax basis under section 401(k) of the Internal Revenue Code (the "Code"). The Company matches up to six percent of the participants' contributions subject to limitations under section 401(k) of the Code. Participants are fully vested with respect to their own contributions. The Company's contributions are generally fully vested after five years of continuous service. Contributions by the Company amounted to $329,000, $264,000 and $65,000 for the years ended December 31, 1999 and 1998 and the period from August 26, 1997 to December 31, 1997, respectively.

12. STOCKHOLDERS' EQUITY

   The Company has Common Stock and Class A Common Stock. Rights and privileges of holders of shares of Class A Common Stock are identical to the rights and privileges of holders of shares of Common Stock, except that the Class A Common Stock is non-voting and convertible into the same number of shares of Common Stock upon or subsequent to any public offering. Payment of dividends is restricted under terms of the Credit Agreement.

   On November 25, 1997, the Company established the 1997 Employee Stock Option Plan and the 1997 Executive Stock Option Plan (collectively, the "Stock Option Plans"). The Stock Option Plans reserve an aggregate of 618,750 shares of Common Stock of the Company for issuance. Stock options granted under the Stock Option Plans expire at the end of the fifteenth fiscal year of the Company unless an initial public offering occurs, in which case the stock options granted will expire on August 26, 2007.

                       ENDO PHARMACEUTICALS HOLDINGS INC.

   A summary of the activity under the Stock Option Plans from August 26, 1997 through December 31, 1999 is as follows:

                                                                        Weighted
                                                               Number   Average
                                                                 of     Exercise
                                                               Shares    Price
                                                               -------  --------

   Outstanding, August 26, 1997...............................       0
   Granted.................................................... 418,232  $103.23
   Forfeited..................................................    (101) $104.12
                                                               -------
   Outstanding, December 31, 1997............................. 418,131  $103.23
   Granted....................................................  23,804  $104.29
   Forfeited..................................................  (1,151) $104.16
                                                               -------
   Outstanding, December 31, 1998............................. 440,784  $103.28
   Granted....................................................   9,296  $104.19
   Forfeited..................................................  (3,213) $104.19
                                                               -------
   Outstanding, December 31, 1999............................. 446,867  $103.29
                                                               =======

   The following table summarizes information about stock options outstanding at December 31, 1999:

                              Options Outstanding

----------------------------------------------------------------------------------------------

                                           Weighted
              Number                        Average                                 Weighted
             Outstanding                   Remaining                                Average
              at                          Contractual                               Exercise
             12/31/99                        Life                                    Price
             -----------                  -----------                               --------

               391,936                     13 years                                 $100.00
                54,931                     13 years                                 $141.59
              ---------
               446,867
              ---------
              ---------

   Of the outstanding stock options as of December 31, 1999, 48,738 shares have vested and are exercisable ratably over service periods of five years and 54,931 shares have vested and are exercisable at the end of nine years from the date of grant. The vesting and exercisability of options may be accelerated at the discretion of the Board of Directors or upon the occurrence of certain defined events. The remaining 343,198 stock options become exercisable only upon the satisfaction of certain other conditions including (i) the occurrence of a sale, disposition or transfer ("Transfer") of Common Stock, after which Kelso no longer owns any shares of Common Stock and (ii) the value received by the holders of Common Stock on the date of such Transfer exceeds certain thresholds. Stock options exercisable as of December 31, 1999 and 1998 were 18,532 and 9,039, respectively.

   The Company has adopted the disclosure-only provisions of SFAS No. 123, while following APB No. 25 and related interpretations in accounting for its Stock Option Plans. Under APB No. 25, because the exercise price of the Company's stock options equals at least the fair value of the underlying stock at the date of grant or a measurement date has not yet been reached, no compensation expense has been recognized. If the Company were to have adopted the accounting provisions of SFAS No. 123, it would have been required to record compensation expense based on the fair value of the stock options on the date of grant.

                       ENDO PHARMACEUTICALS HOLDINGS INC.

   Pro-forma information regarding net income is required as if the Company has accounted for its stock options under the provisions of SFAS No. 123. The Company estimated the fair value of its stock options, as of the respective date of grant, using the Black-Scholes option-pricing model. The following assumptions were used for such estimates: no dividend yield; no expected volatility as the Company's stock is not publicly traded; risk-free interest rate of 6.5%, 5.1% and 6.5% for 1999, 1998 and 1997, respectively; and a weighted average expected life of the options of 5 years. Had the accounting provisions of SFAS No. 123 been adopted, net income for 1999 and 1998 would have decreased and net loss for the period ended December 31, 1997 would have increased to the pro-forma amounts as follows (in thousands):

                                                         1999  1998     1997
                                                        ------ -----  --------

   Net income (loss) as reported....................... $3,260 $ 201  $(35,294)
   Net income (loss), pro-forma........................ $3,112 $(249) $(45,796)

   On November 25, 1997, the Company established the 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan provided employees the opportunity to purchase shares of Class A Common Stock, par value $.01 per share at a purchase price of $100 per share. The Stock Purchase Plan expired on January 23, 1998 with the Company selling 2,860 shares.

   During 1999, the Company repurchased 290 shares of Class A Common Stock from former employees for $31,000.

13. RELATED PARTY TRANSACTIONS

   Kelso provides ongoing financial advisory services to the Company for an annual fee plus the reimbursement of expenses. Payment for these services and reimbursement of expenses totaled $349,000, $353,000 and $124,000 for the years ended December 31, 1999 and 1998 and the period from August 26, 1997 to December 31, 1997, respectively.

                                   *****

                    ENDO PHARMACEUTICALS HOLDINGS INC.

                  CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                AS OF MARCH 31, 2000 AND DECEMBER 31, 1999

                     (In thousands except share data)

                                                          March
                                                           31,     December 31,
                                                           2000        1999
                                                         --------  ------------
                         ASSETS
                         ------

CURRENT ASSETS:
  Cash and cash equivalents............................. $ 30,201    $ 22,028
  Accounts receivable, net..............................   36,643      62,254
  Inventories...........................................   26,540      21,269
  Prepaid expenses......................................    2,792       3,356
  Deferred income taxes.................................    9,370       9,520
                                                         --------    --------
    Total current assets................................  105,546     118,427
                                                         --------    --------
PROPERTY AND EQUIPMENT, Net.............................    5,539       5,712
GOODWILL AND OTHER INTANGIBLES, Net.....................  190,304     192,081
DEFERRED INCOME TAXES...................................   19,451       8,636
OTHER ASSETS............................................    4,382       4,580
                                                         --------    --------
TOTAL ASSETS............................................ $325,222    $329,436
                                                         ========    ========

          LIABILITIES AND STOCKHOLDERS' EQUITY
          ------------------------------------

CURRENT LIABILITIES:
  Accounts payable...................................... $ 10,897    $ 19,185
  Accrued expenses......................................   31,114      33,641
  Income taxes payable..................................                   75
  Current portion of long-term debt.....................   17,862      15,985
                                                         --------    --------
    Total current liabilities...........................   59,873      68,886
                                                         --------    --------
LONG-TERM DEBT, Less current portion....................  171,837     175,218
OTHER LIABILITIES.......................................   11,756       6,745

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred Stock, $.01 par value; 500,000 shares
   authorized; none issued
  Common Stock, $.01 par value; 2,000,000 shares
   authorized; and 929,950 shares issued in 2000 and
   1999, respectively...................................        9           9
  Class A Common Stock, $.01 par value; 200,000 shares
   authorized; and 174,634 and 174,560 shares issued in
   2000 and 1999, respectively..........................        2           2
  Additional paid-in capital............................  131,160     110,440
  Accumulated deficit...................................  (49,384)    (31,833)
                                                         --------    --------
                                                           81,787      78,618
  Less: Treasury stock, at cost; 290 shares.............      (31)        (31)
                                                         --------    --------
    Total Stockholders' Equity..........................   81,756      78,587
                                                         --------    --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.............. $325,222    $329,436
                                                         ========    ========

              See notes to consolidated financial statements.

                    ENDO PHARMACEUTICALS HOLDINGS INC.

             CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                THREE MONTHS ENDED MARCH 31, 2000 AND 1999

                              (In thousands)

                                                               Three Months
                                                             Ended March 31,
                                                             -----------------
                                                               2000     1999
                                                             --------  -------
NET SALES................................................... $ 27,000  $28,561
COST OF SALES...............................................   12,062   13,440
                                                             --------  -------
GROSS PROFIT................................................   14,938   15,121
                                                             --------  -------
COSTS AND EXPENSES:
  Selling, general and administrative.......................   12,073    9,663
  Research and development..................................    3,028    1,983
  Depreciation and amortization.............................    2,151    1,879
  Separation benefits.......................................   21,965
                                                             --------  -------
OPERATING (LOSS) INCOME.....................................  (24,279)   1,596
                                                             --------  -------
INTEREST EXPENSE, Net.......................................    3,937    3,362
                                                             --------  -------
LOSS BEFORE INCOME TAX BENEFIT..............................  (28,216)  (1,766)
INCOME TAX BENEFIT..........................................   10,665      687
                                                             --------  -------
NET LOSS.................................................... $(17,551) $(1,079)
                                                             ========  =======

              See notes to consolidated financial statements.

                    ENDO PHARMACEUTICALS HOLDINGS INC.

             CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                THREE MONTHS ENDED MARCH 31, 2000 AND 1999

                              (In thousands)

                                                               Three Months
                                                             Ended March 31,
                                                             -----------------
                                                               2000     1999
                                                             --------  -------
OPERATING ACTIVITIES:
  Net loss.................................................. $(17,551) $(1,079)
  Adjustments to reconcile net loss to net cash provided by
   operating activities:
    Depreciation and amortization...........................    2,150    1,879
    Accretion of Promissory Notes...........................      745      381
    Deferred income taxes...................................  (10,740)    (687)
    Amortization of deferred financing costs................      300      304
    Compensation related to stock options...................   20,713
    Changes in assets and liabilities which provided (used)
     cash:
      Accounts receivable...................................   25,611    3,174
      Inventories...........................................   (5,271)    (646)
      Other assets..........................................      462      518
      Accounts payable......................................   (8,288)  (8,252)
      Accrued expenses......................................   (2,527)   2,539
      Other liabilities.....................................    5,013    4,635
                                                             --------  -------
        Net cash provided by operating activities...........   10,617    2,766
                                                             --------  -------
INVESTING ACTIVITIES:
  Purchase of property and equipment........................     (201)    (774)
                                                             --------  -------
        Net cash used in investing activities...............     (201)    (774)
                                                             --------  -------
FINANCING ACTIVITIES:
  Issuance of Class A Common Stock..........................        7
  Repurchase of Class A Common Stock........................               (13)
  Repayments of long-term debt..............................   (2,250)
                                                             --------  -------
        Net cash used in financing activities...............   (2,243)     (13)
                                                             --------  -------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................    8,173    1,979
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............   22,028   17,367
                                                             --------  -------
CASH AND CASH EQUIVALENTS, END OF PERIOD.................... $ 30,201  $19,346
                                                             ========  =======
SUPPLEMENTAL INFORMATION:
  Interest paid............................................. $  3,257  $ 2,834
                                                             ========  =======
  Income taxes paid......................................... $     75
                                                             ========

              See notes to consolidated financial statements.

                    ENDO PHARMACEUTICALS HOLDINGS INC.

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                 FOR THE THREE MONTHS ENDED MARCH 31, 2000

1. CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   In the opinion of Endo's management, the accompanying condensed consolidated financial statements of Endo Pharmaceuticals Holdings Inc. (the "Company") and subsidiary, which are unaudited, include all normal and recurring adjustments necessary to present fairly the Company's financial position as of March 31, 2000 and the results of operations and cash flows for the three months ended March 31, 2000 and March 31, 1999. The accompanying consolidated balance sheet as of December 31, 1999 is derived from the Company's audited financial statements. Certain information and footnote disclosure normally included in financial statements have been condensed or omitted as promulgated by APB Opinion No. 28 and Rule 10 of Regulation S-X. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto as of and for the year ended December 31, 1999.

2. MERGER AGREEMENT

   On November 29, 1999, the Company and Algos Pharmaceutical Corporation ("Algos") announced that they had entered into a definitive merger agreement (the "Merger"). The merger agreement was subsequently amended on April 17, 2000. The Merger, which is subject to certain closing conditions including Algos' shareholder approval, will be accounted for by the Company using the purchase method of accounting. The Merger is expected to be completed in the second quarter of 2000.

   In connection with the Merger, the Company will effect a recapitalization of its Common Stock, Class A Common Stock and Preferred Stock (the
"Recapitalization"). The Recapitalization will be effected through an approximate 64.844 to 1 stock split. The actual stock split may be adjusted as provided in the merger agreement for actual shares of Algos and the Company outstanding at the effective time of the Merger.

3. RECENT ACCOUNTING PRONOUNCEMENTS

   In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as "derivatives") and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement, as amended by SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities Deferral of the Effective Date of FASB Statement No. 133, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Management has not yet determined what effect, if any, this statement will have on the Company.

4. COMMITMENTS AND CONTINGENCIES

   The Company has entered into employment agreements with certain members of management.

   The Company is subject to various claims arising out of the normal course of business with respect to commercial matters, including product liabilities, governmental regulation and other actions. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or liquidity of the Company.

   Kelso provides ongoing financial advisory services to the Company for an annual fee of $347,000 plus the reimbursement of expenses.

                                  ******

5. SEPARATION BENEFITS

   During the period ended March 31, 2000 and immediately thereafter, the Company entered separation and release agreements with two executives. The agreements were accounted for during the period ended March 31, 2000 as all material terms and conditions were known as of March 31, 2000. Severance and other termination benefits provided by the agreements amounting to $1,252,000 was accrued as of March 31, 2000.

   The agreements provided that certain options granted to the two executives under existing option plans became fully vested on the effective date of the agreements. The agreements also provided that other options previously granted to the executives would terminate. The agreements further provided terms and conditions for the exercise of the vested options. As a result of the agreements, the effective number of shares outstanding on March 31, 2000 under the Company's Stock Option Plans was reduced by 77,429. Cost related to stock options resulting from the agreements resulted in a charge of $20,713,000 during the period ended March 31, 2000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partnership Board, and to the Partners of DuPont Pharmaceuticals Company:

   We have audited the accompanying statement of assets to be sold as of August 26, 1997 and December 31, 1996 and the related statement of earnings of Generic and U.S. Multi-Source Products of DuPont Pharmaceuticals Company (the "Products") for the period from January 1, 1997 to August 26, 1997 and for the year ended December 31, 1996 (the "Statements"). These Statements are the responsibility of management. Our responsibility is to express an opinion on these Statements based on our audit.

   We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   The accompanying Statements were prepared to present the assets to be sold and the earnings associated with the Products, on the basis of presentation described in Notes 1 and 2, and are not intended to be a complete presentation of financial position, results of operations or cash flows.

   In our opinion, the Statements audited by us present fairly, in all material respects, the assets to be sold at August 26, 1997 and December 31, 1996 and the related earnings for the Products for the period from January 1, 1997 to August 26, 1997 and for the year ended December 31, 1996, in conformity with generally accepted accounting principles in the United States.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
October 25, 1999

                         DuPONT PHARMACEUTICALS COMPANY
                    GENERIC AND U. S. MULTI-SOURCE PRODUCTS

                             STATEMENTS OF EARNINGS
                             (Dollars in Thousands)

                                                                  For the period
                                                                       from
                                                                    January 1,
                                                  For the year       1997 to
                                                      ended         August 26,
                                                December 31, 1996      1997
                                                ----------------- --------------
NET SALES AND OTHER OPERATING REVENUE..........     $102,325         $65,077
COST OF GOODS SOLD.............................       48,369          30,551
                                                    --------         -------
GROSS MARGIN...................................       53,956          34,526

MARKETING AND SELLING EXPENSES:
  Direct.......................................        4,425           1,543
  Allocated....................................        4,577           2,648
RESEARCH AND DEVELOPMENT EXPENSES..............        6,856           5,253
ALLOCATED ADMINISTRATIVE EXPENSES..............        3,284           1,430
                                                    --------         -------
NET INCOME.....................................     $ 34,814         $23,652
                                                    --------         -------
UNAUDITED PRO FORMA DATA:
  Income before income taxes...................       34,814          23,652
  Income taxes.................................       13,926           9,461
                                                    --------         -------
NET INCOME.....................................     $ 20,888         $14,191
                                                    ========         =======


    The accompanying notes are an integral part of the financial statements.

                         DuPONT PHARMACEUTICALS COMPANY
                    GENERIC AND U. S. MULTI-SOURCE PRODUCTS

                         STATEMENT OF ASSETS TO BE SOLD
                             (Dollars in Thousands)

                                                         December 31, August 26,
                                                             1996        1997
                                                         ------------ ----------
Assets to be sold:
  Finished goods inventories............................   $11,493     $ 9,979
  Research equipment, net...............................     3,107       3,423
                                                           -------     -------
    Total assets to be sold.............................   $14,600     $13,402
                                                           =======     =======



    The accompanying notes are an integral part of the financial statements.

                         DuPONT PHARMACEUTICALS COMPANY

                    GENERIC AND U. S. MULTI-SOURCE PRODUCTS
           NOTES TO THE STATEMENTS OF EARNINGS AND ASSETS TO BE SOLD
  FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE PERIOD FROM JANUARY 1, 1997 TO
                                AUGUST 26, 1997

1. DESCRIPTION OF COMPANY AND OF CERTAIN PRODUCTS:

   The DuPont Merck Pharmaceutical Company was formed on January 1, 1991 by E.
I. du Pont de Nemours and Company (DuPont) and Merck Enterprises, Inc., formerly Calgon Corporation (Merck), an indirect wholly-owned subsidiary of Merck & Co., Inc., as a joint venture general partnership engaged in the research, development, manufacturing, distribution, marketing and sale of human pharmaceutical and radiopharmaceutical products and other related product lines. On January 1, 1991, DuPont and Merck also formed DuPont Merck Pharma, a separate joint venture general partnership, which operates in Puerto Rico. While there is no direct ownership relationship between The DuPont Merck Pharmaceutical Company and DuPont Merck Pharma (collectively, "DuPont Merck"), both partnerships are owned beneficially by DuPont and Merck, and their businesses are highly integrated.

   On August 26, 1997, DuPont Merck sold certain products listed below (the "Generic and U.S. Multi-Source Products" or the "Products"), related rights and certain assets to Endo Pharmaceuticals Inc. a wholly owned subsidiary of Endo Pharmaceuticals Holdings Inc. ("Endo"). Since 1994, the Products had been managed and accounted for within a division of DuPont Merck.

General Products              Multi-Source Products
----------------              ---------------------
Amantadine HCL                Carbex(R)
Amiloride HCL/HCTZ            Hycodan(R)
Captopril                     Hycomine(R)
Carbidopa/Levodopa            Hycotuss(R)
Chlorothiazide                Moban(R)
Cimetidine/Cimetidine HCL     Narcan(R)
Cyclobenzaprine HCL           Nubain(R)
Dicyclomine HCL               Numorphan(R)
Diflunisal                    Percocet(R)
Endocet(R)                    Percodan(R)
Endodan(R)                    Symmetrel(R)
Etodolac                      Zydone(R)
Glipizide
Hydrocodone Bitartrate/APAP
Hydrochlorothiazide
Hydromorphone
Indomethacin/Indomethacin ER
Methyldopa/Methyldopa/HCTZ
Selegiline HCL
Sunlindac
Timolol Maleate

   The Products are manufactured in DuPont Merck manufacturing facilities in Garden City, New York, and Manati, Puerto Rico, or are obtained under contractual arrangements, including supply agreements with Merck (See Note 6). Other DuPont Merck products are also manufactured at the Garden City, New York and Manati, Puerto Rico sites.

   On July 1, 1998 DuPont acquired Merck's 50 percent interest in the DuPont Merck partnerships and now operates as the DuPont Pharmaceuticals Company.

                         DuPONT PHARMACEUTICALS COMPANY
                     GENERIC AND U.S. MULTI-SOURCE PRODUCTS

     NOTES TO THE STATEMENTS OF EARNINGS AND ASSETS TO BE SOLD--(Continued)


2. BASIS OF PRESENTATION:

   The accompanying statements of earnings for the period from January 1, 1997 to August 26, 1997 and for the year ended December 31, 1996 and statements of assets to be sold as of August 26, 1997 and December 31, 1996 (the "Statements") have been prepared for the purpose of presenting the financial results associated with the Products and the assets to be sold and are not intended to be a complete presentation of financial position, results of operations or cash flows.

   The Statements include those net sales, other operating revenue, costs and expenses directly related to the manufacture and distribution of the Products, including the allocation of certain manufacturing and distribution overhead costs. The Statements also include direct and allocated expenses for marketing and selling, general and administrative, research and development and income taxes. Allocated manufacturing and distribution expenses amounted to approximately $15,900 in 1996 and $9,900 in 1997 and allocated research and development expenses amounted to approximately $2,700 in 1996 and $1,700 in 1997. In connection with the original formation of that partnership, no indebtedness was assumed nor any material indebtedness incurred subsequent to formation. Accordingly, no interest expense has been charged in the accompanying statements of earnings given the capital structure of the DuPont Merck partnership. Management believes the allocations are reasonable, but not necessarily indicative of the expenses which would have been recognized had the Products been manufactured and sold by a separate entity.

   The statement of earnings also includes an unaudited pro forma provision for income taxes which would have been recorded if the Products had been owned by a separate taxable entity, based on tax laws in effect during the period presented.

   The Statements also include the assets to be sold with the Products. These assets include the finished goods inventory of the Products at the Company's distribution center in Atlanta, Georgia and certain equipment at a research and development facility in Garden City, New York.

   Under the terms of the sale to Endo Pharmaceuticals Inc., all liabilities and all assets other than those described above were retained by DuPont Merck. Under DuPont Merck's centralized cash management system, cash requirements for the Products were provided directly by DuPont Merck, and cash generated by the Products was remitted directly to DuPont Merck. Transaction systems (e.g., payroll, employee benefits, freight, accounts payable and accounts receivable) used to record and account for cash disbursements, cash receipts and related transactions were provided by centralized DuPont Merck and DuPont organizations. Most of those corporate systems were not designed to track liabilities, receivables, cash receipts or cash payments on a Products specific basis. Accordingly, it is not practical to determine liabilities or receivables associated with the Products for the above items; therefore, such liabilities and receivables cannot be included in the Financial Statements. Given these constraints, a Statement of Assets to be Sold is presented in lieu of a statement of financial position and a statement of cash flows has not been presented.

   Historically, financial statements were not prepared for the Products. The accompanying Statements have been derived from DuPont Merck's historical records.

3. SUMMARY OF ACCOUNTING POLICIES:

   Revenue Recognition:

   Sales, and the related cost of goods sold, are recognized when products are invoiced and shipped to the customer. Net sales include the aggregate of the gross amount invoiced to customers after deducting (to the extent not already deducted in the amount invoiced), as applicable, cash discounts, Medicaid rebates, customer incentive programs, chargebacks and other amounts paid on sale, resale or dispensing of the Products and

                         DuPONT PHARMACEUTICALS COMPANY
                     GENERIC AND U.S. MULTI-SOURCE PRODUCTS

     NOTES TO THE STATEMENTS OF EARNINGS AND ASSETS TO BE SOLD--(Continued)

estimated returns and allowances. Additionally, other operating revenue, principally royalties, is recognized when earned under contractual arrangements by the sale of products by third parties. Such amounts totaled $5,300 and $3,500 in 1996 and 1997, respectively.

   Cost of Goods Sold:

   Cost of goods sold includes both the cost of manufacturing and finished product distribution costs. Cost of manufacturing includes the sum of variable manufacturing costs (ingredients and direct labor), and an allocation of fixed manufacturing expenses and other manufacturing expenses incurred by DuPont Merck at its plant sites and headquarters based primarily on the ratio of direct labor of the products to other Dupont Merck product. Additionally, cost of manufacture includes acquisition cost of products purchased from third parties under contractual arrangements. Finished product distribution costs include direct freight and other related shipping costs, including an allocated share of warehousing expenses.

   Marketing and Selling Expense:

   Direct marketing and selling expenses include expenses directly attributable to the Products, including advertising and promotion, Food and Drug Administration user fees and contract fees related to certain selling activities. Allocated marketing and selling expenses include allocations of customer service, medical affairs, regulatory affairs, information resource, and site service expenses based primarily on employee headcount and effort and utilization. Allocated marketing and selling expenses also include bad debt expense of $1,550 in 1996 and $80 in 1997, including approximately $1,400 in 1996 related to a specific customer in bankruptcy.

   General and Administrative Expenses:

   General and administrative expenses include costs for finance, legal, human resource, business development, public affairs and other corporate level administrative functions. General and administrative expenses are allocated based primarily on the ratio of sales of the Products to either U. S. or worldwide sales of all DuPont Merck products.

   Research and Development Expenses:

   Research and development costs are expensed when incurred. Research and development expenses include all expenses directly attributable to the development of products for the multisource and generic markets, primarily salaries and benefits of employees at the Garden City, New York research and development facility, laboratory supplies and clinical trial expenses, and an allocation of certain expenses, primarily from the Garden City, New York facility, based primarily on employee headcount and on effort and utilization.

   Income Taxes:

   As DuPont Merck is a general partnership, it is not subject to federal income taxes, as the tax effects of its operations accrue directly to the Partners, and therefore, DuPont Merck does not record a provision for income taxes on income generated in the U. S. or in Puerto Rico. The pro forma provision for income taxes calculated for these Statements has been separately determined for the Products and assets to be sold as if the Products had been owned by a separate taxable entity, based on tax laws in effect during these periods.

   Finished Goods Inventories:

   Inventory is valued at the lower of cost or market, with cost being determined by the average cost method. Elements of cost in inventory include ingredients, direct labor and manufacturing overhead.

                         DuPONT PHARMACEUTICALS COMPANY
                     GENERIC AND U.S. MULTI-SOURCE PRODUCTS

     NOTES TO THE STATEMENTS OF EARNINGS AND ASSETS TO BE SOLD--(Continued)


   Research Equipment:

   Equipment is stated at historical cost. DuPont Merck provides depreciation over the estimated useful life of the equipment, principally using the straight-line method. The estimated useful life for research equipment is 15 years, except for computer equipment which has a useful life of 5 years.

   Use of Estimates:

   Generally accepted accounting principles require management to make estimates and assumptions that affect assets and liabilities, contingent assets and liabilities, and revenues and expenses. Actual results could differ from those estimates.

4. RECONCILIATION OF GROSS SALES TO NET SALES:

                                                     For the year For the period
                                                        ended         ended
                                                     December 31,   August 26,
                                                         1996          1997
                                                     ------------ --------------
   Gross sales......................................   $161,096      $ 98,558
   Less:
     Cash discounts.................................     (3,616)       (2,089)
     Medicaid rebates...............................     (1,499)       (1,087)
     Chargebacks....................................    (48,225)      (27,468)
     Customer incentive programs....................     (5,431)       (2,837)
                                                       --------      --------
   Net sales........................................   $102,325      $ 65,077
                                                       ========      ========

5. CHARGEBACKS AND CUSTOMER INCENTIVE PROGRAMS:

   Chargebacks represent pricing rebates from the list prices that DuPont Merck provides to wholesalers based on individual contractual arrangements DuPont Merck has with third party buying groups that purchase products through the wholesalers.

   Customer incentive programs include shelf price equalization programs (DuPont Merck has at times offered rebates of the difference between the amount invoiced to the customer and the current purchase price available), bundling rebates (DuPont Merck has at times offered a rebate on the stocking of a group of generic pharmaceutical products), source rebates (wholesalers establish a "source" program of generic pharmaceuticals which they actively promote and obtain a rebate on the amount of "source" product purchased), and year-end rebates (DuPont Merck offered special rebates to customers who stocked the entire generic product line for the period from January 1, 1997 to August 26, 1997 and for the year ended December 31, 1996).

6. RELATED PARTY TRANSACTIONS:

   DuPont Merck has various supply and distribution agreements with Merck or Merck affiliates which include some of the products listed in Note 1.

   Effective March 1, 1995, DuPont Merck entered into an agreement for the distribution of certain generic products manufactured by Merck through December 31, 1999. The agreement also contains a provision for a five-year extension or renewal period. Under the agreement, Merck supplies generic products to DuPont Merck generally at a cost of eighty-five percent of the net selling price. Purchases under this agreement amounted to approximately $7,700 and $6,800 in 1996 and 1997, respectively.

                         DuPONT PHARMACEUTICALS COMPANY
                     GENERIC AND U.S. MULTI-SOURCE PRODUCTS

     NOTES TO THE STATEMENTS OF EARNINGS AND ASSETS TO BE SOLD--(Continued)


   DuPont Merck also purchases Carbidopa/Levodopa from Merck at a cost of thirty-five percent of DuPont Merck's net sales or Merck's cost of manufacture, whichever is greater. Purchases of Carbidopa/Levodopa were approximately $2,800 and $1,250 in 1996 and 1997, respectively.

   DuPont Merck sells certain of the Products to Merck-Medco Managed Care, Inc. (Medco), a leading pharmaceutical benefits manager. Medco is a wholly-owned subsidiary of Merck. Sales of the Products to Medco were approximately $2,300 and $769 in 1996 and 1997, respectively.

7. RESEARCH EQUIPMENT, NET:

   DuPont Merck has specifically identified certain research equipment at the Garden City, New York to be included in the sale of the Products. This research equipment does not include the research and development facility at Garden City, New York or certain building improvements made to the site.

                                                         December 31, August 26,
                                                             1996        1997
                                                         ------------ ----------
   Research equipment, at cost..........................    $3,755      $4,266
   Less: Accumulated depreciation.......................      (648)       (843)
                                                            ------      ------
   Research equipment, net..............................    $3,107      $3,423
                                                            ======      ======

8. SIGNIFICANT COMPETITION:

   The Products are subject to intense generic competition. The competitive factors in the industry can result in significant adverse fluctuations on operating results, including certain retroactive rebates on previously sold generic products, as described in Notes 3 and 5.

9. COMMITMENTS AND CONTINGENCIES:

   DuPont Merck has entered into certain purchase commitments for raw materials, supplies and other items directly related to the Products. In the aggregate, such commitments are not at prices in excess of current market.

                         DuPONT PHARMACEUTICALS COMPANY
                     GENERIC AND U.S. MULTI-SOURCE PRODUCTS

     NOTES TO THE STATEMENTS OF EARNINGS AND ASSETS TO BE SOLD--(Continued)


10. PRO FORMA PROVISION FOR INCOME TAXES (UNAUDITED):

   The statement of earnings includes a pro forma provision for income taxes which would have been recorded if the Products had been owned by a separate taxable entity, based on tax laws in effect during the period from January 1, 1997 to August 26, 1997 and for the year ended December 31, 1996.

                                                       For the year   For the
                                                          ended     period ended
                                                       December 31,  August 26,
                                                           1996         1997
                                                       ------------ ------------
   Tax expense:
     U. S. Federal....................................   $12,185       $8,278
     U. S. State......................................     1,741        1,183
                                                         -------       ------
       Total provision for income taxes...............   $13,926       $9,461
                                                         =======       ======

   An analysis of the effective tax rate follows:

                                                       For the year   For the
                                                          ended     period ended
                                                       December 31,  August 26,
                                                           1996         1997
                                                       ------------ ------------
   Statutory U. S. Federal tax rate...................      35%          35%
   U. S. State income taxes...........................       5%           5%
                                                           ---          ---
     Effective tax rate...............................      40%          40%
                                                           ===          ===

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors & Stockholders of
Algos Pharmaceutical Corporation:

  In our opinion, the accompanying balance sheets and the related statements of operations, stockholders' equity, and cash flows present fairly, in all material respects, the financial position of Algos Pharmaceutical Corporation (a development stage enterprise) (the "Company") at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 and for the period January 1, 1992 (date of inception) to December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
February 14, 2000

                        ALGOS PHARMACEUTICAL CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS
                             (Dollars in thousands)

                                                              December 31,
                                                            ------------------
                                                              1998      1999
                                                            --------  --------

                          ASSETS:
                          -------

Current assets:
  Cash and cash equivalents................................ $ 37,025  $ 30,752
  Marketable securities, current...........................    9,002     4,011
  Interest receivable......................................      417       207
  Prepaid expenses and other current assets................      684       234
                                                            --------  --------
    Total current assets...................................   47,128    35,204
  Marketable securities, noncurrent........................    4,053
  Restricted cash..........................................      150       150
  Property and equipment, net..............................    1,099       955
                                                            --------  --------
    Total assets........................................... $ 52,430  $ 36,309
                                                            ========  ========

           LIABILITIES AND STOCKHOLDERS' EQUITY:
           -------------------------------------

Current Liabilities:
  Accounts payable......................................... $  2,118  $  3,499
  Other current liabilities................................      794       452
                                                            --------  --------
    Total current liabilities..............................    2,912     3,951
                                                            --------  --------
Commitments
Stockholders' equity:
  Preferred stock..........................................       --        --
  Common stock, $.01 par value, 50,000,000 shares
   authorized, 17,028,649 and 17,403,895 shares outstanding
   as of December 31, 1998 and 1999, respectively..........      170       174
  Additional paid-in-capital...............................   81,627    81,700
  Unearned compensation expense............................     (611)     (105)
  Deficit accumulated during the development stage.........  (31,668)  (49,411)
                                                            --------  --------
    Total stockholders' equity.............................   49,518    32,358
                                                            --------  --------
Total Liabilities and stockholders' equity................. $ 52,430  $ 36,309
                                                            ========  ========

   The accompanying notes are an integral part of these financial statements.

                        ALGOS PHARMACEUTICAL CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS
                 (Dollars in thousands, except per share data)

                                                                Cumulative from
                            For the Year Ended December 31,      Inception to
                            ----------------------------------   December 31,
                               1997        1998        1999          1999
                            ----------  ----------  ----------  ---------------
Revenues .................. $    1,000  $       --  $       --     $  3,311
                            ----------  ----------  ----------     --------
Operating expenses:
  Research and development
   ........................      9,799      13,086       9,508       38,170
  Selling, general and
   administrative..........      2,459       4,813      10,286       22,213
                            ----------  ----------  ----------     --------
    Total operating
     expenses..............     12,258      17,899      19,794       60,383
                            ----------  ----------  ----------     --------
Loss from operations ......    (11,258)    (17,899)    (19,794)     (57,072)
Interest income ...........      2,435       2,029       2,051        7,661
                            ----------  ----------  ----------     --------
Net loss ..................     (8,823)    (15,870)    (17,743)     (49,411)
                            ==========  ==========  ==========     ========
Net loss per common share,
 basic and
 diluted .................. $    (0.56) $    (0.98) $    (1.02)
                            ==========  ==========  ==========
Weighted average common
 shares
 outstanding, basic and
  diluted ................. 15,862,563  16,144,484  17,354,863
                            ==========  ==========  ==========




   The accompanying notes are an integral part of these financial statements.

                        ALGOS PHARMACEUTICAL CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                       For the Year Ended        Cumulative from
                                          December 31,            Inception to
                                   ----------------------------   December 31,
                                     1997      1998      1999         1999
                                   --------  --------  --------  ---------------
Cash flows from operating
 activities:
  Net loss.......................  $ (8,823) $(15,870) $(17,743)    $(49,411)
  Adjustments to reconcile net
   loss to net cash used in
   operating activities:
    Depreciation and
     amortization................        51       142       371          676
    Amortization of unearned
     compensation................       278       370       299        1,372
    Amortization of discount on
     marketable securities.......       (79)      (67)     (114)        (262)
    Common stock issued for
     technology..................                                        125
    Preferred stock issued for
     services....................                                         25
    Preferred stock issued under
     license agreement...........                                        915
    Changes in assets and
     liabilities:
      Interest receivable........      (485)       68       210         (207)
      Prepaid expenses...........        14      (368)      450         (234)
      Other assets...............       119        90
      Accounts payable...........     1,405       256     1,381        3,499
      Other current liabilities..       223        54      (342)         452
                                   --------  --------  --------     --------
  Net cash used in operating
   activities....................    (7,297)  (15,325)  (15,488)     (43,050)
                                   --------  --------  --------     --------
Cash flows from investing
 activities:
  Investment in marketable
   securities....................   (37,813)  (29,097)   (9,842)     (76,753)
  Redemption of Marketable
   Securities....................    16,816    37,037    19,000       72,854
  Purchases of property and
   equipment.....................      (111)   (1,095)     (227)      (1,631)
                                   --------  --------  --------     --------
  Net cash used in investing
   activities....................   (21,108)    6,845     8,931       (5,530)
                                   --------  --------  --------     --------
Cash flows from financing
 activities:
  Proceeds from issuance of
   preferred stock, net..........                                      6,659
  Proceeds from issuance of
   common stock, net.............        75    25,259       284       72,673
                                   --------  --------  --------     --------
  Net cash provided by financing
   activities....................        75    25,259       284       79,332
                                   --------  --------  --------     --------
Net increase (decrease) in cash
 and cash equivalents............   (28,330)   16,779    (6,273)      30,752
Cash and cash equivalents,
 beginning of period.............    48,576    20,246    37,025
                                   --------  --------  --------     --------
Cash and cash equivalents, end of
 period..........................  $ 20,246  $ 37,025  $ 30,752     $ 30,752
                                   ========  ========  ========     ========

   The accompanying notes are an integral part of these financial statements.

                        ALGOS PHARMACEUTICAL CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
               For the period from Inception to December 31, 1996
                             (Dollars in thousands)

                                                                                       Deficit
                            Convertible                                              Accumulated
                          Preferred Stock    Common Stock    Additional   Unearned   During the      Total
                          ---------------- -----------------  Paid-In   Compensation Development Stockholders'
                           Shares   Amount   Shares   Amount  Capital     Expense       Stage       Equity
                          --------  ------ ---------- ------ ---------- ------------ ----------- -------------
Issuance of Common
 Stock, January 1992,
 $.10 per share.........                    4,841,664  $ 48   $   452                               $   500
Issuance of Common Stock
 for technology, January
 1992, $.10 per share...                      968,336    10        90                                   100
Net loss................                                                                  (385)        (385)
                          --------   ---   ----------  ----   -------     -------      -------      -------
Balance, December 31,
 1992...................                    5,810,000    58       542                     (385)         215
Capital contributions,
 including $25,000 of
 technology.............                                          150                                   150
Net loss................                                                                  (257)        (257)
                          --------   ---   ----------  ----   -------     -------      -------      -------
Balance, December 31,
 1993...................                    5,810,000    58       692                     (642)         108
Issuance of Series A
 Preferred Stock, May
 through August 1994,
 $10.00 per share, net
 of offering costs......   700,000     7                        6,602                                 6,609
Issuance of Series A
 Preferred Stock for
 services, May 1994,
 $10.00 per share.......     2,500                                 25                                    25
Exercise of stock
 options................                          415
Net loss................                                                                (1,124)      (1,124)
                          --------   ---   ----------  ----   -------     -------      -------      -------
Balance, December 31,
 1994...................   702,500     7    5,810,415    58     7,319                   (1,766)       5,618
Exercise of stock
 options................                      199,615     2        23                                    25
Net loss................                                                                (2,122)      (2,122)
                          --------   ---   ----------  ----   -------     -------      -------      -------
Balance, December 31,
 1995...................   702,500     7    6,010,030    60     7,342                   (3,888)       3,521
Issuance of Series B
 Preferred Stock under
 license agreement, June
 1996, $9.15 per share..   100,000     1                          914                                   915
Issuance of Common
 Stock, October 1996,
 $14.00 per share, net
 of offering costs......                    3,625,000    36    46,350                                46,386
Exercise of stock
 options................                      161,821     2        17                                    19
Exercise of warrants....     5,000                                 50                                    50
Conversion of Series A
 Preferred Stock........  (707,500)   (7)   5,872,250    59       (52)
Unearned compensation
 expense................                                        1,281      (1,281)
Amortization of unearned
 compensation expense...                                                      425                       425
Net loss................                                                                (3,087)      (3,087)
                          --------   ---   ----------  ----   -------     -------      -------      -------
Balance, December 31,
 1996...................   100,000   $ 1   15,669,101  $157   $55,902     $  (856)     $(6,975)     $48,229
                          ========   ===   ==========  ====   =======     =======      =======      =======

   The accompanying notes are an integral part of these financial statements.

                        ALGOS PHARMACEUTICAL CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  For the three years ended December 31, 1999
                             (Dollars in thousands)

                                                                                       Deficit
                            Convertible                                              Accumulated
                          Preferred Stock    Common Stock    Additional   Unearned   During the      Total
                          ---------------- -----------------  Paid-In   Compensation Development Stockholders'
                           Shares   Amount   Shares   Amount  Capital     Expense       Stage       Equity
                          --------  ------ ---------- ------ ---------- ------------ ----------- -------------
Balance, December 31,
 1996...................   100,000   $ 1   15,669,101  $157   $55,902      $(856)     $ (6,975)     $48,229
Exercise of stock
 options................                      133,630     1        15                                    16
Exercise of warrants....                       48,970     1        58                                    59
Conversion of Series B
 Preferred Stock........  (100,000)   (1)     100,000     1
Unearned compensation
 expense................                                          176       (176)
Amortization of unearned
 compensation expense...                                                     278                        278
Net loss................                                                                (8,823)      (8,823)
                          --------   ---   ----------  ----   -------      -----      --------      -------
Balance, December 1997..                   15,951,701   160    56,151       (754)      (15,798)      39,759
Exercise of stock
 options................                       59,850             291                                   291
Exercise of warrants....                       17,098              21                                    21
Issuance of Common Stock
 and Warrants, November
 1998, net of offering
 costs..................                    1,000,000    10    24,937                                24,947
Unearned compensation
 expense................                                          227       (227)
Amortization of unearned
 compensation expense...                                                     370                        370
Net loss................                                                               (15,870)     (15,870)
                          --------   ---   ----------  ----   -------      -----      --------      -------
Balance, December 1998..                   17,028,649   170    81,627       (611)      (31,668)      49,518
Exercise of stock
 options................                      374,250     4       390                                   394
Exercise of warrants....                          996               1                                     1
Costs of stock
 issuance...............                                         (111)                                 (111)
Adjustment of unearned
 compensation expense
 due to forfeitures.....                                         (207)       207
Amortization of unearned
 compensation expense...                                                     299                        299
Net loss................                                                               (17,743)     (17,743)
                          --------   ---   ----------  ----   -------      -----      --------      -------
Balance, December 1999..             $     17,403,895  $174   $81,700      $(105)     $(49,411)     $32,358
                          ========   ===   ==========  ====   =======      =====      ========      =======

   The accompanying notes are an integral part of these financial statements.

                        ALGOS PHARMACEUTICAL CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

   Algos Pharmaceutical Corporation (the "Company"), is engaged primarily in the development of proprietary analgesic and anesthetic products. Since its formation in January 1992, the Company has devoted a substantial portion of its efforts to developing products, licensing technology, filing regulatory applications and raising capital. The Company is subject to a number of risks common to companies in similar stages of development. These include, but are not limited to, the lack of assurance of successful product development and regulatory approval, the absence of manufacturing, marketing and distribution capabilities, the risk of technological obsolescence, changes in pricing and customer demand and the ability to obtain future financing.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

   All dollar amounts are in thousands.

   Development Stage Enterprise

   The accompanying statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standard (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises."

   Cash, Cash Equivalents, and Restricted Cash

   The Company considers money market securities that mature within three months of purchase to be cash equivalents. A bank certificate of deposit that serves as collateral for an irrevocable letter of credit required by the terms of the Company's lease agreement is included in restricted cash.

   Property and Equipment, Net

   Property and equipment are recorded at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which range from three to ten years. Leasehold improvements are depreciated over the term of the lease. Gains and losses on depreciable assets retired or sold are recognized in the statement of operations in the year of disposal. Repairs and maintenance expenditures are expensed as incurred.

   Revenue

   License fee revenue is recognized when contract milestones are attained or when otherwise earned in accordance with the terms of the underlying agreements.

   Income Taxes

   The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse.

                        ALGOS PHARMACEUTICAL CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


   Loss Per Share

   Basic per share amounts are calculated by dividing the net loss applicable to common stock by the weighted average number of common shares outstanding during the period. Diluted per share amounts are calculated by dividing the net loss applicable to common stock by the sum of the weighted average number of common shares outstanding and dilutive common share equivalents. Since the Company incurred losses in all periods presented, options and warrants to purchase 1,028,405, 1,563,537 and 1,190,901 shares of common stock that were outstanding at December 31, 1997, 1998, and 1999, respectively, were not included in diluted per share calculations, as their effect would be antidilutive.

3. MARKETABLE SECURITIES

   Marketable securities at December 31, 1998 and 1999 include the following debt securities:

                                                  Estimated
                                       Amortized     Fair       Unrealized
                                         Cost    Market Value Gains (Losses)
                                       --------- ------------ -------------
   U.S. Treasury and federal agency
    debt securities at December 31,
    1998..............................  $13,055    $13,035        $(20)
   U.S. Treasury and federal agency
    debt securities at December 31,
    1999..............................  $ 4,011    $ 3,993        $(18)

   The securities are classified as held-to-maturity securities and are stated at their amortized cost. Noncurrent marketable securities have maturities in excess of one year and less than two years.

4. PROPERTY AND EQUIPMENT, NET

   Property and equipment consist of the following:

                                                                  December 31,
                                                                  -------------
                                                                   1998   1999
                                                                  ------ ------
   Leasehold improvements........................................ $  516 $  505
   Office furniture and equipment................................    631    643
   Computer equipment............................................    257    236
                                                                  ------ ------
                                                                   1,404  1,384
   Less accumulated depreciation.................................    305    429
                                                                  ------ ------
                                                                  $1,099 $  955
                                                                  ====== ======

5. OTHER CURRENT LIABILITIES

   Other current liabilities consist of the following:

                                                                      December
                                                                         31,
                                                                      ---------
                                                                      1998 1999
                                                                      ---- ----
   Accrued compensation.............................................. $319 $229
   Accrued research expenses.........................................  475  223
                                                                      ---- ----
                                                                      $794 $452
                                                                      ==== ====

                        ALGOS PHARMACEUTICAL CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


6. INCOME TAXES

   At December 31, 1999, the Company had available net operating loss carryforwards and research and development credits for federal income tax purposes of approximately $48,000 and $1,500, respectively, which expire in the years 2009 through 2019. At December 31, 1999, the Company had available net operating loss carryforwards and research and development credits for state income tax purposes of approximately $48,300 and $1,100, respectively, which expire in the years 2000 through 2006. The tax benefits related to approximately $2,922 of the federal and state net operating losses at December 31, 1999 relate to stock option deductions and will be credited to additional paid-in capital if recognized. The use of federal net operating loss and credit carryforwards may be subject to limitations under section 382 of the Internal Revenue Code pertaining to changes in stock ownership. Due to the uncertainty of their realization, a full valuation allowance has been established for the potential income tax benefit of net operating loss and credit carryforwards and temporary differences. The increase in the valuation allowance amounted to $4,745, $7,563 and $9,587 in 1997, 1998, and 1999, respectively. Deferred tax assets (liabilities) for federal and state income taxes consist of the following:

                                                               December 31,
                                                             ------------------
                                                               1998      1999
                                                             --------  --------
   Net operating loss carryforwards......................... $ 12,283  $ 20,662
   Research and development tax credits.....................    1,900     2,600
   License costs............................................      339       317
   Accrued liabilities and other............................      225       714
   Depreciation and amortization............................       (4)       37
                                                             --------  --------
   Total deferred tax assets................................   14,743    24,330
   Valuation allowance......................................  (14,743)  (24,330)
                                                             --------  --------
   Net deferred tax assets.................................. $      0  $      0
                                                             ========  ========

7. COMMITMENTS

   License Agreements

   The Company has licensed from a university certain patents and pending patent applications in the field of pain management. The Company is required to pay royalties equal to 4% of sales of licensed products. In addition, the Company will pay the university 50% of royalty payments received from any sublicensees until such payments total $500,000 for a given year, 33% until the payments total an additional $500,000 for such year and 25% thereafter.

   Leases

   Minimum payments under the Company's operating lease for its administrative offices are as follows:

   2000.................................................................. $  269
   2001..................................................................    269
   2002..................................................................    269
   2003..................................................................    297
   2004..................................................................    311
   Balance of term.......................................................  1,036

                        ALGOS PHARMACEUTICAL CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


   The agreement provides the Company with an option to extend the lease term for an additional five-year period and an option to purchase the building which is exercisable between April 29, 2001 and April 28, 2003.

   Rent expense amounted to $58, $239 and $269 for the years ended December 31, 1997, 1998, and 1999 respectively and $634 cumulatively from the date of inception.

   Research Contracts

   The Company routinely contracts with universities, medical centers, contract research organizations and other institutions for the conduct of research and clinical studies on the Company's behalf. These agreements are generally for the duration of the contracted study and contain provisions that allow the Company to terminate the study prior to its completion.

   Employment Agreements

   At December 31, 1999, the Company's minimum obligation for base salaries under employment agreements with officers amounted to approximately $615.

   Contingencies

   In the normal course of business, the Company is party to claims or litigation relating to various matters. The Company believes that the outcome of any current claims or litigation would not have a material adverse effect on its results of operations, cash flows or financial position.

8. SIGNIFICANT AGREEMENTS

   In 1996, the Company entered into a license agreement with McNeil Consumer Products Company, an affiliate of Johnson & Johnson, which provides McNeil with exclusive worldwide marketing rights to certain of the Company's products under development. The Company has received payments amounting to $3,000 through December 31, 1999 and may receive additional payments based on the achievement of certain milestones, generally related to product development and patent issuances, and royalties based on sales of licensed products, if any. McNeil is responsible for development of the licensed products. In addition, the Company will receive royalties based on sales of licensed products, if any. McNeil may terminate the agreement upon 60 days notice.

   In 1996, the Company entered into a development and marketing collaboration and license agreement with Interneuron Pharmaceuticals, Inc. for the development and commercialization of a product to treat migraine headache. The agreement grants to Interneuron rights, co-exclusive with Algos, to use Algos patents and know-how to manufacture and market the product. The development program is currently in an initial stage in which it is expected that Interneuron's development costs will exceed those of Algos. The agreement provides that the companies will generally share equally the remaining developments costs, including pre-clinical studies, clinical trials, and regulatory activities, and similarly share in marketing and profits of the resulting product, if any. After the initial stage of development, the agreement may be terminated by either party with the terminating party retaining an interest in any resulting product, either in the form of a royalty on sales or the repayment of certain of its development costs.

   In 1996, the Company contributed certain intangible assets having no book value to a newly formed company, U.S. Dermatologics, Inc, and received preferred stock with an aggregate stated value and liquidation preference of $2,800 and all of the transferee's common stock. The common stock was subsequently distributed to the Company's stockholders, warrant holders and certain of its employees. The preferred stock provided for an annual cumulative dividend of 30%, payable in the form of cash or common stock, and a share of other earnings. The Company recorded no gain in connection with the transaction, as management believed that

                        ALGOS PHARMACEUTICAL CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

realization was not assured. In 1998, the Company received $198 for certain consulting and administrative services provided to U.S. Dermatologics, Inc. during a transitional period, which ended in 1998. In 1999, the preferred stock was exchanged for shares of U.S. Dermatologics, Inc. common stock representing approximately 10% of U.S. Dermatologics, Inc.'s total outstanding common stock.

   In 1999, the Company and Endo Pharmaceuticals Holdings Inc. entered into a collaboration agreement, pursuant to which the Company and Endo Pharmaceuticals will develop, manufacture and commercialize pain management products containing the combination of oxycodone and dextromethorphan. Pursuant to the collaboration agreement, each party granted to the other a sole and exclusive worldwide license to its respective know-how, patent rights and trademark rights used in connection with the collaboration. The companies will share equally the costs associated with, and profits generated, by the collaboration, after adjustments with respect to reduced sales of Endo products resulting from sales of products that the parties developed under the collaboration agreement. The collaboration agreement will continue in effect until the parties to the agreement mutually agree in writing to terminate the agreement or the patent rights licensed under the collaboration agreement expire.

   In 1999, the Company granted a paid-up license under three of the Company's patents to Cambridge NeuroScience, Inc. to develop products discovered by or on behalf of Cambridge NeuroScience for the treatment of pain. In exchange, the Company received the right to negotiate to develop and/or commercialize these products.

9. STOCKHOLDERS' EQUITY

   In May 1996, the Company effected an 8.3-for-1 stock split of its Common Stock in the form of a stock dividend. All historical Common Stock and per share data have been restated to reflect the stock split.

   Convertible Preferred Stock

   The Company is authorized to issue 10,000,000 shares of $.01 par value per share preferred stock with rights, preferences and limitations determined by the Board of Directors of the Company.

   In 1994, the Company issued a total of 702,500 shares of convertible Series A Preferred Stock and received net proceeds of $6,609 and services valued at $25. In 1996, an additional 5,000 shares were issued upon conversion of an outstanding warrant. In connection with the Company's 1996 initial public offering of Common Stock, each outstanding share of convertible Series A Preferred Stock was converted to 8.3 shares of Common Stock.

   In 1996, the Company issued 100,000 shares of convertible Series B Preferred Stock in connection with an amendment to a license agreement with a university and recorded an administrative expense of $915 for the estimated fair value of the stock. In 1997, the holders converted each share of convertible Series B Preferred Stock into one share of Common Stock.

   Warrants

   In 1994, in connection with the sale of convertible Series A Preferred Stock, certain selling agents received warrants to purchase an aggregate of 40,750 shares of convertible Series A Preferred Stock. In connection with the Company's 1996 initial public offering of Common Stock, outstanding warrants to purchase an aggregate of 35,750 shares of convertible Series A Preferred Stock were converted to warrants to purchase an aggregate of 296,725 shares of Common Stock. The warrants entitle the holders to purchase shares of Common Stock at an exercise price of $1.20 per share and expire in 2001. Of these warrants, warrants to purchase 230,657 and 229,661 shares of Common Stock were outstanding and exercisable as of December 31, 1998 and 1999, respectively.

                        ALGOS PHARMACEUTICAL CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


   In 1998, the Company sold 1,000,000 shares of its Common Stock together with a warrant to purchase 250,000 shares of common stock for an aggregate purchase price of $25,000. For financial statement purposes, the Company has assigned $2,000 of the aggregate purchase price to the estimated fair value of the warrant. The warrant, which is outstanding and exercisable at December 31, 1999, entitles the holder to purchase shares of Common Stock at an exercise price of $25.00 per share and expires in 2003.

   Stock Option Plans

   The Company's 1996 Stock Option Plan permits the grant of non-qualified stock options and incentive stock options to purchase an aggregate of 1,215,000 shares of authorized but unissued or reacquired shares of Common Stock. The Compensation Committee of the Board of Directors has the authority to select the persons to whom grants are to be made, to designate the number of shares of Common Stock to be covered by such grants, to determine the exercise price of options, to establish the vesting period of options, to establish the contractual life of options, and to take all other actions for the administration of the 1996 Stock Option Plan. The 1996 Stock Option Plan permits the Compensation Committee to allow payment of the option exercise price to be made in cash or by delivery of shares of Common Stock valued at their fair market value on the date of exercise or delivery of other property, or by a recourse promissory note payable to the Company, or by a combination of the foregoing. Unless sooner terminated by the Board of Directors, the 1996 Stock Option Plan will expire in 2006.

   The Company's 1996 Non-Employee Director Stock Option Plan (the Director
Plan) covers 283,000 authorized but unissued or reacquired shares of Common Stock and is intended to assist the Company in attracting and retaining qualified non-employee directors. The Director Plan is administered by the Board of Directors and provides for automatic grants of non-qualified stock options to purchase 10,000 shares of Common Stock to each non-employee director at the time of initial appointment or Election to the Board of Directors. The exercise price of the options shall be the fair market value of a share of Common Stock on the date of grant. Each option shall generally become exercisable in cumulative annual installments of one-third on each of the first three annual meetings of the Company's stockholders following the date of grant so long as the non-employee director continues to serve as a director of the Company. In addition, each non-employee director shall be granted an option to purchase 10,000 shares of Common Stock on an annual basis. Unless sooner terminated by the Board of Directors, the Director Plan will expire in 2006.

   Prior to 1997, the Company granted stock options under prior plans.

   The following table summarizes stock option activity for the years ended December 31, 1997, 1998, and 1999:

                                                      Number    Weighted Average
                                                     of Shares   Exercise Price
                                                     ---------  ----------------
   Outstanding January 1, 1997......................   752,440       $ 1.39
   Granted..........................................   166,500       $16.62
   Exercised........................................  (133,630)      $ 0.12
   Cancelled........................................    (4,660)      $ 4.21
                                                     ---------
   Outstanding December 31, 1997....................   780,650       $ 4.81
   Granted..........................................   382,520       $31.34
   Exercised........................................  ( 59,850)      $ 4.86
   Cancelled........................................  ( 20,440)      $15.98
                                                     ---------
   Outstanding December 31, 1998.................... 1,082,880       $13.97
   Granted..........................................   340,200       $26.97
   Exercised........................................  (374,250)      $ 1.05
   Cancelled........................................  (337,590)      $29.61
                                                     ---------
   Outstanding December 31, 1999....................   711,240       $19.56
                                                     =========

                        ALGOS PHARMACEUTICAL CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


   Options exercisable at December 31, 1997, 1998 and 1999 were 503,216, 656,230 and 409,447 respectively.

   A summary of stock options outstanding as of December 31, 1999 is as follows:

   Range of Exercise        Number of    Weighted Average     Weighted Average
   Prices:                   Shares   Remaining Contract Life  Exercise Price
   -----------------        --------- ----------------------- ----------------
   $ 0.12--$ 0.13..........  153,550            1.9                $ 0.13
   $10.00--$15.00..........   86,000            5.4                $14.37
   $15.01--$20.00..........   56,100            6.1                $17.21
   $20.01--$25.00..........   10,840            6.1                $22.47
   $25.01--$30.00..........  264,720            6.0                $26.50
   $30.01--$40.00..........  140,030            6.0                $31.65
                             -------
                             711,240            4.8                $19.56
                             =======

   Stock options exercisable as of December 31, 1999:

                                                      Number of Weighted Average
   Range of Exercise Prices:                           Shares    Exercise Price
   -------------------------                          --------- ----------------
   $ 0.12--$ 0.13....................................  153,550       $ 0.13
   $10.00--$15.00....................................   76,400       $14.29
   $15.01--$20.00....................................   43,250       $17.20
   $20.01--$25.00....................................    2,810       $22.52
   $25.01--$30.00....................................   75,107       $26.51
   $30.01--$40.00....................................   58,330       $31.76
                                                       -------
                                                       409,447       $14.07
                                                       =======

   Weighted average exercise price of options granted during the year:

   Exercise Price:                                          1997   1998   1999
   ---------------                                         ------ ------ ------
   Equal to market value of stock......................... $16.62 $31.35 $26.89
   Less than market value of stock........................        $31.31
   Greater than market value of stock.....................               $28.43

   Weighted average fair value at grant date of options granted during the year:

   Exercise Price:                                          1997   1998   1999
   ---------------                                         ------ ------ ------
   Equal to market value of stock......................... $11.13 $20.53 $14.94
   Less than market value of stock........................        $23.03
   Greater than market value of stock.....................               $13.69

   The fair value of each option grant in 1997, 1998 and 1999 was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividend yield, expected lives of five years, expected volatility of 60%, and risk-free interest rates of 6.3%, 5.4% and 4.7% for 1997, 1998 and 1999, respectively.

                        ALGOS PHARMACEUTICAL CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


   The Company records compensation expense for stock option grants in accordance with APB No. 25, "Accounting for Stock Issued to Employees.' Had the Company elected to record compensation for stock option grants in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation,' the Company's pro forma net loss and loss per share amounts would be as follows:

                                                    1997      1998      1999
                                                   -------  --------  --------
   Net loss....................................... $(9,480) $(18,218) $(20,047)
   Net loss per common share, basic and diluted... $ (0.60) $  (1.13) $  (1.16)

   Pro forma amounts are not likely to be representative of amounts in future years, as additional options are awarded and vested.

   In 1998, Algos granted certain options subject to shareholder approval of an increase of 800,000 in the number of shares of Common Stock issuable under the 1996 Stock Option Plan. Unearned compensation expense was recorded for the increase in the market value of Common Stock between the grant date and the June 1998 approval date. Unearned compensation expense related to stock option grants is amortized over the vesting period of the grants, generally four years.

10. OTHER RELATED PARTY TRANSACTIONS

   Certain directors and shareholders of the Company have been associated with law firms that rendered various legal services to the Company. The Company recorded charges of approximately $165, $47 and $900 in 1997, 1998 and 1999 respectively, and $1,737 from the date of inception, for those services, including services rendered in connection with the issuance of stock. As of December 31, 1998 and 1999, $14 and $773 of these charges were unpaid, respectively.

11. MERGER AGREEMENT WITH ENDO PHARMACEUTICALS HOLDINGS INC.

   On November 26, 1999, the Company entered into a definitive merger agreement pursuant to which Algos will merge with a subsidiary of Endo Pharmaceuticals Holdings Inc. in a tax-free transaction. In the transaction, Algos shareholders will receive common stock of Endo and warrants to purchase additional shares of common stock of Endo for nominal consideration. The warrants will become exercisable only if the U.S. Food and Drug Administration approves Algos' New Drug Application for MorphiDex by December 31, 2002. The agreement places restrictions on the Company's ability to enter into certain transactions, including incurring debt, issuing additional shares of stock, paying dividends, disposing of assets and entering into certain significant agreements. The transaction is subject to the approval of Algos shareholders, regulatory approvals and certain other conditions and is expected to be completed by the second quarter of 2000.

                     ALGOS PHARMACEUTICAL CORPORATION

                     (A DEVELOPMENT STAGE ENTERPRISE)

                              BALANCE SHEETS

                                (UNAUDITED)

                          (DOLLARS IN THOUSANDS)

                                                         December 31, March 31,
                                                             1999       2000
                                                         ------------ ---------
                         ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.............................   $30,752     $28,247
  Marketable securities.................................     4,011       4,002
  Interest receivable...................................       207         258
  Prepaid expenses and other current assets.............       234         155
                                                           -------     -------
    Total current assets................................    35,204      32,662
                                                           -------     -------
RESTRICTED CASH.........................................       150         150
PROPERTY AND EQUIPMENT, net.............................       955         950
                                                           -------     -------
TOTAL ASSETS............................................   $36,309     $33,762
                                                           =======     =======
          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable......................................   $ 3,499     $ 3,915
  Other current liabilities.............................       452         260
                                                           -------     -------
    Total current liabilities...........................     3,951       4,175
                                                           -------     -------
COMMITMENTS
STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value, 50,000,000 shares
   authorized, 17,403,095 and 17,421,345 shares issued
   and outstanding, respectively........................       174         174
  Additional paid-in capital............................    81,700      81,805
  Unearned compensation expense.........................      (105)       (105)
  Deficit accumulated during the development stage......   (49,411)    (52,287)
                                                           -------     -------
    Total stockholders' equity..........................    32,358      29,587
                                                           -------     -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..............   $36,309     $33,762
                                                           =======     =======

The accompanying notes are an integral part of these financial statements.

                     ALGOS PHARMACEUTICAL CORPORATION

                     (A DEVELOPMENT STAGE ENTERPRISE)

                         STATEMENTS OF OPERATIONS

                                (UNAUDITED)

               (Dollars in Thousands, Except Per Share Data)

                                   For the three months ended      Cumulative
                                            March 31,            from inception
                                   ----------------------------   to March 31,
                                       1999           2000            2000
                                   -------------  -------------  --------------
Revenues.........................  $         --   $         --      $  3,311
                                   -------------  -------------     --------
Operating expenses:
  Research and development.......          2,517          1,935       40,105
  Selling, general and
   administrative................          3,462          1,386       23,599
                                   -------------  -------------     --------
    Total operating expenses.....          5,979          3,321       63,704
                                   -------------  -------------     --------
Loss from operations.............         (5,979)        (3,321)     (60,393)
Interest income..................            568            445        8,106
                                   -------------  -------------     --------
Net loss.........................  $      (5,411) $      (2,876)    $(52,287)
                                   =============  =============     ========
Net loss per common share, basic
 and diluted.....................  $       (0.31) $       (0.17)
                                   =============  =============
Weighted average common shares
 outstanding, basic and diluted..     17,299,134     17,416,297
                                   =============  =============

The accompanying notes are an integral part of these financial statements.

                     ALGOS PHARMACEUTICAL CORPORATION

                     (A DEVELOPMENT STAGE CORPORATION)

                    CONDENSED STATEMENTS OF CASH FLOWS

                                (UNAUDITED)

                          (DOLLARS IN THOUSANDS)

                                         For the  three months
                                                 ended             Cumulative
                                               March 31,         from inception
                                         ----------------------   to March 31,
                                            1999        2000          2000
                                         ----------  ----------  --------------
Cash flows from operating activities:    $   (3,706) $   (2,541)    $(45,591)
Cash flows from investing activities:
  Purchases of marketable securities...      (9,842)                 (76,753)
  Redemption of marketable securities..       5,000                   72,854
  Purchases of property and equipment..        (105)        (50)      (1,681)
                                         ----------  ----------     --------
Net cash used in investing activities..      (4,947)        (50)      (5,580)
                                         ----------  ----------     --------
Cash flows from financing activities:
  Proceeds from issuance of preferred
   stock...............................                                6,659
  Proceeds from issuance of common
   stock...............................         158          86       72,759
                                         ----------  ----------     --------
  Net cash provided by financing
   activities..........................         158          86       79,418
                                         ----------  ----------     --------
Net increase (decrease) in cash and
 cash equivalents......................      (8,495)     (2,505)      28,247
Cash and cash equivalents, beginning of
 period................................      37,025      30,762          --
                                         ----------  ----------     --------
Cash and cash equivalents, end of
 period................................  $   28,530  $   28,247     $ 28,247
                                         ----------  ----------     --------


   The accompanying notes are an integral part of these financial statements.

                        ALGOS PHARMACEUTICAL CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.BASIS OF PRESENTATION

   The financial statements presented herein have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instruction to Form 10-Q and Article 10 of Regulation S-X and are unaudited. In the opinion of management, the financial statements reflect all adjustments (which consist of normal recurring accruals and adjustments) necessary for a fair statement of the financial position and results of the interim periods presented.

2.LOSS PER SHARE

   Since the Company incurred net losses in all periods presented, outstanding options and warrants to purchase an aggregate of 1,508,481 and 1,164,231 shares of Common Stock at March 31, 1999 and 2000, respectively, were not included in diluted per share calculations, as their effect would be antidilutive.

3.MERGER AGREEMENT WITH ENDO PHARMACEUTICALS HOLDINGS INC.

   On November 26, 1999, the Company entered into a definitive merger agreement pursuant to which Algos will merge with a subsidiary of Endo Pharmaceuticals Holdings Inc. in a tax-free transaction. In the transition, Algos shareholders will receive common stock of Endo and warrants to purchase additional shares of common stock of Endo for nominal consideration. The warrants will become exercisable only if the U.S. Food and Drug Administration approves Algos' New Drug Application for MorphiDex(R) by a specified date. the agreement places restrictions on the Company's ability to enter into certain transaction, including incurring debt, issuing additional shares of stock, paying dividends, disposing of assets and entering into certain significant agreements. The transaction is subject to the approval of Algos shareholders, regulatory approvals and certain other conditions and is expected to be completed in the second quarter of 2000. Algos will reimburse Endo for all out-of-pocket expenses if the Algos shareholders do not approve the merger.

                                                                      APPENDIX A


                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                      ENDO PHARMACEUTICALS HOLDINGS INC.,

                                   ENDO INC.

                                      and

                        ALGOS PHARMACEUTICAL CORPORATION

                               ----------------

                           Dated as of March 3, 2000

                               ----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I

                                   THE MERGER

 Section 1.1  The Merger..................................................   A-9
 Section 1.2  Effective Time..............................................   A-9
 Section 1.3  Effects of the Merger.......................................   A-9
 Section 1.4  Directors of the Surviving Corporation......................   A-9
 Section 1.5  Officers of the Surviving Corporation.......................   A-9
 Section 1.6  Charter and By-Laws.........................................   A-9
 Section 1.7  Conversion of Securities....................................   A-9
 Section 1.8  Parent to Make Certificates Available.......................  A-10
 Section 1.9  Dividends; Transfer Taxes; Withholding......................  A-10
 Section 1.10 Dissenting Shares...........................................  A-11
 Section 1.11 Return of Exchange Fund.....................................  A-11
 Section 1.12 Adjustment of Conversion Number.............................  A-11
 Section 1.13 No Further Ownership Rights in Company Common Stock.........  A-12
 Section 1.14 Closing of Company Transfer Books...........................  A-12
 Section 1.15 Lost Certificates...........................................  A-12
 Section 1.16 Affiliates..................................................  A-12
 Section 1.17 Further Assurances..........................................  A-12
 Section 1.18 Closing.....................................................  A-12

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

 Section 2.1  Organization, Standing and Power............................  A-13
 Section 2.2  Capital Structure...........................................  A-13
 Section 2.3  Authority...................................................  A-14
 Section 2.4  Consents and Approvals; No Violation........................  A-15
 Section 2.5  Financial Statements........................................  A-15
 Section 2.6  Registration Statement and Proxy Statement..................  A-16
 Section 2.7  Absence of Certain Changes or Events........................  A-16
 Section 2.8  Permits and Compliance......................................  A-16
 Section 2.9  Tax Matters.................................................  A-17
 Section 2.10 Actions and Proceedings.....................................  A-18
 Section 2.11 Certain Agreements..........................................  A-19
 Section 2.12 ERISA.......................................................  A-19
 Section 2.13 Compliance with Certain Laws................................  A-20
 Section 2.14 Liabilities.................................................  A-22
 Section 2.15 Labor Matters...............................................  A-22
 Section 2.16 Intellectual Property.......................................  A-23
 Section 2.17 Ownership of Shares.........................................  A-25
 Section 2.18 Operations of Sub...........................................  A-25
 Section 2.19 Brokers.....................................................  A-25
 Section 2.20 State Takeover Statutes.....................................  A-25
 Section 2.21 Year 2000...................................................  A-26
 Section 2.22 Accuracy of Information Furnished...........................  A-26
 Section 2.23 Required Vote of Parent and Sub Stockholders................  A-26
 Section 2.24 Interests in Other Entities.................................  A-26

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

 Section 3.1  Organization, Standing and Power............................  A-27
 Section 3.2  Capital Structure; Subsidiaries.............................  A-27
 Section 3.3  Authority...................................................  A-27
 Section 3.4  Consents and Approvals; No Violation........................  A-28
 Section 3.5  SEC Documents and Other Reports.............................  A-29
 Section 3.6  Registration Statement and Proxy Statement..................  A-29
 Section 3.7  Absence of Certain Changes or Events........................  A-30
 Section 3.8  Permits and Compliance......................................  A-30
 Section 3.9  Tax Matters.................................................  A-31
 Section 3.10 Actions and Proceedings.....................................  A-32
 Section 3.11 Certain Agreements..........................................  A-32
 Section 3.12 ERISA.......................................................  A-32
 Section 3.13 Compliance with Certain Laws................................  A-33
 Section 3.14 Liabilities.................................................  A-35
 Section 3.15 Labor Matters...............................................  A-35
 Section 3.16 Intellectual Property.......................................  A-36
 Section 3.17 Opinion of Financial Advisor................................  A-38
 Section 3.18 Required Vote of Company Stockholders.......................  A-38
 Section 3.19 Ownership of Shares.........................................  A-38
 Section 3.20 Brokers.....................................................  A-38
 Section 3.21 State Takeover Statutes.....................................  A-38
 Section 3.22 Year 2000...................................................  A-39
 Section 3.23 Interests in Other Entities.................................  A-39

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

 Section 4.1  Conduct of Business Pending the Merger......................  A-40
 Section 4.2  No Solicitation.............................................  A-42
 Section 4.3  Tax Representation Letters..................................  A-43

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

 Section 5.1  Stockholder Meeting.........................................  A-44
 Section 5.2  Preparation of the Registration Statement and the Proxy
              Statement...................................................  A-44
 Section 5.3  Access to Information; Regulatory Communications............  A-44
 Section 5.4  Compliance with the Securities Act..........................  A-45
 Section 5.5  Designation of Directors....................................  A-45
 Section 5.6  NASDAQ Listing..............................................  A-46
 Section 5.7  Fees and Expenses...........................................  A-46
 Section 5.8  Company Stock Options.......................................  A-46
 Section 5.9  Parent Options..............................................  A-46
 Section 5.10 Reasonable Efforts..........................................  A-46
 Section 5.11 Public Announcements........................................  A-47
 Section 5.12 State Takeover Laws.........................................  A-47
 Section 5.13 Indemnification; Directors and Officers Insurance...........  A-47
 Section 5.14 Notification of Certain Matters.............................  A-47

 Section 5.15 Employee Matters.........................................    A-48
 Section 5.16 Tax Treatment............................................    A-48
 Section 5.17 Conveyance Taxes.........................................    A-48
 Section 5.18 Ownership of Shares......................................    A-48
 Section 5.19 Additional Agreements....................................    A-48
 Section 5.20 Issuance of Warrants to Parent...........................    A-49
 Section 5.21 Formation of Parent LLC..................................    A-49
 Section 5.22 Effect of Parent Recapitalization........................    A-50
 Section 5.23 Appraisal Demands........................................    A-51

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

 Section 6.1  Conditions to Each Party's Obligation to Effect the
              Merger...................................................    A-52
 Section 6.2  Conditions to Obligation of the Company to Effect the
              Merger...................................................    A-52
 Section 6.3  Conditions to Obligations of Parent and Sub to Effect the
              Merger...................................................    A-53

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

 Section 7.1  Termination..............................................    A-54
 Section 7.2  Effect of Termination....................................    A-55
 Section 7.3  Amendment................................................    A-55
 Section 7.4  Waiver...................................................    A-55
 Section 7.5  Procedure for Termination, Amendment, Extension or
              Waiver...................................................    A-55

                                  ARTICLE VIII

                               GENERAL PROVISIONS

 Section 8.1  Non-Survival of Representations and Warranties...........    A-56
 Section 8.2  Notices..................................................    A-56
 Section 8.3  Interpretation...........................................    A-57
 Section 8.4  Counterparts.............................................    A-57
 Section 8.5  Entire Agreement; No Third-Party Beneficiaries...........    A-57
 Section 8.6  Governing Law............................................    A-57
 Section 8.7  Assignment...............................................    A-57
 Section 8.8  Severability.............................................    A-57
 Section 8.9  Enforcement of this Agreement............................    A-57

 List of Exhibits

 Exhibit A-1  Form of Amended and Restated Certificate of Incorporation    A-60
              of Parent................................................
 Exhibit A-2  Summary of Parent Recapitalization.......................    A-63
 Exhibit B    Form of Company Voting Agreement.........................    A-64
 Exhibit C    Form of Algos Warrant....................................    A-75
 Exhibit D-1  Parent's Year 2000 Representation........................   A-104
 Exhibit D-2  Company's Year 2000 Representation.......................   A-105
 Exhibit E-1  Form of Representation Letter (Parent's).................   A-106
 Exhibit E-2  Form of Representation Letter (the Company's)............   A-109
 Exhibit F    Form of Affiliate Letter (the Company's).................   A-112
 Exhibit G    Form of Tax Sharing Agreement............................   A-114
 Exhibit H    Form of Lyle Employment Agreement........................   A-118
 Exhibit I    Form of Endo Warrant.....................................   A-127

                             Index of Defined Terms

Term                                                                        Page
----                                                                        ----
Adjustment Event........................................................... A-49
Affiliates................................................................. A-45
Agreement..................................................................  A-8
Applicable Laws............................................................ A-20
Cash Cost of Sales......................................................... A-49
Cash Gross Profit of Parent................................................ A-49
Certificate of Merger......................................................  A-9
Certificates............................................................... A-10
Change in the Company Recommendation....................................... A-44
Charter Amendment..........................................................  A-8
Closing.................................................................... A-13
Closing Date............................................................... A-12
COBRA...................................................................... A-19
Code.......................................................................  A-8
Company....................................................................  A-8
Company Business Personnel.................................................  A-8
Company By-Laws............................................................ A-27
Company Charter............................................................ A-27
Company Common Stock.......................................................  A-8
Company Copyrights......................................................... A-36
Company Designees.......................................................... A-45
Company Disclosure Schedule................................................ A-28
Company Intellectual Property.............................................. A-27
Company License Agreements................................................. A-36
Company Multiemployer Plan................................................. A-32
Company Patents............................................................ A-36
Company Permits............................................................ A-30
Company Plan............................................................... A-34
Company Preferred Stock.................................................... A-27
Company SEC Documents...................................................... A-29
Company Software........................................................... A-36
Company Stock Options...................................................... A-27
Company Stock Plans........................................................ A-27
Company Stockholder Approval............................................... A-28
Company Takeover Proposal.................................................. A-43
Company Technology......................................................... A-36
Company Trademarks......................................................... A-36
Constituent Corporations...................................................  A-8
Conversion Number..........................................................  A-9
Credit Agreement........................................................... A-41
Current Endo Options....................................................... A-46
D&O Insurance.............................................................. A-47
DEA........................................................................ A-13
DGCL.......................................................................  A-9
Dissenting Shares.......................................................... A-53
Effective Time.............................................................  A-9
Endo Products..............................................................  A-9
Endo Warrant Agreement..................................................... A-49
Endo Warrants.............................................................. A-49
Environmental Laws......................................................... A-20

ERISA...................................................................... A-19
Exchange Act............................................................... A-15
Exchange Agent.............................................................  A-9
Exchange Fund..............................................................  A-9
FDA........................................................................ A-13
FDCA....................................................................... A-21
GAAP....................................................................... A-15
Governmental Entity........................................................ A-15
Hazardous materials........................................................ A-20
HSR Act.................................................................... A-15
IND........................................................................ A-16
Independent Accounting Firm................................................ A-50
IRS........................................................................ A-19
Knowledge of Parent........................................................ A-17
Knowledge of the Company................................................... A-30
Lyle Agreement............................................................. A-48
Material Adverse Change.................................................... A-13
Material Adverse Effect.................................................... A-13
Merger.....................................................................  A-8
Merger Consideration.......................................................  A-9
MorphiDex(R) Application................................................... A-34
NASDAQ..................................................................... A-15
NDA........................................................................ A-16
Net Sales.................................................................. A-49
NOLs....................................................................... A-31
Non-Transferable Warrants..................................................  A-9
Parent.....................................................................  A-8
Parent Business Personnel.................................................. A-22
Parent By-Laws............................................................. A-13
Parent Charter............................................................. A-13
Parent Class A Common Stock................................................ A-13
Parent Common Stock........................................................  A-8
Parent Copyrights.......................................................... A-23
Parent Disclosure Schedule................................................. A-14
Parent Financial Statements................................................ A-15
Parent Incentive Plans..................................................... A-13
Parent Intellectual Property............................................... A-23
Parent License Agreements.................................................. A-23
Parent LLC................................................................. A-49
Parent LLC Agreement....................................................... A-49
Parent Material Contracts.................................................. A-17
Parent Multiemployer Plan.................................................. A-20
Parent Patents............................................................. A-23
Parent Permits............................................................. A-16
Parent Plan................................................................ A-20
Parent Preferred Stock..................................................... A-13
Parent Recapitalization....................................................  A-8
Parent Software............................................................ A-23
Parent Stock Options....................................................... A-13
Parent Stock Plans......................................................... A-13
Parent Stock Purchase Plan................................................. A-13
Parent Technology.......................................................... A-23

Parent Trademarks.......................................................... A-23
Permits.................................................................... A-16
Person.....................................................................  A-9
Position Paper............................................................. A-49
Proxy Statement............................................................ A-15
Registration Statement..................................................... A-16
SEC........................................................................ A-14
Securities Act............................................................. A-12
State Takeover Approvals................................................... A-15
Stockholder Meeting........................................................ A-44
Stockholder Voting Agreement...............................................  A-8
Stockholder Voting Agreements..............................................  A-8
Sub........................................................................  A-8
Subsidiary................................................................. A-13
Superior Company Proposal.................................................. A-44
Surviving Corporation......................................................  A-9
Tax Representation Letters................................................. A-43
Tax Returns................................................................ A-18
Tax Sharing Agreement...................................................... A-48
Taxes...................................................................... A-18
Termination Date........................................................... A-54
Transaction Agreements.....................................................  A-8
Warrant Agreement..........................................................  A-9

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

   AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of March 3, 2000 (this "Agreement"), by and among ENDO PHARMACEUTICALS HOLDINGS INC., a Delaware corporation ("Parent"), ENDO INC., a Delaware corporation and a newly-formed wholly-owned subsidiary of Parent ("Sub"), and ALGOS PHARMACEUTICAL CORPORATION, a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                                  WITNESSETH:

   WHEREAS, Parent, Sub and the Company entered into an agreement and plan of merger, dated as of November 26, 1999, and the parties wish to amend and restate such agreement;

   WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have each determined that the Merger is advisable and in the best interest of their respective stockholders and is in furtherance of and consistent with their respective long-term business strategies;

   WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have each (a) approved and declared advisable the merger of the Company with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock") not owned directly or indirectly by Parent or the Company (and other than Dissenting Shares (as defined in Section 1.10 hereof)) will be converted into the Merger Consideration (as defined in Section 1.7(c) hereof) and (b) approved this Agreement upon the terms and subject to the conditions set forth herein;

   WHEREAS, the Board of Directors of Parent has approved this Agreement and the Merger and, in its capacity as the sole stockholder of Sub, has approved this Agreement upon the terms and subject to the conditions set forth herein;

   WHEREAS, following the execution of this Agreement and prior to the Closing (as defined in Section 1.18 hereof), Parent will (a) duly adopt and declare advisable an amendment and restatement of the Certificate of Incorporation of Parent substantially in the form attached hereto as Exhibit A-1 (the "Charter Amendment") and (b) declare and pay a stock dividend to the then current holders of shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock") or effect some other form of recapitalization, the results of which are substantially set forth on Exhibit A-2 attached hereto (the "Parent Recapitalization");

   WHEREAS, simultaneous with the execution and delivery of this Agreement, Parent and each stockholder of the Company listed on Annex I attached hereto have each entered into an agreement substantially in the form of Exhibit B hereto (each, a "Stockholder Voting Agreement" and collectively, "Stockholder Voting Agreements") pursuant to which such stockholder has agreed to vote the shares of Company Common Stock beneficially owned by such stockholder in favor of the Merger (the Stockholder Voting Agreements, the Warrant Agreement (as defined in Section 1.7(c) hereof) and this Agreement are collectively referred to herein as the "Transaction Agreements");

   WHEREAS, following the execution of this Agreement and prior to the Closing, Parent and certain stockholders of Parent shall enter into a registration rights agreement pursuant to which Parent will grant certain rights to such Persons regarding the registration of Parent Common Stock owned by them following the Merger;

   WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code;

   NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

   Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Sub at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of the Company shall cease and Sub shall (i) continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation"), (ii) succeed to and assume all the rights and obligations of the Company in accordance with the DGCL, (iii) continue to be governed by the laws of the State of Delaware and (iv) continue under the name "Endo Inc."

   Section 1.2 Effective Time. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), duly executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date or time of effectiveness of the Merger. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the Certificate of Merger is filed or such later date and time established by the Certificate of Merger. The filing of the Certificate of Merger in accordance with the DGCL shall be made on the date of the Closing, or as promptly thereafter as practicable.

   Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

   Section 1.4 Directors of the Surviving Corporation. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and shall hold office until their successors are duly appointed or elected in accordance with applicable law and the Certificate of Incorporation and By-laws of the Surviving Corporation.

   Section 1.5 Officers of the Surviving Corporation. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and shall hold office until their successors are duly appointed or elected in accordance with applicable law and the certificate of incorporation and by-laws of the Surviving Corporation.

   Section 1.6 Charter and By-Laws. The Certificate of Incorporation of Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by the certificate of incorporation of the Surviving Corporation or by applicable law.

   Section 1.7 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

     (a) Each issued and outstanding share of common stock of Sub shall remain outstanding as one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     (b) All shares of Company Common Stock that are held in the treasury of the Company and any shares of Company Common Stock owned by Parent or Sub shall be canceled and no capital stock of Parent or other consideration shall be delivered in respect thereof.

     (c) Subject to the provisions of Section 1.12 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.7(b) hereof and Dissenting Shares) shall be converted into (i) one (the "Conversion Number") validly issued, fully paid and nonassessable share of Parent Common Stock and (ii) one warrant which shall be subject to the terms and conditions of a warrant agreement (the "Warrant Agreement") substantially in the form attached hereto as Exhibit C (an "Algos Warrant" and, together with the shares of Parent Common Stock referred to in clause
  (i), the "Merger Consideration"). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate formerly representing any such shares shall cease to have any rights with respect thereto, except for the right to receive any dividends and other distributions in accordance with Section 1.9 hereof, certificates representing the shares of Parent Common Stock and Algos Warrants into which such shares are converted upon surrender of such certificates in accordance with Section 1.8 hereof. Each certificate shall, from and after the Effective Time until surrendered in exchange for Parent Common Stock and Algos Warrants, for all purposes be deemed to represent the shares of Parent Common Stock and Algos Warrants into which such Company Common Stock was converted in the Merger.

   Section 1.8 Parent to Make Certificates Available.

   (a) Exchange of Certificates. Parent shall authorize a commercial bank reasonably acceptable to the Company (or such other Person (as defined in Section 1.8(a) hereof) or Persons as shall be reasonably acceptable to Parent and the Company) to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of shares of Company Common Stock converted in the Merger, certificates representing the shares of Parent Common Stock and certificates representing the Algos Warrants, including certificates representing Algos Warrants subject to the transfer restrictions set forth in the Warrant Agreement (the "Non-Transferable Warrants"), each issuable pursuant to Section 1.7(c) hereof in exchange for outstanding certificates representing shares of Company Common Stock (such shares of Parent Common Stock and Algos Warrants, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). Except as contemplated by this Section 1.8, and Section 1.11 hereof, the Exchange Fund shall not be used for any other purpose. For purposes of determining the Exchange Fund so deposited, Parent shall assume that no holder of shares of Company Common Stock will perfect his or her appraisal rights under the DGCL. For purposes of this Agreement, "Person" means any natural person, firm, individual, corporation, limited liability company, partnership, association, joint venture, company, business trust, trust or any other entity or organization, whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof.

   (b) Exchange Procedures. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the "Certificates") a letter of transmittal (in customary form), which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock, certificates representing Algos Warrants. Upon surrender to the Exchange Agent for cancellation of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Parent Common Stock into which the shares of Company Common Stock represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I, (ii) a certificate representing that number of Algos Warrants (or, if requested, Non-Transferable Warrants) into which the shares of Company Common Stock represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I and (iii) any dividends and other distributions payable in accordance with Section 1.9 hereof, and any Certificate so surrendered shall forthwith be canceled.

   Section 1.9 Dividends; Transfer Taxes; Withholding.

   (a) No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any Person entitled by reason of the Merger to receive a certificate representing Parent Common Stock and a certificate representing Algos Warrants, until such Person surrenders such certificates in accordance with Section 1.8 hereof. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Parent Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time, but prior to such surrender and a payment date on or subsequent to such surrender. In no event shall (1) the Person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions and (2) any dividends or distributions be payable on the Algos Warrants or to the holders of record thereof unless and until such Algos Warrants are exercised in accordance with the terms of the Warrant Agreement.

   (b) If any cash or certificates representing shares of Parent Common Stock or Algos Warrants are to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, subject to the limitations set forth in Section 1.8 hereof and in the Warrant Agreement with respect to Non-Transferable Warrants, and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other Taxes (as defined in Section 2.9 hereof) required by reason of the issuance of certificates representing such shares of Parent Common Stock or such Algos Warrants in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Except as otherwise provided in
Section 5.17 hereof, Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding were made by Parent or the Exchange Agent.

   Section 1.10 Dissenting Shares. Notwithstanding Section 1.7 hereof or any other provision of this Agreement, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected appraisal rights under Section 262 of the DGCL (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, but the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to
Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall effectively withdraw or lose his or her right to appraisal and payment under the DGCL, such holder's shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such shares shall no longer be Dissenting Shares. Dissenting Shares shall be canceled and any holder thereof shall cease to have any rights with respect thereto, including as a stockholder of the Surviving Corporation, Parent or the Company.

   Section 1.11 Return of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the former stockholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former stockholders who have not theretofore complied with this
Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, Algos Warrants and any dividends or distributions with respect to Parent Common Stock. Any portion of the Exchange Fund relating to shares of Company Common Stock for which appraisal rights have been perfected and not thereafter withdrawn or rescinded shall be returned to Parent upon demand. Neither Parent nor either Constituent Corporation shall be liable to any former holder of Company Common Stock for any such shares of Parent Common Stock, Algos Warrants, cash and dividends and distributions held in the Exchange Fund which are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

   Section 1.12 Adjustment of Conversion Number. In the event of any reclassification, recapitalization, stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock) or subdivision with respect to Parent Common Stock, any change or conversion of

Parent Common Stock into other securities, any other dividend or distribution with respect to the Parent Common Stock as the same may be adjusted from time to time pursuant to the terms of this Agreement (or if a record date with respect to any of the foregoing should occur), prior to the Effective Time, appropriate and proportionate adjustments shall be made to the Conversion Number, and all references to the Conversion Number in this Agreement shall be deemed to be to the Conversion Number as so adjusted; provided that in no event shall any such adjustment occur on account of the Charter Amendment or the Parent Recapitalization.

   Section 1.13 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock and all Algos Warrants issued pursuant to the terms hereof (including any cash paid pursuant to Section 1.10 hereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates.

   Section 1.14 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock outstanding prior to the Effective Time shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or Parent, such Certificates shall be canceled and exchanged as provided in this
Article I.

   Section 1.15 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, the Algos Warrants and any dividends or other distributions to which the holder thereof is entitled pursuant to Section 1.9 hereof.

   Section 1.16 Affiliates. Certificates surrendered for exchange by each Affiliate (as defined in Section 5.4 hereof) of the Company for purposes of Rule 145(c) under the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act") that has been identified and required to provide an Affiliate letter pursuant to Section 5.4 hereof shall not be exchanged until Parent has received such Affiliate letter from such Person as provided in Section 5.4 hereof.

   Section 1.17 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

   Section 1.18 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VI hereof, the closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York at 10:00 a.m. (New York time) on a date to be specified by the parties hereto, but no later than the business day immediately following the satisfaction or waiver of the conditions set forth in Section 6.1(a), (b), (c) and (d) hereof or at such other time, date or place as Parent and the Company shall agree. The date on which the Closing occurs is referred to herein as the "Closing Date."

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

   Parent and Sub jointly and severally represent and warrant to the Company as follows:

   Section 2.1 Organization, Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted and to enter into and perform this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby. Each Subsidiary (as hereinafter defined) of Parent (other than Sub) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on Parent. Each of Parent and its Subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement, (a) each of "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent, Sub or the Company, as the case may be, any change or effect that is materially adverse to the business, assets, liabilities, results of operation or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole, or the Company, as the case may be, excluding, in either case, any changes, circumstances or effects resulting from or related to changes or developments in the economy, financial markets or regulatory or political climate generally, any changes in conditions or developments generally applicable to the industries in which Parent and Subsidiaries of Parent or the Company, as the case may be, are involved, any changes or developments related to the general relationship of Parent and Subsidiaries of Parent or the Company, as the case may be, with the U.S. Food and Drug Administration ("FDA") or the U.S. Drug Enforcement Administration ("DEA") and in the case of the Company, any change or development relating to MorphiDex(R) or any other of the Company's products under development (including the FDA or DEA approval process relating thereto) and except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof and (b) "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which generally are entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity. Parent has heretofore delivered to the Company complete and correct copies of Parent's certificate of incorporation ("Parent Charter") and by-laws ("Parent By-Laws") and Sub's certificate of incorporation and by-laws, each as in effect on the date of this Agreement.

   Section 2.2 Capital Structure. As of the date of this Agreement, the authorized capital stock of Parent consists of (i) 2,000,000 shares of Parent Common Stock, (ii) 200,000 shares of class A common stock, par value $.01 per share, of Parent ("Parent Class A Common Stock") and (iii) 500,000 shares of preferred stock, par value $.01 per share, of Parent (the "Parent Preferred Stock"). At the close of business on November 15, 1999, (i) 929,950 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights; (ii) 174,560 shares of Parent Class A Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, and 290 of which are held in the treasury of the Parent;
(iii) 618,750 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's 1997 Executive Stock Option Plan and Parent's 1997 Employee Stock Option Plan (collectively, the "Parent Stock Plans"); (iv) 6,000 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's 1997 Employee Stock Purchase Plan (the "Parent Stock Purchase Plan" and, together with the Parent Stock Plans, the "Parent Incentive Plans"); and
(v) no shares of Parent Preferred Stock were issued or outstanding. All of the shares of Parent Common Stock and all of the Algos Warrants issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, free of preemptive rights and, in the case of the shares of the Parent Common Stock, fully paid and nonassessable. Each share of Parent Common Stock issuable upon exercise of the Algos Warrants will be fully paid and nonassessable at the time of exercise. As of the date of this Agreement, except for (a) this Agreement, (b) stock options covering not in excess of 618,750 shares of Parent Common Stock (collectively, the "Parent Stock Options") and (c) the Parent Stock Purchase Plan, there are no options, warrants, calls, rights or agreements to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or any of its Subsidiaries, or securities convertible into or exchangeable for such capital stock, or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Since November 15, 1999, Parent has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock, other than shares issued in the ordinary course pursuant to the Parent Stock Plans. Except as set forth in Schedule 2.2 of that separate disclosure letter delivered by Parent to the Company at or prior to the execution and delivery by Parent of this Agreement (the "Parent Disclosure Schedule"), there are no outstanding contractual obligations of Parent or any of Parent's Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of,
(iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any shares of Parent Common Stock, Parent Class A Common Stock, Parent Preferred Stock or any capital stock of any Subsidiary of Parent. The execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof will not, except as set forth in such Transaction Agreements, give rise to any preemptive right or antidilutive right of any Person with respect to any shares of Parent Common Stock, Parent Class A Common Stock, Parent Preferred Stock or any capital stock of any Subsidiary of Parent. Each outstanding share of capital stock or other equity interests of each Subsidiary of Parent is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and each such share is owned by Parent or another Subsidiary of Parent, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

   Section 2.3 Authority. Each of Parent and Sub has all requisite corporate power and authority to enter into the Transaction Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. On or prior to the date of this Agreement, the respective Boards of Directors of Parent and Sub have each declared the Merger advisable and in the best interest of their respective stockholders and have each approved execution and delivery of this Agreement in accordance with applicable law; the Board of Directors of Sub has recommended to Parent, as the sole stockholder of Sub, that it approve this Agreement in accordance with the DGCL; the Board of Directors of Parent has authorized that it approve this Agreement in its capacity as the sole stockholder of Sub in accordance with the DGCL; and concurrently with the execution of this Agreement, Parent is approving this Agreement as the sole stockholder of Sub in accordance with the DGCL. On or prior to the date of this Agreement, the stockholders of Parent, in accordance with the DGCL and the Parent Charter, shall have approved the Charter Amendment. The execution and delivery by each of Parent and Sub of the Transaction Agreements to which it is a party and the consummation by Parent and Sub of the transactions contemplated hereby and thereby, including the Share Issuance, have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to the filing of the Certificate of Merger pursuant to the DGCL. Each of Parent and Sub have duly executed and delivered the Transaction Agreements to which it is a party and (assuming the valid authorization, execution and delivery thereof by the other parties thereto) each such Transaction Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with their terms, except as the enforceability hereof and thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (2) general principals of equity, whether considered in a proceeding at law or in equity. Prior to the filing thereof, the filing of a registration statement on Form S-4 with the Securities and Exchange Commission ("SEC") by Parent under the Securities Act for the purpose of registering the shares of Parent Common Stock and the Algos Warrants to be issued in the Merger and the shares of Parent Common Stock to be issued upon exercise of the Algos Warrants (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") and the taking of all actions in connection therewith will have been duly authorized by Parent's Board of Directors.

   Section 2.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in the second sentence of this Section 2.4 have been obtained and all filings and obligations described in the second sentence of this Section 2.4 have been made, the execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without due notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of any benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Parent Charter or Parent By-Laws, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, lease, indenture, or other contract, agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries, (iv) any license, permit or other instrument, contract or agreement granted by, or entered into with, the FDA or the DEA or (v) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii), (iv) or (v), any such conflicts, violations, breaches, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, or prevent or materially delay the consummation of any of the transactions contemplated hereby or thereby. No filing, notification or registration with, or authorization, consent or approval of, any domestic (federal and state), or foreign court, commission, governmental body, regulatory or administrative agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution, delivery and performance of the Transaction Agreements by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by the Transaction Agreements, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"),
(ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of the appropriate documents with the relevant authorities of other states in which Parent or any of its Subsidiaries is qualified to do business, each of which is set forth in Schedule 2.4 of the Parent Disclosure Schedule, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation (including any rules and regulations of the FDA and the DEA ) pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by the Transaction Agreements, each of which is set forth in
Schedule 2.4 of the Parent Disclosure Schedule, (iv) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"), each of which is set forth in Schedule 2.4 of the Parent Disclosure Schedule, (v) applicable requirements, if any, of "blue sky" laws and the NASDAQ National Market (the "NASDAQ") and (vi) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, or prevent or materially delay the consummation of any of the transactions contemplated by the Transaction Agreements. The execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without due notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of any benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any of the license agreements to which it is a party, except for such conflicts, violations, breaches, defaults, rights or liens as would not, individually or in the aggregate, have a Material Adverse Effect on Parent. All material license agreements of Parent or any of its Subsidiaries are listed in Schedule 2.4 of the Parent Disclosure Schedule.

   Section 2.5 Financial Statements. Parent has previously provided the Company with true and accurate copies of (x) Parent's audited financial statements for the years ended December 31, 1997 and December 31, 1998, and (y) Parent's unaudited financial statements for the six-month periods ended June 30, 1998 and June 30, 1999 (collectively, the "Parent Financial Statements"). The Parent Financial Statements, as of their respective dates, fairly present in all material respects in accordance with generally accepted accounting principles ("GAAP") the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to any other adjustments described therein and normal year-end audit adjustments and to any other adjustments described therein). Except as required by GAAP, Parent has not, since December 31, 1998, made any change in the accounting practices or policies applied in the preparation of the financial statements. The books and records of Parent and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and other applicable legal and accounting requirements.

   Section 2.6 Registration Statement and Proxy Statement. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the proxy statement/prospectus included therein (together with any amendments or supplements thereto, the "Proxy Statement") relating to the Stockholder Meeting (as hereinafter defined) will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, the time of the Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Registration Statement will comply (excluding any matters relating to the Company, as to which Parent and Sub make no representations) as to form in all material respects with the provisions of the Securities Act.

   Section 2.7 Absence of Certain Changes or Events. Except as disclosed in
Schedule 2.7 of the Parent Disclosure Schedule, since September 30, 1999, (A) none of Parent or any of its Subsidiaries has incurred any liability or obligation (indirect, direct or contingent), or entered into any oral or written agreement or other transaction, that is not in the ordinary course of business or that would, individually or in the aggregate, result in a Material Adverse Effect on Parent, except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof; (B) none of Parent or any of its Subsidiaries has sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that would, individually or in the aggregate, have a Material Adverse Effect on Parent; (C) there has been no action taken by Parent or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a material breach of Section 4.1(a) hereof; and (D) there has been no event, circumstance or development that would, individually or in the aggregate, have a Material Adverse Effect on Parent.

   Section 2.8 Permits and Compliance.

   (a) Each of Parent and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity ("Permits") necessary for it to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the Knowledge of Parent (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent; provided that no representation is being made by the Company in this sentence with respect to any investigational new drug application (an "IND") or new drug application (an "NDA") of Parent filed with the FDA (which are the subject of Section 2.13 hereof). None of Parent or any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries, except, in the case of clauses (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

   (b) Schedule 2.8(b) of the Parent Disclosure Schedule contains a true and complete list of all written agreements (i) that would be required to be listed as exhibits to a registration statement of Parent on Form S-1 under the rules and regulations of the SEC if such registration statement were filed on the date of this Agreement, (ii) relating to indebtedness for money borrowed by Parent or any of its Subsidiaries, which, individually or in the aggregate, represent an amount greater than $1.0 million, excluding trade credit or payables arising in the ordinary course of business, (iii) creating any guarantee arrangement or other agreement to be liable for the obligations of a Person other than Parent or any of its wholly owned Subsidiaries, (iv) providing for payment or the receipt of payment or the sale of purchase or exchange of goods worth in excess of $20.0 million, (v) with any distributor or sales contractor for Parent's products, (vi) providing for any joint venture or partnership, (vii) with E.I. du Pont de Nemours and Company or The Dupont Merck Pharmaceutical Company or any of its Subsidiaries or (viii) containing any provision or covenant materially limiting the ability of Parent or its Subsidiaries or any of its or their Affiliates to sell any products of or to any other Person, engage in any line of business or compete with or to obtain products or services from any Person or materially limiting the ability of any Person to provide products or services to Parent or any of its Subsidiaries or Affiliates (collectively, the "Parent Material Contracts"). Parent has previously provided the Company with true and correct copies of each of the Parent Material Contracts, as in effect on the date of this Agreement. Except as disclosed in Schedule 2.8(b) of the Parent Disclosure Schedule, the execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without due notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of any benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other contract, agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound or to which any of the properties, assets or operations of Parent or any of its Subsidiaries is subject, other than such conflicts, violations, breaches, defaults, rights or liens as would not, individually or in the aggregate, have a Material Adverse Effect on Parent. As used in this Agreement, "Knowledge of Parent" means the actual knowledge of any of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel of Parent or Senior Vice President-Research and Development.

   Section 2.9 Tax Matters.

   Except as set forth in Schedule 2.9 of the Parent Disclosure Schedule:

     (a) All federal, state, local and foreign Tax Returns required to be filed (taking into account extensions) by or on behalf of Parent and each of its Subsidiaries (i) have been timely filed, except for such Tax Returns that the failure by Parent or such Subsidiary to timely file would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and (ii) are true, complete and correct in all material respects.

     (b) All Taxes payable by or with respect to Parent and any of its Subsidiaries have been timely paid, or adequately reserved for (in accordance with GAAP) in the most recent Parent Financial Statements, except for Taxes that the failure of which to pay would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (c) No deficiencies for any Taxes have been proposed, asserted or assessed either orally or in writing against Parent or any of its Subsidiaries that are not adequately reserved for (in accordance with GAAP) in the most recent Parent Financial Statements, except for such deficiencies as would not, individually or in the aggregate, have a Material Adverse Effect on Parent. All assessments for Taxes due and owing by or with respect to Parent or any of its Subsidiaries with respect to completed and settled examinations or concluded Litigation have been paid.

     (d) No examinations have been completed or are presently being conducted with respect to the Parent or any of its Subsidiaries' federal or material state income Tax Returns.

     (e) Parent and each of its Subsidiaries have complied with all rules and Treasury regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign Laws) and have, within the time and in the manner required by law, withheld from employee wages and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under all Applicable Laws, except where the failure to be in such compliance or to withhold and pay over such amounts would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (f) Parent and each of its Subsidiaries (i) have not waived any statutory period of limitations in respect of its or their Taxes or Tax Returns or (ii) are not a party to, not bound by, or have no obligation under any agreement, contract or arrangement for the sharing, allocation, or indemnification of Taxes (other than indemnification agreements where Taxes incidental to the primary obligation so indemnified are also indemnified).

     (g) No property of Parent or any of its Subsidiaries is "tax-exempt use property" (as such term is defined in Section 168 of the Code).

     (h) Neither Parent nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "Subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by Parent or any of its Subsidiaries.

     (i) Parent is not, and has not been for the five years preceding the Closing, a "United States real property holding company" (as such term is defined in Section 897(c)(2) of the Code).

     (j) Parent has no reason to believe that any condition exists, nor has Parent, nor any of its Subsidiaries, taken any action or failed to take any action, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

For purposes of this Agreement the term (i) "Taxes" will mean any and all federal, state, local, foreign, provincial, territorial or other taxes, imposts, tariffs, fees, levies or other similar assessments or liabilities and other charges of any kind, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, social security, workers' compensation, unemployment, payroll and franchises imposed by or under any Law; and such terms will include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof and (ii) "Tax Returns" will mean any declaration, return, report, schedule, certificate, statement or other similar document (including relating or supporting information) required to be filed with a Governmental Entity, or where none is required to be filed with a Governmental Entity, the statement or other document issued by a Governmental Entity in connection with any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

   Section 2.10 Actions and Proceedings. Except as set forth in Schedule 2.10 of the Parent Disclosure Schedule, (a) there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries, against or involving any of the present directors or officers of Parent or any of its Subsidiaries, as such, or involving any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Parent and (b) as of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of Parent, threatened against or involving Parent or any of its Subsidiaries against or involving any of the present directors or officers of Parent or any of its Subsidiaries, as such, or involving any of its or their properties, assets or business before any court or arbitration tribunal or before any Governmental Entity that, individually or in the aggregate, would have a Material Adverse Effect on Parent. As of the date of this Agreement, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending, or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any of its or their present directors or officers, as such, or any of its or their properties, assets or business before any court or arbitration tribunal or before any Governmental Entity relating to the transactions contemplated by the Transaction Agreements.

   Section 2.11 Certain Agreements. Schedule 2.11 of the Parent Disclosure Schedule sets forth each material oral or written stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan to which Parent or any of its Subsidiaries is a party. Except as set forth in Schedule
2.11 of the Parent Disclosure Schedule, as of the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of Parent Common Stock, or shares of Parent Common Stock granted in connection with the performance of services for Parent or its Subsidiaries, is or will be entitled to receive cash from Parent or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement (other than in lieu of fractional shares). Neither Parent nor any Subsidiary is a party to any termination benefits agreement or severance agreement or employment agreement which would be triggered by the consummation of the transactions contemplated by this Agreement.

   Section 2.12 ERISA.

   (a) Schedule 2.12(a) of the Parent Disclosure Schedule lists each Parent Plan (as hereinafter defined). With respect to each material Parent Plan, Parent has made (or as soon as practicable will make) available to the Company a true and correct copy of (i) the three most recent annual reports (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Parent Plan and any amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to such Parent Plan and the latest financial statements thereof, (iv) the most recent summary plan description of each Parent Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Parent Plan subject to Title IV of ERISA, (vi) the most recent determination letter, if any, issued by the IRS with respect to any Parent Plan intended to be qualified under section 401(a) of the Code and (vii) any written description that exists as of the date of this Agreement of any unwritten Parent Plan. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (i) each Parent Plan complies with all applicable statutes and governmental rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Parent Plan for which the 30-day notice requirement has not been waived, (iii) none of Parent or its Subsidiaries is or has been obligated to contribute or otherwise may have any liability with respect to any Parent Multiemployer Plan (as hereinafter defined), (iv) no action has been taken, or is currently being considered, to terminate any Parent Plan subject to Title IV of ERISA, (v) Parent has complied with the continued medical coverage requirements of COBRA, (vi) no Parent Plan has engaged in a "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) and (vii) no liability under Title IV or Section 302 of ERISA or Section 412 of the Code has been incurred by Parent that has not been satisfied in full, and no condition exists that presents a risk to Parent of incurring any such liability. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, no Parent Plan subject to Title IV of ERISA, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

   (b) With respect to any Parent Plan which is subject to Title IV of ERISA, the present value of accrued benefit obligations, as determined in accordance with FAS 87 in accordance with the actuarial assumptions used to prepare the most recent reports of such Parent Plan, did not exceed the fair market value of the Plan assets as of the most recent valuation date for which an actuarial report has been prepared and to the Knowledge of Parent, there has not been any material adverse change to such status. All contributions required to be made with respect to any Parent Plan on or prior to the Closing Date have been timely made or are reflected on the most recent balance sheet of Parent. With respect to the Parent Plans, no event has occurred in connection with which Parent would be subject to any liability under the terms of such Parent Plans, ERISA, the Code or any other applicable law which would have, individually or in the aggregate, a Material Adverse Effect on Parent. With respect to any current or former employee, director, officer, consultant or contractor of Parent or its Subsidiaries, consummation of the transactions contemplated by this Agreement shall not result in the payment or provision of additional compensation or benefits or accelerate the vesting, payment or funding of any compensation or benefits. No amounts payable by reason of this transaction under the Parent Plans will fail to be deductible for federal income tax purposes by virtue of either Section 280G or Section 162(m) of the Code. All Parent Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified or a timely application for such determination is pending, and to the Knowledge of Parent, there is no reason why any such Parent Plan is not so qualified in operation. Parent does not have any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by ERISA or as disclosed in Schedule 2.12 of the Parent Disclosure Schedule. There are no pending or, to the Knowledge of Parent, threatened, claims, suits, audits or investigations related to any Parent Plan other than claims for benefits in the ordinary course and other than claims, suits, audits or investigations that would not, individually or in the aggregate, have a Material Adverse Effect on Parent. As used herein, (i) "Parent Plan" means each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation or ownership plan, program, agreement or arrangement, each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, retention, consulting, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Parent or its Subsidiaries, including any plan subject to Title IV of ERISA maintained within the past five (5) years by Parent or any of its Subsidiaries and (ii) "Parent Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Parent is or has been obligated to contribute or otherwise may have any liability.

   Section 2.13 Compliance with Certain Laws.

   (a) Except as disclosed in Schedule 2.13(a) of the Parent Disclosure Schedule, the properties, assets and operations of Parent and its Subsidiaries are in compliance with all Applicable Laws, except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. Except as disclosed in Schedule 2.13(a) of the Parent Disclosure Schedule, with respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of Parent or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with all Applicable Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on Parent. For purposes of this Agreement, "Applicable Laws" shall mean applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses of all Governmental Entities (including, but not limited to, those related to public and worker health and safety, controlled substances and the protection and clean-up of the environment and activities or conditions related thereto (including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials) (collectively, "Environmental Laws")). The term "hazardous materials" shall mean those substances that are regulated by or form the basis for liability under any applicable Environmental Laws. Parent will make available to the Company such certificates and environmental studies with respect to such properties as Parent has available on the date of this Agreement.

   (b) Each of Parent's and its Subsidiaries' manufacturing, distribution, development and marketing practices are in compliance with all applicable federal and state laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, including, without limitation, laws and regulations administered by the FDA and the DEA, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

   (c) Each of Parent and its Subsidiaries possesses FDA approval or allowance of all material investigational or marketed product applications as are currently legally required and are necessary for the conduct of its business as now being conducted, a list of which is attached hereto as Schedule 2.13(c) of the Parent Disclosure Schedule, true and correct copies of which have been provided to the Company by Parent.

   (d) Since December 1, 1997, none of Parent or any of its Subsidiaries has used the services of any person debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. (S) 335(a)(b). Since December 1, 1997, none of Parent, its Subsidiaries, nor any of their respective officers, employees, agents or affiliates, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. (S) 335a(a) or authorized by 21 U.S.C. (S) 335a(b).

   (e) Each of Parent and its Subsidiaries is in compliance with all (i) federal and state laws applicable to the development, manufacture, processing, packing, testing and sale of pharmaceutical products to the extent such laws are applicable to it, (ii) rules and regulations of the FDA and the DEA to the extent such rules and regulations are applicable to it, and (iii) product applications (including INDs) has been approved by the FDA under which Parent or any of its Subsidiaries has sold any product on or after November 1, 1999, except in each case where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on Parent. All manufacturing operations conducted by or for the benefit of Parent or any of its Subsidiaries have been and are being conducted in compliance with the current Good Manufacturing Practice regulations set forth in 21 C.F.R. Parts 210 and 211, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

   (f) As to each drug of Parent for which a product application has been approved by, or an IND has been filed with, the FDA, the applicant and all Persons performing operations covered by the application are in compliance with the requirements of the Food, Drug and Cosmetics Act, as amended (the "FDCA"), and the implementing regulations of the FDA, respectively, and all terms and conditions of the application, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

   (g) Each of Parent and its Subsidiaries is in material compliance with all applicable registration and listing requirements set forth in 21 U.S.C. (S) 360 and 21 C.F.R. Part 207. To the extent required, each of Parent and its Subsidiaries has obtained registrations from the DEA and are in material compliance with all such registrations and all applicable regulations promulgated by the DEA.

   (h) Neither Parent, any of its Subsidiaries, nor their respective officers, employees, or agents have made an untrue statement of material fact or fraudulent statement to the FDA or the DEA, failed to disclose a material fact required to be disclosed to the FDA or the DEA, or committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Reg. 46191 (September 10, 1991).

   (i) Parent has made available to the Company copies of any and all notices of inspectional observations (FD 483's), establishment inspection reports, warning letters and any other documents received from or issued by the FDA or the DEA within the last three years that indicate or suggest lack of compliance with the FDA or the DEA regulatory requirements by Parent, any Subsidiary of Parent, or Persons covered by product applications or otherwise performing services for the benefit of Parent or any of its Subsidiaries with respect to services or products provided to Parent or any of its Subsidiaries.

   (j) Neither Parent nor any of its Subsidiaries has received any written notice that the FDA or the DEA has commenced or threatened to initiate (i) any action to withdraw its approval or request the recall of any product of Parent or any Subsidiary of Parent, (ii) any action to enjoin (A) production at any facility owned or used by Parent, any of Parent's Subsidiaries or any Person on behalf of Parent or any of Parent's Subsidiaries or (B) any facility (including any clinical facility where testing and/or trials occur) owned or used by Parent, any of Parent's Subsidiaries or any Person on behalf of Parent or any of Parent's Subsidiaries, (iii) the withdrawal of approval of any product application (including any IND), other than such withdrawals of approval that would not, individually or in the aggregate, have a Material Adverse Effect on Parent, or (iv) any material civil penalty, injunction, seizure or criminal action.

   (k) To the Knowledge of Parent, as to each article of drug or consumer product currently manufactured and/or distributed by Parent or any Subsidiary of Parent, or by any Person on behalf of Parent or any Subsidiary of Parent, such article is not adulterated or misbranded within the meaning of the FDCA, 21 U.S.C. (S)(S) 301 et seq. and not in violation of 21 U.S.C. (S) 355.

   (l) As to each drug referred to in subsection (c) above, Parent, its Subsidiaries and their respective officers, employees, agents and affiliates have included or caused to be included in the application for such drug, where required, the certification described in 21 U.S.C. (S) 335a(k)(1) and the list described in 21 U.S.C. (S) 335a(k)(2), and such certification and such list was in each case true and accurate when made and remained true and accurate thereafter.

   (m) All pre-clinical trials and clinical trials Parent or its Subsidiaries has conducted or has had conducted for it by third parties, to the Knowledge of Parent, complies in all material respects with the requirements of Good Clinical Practice, Informed Consent, and all requirements relating to protection of human subjects, found in 21 C.F.R. (S)(S) 50, 54 and 56 and that all nonclinical laboratory testing complies with the requirements of 21 C.F.R.
(S) 58.

   (n) As to each product application submitted to, but not approved by, the FDA, and not withdrawn by Parent or one of its Subsidiaries, or applicants acting on its behalf as of the date of this Agreement, each of Parent and its Subsidiaries has complied in all material respects with the requirements of the FDCA and implementing FDA regulations and has provided, or will provide, all additional information and taken, or will take, all additional action that has been deemed appropriate by Parent in connection with the application.

   (o) Parent and each of its Subsidiaries represent and warrant that in connection with the exportation of certain FDA regulated products, it is in compliance with the requirements of 21 U.S.C. (S)(S) 381 and 382 of the FDCA.

   Section 2.14 Liabilities. Except as fully reflected or reserved against in the consolidated balance sheet of Parent and its Subsidiaries as of December 31, 1998 (included in the Parent Financial Statements) or as disclosed in
Schedule 2.14 of the Parent Disclosure Schedule, Parent and its Subsidiaries have no liabilities (including, without limitation, tax liabilities) absolute or contingent, that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, other than liabilities incurred in the ordinary course of business or that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

   Section 2.15 Labor Matters. Except as set forth in Schedule 2.15 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither Parent nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services for Parent or any of its Subsidiaries (the "Parent Business Personnel"), and there is no unfair labor practice complaint or grievance against Parent or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or, to Parent's Knowledge, threatened in writing with respect to the Parent Business Personnel, except where such unfair labor practices, complaints or grievances would not, individually or in the aggregate, have a Material Adverse Effect on Parent. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries which may interfere with the respective business activities of Parent or any of its Subsidiaries, except where such disputes, strikes or work stoppages would not, individually in the aggregate, have a Material Adverse Effect on Parent. Parent and its Subsidiaries are in compliance with all labor, employment and wage payment-related laws, regulations and rules, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

   Section 2.16 Intellectual Property.

   (a) Except as set forth in Schedule 2.16(a) of the Parent Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, Parent and each of its Subsidiaries are the owners of or have the valid and enforceable right to make, use, sell, offer to sell and import all Parent Intellectual Property to the extent used in or necessary for the conduct of Parent or any of its Subsidiaries' business, free and clear of all liens, security interests, charges or encumbrances of any kind and, except for the Parent License Agreements set forth in Schedule 2.16(b) of the Parent Disclosure Schedule, free and clear of all licenses to third parties granting any right to use or practice any rights under any Parent Intellectual Property. As used in this Agreement, the term "Parent Intellectual Property" shall mean:
(i) Parent's or any of its Subsidiaries' registered and unregistered trademarks, service marks (including registrations, recordings and applications in the United States Patent and Trademark Office, any state of the United States or any other Governmental Entity worldwide), slogans, trade names, logos and trade dress (collectively, together with the good will symbolized thereby or associated with each, "Parent Trademarks"); (ii) all of Parent's or any of its Subsidiaries' national (including, but not limited to, the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including, but not limited to, all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations, and all rights therein provided by law, multinational treaties or conventions) (collectively, "Parent Patents"); (iii) all of Parent's or any of its Subsidiaries' national and multinational registered and material unregistered copyrights, including, but not limited to, copyrights in software programs and databases (collectively, "Parent Copyrights"); (iv) Parent's or any of its Subsidiaries' software programs documentation and manuals used in connection therewith and databases (together, "Parent Software"); (v) all of Parent's or any of its Subsidiaries' (A) inventions, whether patentable or not patentable, whether or not reduced to practice, and not yet made the subject of a pending patent application or applications, (B) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and not yet made the subject of a patent application, (C) trade secrets and confidential, technical information (including ideas, formulas, compositions, inventions and conceptions of inventions whether patentable or not patentable and whether or not reduced to practice), (D) technology (including, without limitation, know-how and show-how), manufacturing and production processes and techniques, service and repair manuals, research and development information, drawings, specifications, designs, plans, proposals, technical data and copyrightable works, whether secret or confidential or not, and all proprietary or confidential business information, (E) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights and (F) all records (including, but not limited to, laboratory, research and testing notebooks) in any accessible format (including, but not limited to, paper records, photographs, audio and visual tape recordings and computer storage media and other information storage media) pertaining to patentable or potentially patentable subject matter and all technical manuals and documentation made or used in connection with any of the foregoing (collectively, "Parent Technology"); and (vi) agreements pursuant to which Parent or any of its Subsidiaries has obtained or granted the right to use any of the foregoing (collectively, and together with other agreements to which Parent or any of its Subsidiaries are a party relating to the development, acquisition, use, sale, offer for sale or importation of Parent Intellectual Property, "Parent License Agreements").

   (b) Schedule 2.16(b) of the Parent Disclosure Schedule sets forth a true, complete and accurate list of the following Parent Intellectual Property items owned by or under obligation of assignment to Parent or any of its
Subsidiaries: (i) all registrations of and applications to register Parent Trademarks material to the business of

Parent or any of its Subsidiaries as conducted on the date of this Agreement;
(ii) all unregistered Parent Trademarks which are material to the business of Parent or any of its Subsidiaries as conducted on the date of this Agreement;
(iii) all Parent Patents; (iv) all registrations of and applications to register any Parent Copyrights; (v) all Parent Software; and (vi) all Parent License Agreements, other than off-the-shelf Parent Software licenses.

   (c) Except as set forth in Schedule 2.16(c) of the Parent Disclosure Schedule, either Parent or one of its Subsidiaries is the sole and exclusive owner of Parent Intellectual Property items set forth in Schedule 2.16(b) of the Parent Disclosure Schedule and Parent or one of its Subsidiaries, as applicable, is listed in the records of the appropriate Governmental Entity as the sole owner of record. Except as set forth in Schedule 2.16(c) of the Parent Disclosure Schedule, there is no lien, security interest, charge or encumbrance of any kind on the right of Parent or any of its Subsidiaries to transfer any of Parent Intellectual Property. Except as otherwise indicated in Schedule 2.16(b) of the Parent Disclosure Schedule, (i) all issued patents set forth thereon are valid and enforceable and (ii) (A) as of the date of this Agreement, no such trademark registrations, trademark applications, issued patents or patent applications set forth in Schedule 2.16(b) of the Parent Disclosure Schedule are subject to any pending proceedings, including opposition, cancellation, interference or similar adversarial proceeding by or before any Governmental Entity and no such proceedings are threatened and (B) at the Effective Time, no such trademark registrations, trademark applications, issued patents or patent applications set forth in Schedule 2.16(b) of the Parent Disclosure Schedule are subject to any pending proceedings, including opposition, cancellation, interference or similar adversarial proceeding by or before any Governmental Entity and no such proceedings are threatened, other than such proceedings that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

   (d) There are no royalties, honoraria, fees or other payments payable by Parent or any of its Subsidiaries in respect of the use or the right to use any Parent Intellectual Property to any Person or Governmental Entity (excluding Taxes, governmental or attorneys' fees required in the normal course of obtaining patent, trademark or copyright rights and excluding governmental maintenance fees), except as set forth in the Parent License Agreements listed in Schedule 2.16(b) of the Parent Disclosure Schedule and pursuant to off-the-shelf Parent Software licenses. The Parent License Agreements set forth in
Schedule 2.16(b) of the Parent Disclosure Schedule are valid and binding obligations of the parties thereto, enforceable in accordance with their terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (2) general principals of equity, whether considered in a proceeding at law or in equity, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by Parent or any of its Subsidiaries (or, to the Knowledge of Parent or any of its Subsidiaries, any other party thereto) under any Parent License Agreement, except where such violations, breaches or defaults would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

   (e) Except as disclosed in Schedule 2.16(e) of the Parent Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (i) none of the use by Parent or any of its Subsidiaries of any Parent Intellectual Property, the exercise of rights relating to Parent Patents, Parent Trademarks and Parent Copyrights contained within Parent Intellectual Property or the conduct of the business of Parent or any of its Subsidiaries infringes or otherwise violates any intellectual property rights (either directly or indirectly, such as through contributory infringement or inducement to infringe) of any third party and (ii) no such claims have been asserted or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries which have not been resolved. Except as disclosed in Schedule 2.16(e) of Parent Disclosure Schedule, (A) as of the date of this Agreement, (i) to the Knowledge of Parent, no third party is infringing or otherwise violating any Parent Intellectual Property rights of Parent or any of its Subsidiaries and (ii) no such claims are pending or threatened by Parent or any of its Subsidiaries against any third party and (B) at the Effective Time, (i) to the Knowledge of Parent, no third party is infringing or otherwise violating any Parent Intellectual Property rights of Parent that are material to the business of Parent as conducted or proposed to be conducted on the date of this Agreement and (ii) no such claims are pending or threatened by Parent against any third party, which involve any Parent Intellectual Property that is material to the business of Parent as conducted or proposed to be conducted on the date of this Agreement.

   (f) Except as disclosed in Schedule 2.16(f) of the Parent Disclosure Schedule, (i) as of the date of this Agreement, there are no suits or any other proceedings pending or, to the Knowledge of Parent, threatened before any Governmental Entity to which Parent or any of its Subsidiaries is a party challenging (A) Parent's or such Subsidiary's rights to own or use any Parent Intellectual Property or (B) the validity, enforceability or scope of the Parent Intellectual Property and (ii) at the Effective Time, there are no such suits to which Parent or any of its Subsidiaries is a party challenging (A) Parent's or such Subsidiary's rights to own or use any Parent Intellectual Property that is material to the business of the Company as conducted or proposed to be conducted on the date of this Agreement or (B) the validity, enforceability or scope of the Parent Intellectual Property that is material to the business of the Company as conducted or proposed to be conducted on the date of this Agreement. There are no settlement agreements, consents, judgments, orders, forebearances to sue or similar obligations which materially restrict any rights of Parent or any of its Subsidiaries to (i) make, use, sell, offer for sale, import or license under any Parent Intellectual Property or (ii) conduct its business in order to accommodate a third party's intellectual property rights.

   (g) Parent and each of its Subsidiaries employ reasonable measures to protect the confidentiality of the Parent Technology. Parent and each of its Subsidiaries require employees with access to the Parent Technology to execute a nondisclosure agreement substantially in accordance with the form(s) previously provided by Parent to the Company. Except as set forth in Schedule 2.16(g) of the Parent Disclosure Schedule, none of the current or former employees, officers or directors of Parent or any of its Subsidiaries (i) is suspected to be in violation of any such agreement or (ii) is suspected of having disclosed any Parent Technology to any third party except subject to an appropriate confidentiality agreement or as required by a Governmental Entity.

   (h) Except as set forth in Schedule 2.16(h) of the Parent Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of any rights of Parent or any of its Subsidiaries to own, use or license any Parent Intellectual Property, except where such losses or impairments would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

   (i) Except as set forth in Schedule 2.16(i) of the Parent Disclosure Schedule, since December 1, 1997, none of Parent or any of its Subsidiaries has disposed of or permitted to lapse any rights to the use of any Parent Intellectual Property, or disposed of or disclosed to any Person other than representatives of the Company any Parent trade secret, formula, process or know-how not theretofore a matter of public knowledge other than in the ordinary course of business or pursuant to secrecy agreement.

   Section 2.17 Ownership of Shares. As of the date of this Agreement, none of Parent, any Person deemed acting in concert with Parent or any of its Subsidiaries or any of Parent's Subsidiaries owns any shares of Company Common Stock.

   Section 2.18 Operations of Sub. Sub is a direct, wholly-owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

   Section 2.19 Brokers. No broker, investment banker or other Person (other than (a) Goldman, Sachs & Co. and Salomon Smith Barney, the fees and expenses of which have been previously disclosed to the Company and will be paid by Parent and (b) Kelso & Co. (or an Affiliate thereof) to whom a fee (in an amount previously disclosed to the Company) will be paid in connection with the transactions contemplated by this Agreement), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

   Section 2.20 State Takeover Statutes. Assuming the accuracy of the Company's representations and warranties contained in Section 3.19 hereof (Ownership of Shares), as of the date of this Agreement, no state takeover statutes or other state statutes, including, without limitation, any business combination act, with respect to Parent or Sub are applicable to the Merger or the Transaction Agreements.

   Section 2.21 Year 2000. With respect to year 2000, Parent and Sub represent and warrant that the statement contained in Exhibit D-1 hereto is true and accurate.

   Section 2.22 Accuracy of Information Furnished. No representation or warranty of Parent and Sub contained in this Agreement (taken together with the other Transaction Agreements and the exhibits, schedules, certificates and lists attached hereto or specifically referred to herein or delivered by or on behalf of Parent or Sub pursuant to this Agreement) contains or will contain, in light of the circumstances in which they were made, any untrue statement of a material fact, or omits or will omit to state any material fact that is necessary to make the statement contained herein or therein not misleading.

   Section 2.23 Required Vote of Parent and Sub Stockholders. Under applicable Delaware law and the Parent Charter and Parent By-laws and the certificate of incorporation and by-laws of Sub, respectively, the affirmative vote of the holder(s) of (A) not less than a majority of the outstanding shares of Parent Common Stock and (B) not less than a majority of the outstanding shares of common stock of Sub is in each case required to approve the Merger. Such votes have been obtained as of the date of this Agreement. No other vote of the stockholders of Parent or of Sub is required by law, the Parent Charter, the Parent By-laws or the certificate of incorporation or by-laws of Sub or otherwise for Parent and Sub to consummate the Merger and the transactions contemplated hereby.

   Section 2.24 Interests in Other Entities. As of the date of this Agreement, none of Parent or its Subsidiaries, directly or indirectly, own or have the right to acquire any equity interest in any other corporation, partnership, joint venture or other business organization (other than any such equity interest that is 1% or less of the equity interest of such a public corporation). None of Parent or its Subsidiaries has made any material investment in or advance of cash or other extension of credit to any Person, or has any material commitment or obligation to do so.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company represents and warrants to Parent and Sub as follows:

   Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted and to enter into and perform this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby. The Company is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has heretofore delivered to Parent complete and correct copies of the Company's Certificate of Incorporation ("Company Charter") and by-laws ("Company By-Laws"), as in effect on the date of this Agreement.

   Section 3.2 Capital Structure; Subsidiaries.

   (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, par value $.01 per share, and 10,000,000 shares of Company preferred stock, par value $.01 per share (the "Company Preferred Stock"). At the close of business on November 22, 1999, (i) 17,403,895 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock were held in the treasury of the Company, (iii) not more than 23,240 and 1,146,100 shares of Company Common Stock were reserved for future issuance pursuant to the Company's 1994 Stock Option Plan and the Company's 1996 Stock Option Plan, respectively, (v) 283,000 shares of Company Common Stock were reserved for issuance pursuant to the 1996 Non-Employee Director Stock Option Plan (collectively with the Company's 1994 Stock Option Plan and the Company's 1996 Stock Option Plan, the "Company Stock Plans") and
(vi) no shares of Company Preferred Stock were issued and outstanding. As of the date of this Agreement, except for (a) stock options covering not in excess of 767,315 shares of Company Common Stock issued under the Company Stock Plans (collectively, the "Company Stock Options") and (b) warrants exercisable into 479,661 shares of Company Common Stock, there are no options, warrants, calls, rights or agreements to which the Company is a party or by which any of them is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or securities convertible into or exchangeable for such capital stock, or obligating the Company to grant, extend or enter into any such option, warrant, call, right or agreement. Except as disclosed in the Company SEC Documents (as hereinafter defined) filed prior to the date of this Agreement, since November 15, 1999, the Company has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock, other than shares issued in the ordinary course pursuant to the Company Stock Plans. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as set forth in Schedule 3.2 of the disclosure letter delivered by the Company to Parent at or prior to the execution of this Agreement (the "Company Disclosure Schedule"), there are no outstanding contractual obligations of the Company (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, (iv) requiring the registration for sale of or (v) granting any preemptive or antidilutive right with respect to, any shares of Company Common Stock. The execution and delivery of the Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof will not, give rise to any preemptive right or antidilutive right of any Person with respect to any shares of the Company Common Stock.

   (b) The Company has no Subsidiaries.

   Section 3.3 Authority. The Board of Directors of the Company has on or prior to the date of this Agreement (a) declared the Merger advisable and in the best interest of the Company and its stockholders and approved this Agreement in accordance with applicable law, (b) resolved to recommend the approval of this Agreement by the Company's stockholders and (c) directed that this Agreement be submitted to the Company's stockholders for approval. The Company has all requisite corporate power and authority to enter into the Transaction Agreements to which it is a party and, subject to approval by the stockholders of the Company of this Agreement (which approval, for all purposes in this Agreement, shall be deemed to include any necessary approval of amendments to the Company's Stock Plans) (collectively, the "Company Stockholder Approval"), to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Agreements to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject to (x) Company Stockholder Approval and (y) the filing of the Certificate of Merger pursuant to the DGCL. The Transaction Agreements to which it is a party have been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery thereof by the other parties thereto) each such Transaction Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (2) general principals of equity, whether considered in a proceeding at law or in equity. Prior to the filing thereof, the filing of the Proxy Statement with the SEC and the taking of all actions in connection therewith will have been duly authorized by the Company's Board of Directors.

   Section 3.4 Consents and Approvals; No Violation. Assuming all consents, approvals, authorizations and other actions described in the second sentence of this Section 3.4 have been obtained and all filings and obligations described in the second sentence of this Section 3.4 have been made and except as set forth in Schedule 3.4 of the Company Disclosure Schedule, the execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without due notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of any benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any provision of (a) the Company Charter or Company By-Laws, (b) any loan or credit agreement, note, bond, mortgage, lease, indenture or other contract, agreement, instrument, permit, concession, franchise or license applicable to the Company, (c) any license, permit or other instrument, contract or agreement granted by, or entered into with, the FDA or the DEA or (d) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets, other than, in the case of clauses (b), (c) or (d), any such conflicts, violations, breaches, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, or prevent or materially delay the consummation of any of the transactions contemplated hereby or thereby. No filing, notification or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company in connection with the execution, delivery and performance of the Transaction Agreements by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by the Transaction Agreements, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, each of which is set forth in Schedule
3.4 of the Company Disclosure Schedule, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by the Transaction Agreements, each of which is set forth in Schedule 3.4 of the Company Disclosure Schedule,
(iv) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals, each of which is set forth in Schedule 3.4 of the Company Disclosure Schedule, (v) applicable requirements, if any, of "blue sky" laws and the NASDAQ Composite Index and (vi) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a

Material Adverse Effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated hereby or thereby or by any other Transaction Agreement. The execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without due notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any of the license agreements to which it is a party, except for such conflicts, violations, breaches, defaults, rights or liens as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All license agreements of the Company are listed in Schedule 3.4 of the Company Disclosure Schedule.

   Section 3.5 SEC Documents and Other Reports. The Company has filed with the SEC all documents required by the Exchange Act to be filed by the Company since September 25, 1996 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except, to the extent that any Company SEC Documents were subsequently amended or modified by a filing prior to the date of this Agreement, such representation is given only with respect to such Company SEC Document as so amended or modified as of the date of such amendment or modification). The financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects in accordance with GAAP the financial position of the Company as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by GAAP, the Company has not, since December 31, 1998, made any change in the accounting practices or policies applied in the preparation of its financial statements. The books and records of the Company have been, and are being, maintained in accordance with GAAP and other applicable legal and accounting requirements.

   Section 3.6 Registration Statement and Proxy Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or include any statement that is materially different from the representations and warranties of the Company contained in this Agreement or the other Transaction Agreements or that discloses a liability, condition or event that would constitute a Material Adverse Effect on the Company, which liability, condition or event is not otherwise disclosed in the representations and warranties of the Company contained in this Agreement or in the Company Disclosure Schedule or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, the time of the Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or include any statement that is materially different from the representations and warranties of the Company contained in this Agreement or the other Transaction Agreements or that discloses a liability, condition or event that would constitute a Material Adverse Effect on the Company, which liability, condition or event is not otherwise disclosed in the representations and warranties of the Company contained in this Agreement or in the Company Disclosure Schedule. If, at any time prior to the Effective Time, any event with respect to the

Company, its officers or directors shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Proxy Statement will comply (excluding any matters relating to Parent and Sub, as to which the Company makes no representations) as to form in all material respects with the provisions of the Exchange Act.

   Section 3.7 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement or in Schedule 3.7 of the Company Disclosure Schedule, since December 31, 1998,
(A) the Company has not incurred any liability or obligation (indirect, direct or contingent), or entered into any oral or written agreement or other transaction, that is not in the ordinary course of business or that would, individually or in the aggregate, result in a Material Adverse Effect on the Company, except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof; (B) the Company has not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that would, individually or in the aggregate, have a Material Adverse Effect on the Company; (C) there has been no action taken by the Company, that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a material breach of Section 4.1(b) hereof; and (D) there has been no event, circumstance or development that would have a Material Adverse Effect on the Company.

   Section 3.8 Permits and Compliance.

   (a) The Company is in possession of all Permits necessary for it to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company; provided that no representation is being made by the Company in this sentence with respect to any IND or NDA of the Company filed with the FDA (which are the subject of Section 3.13 hereof). The Company is not in violation of (A) the Company Charter or the Company By-Laws, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company, except, in the case of clauses (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

   (b) Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or in Schedule 3.8(a) of the Company Disclosure Schedule, as of the date of this Agreement, there is no contract or agreement that is material to the business, financial condition or results of operations of the Company. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in Schedule 3.8(b) of the Company Disclosure Schedule, the execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without due notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of any benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other contract, agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties, assets or operations of the Company is subject, other than such conflicts, violations, breaches, defaults, rights or liens as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. As used in this Agreement "Knowledge of the Company" means the actual knowledge of any of the Chief Executive Officer, the Chief Financial Officer, the General Counsel of the Company or Executive Vice President, Research and Development.

   Section 3.9 Tax Matters.

   Except as set forth in Schedule 3.9 of the Company Disclosure Schedule:

     (a) All federal, state, local and foreign Tax Returns required to be filed (taking into account extensions) by or on behalf of the Company (i) have been timely filed, except for such Tax Returns that the failure by the Company to timely file would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and (ii) are true, complete and correct in all material respects.

     (b) All Taxes payable by or with respect to the Company have been timely paid, or adequately reserved for (in accordance with GAAP) in the most recent financial statements contained in the Company SEC Documents, except for Taxes that the failure of which to pay would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (c) No deficiencies for any Taxes have been proposed, asserted or assessed either orally or in writing against the Company that are not adequately reserved for (in accordance with GAAP) in the most recent financial statements contained in the Company SEC Documents, except for such deficiencies as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All assessments for Taxes due and owing by or with respect to the Company with respect to completed and settled examinations or concluded Litigation have been paid.

     (d) No examinations have been completed or are presently being conducted with respect to the Company's federal or material state income Tax Returns.

     (e) The Company has complied with all rules and Treasury regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign Laws) and have, within the time and in the manner required by law, withheld from employee wages and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under all Applicable Laws, except where the failure to be in such compliance or to withhold and pay over such amounts would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (f) The Company (i) has not waived any statutory period of limitations in respect of its or their Taxes or Tax Returns or (ii) is not a party to, not bound by, or has no obligation under any agreement, contract or arrangement for the sharing, allocation, or indemnification of Taxes (other than indemnification agreements where Taxes incidental to the primary obligation so indemnified are also indemnified).

     (g) The net operating losses ("NOLs") of the Company are not, as of the date hereof, subject to Section 382 or 269 of the Code, Treasury regulation
  Section 1.1502-21T(c), or any similar provisions or Treasury regulations otherwise limiting the use of the NOLs of the Company.

     (h) No property of the Company is "tax-exempt use property" (as such term is defined in Section 168 of the Code).

     (i) The Company has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "Subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Company.

     (j) The Company is not, and has not been for the five years preceding the Closing, a "United States real property holding company" (as such term is defined in Section 897(c)(2) of the Code).

     (k) The Company has no reason to believe that any condition exists nor has the Company taken any action or failed to take any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

   Section 3.10 Actions and Proceedings. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in Schedule 3.10 of the Company Disclosure Schedule, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company, against or involving any of the present directors or officers of the Company, as such, or involving any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on the Company. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in Schedule 3.10 of the Company Disclosure Schedule, as of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company against or involving any of the present directors or officers of the Company as such, or involving any of its or their properties, assets or business before any court or arbitration tribunal or before any Governmental Entity that, individually or in the aggregate, would have a Material Adverse Effect on the Company. As of the date of this Agreement, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending, or, to the Knowledge of the Company, threatened against or affecting the Company or any of its present directors or officers, as such, or any of its or their properties, assets or business before any court or arbitration tribunal or before any Governmental Entity relating to the transactions contemplated by the Transaction Agreements.

   Section 3.11 Certain Agreements. Schedule 3.11 of the Company Disclosure Schedule sets forth each material oral or written stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan to which the Company is a party. Except as set forth in Schedule 3.11 of the Company Disclosure Schedule, as of the date of this Agreement, the Company is not a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company, is or will be entitled to receive cash from the Company in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement (other than in lieu of fractional shares). The Company is not a party to any termination benefits agreement or severance agreement or employment agreement which would be triggered by the consummation of the transactions contemplated by this Agreement, except as set forth in Schedule 3.11 of the Company Disclosure Schedule.

   Section 3.12 ERISA.

   (a) Schedule 3.12(a) of the Company Disclosure Schedule lists each Company Plan (as hereinafter defined). With respect to each material Company Plan, the Company has made (or as soon as practicable will make) available to Parent a true and correct copy of (i) the three most recent annual reports (Form 5500) filed with the IRS, (ii) such Company Plan and any amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to such Company Plan and the latest financial statements thereof, (iv) the most recent summary plan description of each Company Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Plan subject to Title IV of ERISA, (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Plan intended to be qualified under Section 401(a) of the Code and (vii) any written description that exists as of the date of this Agreement of any unwritten Company Plan. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (i) each Company Plan complies with all applicable statutes and governmental rules and regulations, including but not limited to ERISA, the Code and COBRA, (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan for which the 30-day notice requirement has not been waived, (iii) the Company is not or has not been obligated to contribute or otherwise may not have any liability with respect to any Company Multiemployer Plan (as hereinafter defined), (iv) no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA, (v) the Company has complied with the continued medical coverage requirements of COBRA, (vi) no Company Plan has engaged in a "prohibited transaction" (as defined in Section 4975 of the Code and Section 406 of ERISA) and (vii) no liability under Title IV or Section 302 of ERISA or
Section 412 of the Code has been incurred by the Company that has not been satisfied in full, and no condition exists that presents a risk to the Company of incurring any such liability. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, no Company Plan subject to Title IV of ERISA, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

   (b) Except as disclosed in Schedule 3.12(b) of the Company Disclosure Schedule, with respect to any Company Plan which is subject to Title IV of ERISA, the present value of accrued benefit obligations, as determined in accordance with FAS 87 in accordance with the actuarial assumptions used to prepare the most recent reports of such Company Plan, did not exceed the fair market value of the Plan assets as of the most recent valuation date for which an actuarial report has been prepared, and to the Knowledge of the Company, there has not been any material adverse change to such status. All contributions required to be made with respect to any Company Plan on or prior to the Closing Date have been made or are reflected on the most recent balance sheet of the Company.

   (c) With respect to the Company Plans, no event has occurred in connection with which the Company would be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law which would have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents or set forth in
Schedule 3.12(c) of the Company Disclosure Schedule, with respect to any current or former employee, director, officer, consultant or contractor of the Company, consummation of the transactions contemplated by this Agreement shall not result in the payment or provision of additional compensation or benefits or accelerate the vesting, payment or funding of any compensation or benefits. Except as disclosed in the Company SEC Documents or set forth in Schedule 3.12(c) of the Company Disclosure Schedule, no amounts payable by reason of this transaction under the Company Plans will fail to be deductible for federal income tax purposes by virtue of either Section 280G or Section 162(m) of the Code. Except as set forth in Schedule 3.12(c) of the Company Disclosure Schedule, Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending, and to the Knowledge of the Company, there is no reason why any Company Plan is not so qualified in operation. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or set forth in Schedule 3.12(c) of the Company Disclosure Schedule or as required by ERISA, the Company does not have any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent. There are no pending, or to the Knowledge of the Company, threatened, claims, suits, audits or investigations related to any Company Plan other than claims for benefits in the ordinary course and other than claims, suits, audits or investigations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. As used herein, (i) "Company Plan" means each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation or ownership plan, program, agreement or arrangement, each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, retention, consulting, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company, including any plan subject to Title IV of ERISA maintained within the past five (5) years by the Company and (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company is or has been obligated to contribute or otherwise may have any liability.

   Section 3.13 Compliance with Certain Laws.

   (a) Except as disclosed in Schedule 3.13(a) of the Company Disclosure Schedule, the properties, assets and operations of the Company are in compliance with all Applicable Laws, except for any violations that individually or in the aggregate would not have a Material Adverse Effect on the Company. Except as disclosed in Schedule 3.13(a) of the Company Disclosure Schedule, with respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company that may interfere with or prevent compliance or continued compliance with all Applicable Laws, other than interference or prevention that would not individually or in the aggregate with any other such interference or prevention have a Material Adverse Effect on the Company. The Company will make available to Parent such certificates and environmental studies with respect to such properties as the Company has available on the date of this Agreement.

   (b) The Company's manufacturing, distribution, development and marketing practices are in compliance with all applicable federal and state laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, including, without limitation, laws and regulations administered by the FDA and the DEA, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

   (c) The Company has filed an NDA for MorphiDex(R) with the FDA (the "MorphiDex(R) Application"), and on August 2, 1999, the Company received notification from the FDA that such application was not approvable. The MorphiDex(R) Application is the only NDA of the Company on file with the FDA.
Schedule 3.13(c) of the Company Disclosure Schedule sets forth all INDs and license agreements of the Company.

   (d) The Company has not used the services of any person debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. (S) 335(a)(b). Neither the Company nor any of its officers, employees, agents or affiliates, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. (S) 335a(a) or authorized by 21 U.S.C. (S) 335a(b).

   (e) The Company is in compliance with all (i) federal and state laws applicable to the development, manufacture, processing, packing, testing and sale of pharmaceutical products to the extent such laws are applicable to it,
(ii) rules and regulations of the FDA and the DEA to the extent such rules and regulations are applicable to it, and (iii) product applications (including
INDs) in which the Company has sold any product on or after November 1, 1999, except in each case where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All manufacturing operations conducted by or for the benefit of the Company have been and are being conducted in substantial compliance with the current Good Manufacturing Practice regulations set forth in 21 C.F.R. Parts 210 and 211.

   (f) As to each drug of the Company for which a product application has been approved by, or any IND has been filed with, the FDA, which drugs are described in Schedule 3.13(f) of the Company Disclosure Schedule, the applicant and all Persons performing operations covered by the application are in compliance with the requirements of the FDCA and the implementing regulations of the FDA, respectively, and all terms and conditions of the application, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

   (g) The Company is in material compliance with all applicable registration and listing requirements set forth in 21 U.S.C. (S) 360 and 21 C.F.R. Part 207. To the extent required, the Company has obtained registrations from the DEA and is in material compliance with all such registrations and all applicable regulations promulgated by the DEA.

   (h) None of the Company or any of its officers, employees, or agents has made an untrue statement of material fact or fraudulent statement to the FDA or the DEA, failed to disclose a material fact required to be disclosed to the FDA or the DEA, or committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Reg 46191 (September 10,
1991).

   (i) The Company has made available to Parent copies of any and all notices of inspectional observations (FD 483's), establishment inspection reports, warning letters and any other documents received from or issued by the FDA or the DEA within the last three years that indicate or suggest lack of compliance with the FDA or the DEA regulatory requirements by the Company or Persons covered by product applications or otherwise performing services for the benefit of the Company with respect to services or products provided to the Company.

   (j) The Company has not received any written notice that the FDA or the DEA has commenced or threatened to initiate (i) any action to withdraw its approval or request the recall of any product of the Company, or (ii) any action to enjoin (A) production at any facility (including any clinical facility where testing and/or trials occur) owned or used by the Company or any Person on behalf of the Company or (B) any facility (including any clinical facility where testing and/or trials occur) owned or used by the Company or any Person on behalf of the Company, (iii) the withdrawal of approval of any product application (including any IND), other than such withdrawals of approval that would not, individually or in the aggregate, have a Material Adverse Effect on the Company, or (iv) any material civil penalty, injunction, seizure or criminal action.

   (k) To the Knowledge of the Company, as to each article of drug or consumer product currently manufactured and/or distributed by the Company, which products are described in Schedule 3.13(k) of the Company Disclosure Schedule, or by any Person on behalf of the Company, such article is not adulterated or misbranded within the meaning of the FDCA, 21 U.S.C. (S)(S) 301 et seq. and not in violation of 21 U.S.C. (S) 355.

   (l) As to each drug referred to in subsection (c) above, the Company and its officers, employees, agents and affiliates have included or caused to be included in the application for such drug, where required, the certification described in 21 U.S.C. (S) 335a(k)(1) and the list described in 21 U.S.C. (S) 335a(k)(2), and such certification and such list was in each case true and accurate when made and remained true and accurate thereafter.

   (m) Except as set forth in Schedule 3.13(m) of the Company Disclosure Schedule, all pre-clinical trials and clinical trials the Company has conducted or has had conducted for it by third parties, to the Knowledge of the Company, complies in all material respects with the requirements of Good Clinical Practice, Informed Consent, and all requirements relating to protection of human subjects, found in 21 C.F.R. (S)(S) 50, 54 and 56 and that all nonclinical laboratory testing complies with the requirements of 21 C.F.R. (S) 58.

   (n) Except as set forth in Schedule 3.13(n) of the Company Disclosure Schedule, as to each product application submitted to, but not approved by, the FDA, and not withdrawn by the Company or applicants acting on its behalf as of the date of this Agreement, the Company has complied in all material respects with the requirements of the FDCA and implementing FDA regulations and has provided, or will provide, all additional information and taken, or will take, all additional action either that has been deemed appropriate by both the Company and Parent in connection with the application.

   (o) The Company exports no FDA regulated products.

   Section 3.14 Liabilities. Except as fully reflected or reserved against in the balance sheet of the Company as of December 31, 1998 (included in the Company SEC Documents) or as reflected in the Company SEC Documents filed prior to the date of this Agreement, or set forth in Schedule 3.14 of the Company Disclosure Schedule, the Company has no liabilities (including, without limitation, tax liabilities) absolute or contingent, that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, other than liabilities incurred in the ordinary course of business or that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

   Section 3.15 Labor Matters. Except as set forth in Schedule 3.15 of the Company Disclosure Schedule or in the Company SEC Documents filed prior to the date of this Agreement, the Company is not a party to any collective bargaining agreement or labor contract. The Company has not engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services primarily for the Company (the "Company Business Personnel"), and there is no unfair labor practice complaint or grievance against the Company by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to the Company Business Personnel, except where such unfair labor practices, complaints or grievances would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company which may interfere with the business activities of the Company, except where such disputes, strikes or work stoppages would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is in compliance with all labor, employment and wage payment-related laws, regulations and rules, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

   Section 3.16 Intellectual Property.

   (a) Except as set forth in Schedule 3.16(a) of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, the Company is the owner of or has the valid and enforceable right to make, use, sell, offer to sell and import all Company Intellectual Property to the extent used in or necessary for the conduct of the Company's business, free and clear of all liens, security interests, charges or encumbrances of any kind and, except for the Company License Agreements set forth in Schedule 3.16(b) of the Company Disclosure Schedule, free and clear of all licenses to third parties granting any right to use or practice any rights under any Company Intellectual Property. As used in this Agreement, the term "Company Intellectual Property" shall mean: (i) the Company's registered and material unregistered trademarks, service marks (including registrations, recordings and applications in the United States Patent and Trademark Office, any state of the United States or any other Governmental Entity worldwide), slogans, trade names, logos and trade dress (collectively, together with the good will symbolized thereby or associated with each, "Company Trademarks");
(ii) all of the Company's national (including, but not limited to, the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including, but not limited to, all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations, and all rights therein provided by law, multinational treaties or conventions) (collectively, "Company Patents"); (iii) all of the Company's national and multinational registered and material unregistered copyrights, including, but not limited to, copyrights in software programs and databases (collectively, "Company Copyrights"); (iv) the Company's software programs documentation and manuals used in connection therewith and databases (together, "Company Software"); (v) all of the Company's (A) inventions, whether patentable or not patentable, whether or not reduced to practice, and not yet made the subject of a pending patent application or applications, (B) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and not yet made the subject of a patent application, (C) trade secrets and confidential, technical information (including ideas, formulas, compositions, inventions and conceptions of inventions whether patentable or not patentable and whether or not reduced to practice), (D) technology (including, without limitation, know-how and show-how), manufacturing and production processes and techniques, service and repair manuals, research and development information, drawings, specifications, designs, plans, proposals, technical data and copyrightable works, whether secret or confidential or not, and all proprietary or confidential business information, (E) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights and (F) all records (including, but not limited to, laboratory, research and testing notebooks) in any accessible format (including, but not limited to, paper records, photographs, audio and visual tape recordings and computer storage media and other information storage media) pertaining to patentable or potentially patentable subject matter and all technical manuals and documentation made or used in connection with any of the foregoing (collectively, "Company Technology"); and (vi) agreements pursuant to which the Company has obtained or granted the right to use any of the foregoing (collectively, and together with other agreements to which the Company is a party relating to the development, acquisition, use, sale, offer for sale or importation of Company Intellectual Property, "Company License Agreements").

   (b) Schedule 3.16(b) of the Company Disclosure Schedule sets forth a true, complete and accurate list of the following Company Intellectual Property items owned by or under obligation of assignment to the Company: (i) all registrations of and applications to register Company Trademarks material to the Company;

(ii) all unregistered Company Trademarks which are material to the Company;
(iii) all Company Patents; (iv) all registrations of and applications to register any Company Copyrights; (v) all Company Software; and (vi) all Company License Agreements, other than off-the-shelf Company Software licenses.

   (c) Except as set forth in Schedule 3.16(b) of the Company Disclosure Schedule, the Company is the sole and exclusive owner of the Company Intellectual Property items set forth in Schedule 3.16(b) of the Company Disclosure Schedule and the Company is listed in the records of the Governmental Entities set forth in Schedule 3.16(b) of the Company Disclosure Schedule as the sole owner of record. Except as set forth in Schedule 3.16(c) of the Company Disclosure Schedule, there is no lien, security interest, charge or encumbrance of any kind on the right of the Company to transfer to the Surviving Corporation any of the Company Intellectual Property, as contemplated by this Agreement. Except as otherwise indicated in Schedule 3.16(b) of the Company Disclosure Schedule, (i) all issued patents set forth thereon are valid and enforceable and (ii) (A) as of the date of this Agreement, no such trademark registrations, trademark applications, issued patents or patent applications set forth in Schedule 3.16(b) of the Company Disclosure Schedule are subject to any pending proceedings, including opposition, cancellation, interference or similar adversarial proceeding by or before any Governmental Entity and no such proceedings are threatened and (B) at the Effective Time, no such trademark registrations, trademark applications, issued patents or patent applications set forth in Schedule 3.16(b) of the Company Disclosure Schedule are subject to any pending proceedings, including opposition, cancellation, interference or similar adversarial proceeding by or before any Governmental Entity and no such proceedings are threatened, other than such proceedings that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

   (d) There are no royalties, honoraria, fees or other payments payable by the Company in respect of the use or the right to use any of the Company Intellectual Property to any Person or Governmental Entity (excluding Taxes, governmental or attorneys' fees required in the normal course of obtaining patent, trademark or copyright rights and excluding governmental maintenance fees), except as set forth in the Company License Agreements listed in Schedule 3.16(b) of the Company Disclosure Schedule and pursuant to off-the-shelf Company Software licenses. The Company License Agreements set forth in Schedule 3.16(b) of the Company Disclosure Schedule are valid and binding obligations of the parties thereto, enforceable in accordance with their terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (b) general principals of equity, whether considered in a proceeding at law or in equity, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company (or, to the Knowledge of the Company, any other party thereto) under any Company License Agreement, except where such violations, breaches or defaults would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as set forth in Schedule 3.16(d) of the Company Disclosure Schedule, no consent is required to be obtained in connection with the right of the Company to transfer any Company License Agreement to Parent or Sub pursuant to the Merger.

   (e) Except as disclosed in Schedule 3.16(e) of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (i) none of the use by the Company of any Company Intellectual Property, the exercise of rights relating to Company Patents, Company Trademarks and Company Copyrights contained within the Company Intellectual Property or the conduct of the business of the Company infringes or otherwise violates any intellectual property rights (either directly or indirectly, such as through contributory infringement or inducement to infringe) of any third party and (ii) no such claims have been asserted or, to the Knowledge of the Company, threatened against the Company which have not been resolved. Except as disclosed in Schedule 3.16(e) of the Company Disclosure Schedule, (A) as of the date of this Agreement, (i) to the Knowledge of the Company, no third party is infringing or otherwise violating any Company Intellectual Property rights of the Company and (ii) no such claims are pending or threatened by the Company against any third party and (B) at the Effective Time, (i) to the Knowledge of the Company, no third party is infringing or otherwise violating any Company Intellectual Property rights of the Company that are material to the business of the Company as conducted or proposed to be conducted on the date of this Agreement and (ii) no such claims are pending or threatened by the Company against any third party, which involve any Company Intellectual Property that is material to the business of the Company as conducted or proposed to be conducted on the date of this Agreement.

   (f) Except as disclosed in Schedule 3.16(f) of the Company Disclosure Schedule, (i) as of the date of this Agreement, there are no suits or any other proceedings pending or, to the Knowledge of the Company, threatened before any Governmental Entity to which the Company is a party challenging (A) the Company's rights to own or use any Company Intellectual Property or (B) the validity, enforceability or scope of the Company Intellectual Property and
(ii) at the Effective Time, there are no such suits to which the Company is a party challenging (A) the Company's rights to own or use any Company Intellectual Property that is material to the business of the Company as conducted or proposed to be conducted on the date of this Agreement or (B) the validity, enforceability or scope of the Company Intellectual Property that is material to the business of the Company as conducted or proposed to be conducted on the date of this Agreement. There are no settlement agreements, consents, judgments, orders, forebearances to sue or similar obligations which materially restrict any rights of the Company to (i) make, use, sell, offer for sale, import or license under any Company Intellectual Property or (ii) conduct its business in order to accommodate a third party's intellectual property rights.

   (g) The Company employs reasonable measures to protect the confidentiality of the Company Technology. The Company requires employees with access to the Company Technology to execute a nondisclosure agreement substantially in accordance with the form(s) previously provided by the Company to Parent. Except as set forth in Schedule 3.16(g) of the Company Disclosure Schedule, none of the current or former employees, officers or directors of the Company
(i) is suspected to be in violation of any such agreement or (ii) is suspected of having disclosed any Company Technology to any third party except subject to an appropriate confidentiality agreement or as required by a Governmental Entity.

   (h) Except as set forth in Schedule 3.16(h) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of any rights of the Company to own, use or license any Company Intellectual Property, except where such losses or impairments would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

   (i) Except as set forth in Schedule 3.16(i) of the Company Disclosure Schedule, since September 25, 1996, the Company has not disposed of or permitted to lapse any rights to the use of any Company Intellectual Property, or disposed of or disclosed to any Person other than representatives of Parent any Company trade secret, formula, process or know-how not theretofore a matter of public knowledge other than in the ordinary course of business or pursuant to secrecy agreement.

   Section 3.17 Opinion of Financial Advisor. The Company has received the written opinion of Credit Suisse First Boston dated the date hereof, to the effect that, as of the date hereof, the Merger Consideration is fair to the Company's stockholders from a financial point of view, a copy of which opinion will be made available to Parent promptly after the date of this Agreement.


   Section 3.18 Required Vote of Company Stockholders. Under applicable Delaware law and the Company Charter and Company By-laws, the affirmative vote of the holders of not less than a majority of the outstanding shares of Company Common Stock is required to approve the Merger. No other vote of the stockholders of the Company is required by law, the Company Charter or Company By-Laws or otherwise for the Company to consummate the Merger and the transactions contemplated hereby.

   Section 3.19 Ownership of Shares. The Company does not own any Shares of Parent Common Stock.

   Section 3.20 Brokers. No broker, investment banker or other Person, other than Credit Suisse First Boston, the fees and expenses of which will be paid by the Company (and are reflected in agreements between Credit Suisse First Boston and the Company, copies of which have been furnished to Parent), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

   Section 3.21 State Takeover Statutes. Assuming the accuracy of Parent's representations and warranties contained in Section 2.17 hereof (Ownership of Shares), the Board of Directors of the Company has taken all action so that, prior to the execution hereof, the Board of Directors has approved both pursuant to Section 203 of the DGCL and Article VIII of the Company Charter (a) the Merger, this Agreement and each Stockholder Voting Agreement and the transactions contemplated hereby and thereby prior to the execution hereof and thereof, (b) a fee (in an amount previously disclosed to the Company) paid to Kelso & Co. (or an Affiliate thereof) in connection with the transactions contemplated by this Agreement and (c) the possible purchase by an Affiliate of Parent (other than Parent and so long as such purchase would not be treated for U.S. federal income tax purposes as a purchase, in whole or in part, by a Person who is related to Parent within the meaning of Treasury Regulation
Section 1.368-1(e)(3)) of shares of Company Common Stock from John W. Lyle and Frank S. Caruso pursuant to that certain side letter dated of even date herewith between each of such executives and Parent. Prior to the execution of this Agreement, the Company has delivered to Parent a true and accurate copy of the resolutions of the Board of Directors of the Company approving such transactions. As of the date of this Agreement, no other state takeover statutes, including without limitation, any business combination act or supermajority Company Charter provisions are applicable to the Merger or the Transaction Agreements.

   Section 3.22 Year 2000. With respect to year 2000, the Company represents and warrants that the statement contained in Exhibit D-2 hereto is true and accurate.

   Section 3.23 Interests in Other Entities. Except as set forth in Schedule
3.23 of the Company Disclosure Schedule, the Company does not, directly or indirectly, own or have the right to acquire any equity interest in any other corporation, partnership, joint venture or other business organization (other than any such equity interest that is 1% or less of the equity interest such public corporation). The Company has not made any investment in or advance of cash or other extension of credit to any Person, or has any commitment or obligation to do so.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

   Section 4.1 Conduct of Business Pending the Merger.

   (a) Actions by Parent. Notwithstanding anything herein to the contrary, (1) prior to the Effective Time, the Parent Recapitalization shall occur and (2) contemporaneously with the Closing, Parent shall duly adopt and declare advisable the Charter Amendment. During the period from the date of this Agreement through the Effective Time, Parent shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement (including the Parent Recapitalization as consummated in accordance with the terms set forth on Exhibit A-2 hereto), from the date of this Agreement to the Effective Time, Parent, shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company:

     (i) (w) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than dividends and other distributions by Subsidiaries), (x) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) other than pursuant to any existing stockholders agreement (copies of which have been previously provided to the Company), purchase, redeem or otherwise acquire any shares of capital stock of Parent or any other securities thereof or the capital stock of any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or (z) institute or amend any share repurchase program;

     (ii) issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible or exchangeable into, or exercisable for, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (A) subject to Section 4.3 hereof, the issuance of stock options and shares of Parent Common Stock to employees of Parent or any of its Subsidiaries under the Parent Incentive Plans and in the ordinary course of business consistent with past practice between the date hereof and the Effective Date, (B) the issuance by any wholly-owned Subsidiary of Parent of its capital stock to Parent or another wholly-owned Subsidiary of Parent and (C) as set forth in Schedule 4.1(a)(ii) of the Parent Disclosure Schedule;

     (iii) amend its charter or by-laws;

     (iv) except for inventory, merchandise, finished goods and accounts receivable acquired in the ordinary course of business, acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by making an investment in or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice in an amount not to exceed $20 million;

     (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its rights or other assets, other than (A) sales of inventory, merchandise and finished goods in the ordinary course of business and (B)transactions that are in the ordinary course of business consistent with past practice and that, individually or in the aggregate, are not material to Parent and its Subsidiaries taken as a whole;

     (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other Person, other than (A) indebtedness incurred in the ordinary course of business consistent with past practice in an amount not to exceed $20 million, (B) indebtedness, loans, advances, capital contributions and investments between Parent and any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries, (C) such indebtedness as may be necessary to fund actions allowed under Section 4.1(a)(iv) hereof and (D) in connection with a refinancing of the Credit Agreement, dated as of August 26, 1997 (the "Credit Agreement"), among Endo Pharmaceuticals Inc., the lenders party thereto and The Chase Manhattan Bank (provided that such indebtedness incurred in connection with such a refinancing does not exceed indebtedness allowed under the Credit Agreement);

     (vii) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any Subsidiary by any applicable federal, state or local law, rule, regulation, guideline or ordinance;

     (viii) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures and other than actions required to be taken by GAAP; or

     (ix) enter into any contract, agreement, commitment or arrangement to take any action prohibited by this Section 4.1(a).

   (b) Actions by the Company. During the period from the date of this Agreement through the Effective Time, the Company shall, in all material respects, carry on its business in the ordinary course as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, from the date of this Agreement to the Effective Time, the Company shall not, without the prior written consent of
Parent:

     (i) (w) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, (x) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or (z) institute or amend any share repurchase program;

     (ii) issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible or exchangeable into, or exercisable for, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their current terms;

     (iii) amend the Company Charter or Company By-Laws;

     (iv) except for inventory, merchandise, finished goods and accounts receivable acquired in the ordinary course of business, acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than acquisitions of assets in the ordinary course of business consistent with past practice, the value of which do not exceed $500,000 in the aggregate;

     (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its rights or other assets other than (A) sales of inventory, merchandise and finished goods in the ordinary course of business and (B) transactions that are in the ordinary course of business consistent with past practice, not material to the Company and in an aggregate amount greater than $250,000;

     (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in (other than investments in accordance with clause (iv) above), any other Person, other than indebtedness incurred in the ordinary course of business consistent with past practice in an amount not to exceed $50,000 in the aggregate;

     (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company other than as a result of the trading of the Company Common Stock on the NASDAQ;

     (viii) enter into or adopt, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Company Plan or employment or consulting agreement, other than (A) as required by applicable law, (B) as expressly contemplated by this Agreement or (C) stay bonuses as reasonably approved by Parent;

     (ix) increase the compensation payable or to become payable to its officers, employees or directors except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company who are not officers of the Company, or grant any additional rights to severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of the Company, or establish, adopt, enter into, or, except as set forth in
  Schedule 4.1(b)(ix) of the Company Disclosure Schedule or as may be required to comply with applicable law, amend or take action in any such case in a manner so as to enhance or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

     (x) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it by any applicable federal, state or local law, rule, regulation, guideline or ordinance;

     (xi) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by GAAP);

     (xii) make any Tax election, change its method of accounting, or settle or compromise any material federal, state, local or foreign income Tax liability or refund;

     (xiii) except as set forth in Schedule 4.1(b)(xiii) of the Company Disclosure Schedule, enter into any contract that cannot be canceled on 30 days' notice pursuant to which it is obligated in an amount in excess of $500,000;

     (xiv) make any capital expenditure in the aggregate in excess of $100,000, other than expenditures (and contracts for such expenditures) set forth in the Company's current capital budget included as Schedule 4.1(b)(xiv) of the Company Disclosure Schedule;

     (xv) enter into any agreement, arrangement or contract that provides for the allocation, sharing or indemnification for Taxes; or

     (xvi) enter into any contract, agreement, commitment or arrangement to take any action prohibited by this Section 4.1(b).

   (c) Other Actions. The Company and Parent shall not, and Parent shall not permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 4.2 hereof with regard to the Company, any condition to the Merger set forth in Article VI hereof not being satisfied.

   Section 4.2 No Solicitation.

   (a) The Company shall not, and it will use its best efforts to cause its officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents, advisors or representatives not to, directly or indirectly, (i) take any action to solicit, initiate, encourage or facilitate any Company Takeover Proposal (as hereinafter defined) or any inquiry with respect thereto, (ii) enter into or approve any agreement or agreement-in-principle providing for or with respect to any Company Takeover Proposal or
(iii) participate or engage in any
discussions or negotiations regarding, or furnish to any Person any information with respect to or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal, including affording access to the Company's properties, books or records; provided, however, that prior to the approval of this Agreement by the stockholders of the Company, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by it after consultation with outside counsel, the Company may, in response to a Company Takeover Proposal that was not solicited by the Company and that did not otherwise result from a breach or a deemed breach of this Section 4.2(a), and subject to compliance with the provisions of this Agreement, (x) furnish information with respect to the Company to any Person pursuant to a customary confidentiality agreement and (y) if the Company is in compliance with Section 4.2(b) hereof, participate or engage in discussions or negotiations with such Person regarding any Company Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any director or investment banker, attorney or other advisor or representative of the Company, whether or not such Person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 4.2(a) by the Company. For purposes of this Agreement, "Company Takeover Proposal" means any proposal for a merger or other business combination involving the Company or the acquisition or purchase of more than 25% of any class of equity securities of the Company, or any tender offer (including self-tenders) or exchange offer that, if consummated, would result in any Person beneficially owning more than 25% of any class of equity securities of the Company, or a majority of the assets of the Company, other than the transactions contemplated by this Agreement. Nothing contained in this
Section 4.2 shall prohibit the Company or the Company's Board of Directors from
(i) taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure required by applicable law.

   (b) The Company promptly shall advise Parent orally and in writing of its receipt of any public or private Company Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Company Takeover Proposal, the identity of the Person making any such Company Takeover Proposal or inquiry and the material terms of any such Company Takeover Proposal. The Company shall (i) keep Parent fully informed of the status, including any change to the terms and conditions of, any such Company Takeover Proposal or inquiry and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company from any third party in connection with any Company Takeover Proposal or sent or provided by the Company to any third party in connection with any Company Takeover Proposal.

   Section 4.3 Tax Representation Letters. For purposes of the tax opinions described in Sections 6.2(b) and 6.3(c) hereof, Parent and the Company shall provide representation letters reasonably customary in scope and substance, substantially in the respective forms of Exhibits E-1 and E-2 attached hereto (the "Tax Representation Letters"), dated as of the date that is two business days prior to the date the Proxy Statement is mailed to stockholders of the Company and reissued as of the date of Closing.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

   Section 5.1 Stockholder Meeting. The Company shall call a meeting of its stockholders to be held as promptly as practicable after the date on which the Registration Statement becomes effective for the purpose of considering the approval of this Agreement (such meeting and any adjournments or postponements thereto, the " Stockholder Meeting"). Neither the Board of Directors of the Company nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by the Board of Directors of the Company or any such committee thereof of this Agreement or the Merger, or approve or recommend, or propose to approve or recommend, any Company Takeover Proposal (each, a "Change in the Company Recommendation"), unless such proposal is a Superior Company Proposal. For purposes of this Agreement, a "Superior Company Proposal" means any proposal made by a third party to acquire a majority of the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a sale of all or substantially all its assets or otherwise, on terms which the Company Board of Directors determines in its good faith judgment to be superior from a financial point of view to the holders of Company Common Stock (based on the written opinion, with only customary qualifications, of the Company's independent financial advisor), taking into account all the terms and conditions of such proposal and this Agreement. Notwithstanding any Change in the Company Recommendation, a proposal to approve the Merger and adopt this Agreement shall be submitted to the stockholders of the Company at the Stockholder Meeting in order to give the Company's stockholders the opportunity to vote on the Merger and this Agreement in order to obtain the requisite approval of the Company's stockholders and nothing contained in this Agreement shall be deemed to relieve the Company of such obligation.

   Section 5.2 Preparation of the Registration Statement and the Proxy Statement. The Company and Parent shall promptly prepare the Proxy Statement and the Registration Statement in which the Proxy Statement will be included, and thereafter the Company shall promptly file with the SEC the Proxy Statement and Parent shall promptly file with the SEC such Registration Statement. The Company and Parent shall cooperate with each other in connection with the preparation of the foregoing documents (including, without limitation, providing each other any information that is necessary to be included in such documents). Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock and Algos Warrants in the Merger and the issuance of Parent Common Stock upon the exercise of the Algos Warrants, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Parent or the Company without the prior approval of the other party. Parent and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock or Algos Warrants issuable in connection with the Merger or the Parent Common Stock issuable upon the exercise of the Algos Warrants for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

   Section 5.3 Access to Information; Regulatory Communications.

   (a) Subject to currently existing contractual and legal restrictions applicable to the Company or Parent or any of Parent's Subsidiaries, each of Parent and the Company shall, and Parent shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of the other party hereto reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all their respective properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, Parent and the Company shall, and Parent shall cause each of its Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. No investigation pursuant to this Section 5.3(a) shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. Notwithstanding the foregoing, the Company agrees to fully cooperate with Parent and its advisors in their investigation and evaluation of the Company Intellectual Property and the Company further agrees that such cooperation shall include, but not be limited to, the Company making available to Parent and its advisors those documents requested by Parent as well as scientific personnel of the Company who are familiar with the Company Intellectual Property.

   (b) The Company (i) shall keep Parent promptly informed of (A) any communication (written or oral) with or from the FDA or the DEA and (B) any communications (written or oral) received from any Person relating to the Company Intellectual Property and (ii) shall not make any submissions to, or have discussions with, the FDA or the DEA without either the prior consultation or the inclusion of Parent; provided, however, that in the event the Company
(i) is verbally contacted by the FDA and (ii) has made a good faith effort to include representatives of Parent in such discussion without success, then the Company shall be allowed to participate in such discussions without Parent and shall promptly inform Parent of the content of such discussions. Parent shall keep the Company promptly informed of any communications from the FDA or DEA relating to any of the drugs set forth in Schedule 5.3(b) of the Parent Disclosure Schedule.

   Section 5.4 Compliance with the Securities Act. Prior to mailing the Proxy Statement, the Company shall deliver to Parent a list of names and addresses of those Persons who, in the opinion of the Company, may, at the time of the Stockholder Meeting, be deemed to be "affiliates" of the Company within the meaning of Rule 145 under the Securities Act ("Affiliates"). The Company shall provide to Parent such information and documents as each shall reasonably request for purposes of reviewing such lists. There shall be added to such lists the names and addresses of any other Person that the Company reasonably identifies (by written notice to the other party within ten business days after receipt of such list) as being a Person who may be deemed to be an Affiliate of the Company. Except as set forth in Schedule 5.4 of the Company Disclosure Schedule, the Company shall exercise all reasonable efforts to deliver or cause to be delivered to Parent, not later than 30 days prior to the Effective Time, from each of such Affiliates of the Company identified on the foregoing list, an affiliate letter in the form attached hereto as Exhibit F.

   Section 5.5 Designation of Directors. At the Effective Time, Parent shall take all actions necessary to cause (a) three (3) designees of the Company (each of whom shall be satisfactory to Parent) to be appointed to its Board of Directors (such person and any subsequent designees thereof, the "Company Designees"), to serve until their terms expire or until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Parent Charter or Parent By-laws and (b) John W. Lyle to be appointed a Non-Executive Chairman of Parent's Board of Directors. During the three-year period from and including the Effective Date, (A) Parent shall use its reasonable best efforts to cause at least three
(3) Company Designees to be on the Board of Directors of Parent at all times,
(B) at any meeting of stockholders for the purpose of electing the members of Parent's Board of Directors, Parent shall cause to be nominated for election the Company Designees, (C) the Parent LLC (as defined in Section 5.21) shall vote the shares of Parent Common Stock owned by it in favor of the Company Designees, (D) the Parent Charter or the Parent By-Laws shall provide that any vacancies created by any Company Designee upon such Company Designee's death, resignation or removal that are not filled pursuant to a Parent stockholder vote shall be filled by a nominee of the remaining Company Designees and (E) one Company Designee shall be appointed as a member of any compensation committee of Parent's Board of Directors or any other committee of such Board having the responsibility or power with respect to the granting of employee stock options.

   Section 5.6 NASDAQ Listing. Parent shall use its reasonable best efforts to have authorized for listing on the NASDAQ, subject to official notice of issuance, the shares of Parent Common Stock, the Algos Warrants to be issued in connection with the Merger and the Endo Warrants (as defined in Section 5.20 hereof).

   Section 5.7 Fees and Expenses.

   (a) Except as provided in this Section 5.7, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses; provided that all filing fees and printing expenses for the Proxy Statement and Registration Statement shall be shared equally by the Company and Parent.

   (b) The Company shall reimburse Parent and Sub for all their out-of-pocket expenses actually incurred in connection with this Agreement and the other Transaction Agreements, the Merger and any other transactions contemplated hereby and thereby if this Agreement is terminated pursuant to Section 7.1(e) hereof, or terminated pursuant to Section 7.1(b) or (c) hereof based on a breach of the Company. Such reimbursement shall be paid upon demand following such termination.

   (c) Parent and Sub shall reimburse the Company for all of its out-of-pocket expenses actually incurred in connection with this Agreement and the other Transaction Agreements, the Merger and any other transactions contemplated hereby and thereby if this Agreement is terminated pursuant to Section 7.1(b) or (c) hereby based on a breach of Parent or Sub. Such reimbursement shall be paid upon demand following such termination.

   Section 5.8 Company Stock Options. The Company shall cause each unexpired and unexercised Company Stock Option under the Company Stock Plans to become fully vested and exercisable for the thirty (30)-day period immediately prior to the Effective Time. To the extent any Company Stock Option is unexpired and unexercised at the end of such period, the Company shall cause such Company Stock Option to terminate as of the Effective Time.

   Section 5.9 Parent Options. Parent shall take all action necessary, and shall use its reasonable best efforts to obtain as soon as practicable the consent of option holders to provide that each Parent Stock Option (to purchase shares of Parent Common Stock under the Parent Incentive Plans) which is outstanding at the Effective Time (whether or not such Parent Stock Option is then vested and exercisable) shall, subject to the following sentence, be following the Effective Time exercisable solely into shares of Parent Common Stock that are beneficially owned by certain holders of Parent Common Stock immediately following the Parent Recapitalization and prior to the Effective Time (the "Current Endo Options"). The parties hereto also agree and acknowledge that following the date of this Agreement, current holders of Parent Common Stock and current holders of Parent Stock Options will enter into amendments to their current stockholders agreements, Parent Incentive Plans and Parent Stock Options, as the case may be, in order to accomplish the foregoing.

   Section 5.10 Reasonable Efforts.

   (a) Upon the terms and subject to the conditions set forth in this Agreement, including, with regard to the Company, Section 4.2 hereof, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act and State Takeover Approvals), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. Parent and the Company shall cooperate with each other in connection with the making of such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable suggestions in connection therewith.

   (b) The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. Each party shall promptly notify the other party of any communication to that party from any Governmental Entity in connection with any required filing with, or approval or review by, such Governmental Entity in connection with the Merger and permit the other party to review in advance any such proposed communication to any Governmental Entity. Neither party shall agree to participate in any meeting with any Governmental Entity in respect of any such filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat.

   (c) Each party shall use all reasonable efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

   Section 5.11 Public Announcements. The initial press release shall be a joint press release and thereafter the Company and Parent each shall obtain the prior consent of the other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of the NASDAQ.

   Section 5.12 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

   Section 5.13 Indemnification; Directors and Officers Insurance. For not less than six (6) years from and after the Effective Time, Parent agrees to, and to cause the Surviving Corporation to, indemnify and hold harmless all past and present directors, officers and employees of the Company to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to the Company Charter and Company By-Laws and indemnification agreements, if any, in existence on the date of this Agreement with any directors, officers and employees of the Company for acts or omissions occurring at or prior to the Effective Time; provided, however, that Parent agrees to, and to cause the Surviving Corporation to, indemnify and hold harmless such Persons to the fullest extent permitted by law for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby. Parent shall cause the Surviving Corporation to provide, for an aggregate period of not less than six
(6) years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is no less favorable than the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 200 percent of the last annual premium paid prior to the date of this Agreement, which premium the Company represents and warrants to be approximately $195,740.

   Section 5.14 Notification of Certain Matters. Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any material litigation, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or (iv) any change or event which would be reasonably likely to have a Material Adverse Effect on Parent or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

   Section 5.15 Employee Matters. Except to the extent necessary to avoid the duplication of benefits, Parent will, or will cause the Surviving Corporation to, give Continuing Employees full credit for purposes of eligibility and vesting under any employee benefit plans or arrangements maintained by Parent, the Surviving Corporation or any Subsidiary of Parent in which such Continuing Employee is eligible to participate for such Continuing Employees' service with the Company to the same extent recognized by the Company immediately prior to the Effective Time. Parent will, or will cause the Surviving Corporation to,
(i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any welfare plan that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Continuing Employees immediately prior to the Effective Time, and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

   Section 5.16 Tax Treatment. Parent and the Company will each use reasonable efforts before and after the Closing to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not take or fail to take, and will use reasonable efforts to prevent any Affiliate of such party from taking or failing to take, any actions which would jeopardize the qualification of the Merger as such a reorganization, and will take such action as is available and may be reasonably required to negate the impact of any past actions or failures by such party or its respective Affiliates which would reasonably be expected to adversely impact the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

   Section 5.17 Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding (i) any real property transfer gains, sales, use, transfer, value-added, stock transfer (subject to Section 1.9(b) hereof), and stamp Taxes, (ii) any recording, registration and other fees and (iii) any similar Taxes or fees that become payable in connection with the transactions contemplated hereby. The Taxes described in clause (i) above shall be paid by the Company, without deduction or withholding from any amounts payable to the holders of Company Common Stock.

   Section 5.18 Ownership of Shares. None of Parent, any Person deemed acting in concert with Parent or any of its Subsidiaries or any of Parent's Subsidiaries has acquired the beneficial ownership of any shares of Company Common Stock other than in compliance with Section 3.21 hereof and any other Applicable Law.

   Section 5.19 Additional Agreements. At or before Closing, (a) each of Parent and the Parent LLC shall enter into a tax sharing agreement in substantially the form attached hereto as Exhibit G (the "Tax Sharing Agreement") and (b) each of Parent and John W. Lyle shall enter into an agreement in substantially the form attached hereto as Exhibit H (the "Lyle Agreement").

   Section 5.20 Issuance of Warrants to Parent. Immediately prior to Closing, Parent shall issue one warrant (collectively, the "Endo Warrants") with respect to each share of Parent Common Stock then outstanding, which warrant shall be subject to the terms and conditions of a warrant agreement (the "Endo Warrant Agreement") substantially in the form attached hereto as Exhibit I.

   Section 5.21 Formation of Parent LLC.

   (a) Immediately prior to the Effective Time, a limited liability company (the "Parent LLC") shall be formed to which Parent shall use its reasonable best efforts to cause each of the then current holders of Parent Common Stock to contribute all of the shares of Parent Common Stock beneficially owned by it in exchange for membership interests in such Parent LLC; provided that this covenant shall be deemed to have occurred if holders of at least 85% of the Parent Common Stock so contribute their shares of Parent Common Stock to the Parent LLC.

   (b) On March 31, 2001, Parent will determine the Cash Gross Profit of Parent (as defined below) and the Adjustment Event (as defined below) shall be deemed to have occurred or not occurred (as appropriate) on such date. Among other things, the limited liability company agreement for the Parent LLC (the "Parent LLC Agreement") will provide that (i) in the event (A) the Cash Gross Profit of Parent (as defined below) for the fiscal year ended December 31, 2000 does not equal or exceed $147.4 million and (B) the Exercisability Date (as defined in the Algos Warrant) has occurred prior to March 31, 2001, then 13,769,573 shares of Parent Common Stock that are then owned by the Parent LLC shall be transferred for no consideration to Parent (which shall deposit the same in its treasury) and (ii) in the event (A) the Cash Gross Profit of Parent for the fiscal year ended December 31, 2000 does not equal or exceed $147.4 million and
(B) the Exercisability Date has not occurred prior to March 31, 2001, then 17,900,445 shares of Parent Common Stock that are then owned by the Parent LLC shall be transferred for no consideration to Parent (which shall deposit the same in its treasury) (the actions contemplated by clause (i) or clause (ii) shall be adjustments to the Merger Consideration and shall be referred to as an "Adjustment Event").

   (c) The number of shares that are required to be transferred in the event of an Adjustment Event shall be appropriately adjusted (i) such that, at the Effective Time, the numbers in clauses (b)(i)(B) and (b)(ii)(B) of this Section
5.21 shall represent that number of shares of Parent Common Stock such that if such shares were no longer outstanding at the Effective Time, the shares issuable under the Algos Warrants in the aggregate (if such Algos Warrants were then immediately exercisable), together with shares of Parent Common Stock issued to the Company stockholders in the Merger would represent 40% of the outstanding Parent Common Stock on a fully diluted basis (excluding the Endo Warrants) and (ii) without duplicating clause (i) above, if Parent pays a dividend or makes a distribution on the Parent Common Stock in shares of Parent Common Stock or other capital stock of Parent or subdivides, splits, combines or reclassifies its outstanding shares of Parent Common Stock into a different number of securities of the same class, then the number of shares of Parent Common Stock required to be transferred under this Section 5.21 shall be appropriately adjusted to give the effect specified in clause (i) of this sentence as if such events occurred immediately prior to the Effective Time.

   (d) For such purposes, "Cash Gross Profit of Parent" shall mean the difference between Net Sales (as defined below) and Cash Cost of Sales (as defined below) for the fiscal year ended December 31, 2000. "Net Sales" shall mean the gross invoice price of Endo Products (as defined below) sold to any third party (excluding Affiliates of Parent) less (i) cash, trade, promotional, or quantity discounts and/or rebates, and chargebacks, (ii) retroactive price reductions, (iii) sales, use or other excise taxes and (iv) returns and allowances, all as reflected on the audited statement of operations of Parent attributable to the Endo Products determined in accordance with GAAP consistently applied for the fiscal year ended December 31, 2000. "Cash Cost of Sales" shall mean the Cost of Sales (determined in accordance with GAAP and consistent with the past practices used by Parent in 1998 as previously disclosed to the Company) as reflected on the audited statement of operations of Parent for the fiscal year ended December 31, 2000 attributable to the Endo Products less all non-recurring charges and non-cash charges included in Cost of Sales (including, but not limited to, depreciation, amortization and other non-cash manufacturing charges). "Endo Products" shall include current and future internally developed products sold or marketed by Parent or its Subsidiaries (other than products developed or being developed by the Company) to any third party (including products from which Parent has revenues on account of royalties and license fees). The Parent LLC Agreement shall further provide that the definition of the Cash Gross Profit of Parent shall be based solely on the audited financial statements of Parent for the fiscal year ended December 31, 2000. Any determinations regarding the satisfaction of such obligation or any amendments, modifications or waivers of such provisions by Parent shall be effective only if approved by a majority of the members of the Board of Directors of Parent who do not then (by themselves or through an Affiliate) have a financial interest in the Parent LLC. Any dispute relating to the calculation of the Cash Gross Profit of Parent shall be resolved by the Independent Accounting Firm (as defined below) acting as arbitrator, and such determination shall be final and binding on the parties. The Parent LLC and Parent (by a majority of the members of the Board of Directors of Parent who do not then (by themselves or through an Affiliate) have a financial interest in the Parent LLC) shall mutually select a nationally recognized firm of certified public accountants then having no significant ongoing relationship with either Parent or the Parent LLC or their respective Affiliates, but if the Parent LLC and Parent cannot mutually agree on the identity of such firm, then the Parent LLC and Parent shall each submit to the other party's independent auditor the name of a national accounting firm other than any firm that has in the prior two years provided services to the Parent LLC, Parent or any of their respective Affiliates, and a firm shall be selected by lot from these two firms by the independent auditors of the two parties. The accounting firm selected pursuant to the foregoing procedures shall be referred to as the "Independent Accounting Firm." (If no national accounting firm shall be willing to serve as the Independent Accounting Firm, then an arbitrator qualified under the rules of the American Arbitration Association shall be selected to serve as such, such selection to be according to the above procedures.) Within five (5) days of the submission of the dispute to the Independent Accounting Firm, each of the Parent LLC and Parent (by a majority of the members of the Board of Directors of Parent who do not then (by themselves or through an Affiliate) have a financial interest in the Parent LLC) shall submit a written position paper (the "Position Paper") to the Independent Accounting Firm outlining such party's calculations and/or objections that are the subject of dispute. The Independent Accounting Firm shall be instructed to use every reasonable effort to perform its services within thirty (30) days of submission of the Position Papers to it and, in any case, as promptly as practicable after such submission. The determination of the Independent Accounting Firm shall be final and binding on the parties without further right of appeal.

   Section 5.22 Effect of Parent Recapitalization. Parent covenants that the Parent Recapitalization shall have the effect of adjusting the outstanding Parent Common Stock such that those Persons who had been holders of Company Common Stock immediately prior to the Effective Time shall, following the Parent Recapitalization and at the Effective Time, hold, in the aggregate, 20% of the outstanding Parent Common Stock (on a fully diluted basis, excluding the effect of the Algos Warrants and the Endo Warrants) and those Persons who had been holders of Parent Common Stock immediately prior to the Effective Time shall, following the Parent Recapitalization and at the Effective Time, hold, in the aggregate, 80% of the outstanding Parent Common Stock (on a fully diluted basis, excluding the effect of the Algos Warrants and the Endo Warrants). For purposes of calculating this 20/80 split, (a) any repurchases by Parent between the date of this Agreement and the Effective Time of any Parent Common Stock or Parent Stock Options from current holders thereof pursuant to any current stockholders or options agreements or plans and any issuances of Parent Common Stock or Parent Stock Options between the date of this Agreement and the Effective Time to any Parent employee shall be taken into account in determining the 80% to be owned by holders of Parent Common Stock and the 20% to be owned by holders of Company Common Stock and (b) the shares of Parent Common Stock underlying any Parent Stock Options, the holders of which do not consent to amend such Parent Stock Options pursuant to Section 5.9 hereof, shall not be counted as part of the 80% to be owned by holders of Parent Common Stock nor as part of the 20% to be owned by holders of Company Common Stock and shall be treated as if such Parent Stock Options did not exist for purposes of this calculation and in calculating the number of fully diluted shares; provided, however, that such treatment will not apply to the shares underlying the Parent Stock Options held by the six executives listed in Schedule 5.22 of the Parent Disclosure Schedule, which Parent Stock Options shall be taken into account in determining the 80% to be owned by the current holders of Parent Common Stock if such Parent Stock Options are not amended pursuant to Section 5.9 hereof. If any of such executives fails to abide by the terms of that certain side letter agreement between each of them and the Company, mutually agreed upon arrangements will be made so that the Parent Stock Options held by such Persons will only affect the 80% held at the Effective Time by the current Parent stockholders. Each of the Algos Warrants and the Endo Warrants shall be exercisable into a number of shares of Parent Common Stock that is necessary to achieve the effect specified in the form of each such Warrant in
Section 7 of the Warrant Agreement and Section 7 of the Endo Warrant Agreement, respectively.

   Section 5.23 Appraisal Demands. Immediately prior to the taking of the vote at the Stockholder Meeting, the Company will deliver to Parent copies of all written demands received by the Company seeking an appraisal of shares of Company Common Stock pursuant to Section 262 of the DGCL.

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

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

   Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment or, to the extent permitted by applicable law, waiver at or prior to the Effective Time of the following conditions:

   (a) Stockholder Approval. This Agreement shall have been duly approved by the requisite vote of stockholders of the Company in accordance with applicable law and the Company Charter and Company By-Laws.

   (b) Listing on the NASDAQ. The Parent Common Stock issuable in the Merger shall have been authorized for listing on the NASDAQ, subject to official notice of issuance.

   (c) HSR. The waiting period (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

   (d) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Knowledge of the Company, threatened by the SEC. All necessary state securities or "blue sky" authorizations (including State Takeover Approvals) shall have been received.

   (e) No Governmental Action/Order. There shall not be pending any action, suit or proceeding brought by any Governmental Entity which challenges or seeks to enjoin the Merger or the other transactions contemplated hereby. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of Parent's Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

   Section 6.2 Conditions to Obligation of the Company to Effect the
Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment or, to the extent permitted by applicable law, waiver at or prior to the Effective Time of the following additional conditions:

   (a) Performance of Obligations; Representations and Warranties. Each of Parent and Sub shall have performed in all material respects each of its covenants and agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties that address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties that address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate signed on behalf of each of Parent and Sub by its Chief Executive Officer or its Chief Financial Officer to such effect.

   (b) Tax Opinion. The Company shall have received an opinion of Latham & Watkins in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion (including as provided in the Tax Representation Letters) which are consistent with the state of facts existing as of the Effective Time, for U.S. federal income tax purposes:

     (i) the Merger will constitute a "reorganization" within the meaning of
  Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code; and

     (ii) no gain or loss will be recognized by Parent or the Company as a result of the Merger.

   The issuance of such opinion shall be conditioned on the receipt by Latham & Watkins of the Tax Representation Letters, upon which Latham & Watkins will rely in rendering its opinion, from each of Parent, Sub and the Company, in each case, in form and substance reasonably satisfactory to such tax counsel. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel rendering such opinion, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

   (c) Formation of Parent LLC. The formation of the Parent LLC in accordance with Section 5.21 hereof shall have occurred.

   Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment or, to the extent permitted by applicable law, waiver at or prior to the Effective Time of the following additional condition:

   (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties that address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties that address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer to such effect.

   (b) Affiliate Letters. The letters from Affiliates required by Section 5.4 hereof shall have been executed and delivered.

   (c) Tax Opinion. Parent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP in form and substance reasonably satisfactory to Parent, dated the Effective Time substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion (including as provided in the Tax Representation Letters) which are consistent with the state of facts existing as of the Effective Time, for U.S. federal income tax purposes:

     (i) the Merger will constitute a reorganization within the meaning of
  Section 368(a) of the Code, and that the Company, Sub and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code; and

     (ii) no gain or loss will be recognized by Parent or the Company as a result of the Merger.

   The issuance of such opinion shall be conditioned on the receipt by Skadden, Arps, Slate, Meagher & Flom LLP of the Tax Representation Letters, upon which Skadden, Arps, Slate, Meagher & Flom LLP will rely in rendering its opinion, from each of Parent, Sub, and the Company, in each case, in form and substance reasonably satisfactory to such tax counsel. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel rendering such opinion, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

   (d) Dissenting Shares. The Company shall not have received before the taking of the vote at the Stockholder Meeting written demands in accordance with
Section 262 of the DGCL seeking an appraisal of more than 12% of the shares of Company Common Stock outstanding at such time, which demands have not been rescinded or abandoned by written notice thereof to the Company.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

   Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company:

   (a) by mutual written consent of Parent and the Company;

   (b) by either Parent or the Company (provided such party is not then in material breach) if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by such other party of written notice of such failure to comply; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph;

   (c) by either Parent or the Company (provided such party is not then in material breach) if there has been (i) a breach by the other party (in the case of Parent, including any breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or
(ii) a breach by the other party (in the case of Parent, including any breach by Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within ten business days following receipt by the breaching party of written notice of the breach; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph;

   (d) by Parent or the Company:

     (i) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree or ruling shall have become final and nonappealable;

     (ii) if any condition to the obligation of such party to consummate the Merger set forth in Article VI hereof becomes incapable of satisfaction prior to the Termination Date (as hereinafter defined) (provided that the terminating party is not then in material breach of any representation, warranty or covenant contained in this Agreement); or

     (iii) if the Merger has not been effected on or prior to the close of business on June 30, 2000 (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d)(iii) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date;

   (e) by Parent or the Company if the stockholders of the Company do not approve this Agreement at the Stockholder Meeting or any adjournment or postponement thereof (so long as Parent and its Affiliates have voted the proxies that they are entitled to vote in favor of this Agreement); and

   (f) by Parent, if Parent, in its good faith, on or before January 25, 2000, determines that any representation set forth in Section 3.16 of the Merger Agreement is inaccurate or untrue (other than solely by reason of the Company's act of disclosing information to Parent after November 26, 1999 and prior to December 17, 1999), provided further that such representation must be materially inaccurate or untrue if not qualified by materiality therein.

   The right of any party hereto to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

   Section 7.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 7.1 hereof, this Agreement shall forthwith terminate and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for Section 5.7 and Article VIII hereof which shall survive the termination); provided, however, that nothing contained in this
Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

   Section 7.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company; provided, however, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) subject to the proviso of Section 7.3 hereof, waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

   Section 7.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1 hereof, an amendment of this Agreement pursuant to Section 7.3 hereof or an extension or waiver pursuant to Section 7.4 hereof shall, to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

   Section 8.1 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time or, subject to
Section 7.2 hereof, upon the termination of this Agreement pursuant to Section
7.1 hereof.

   Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a) if to Parent or Sub, to:

       Endo Pharmaceuticals Holdings Inc.
       223 Wilmington-West Chester Pike
       Chadds Ford, PA 19317
       Attn.: Carol A. Ammon
       Fax No.: (610) 558-9683

       with copies to:

       Kelso & Company
       320 Park Avenue, 24th Floor
       New York, New York 10022
       Attn.: James J. Connors, II
       Fax No.: (212) 223-2379

       and

       Skadden, Arps, Slate, Meagher & Flom LLP
       4 Times Square
       New York, NY 10036
       Attn.: Eileen Nugent
       Fax No.: (212) 735-2000

      (b) if to the Company, to:

       Algos Pharmaceuticals Corporation
       1333 Campus Parkway
       Neptune, NJ 07753-6815
       Attn.: General Counsel
       Fax No.: (732) 938-2825

       with copies to:
       Latham & Watkins
       885 Third Avenue
       Suite 1000
       New York, NY 10022
       Attn.: Raymond Y. Lin
       Fax No.: (212) 751-4864

   Section 8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

   Section 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

   Section 8.5 Entire Agreement; No Third-Party Beneficiaries. Except for the Mutual Confidentiality and Non-Disclosure Agreement between the parties dated October 21, 1998, this Agreement (together with the Company Disclosure Schedule, the Parent Disclosure Schedule, the Stockholder Voting Agreements and the exhibits and annexes attached hereto and thereto) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. In the event of any conflict between this Agreement and any of the Company Disclosure Schedule, the Parent Disclosure Schedule, the Stockholder Voting Agreements and the exhibits and annexes attached hereto and thereto, this Agreement shall control. Other than Sections 5.5, 5.8, 5.9, 5.13, 5.15 and 5.21(c) hereof and the obligation of the Parent LLC to transfer shares of Parent Common Stock pursuant to Section 5.21(b) hereof (taking into account
Section 5.21(d) hereof), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

   Section 8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY, OR SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

   Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

   Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

   Section 8.9 Enforcement of this Agreement.

   (a) The parties acknowledge and agree that any payment made pursuant to
Section 5.7 hereof does not relieve either party from any liability it otherwise may have for breach of this Agreement.

   (b) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity. Each party hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court located in the State of Delaware (unless such courts assert no jurisdiction, in which case the parties hereto consent to the exclusive jurisdiction of the courts of the State of Delaware) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party hereto agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth herein shall be effective service of process for any such action, suit or proceeding brought against each party in such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the United States District Courts located in the State of Delaware (unless such courts assert no jurisdiction, in which case each party consents to the exclusive jurisdiction of the courts of the State of Delaware). Each party hereby further irrevocably and unconditionally waives and agrees not to plead or to claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.


                                          ENDO Pharmaceuticals Holdings Inc.

                                                    /s/ Carol A. Ammon
                                          By: _________________________________
                                             Name:Carol A. Ammon
                                             Title:President & Chief Executive
                                             Officer

                                          ENDO Inc.

                                                    /s/ Carol A. Ammon
                                          By: _________________________________
                                             Name:Carol A. Ammon
                                             Title:President & Chief Executive
                                             Officer

                                          ALGOS Pharmaceutical Corporation

                                                     /s/ John W. Lyle
                                          By: _________________________________
                                             Name:John W. Lyle
                                             Title:President

                                                                         Annex I

       COMPANY STOCKHOLDERS ENTERING INTO A STOCKHOLDER VOTING AGREEMENT

                                                            Number of Shares
                                                         Subject to Stockholder
   Registered Holder                                       Voting Agreements
   -----------------                                     ----------------------
   Karen B. Lyle.......................................        1,344,416
   Michael Hyatt (N.B. does not include shares owned by
    the Kimmel Trusts listed below)....................          829,551
   Trust Under the Will of Inez Kimmel.................          657,193
   Todd Kimmel Trust...................................          171,530
   Melissa Kimmel Trust................................          155,000
   Anita Hyatt Family Trust............................           20,750
   Frank S. Caruso.....................................          370,200
   John W. Lyle........................................          224,100
   Hyatt Family Trust..................................          221,332
   Roger H. Kimmel (N.B. does not include shares owned
    by the Hyatt Trusts listed above)..................           30,000
   Frank S. Caruso Irrevocable Trust...................           24,900
   James R. Ledley.....................................          109,450
   Donald G. Drapkin...................................            8,300
   Donald Drapkin......................................            8,300
   Patricia Caruso.....................................            1,000
                                                               ---------
     Total.............................................        4,176,022
                                                               =========

                                 Exhibit A-1 to the Agreement and Plan of Merger

           FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       ENDO PHARMACEUTICALS HOLDINGS INC.

   FIRST: The name of the Corporation is Endo Pharmaceuticals Holdings Inc. (hereinafter the "Corporation").

   SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is the Corporation Trust Company.

   THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

   FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 175,078,160 shares, consisting of (i) 142,656,279 shares of Common Stock, par value $.01 per share (the "Common Stock") and (ii) 32,421,881 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

   A. Common Stock. Except as otherwise provided in this Article FOURTH or as otherwise required by law, shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

     1. Voting Rights. Except as otherwise required by applicable law, the holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's Common Stockholders.

     2. Dividends. When and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, the holders of Common Stock will be entitled to share equally, share for share, in such dividends.

   B. Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to such mandatory or optional redemption at such time or times and at such price or prices, or, if appropriate, not subject to such mandatory or optional redemption, (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series, (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation, or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions.

   FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation, as amended and restated from time to time (the "By- Laws").

     (3) The number of directors of the Corporation shall not be less than seven (7) nor more than eleven (11), the exact number of directors to be fixed from time to time by, or in the manner provided in, the By-Laws of the Corporation. The number of directors constituting the Board of Directors shall be fixed at nine (9) as of the date hereof. Election of directors need not be by written ballot unless the By-Laws so provide.

     (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

   SIXTH: The name and mailing address of the Sole Incorporator is as follows:

       Name               Address
       ----               -------
       Deborah M. Reusch  P.O. Box 636
                          Wilmington, DE 19899

   SEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

   The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

   The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

   Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

   EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

   NINTH: The Corporation hereby elects not to be governed by Section 203 of the GCL pursuant to Section 203(b)(3) therein.

   TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

   I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts
herein stated are true, and accordingly have hereunto set my hand this   day of
     ,     .

                                          _____________________________________
                                                     Deborah M. Reusch
                                                     Sole Incorporator

                                 Exhibit A-2--Summary of Parent Recapitalization

                       ENDO PHARMACEUTICALS HOLDINGS INC.

                        SHARE RECAPITALIZATION SCHEDULE

                                  Authorized     Issued    Treasury  Outstanding
                                  -----------  ----------  --------  -----------
Common Stock
Shares...........................   2,000,000     929,950      --       929,950
Exchange Class A to Common
 Stock...........................     200,000     174,560     (290)     174,270
                                  -----------  ----------  -------   ----------
  Adjusted Shares................   2,200,000   1,104,510     (290)   1,104,220
Recapitalization Ratio...........      64.844x     64.844x  64.844x      64.844x
                                  -----------  ----------  -------   ----------
  Total Post-Recapitalization
   Shares........................ 142,656,279  71,620,585  (18,805)  71,601,780
                                  ===========  ==========  =======   ==========
Class A Common Stock
Shares...........................     200,000     174,560     (290)     174,270
Exchange Class A to Common
 Stock...........................    (200,000)   (174,560)     290     (174,270)
                                  -----------  ----------  -------   ----------
  Adjusted Shares................         --          --       --           --
Recapitalization Ratio...........      64.844x     64.844x  64.844x      64.844x
                                  -----------  ----------  -------   ----------
  Total Post-Recapitalization
   Shares........................         --          --       --           --
                                  ===========  ==========  =======   ==========
Preferred Stock
Shares...........................     500,000         --       --           --
Exchange Preferred to Common
 Stock...........................         --          --       --           --
                                  -----------  ----------  -------   ----------
  Adjusted Shares................     500,000         --       --           --
Recapitalization Ratio...........      64.844x     64.844x  64.844x      64.844x
                                  -----------  ----------  -------   ----------
  Total Post-Recapitalization
   Shares........................  32,421,882         --       --           --
                                  ===========  ==========  =======   ==========
Totals
Total Pre-Recapitalization
 Shares..........................   2,700,000   1,104,510     (290)   1,104,220
Recapitalization Ratio...........      64.844x     64.844x  64.844x      64.844x
                                  -----------  ----------  -------   ----------
Total Post-Recapitalization
 Shares.......................... 175,078,160  71,620,585  (18,805)  71,601,780
                                  ===========  ==========  =======   ==========

--------
Note: The numbers set forth in this exhibit A-2 assume Algos has 17,900,445 fully diluted shares outstanding and are subject to adjustment after the date of the Merger Agreement to the extent necessary to give effect to the requirements set forth in Section 5.22 of the Merger Agreement.

                                     Exhibit B--Form of Company Voting Agreement

                                VOTING AGREEMENT

   VOTING AGREEMENT (this "Agreement"), dated as of November , 1999, by and among ENDO PHARMACEUTICALS HOLDINGS INC., a Delaware corporation ("Parent"), ENDO INC., a Delaware corporation and a newly-formed wholly-owned subsidiary of Parent ("Sub"), and the stockholder party hereto (the "Stockholder").

                             W I T N E S S E T H :

   WHEREAS, concurrently with the execution and delivery of this Agreement, an Agreement and Plan of Merger (as such agreement may be amended from time to time, the "Merger Agreement") is being entered into by and among Parent, Sub and ALGOS PHARMACEUTICAL CORPORATION, a Delaware corporation (the "Company"), pursuant to which Company has agreed to merge with and into Sub, with Sub continuing as the surviving corporation (the "Merger"); and

   WHEREAS, as a condition to, and in consideration for, Parent's and Sub's willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, Parent and Sub have required that the Stockholder enter into this Agreement and certain other stockholders to enter into similar agreements.

   NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

   1. Definitions. For purposes of this Agreement:

   "Company Securities" shall mean the Company's common stock, par value $.01 per share.

   "Stockholder Shares" shall mean (i) the Existing Securities (as defined in
Section 5(a)(i) hereof) set forth on Schedule I hereto, (ii) any shares of Company Securities distributed prior to the termination of this Agreement in respect of the Stockholder Shares by reason of a stock dividend, split-up, recapitalization, reclassification, combination, merger, exchange of shares or otherwise and (iii) any other shares of the Company Securities of which the Stockholder acquires ownership, either directly or indirectly, after the date of this Agreement and prior to the Effective Time.

   "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

   Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

   2. Agreement to Vote Shares. The Stockholder shall, at any meeting of the holders of any class or classes of Company Securities, however such meeting is called and regardless of whether such meeting is a special or annual meeting of the stockholders of the Company, or in connection with any written consent of the stockholders of the Company, vote (or cause to be voted) the Stockholder Shares, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof and (ii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (2) a sale, lease or transfer of a material amount of assets of the Company or a reorganization, recapitalization, dissolution or liquidation of the

Company; (3) (a) any change in the majority of the board of directors of the Company; (b) any material change in the present capitalization of the Company or any amendment of the certificate of incorporation or similar governing document of the Company; (c) any other material change in the corporate structure or business of the Company; or (d) any other action, which, in the case of each of the matters referred to in clauses (a), (b) and (c) above, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Parent or Sub of the Merger or the transactions contemplated by the Merger Agreement or this Agreement.

   3. Grant of Irrevocable Proxy; Appointment of Proxy.

   (a) The Stockholder hereby irrevocably grants to, and appoints, Carol Ammon, Jeffrey Black and Osagie Imasogie, or any one of them, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Stockholder Shares held at the time of the relevant stockholder vote as set forth in
Section 2 hereof. The Stockholder will cause any record holder of Stockholder Shares to grant substantially similar proxies as requested in accordance with
Section 8(e) hereof.

   (b) The Stockholder represents that any proxies heretofore given in respect of the Stockholder Shares are not irrevocable, and that any such proxies are hereby revoked.

   (c) The Stockholder understands and acknowledges that Parent and Sub are entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

   4. Covenants of the Stockholders. The Stockholder hereby agrees and covenants that:

   (a) Restriction on Transfers. Except as may otherwise be agreed by Parent in writing and as contemplated by those agreements or understandings set forth on
Schedule II hereto, the Stockholder shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Stockholder Shares, or any interest therein if such transfer would result in the Stockholder no longer having the power to vote or cause to be voted the Stockholder Shares or (ii) enter into any contract, option or other agreement or understanding with respect to any such transfer of any or all of the Stockholder Shares, or any interest therein.

   (b) Restrictions on Proxies and Voting Arrangements. Except as otherwise provided herein, the Stockholder shall not (i) grant any proxy, power-of-attorney or other authorization in or with respect to the Stockholder Shares or
(ii) deposit the Stockholder Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Stockholder Shares.

   (c) Stop Transfer. The Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder's Existing Securities (as defined in Section 6(a)(i) hereof), unless such transfer is made in compliance with this Agreement. In the event of any dividend or distribution, or any change in the capital structure of the Company by reason of any non-cash dividend, split-up, recapitalization, combination, exchange of securities or the like, the term "Existing Securities" shall refer to and include the Existing Securities as well as all such dividends and distributions of securities and any securities into which or for which any or all of the Existing Securities may be changed, exchanged or converted.

   (d) Waiver of Appraisal Rights. The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have.

   (e) No Inconsistent Arrangements. The Stockholder shall not take any other action that would in any way restrict, limit or interfere with the performance of the Stockholder's obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

   5. Representations and Warranties.

   (a) The Stockholder hereby represents and warrants to Parent and Sub as follows:

     (i) Ownership of Securities. On the date hereof, the Stockholder owns, directly or indirectly, or has the power to direct the voting of, the Company Securities set forth next to the Stockholder's name on Schedule I hereto (the "Existing Securities"), and the Existing Securities are owned of record by the Stockholder or certain of the Stockholder's subsidiaries or nominees (together, the "Record Holders"). On the date hereof, the Existing Securities constitute all of the shares of voting capital stock of the Company owned of record or otherwise by such Stockholder or as to which such Stockholder has the power to direct the voting of the shares. Each Record Holder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power (if any) to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Record Holder's Existing Securities with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

     (ii) Power; Binding Agreement. The Stockholder has the power (or, if applicable, corporate power) and authority to enter into and perform all of the Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement, voting trust or trust agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by the Stockholder with the terms hereof.

     (iii) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is required for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby, except in connection, or in compliance, with the provisions of (i) Section 16 and Section 13D or 13G of the Exchange Act and (ii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (A) conflict with, or result in any breach of, any organizational documents applicable to the Stockholder, (B) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

     (iv) No Liens. Except as established hereby, the Existing Securities are now and, at all times during the term hereof, will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

     (v) No Solicitation. The Stockholder hereby agrees, in the Stockholder's capacity as stockholder of the Company, that neither the Stockholder nor any of the Stockholder's subsidiaries, if applicable, shall (and the Stockholder shall use best efforts to cause the Stockholder's officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents, advisors or representatives not to), directly or indirectly, take any action to solicit, initiate, encourage, facilitate, participate in or initiate discussions or negotiations with, or provide any information to, any Person (other than Parent, Sub or any of their Affiliates or representatives) concerning any Company Takeover Proposal; provided that nothing contained in this Section 5(a)(v) shall restrict any officer, director or employee of the Stockholder or the Stockholder's subsidiaries, if applicable, from taking any action in his or her capacity as a director, officer or employee of the Company which is permitted to be taken pursuant to Section 4.2 of the Merger Agreement.

   (b) Parent and Sub jointly and severally hereby represent and warrant to the Stockholder as follows:

     (i) Power; Binding Agreement. Each of Parent and Sub has the corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by each of Parent and Sub will not violate any material agreement to which Parent or Sub, as the case may be, is a party. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a valid and binding agreement of each of Parent and Sub, enforceable against each of them in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

     (ii) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is required for the execution of this Agreement by each of Parent and Sub and the consummation by each of them of the transactions contemplated hereby, except in connection, or in compliance, with the provisions of (i) Section 16 and Section 13D or 13G of the Exchange Act and (ii) the HSR Act, and none of the execution and delivery of this Agreement by each of Parent and Sub, the consummation by each of them of the transactions contemplated hereby or compliance by each of them with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to Parent or Sub, respectively, (B) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent or Sub is a party or by which Parent or Sub or any of their respective properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to Parent or Sub or any of their respective properties or assets.

   6. Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement; provided that nothing contained in this Section 6 shall restrict any officer, director or employee of the Stockholder or the Stockholder's Subsidiaries from taking any action in his or her capacity as a director, officer or employee of the Company which is permitted to be taken pursuant to
Section 4.2 of the Merger Agreement.

   7. Termination. Other than Section 8 hereof (which shall survive in any event), this Agreement and the covenants, representations and warranties, agreements and irrevocable proxy or proxies contained herein or granted pursuant hereto shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with Article VII thereof and
(ii) the consummation of the transactions contemplated by the Merger Agreement. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or Affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party's willful breach of this Agreement; and provided, further, that nothing herein shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including, without limitation, the Merger Agreement.

   8. Miscellaneous.

   (a) Specific Performance. Each party hereto recognizes and agrees that if for any reason any of the provisions of this Agreement are not performed by the other parties in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to the non-breaching parties for which money damages would not be an adequate remedy. Accordingly, the parties agree that, in addition to any other available remedies, the non-breaching parties shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of the non-breaching parties posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, the breaching party will not allege, and the breaching party hereby waives the defense, that there is an adequate remedy at law.

   (b) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Without limiting the foregoing, with respect to any provision of this Agreement, if it is determined by a court of competent jurisdiction to be excessive as to duration or scope, it is the parties' intention that such provision nevertheless be enforced to the fullest extent which it may be enforced.

   (c) Attorneys' Fees. If any action at law or equity, including an action for declaratory relief, is brought by a party to this Agreement to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

   (d) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY, OR SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

   (e) Further Assurances. From time to time, at the request of Parent or Sub, the Stockholder shall execute and deliver to Parent and Sub or cause other Record Holders to execute and deliver to Parent and Sub such additional instruments containing grants of proxy with respect to the Stockholder Shares (which grants of proxy will be in substantially the form of Section 3(a) hereof) as Parent or Sub may reasonably request in connection with the Stockholder's obligations under this Agreement.

   (f) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

   (g) Consent to Jurisdiction, Etc. Each party hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court located in the State of Delaware (unless such courts assert no jurisdiction, in which case the parties hereto consent to the exclusive jurisdiction of the courts of the State of Delaware) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party hereto agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth herein shall be effective service of process for any such action, suit or proceeding brought against each party in such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the United States District Courts located in the State of Delaware (unless such courts assert no jurisdiction, in which case each party consents to the exclusive jurisdiction of the courts of the State of Delaware). Each party hereby further irrevocably and unconditionally waives and agrees not to plead or to claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

   (h) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier, by facsimile (which is confirmed), or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to the Stockholder, to the addresses set forth next to the Stockholder's name on Schedule II hereto and

    (b) if to Parent or Sub, to:

       Endo Pharmaceuticals Holdings Inc.
       223 Wilmington-West Chester Pike
       Chadds Ford, PA 19317
       Attn.: Carol A. Ammon
       Fax No.: (610) 558-9683

       with copies to:

       Kelso & Company
       320 Park Avenue, 24th Floor
       New York, NY 10022
       Attn.: James J. Connors, II
       Fax No.: (212) 223-2379
       and

       Skadden, Arps, Slate, Meagher & Flom LLP
       919 Third Avenue
       New York, NY 10022
       Attn.: Eileen Nugent Simon, Esq.
       Fax No.: (212) 735-2000

       and

    (c) if to the Company, to:

       Algos Pharmaceuticals Corporation
       1333 Campus Parkway
       Neptune, NJ 07753-6815
       Attn.: General Counsel
       Fax No.: (732) 938-2825

       with copies to:

       Latham & Watkins
       885 Third Avenue
       New York, New York 10022
       Attn.: Raymond Y. Lin, Esq.
       Fax No.: (212) 751-4864

   (i) Descriptive Headings; Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

   (j) Assignment; Binding Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party hereto; provided, however, that Parent and Sub shall be permitted to assign, in whole or in part, this Agreement or any of the rights, interests or obligations hereunder to any of their Subsidiaries or Affiliates.

   (k) Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the party hereto against whom such amendment, modification or waiver is sought to be entered.

   (l) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

   IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                          ENDO Pharmaceuticals Holdings Inc.

                                          By: _________________________________
                                             Name:
                                             Title:

                                          ENDO Inc.

                                          By: _________________________________
                                             Name:
                                             Title:

                                          [Stockholder]

                                          By: _________________________________
                                             Name:
                                             Title:

                                   SCHEDULE I

                          LIST OF EXISTING SECURITIES
                 STOCKHOLDERS' HOLDINGS OF COMPANY COMMON STOCK

                                                                     Number of
   Registered Holder                                                Shares Held
   -----------------                                                -----------
   Karen B. Lyle..................................................   1,344,416
   Michael Hyatt (N.B. does not include shares owned by the Kimmel
    Trusts listed below)..........................................     829,551
   Trust Under the Will of Inez Kimmel............................     657,193
   Todd Kimmel Trust..............................................     171,530
   Melissa Kimmel Trust...........................................     155,000
   Anita Hyatt Family Trust.......................................      20,750
   Frank S. Caruso................................................     370,200
   John W. Lyle...................................................     224,100
   Hyatt Family Trust.............................................     221,332
   Roger H. Kimmel (N.B. does not include shares owned by the
    Hyatt Trusts listed above)....................................      30,000
   Frank S. Caruso Irrevocable Trust..............................      24,900
   James R. Ledley................................................     109,450
   Donald G. Drapkin..............................................       8,300
   Donald Drapkin.................................................       8,300
   Patricia Caruso................................................       1,000
                                                                     ---------
     Total........................................................   4,176,022
                                                                     =========

                                  SCHEDULE II

                                    NOTICES

Stockholder Party   Notice To:                    With A Copy To:
-----------------   ----------                    ---------------
Michael Hyatt       Michael Hyatt                 Michael Hyatt
                    Bear Stearns & Co. Inc.       Bear Stearns & Co. Inc.
                    245 Park Avenue               245 Park Avenue
                    New York, NY 10167            New York, NY 10167

Michael Hyatt as    Michael Hyatt                 Michael Hyatt
 Trustee for the    Bear Stearns & Co. Inc.       Bear Stearns & Co. Inc.
 Trust Under the    245 Park Avenue               245 Park Avenue
 Will of Inez L.    New York, NY 10167            New York, NY 10167
 Kimmel

Michael Hyatt as    Michael Hyatt                 Michael Hyatt
 Trustee for The    Bear Stearns & Co. Inc.       Bear Stearns & Co. Inc.
 Todd Kimmel Trust  245 Park Avenue               245 Park Avenue
                    New York, NY 10167            New York, NY 10167

Michael Hyatt as    Michael Hyatt                 Michael Hyatt
 Trustee for        Bear Stearns & Co. Inc.       Bear Stearns & Co. Inc.
 the Melissa        245 Park Avenue               245 Park Avenue
 Kimmel Trust       New York, NY 10167            New York, NY 10167

Michael Hyatt as    Michael Hyatt                 Michael Hyatt
 Trustee for        Bear Stearns & Co. Inc.       Bear Stearns & Co. Inc.
 the Anita Hyatt    245 Park Avenue               245 Park Avenue
 Family Trust       New York, NY 10167            New York, NY 10167

Roger H. Kimmel     Roger H. Kimmel               Roger H. Kimmel
                    Latham & Watkins              Latham & Watkins
                    885 Third Avenue, Suite 1000  885 Third Avenue, Suite 1000
                    New York, NY 10022            New York, NY 10022

Roger H. Kimmel as  Roger H. Kimmel               Roger H. Kimmel
 Trustee for the    Latham & Watkins              Latham & Watkins
 Hyatt              885 Third Avenue, Suite 1000  885 Third Avenue, Suite 1000
 Family Trust       New York, NY 10022            New York, NY 10022

James R. Ledley     James R. Ledley               James R. Ledley
                    26 Hardscrabble Hill          26 Hardscrabble Hill
                    Chappaqua, NY 10514           Chappaqua, NY 10514

Donald Drapkin      Donald Drapkin                Donald Drapkin
                    35 East 62nd                  35 East 62nd
                    New York, NY 10021            New York, NY 10021

Donald G. Drapkin   Donald Drapkin                Donald Drapkin
                    35 East 62nd                  35 East 62nd
                    New York, NY 10021            New York, NY 10021

John W. Lyle        John Lyle                     John Lyle
                    28 Inlet Terrace              28 Inlet Terrace
                    Belmar, NJ 07719              Belmar, NJ 07719

Stockholder Party          Notice To:                    With A Copy To:
-----------------          ----------                    ---------------
Karen B. Lyle              Karen Lyle                    Karen Lyle
                           4 Dayna Lane                  4 Dayna Lane
                           Lawrenceville, NJ 08648       Lawrenceville, NJ 08648

Frank S. Caruso            Frank S. Caruso, Ph. D.       Frank S. Caruso, Ph. D.
                           2 Bowling Green               2 Bowling Green
                           Colts Neck, NJ 07722          Colts Neck, NJ 07722

Frank S. Caruso, Jr. as    Frank S. Caruso, Jr.          Frank S. Caruso, Ph. D.
 Trustee for the Frank S.  USA Datanet                   2 Bowling Green
 Caruso Irrevocable Trust  318 South Clinton St.         Colts Neck, NJ 07722
                           Suite 300
                           Syracuse, NY 13202

Patricia Caruso            Patricia Caruso               Patricia Caruso
                           2 Bowling Green               2 Bowling Green
                           Colts Neck, NJ 07722          Colts Neck, NJ 07722

                                                Exhibit C--Form of Algos Warrant



                           FORM OF WARRANT AGREEMENT

                                 by and between

                       ENDO PHARMACEUTICALS HOLDINGS INC.

                                      and

                                [WARRANT AGENT],

                                       as

                                 Warrant Agent

                               ----------------

                             Dated as of       ,

                               ----------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
 Section 1.  Appointment of Warrant Agent...............................  A-77
 Section 2.  Warrant Certificates.......................................  A-77
 Section 3.  Execution of Warrant Certificates..........................  A-78
 Section 4.  Registration and Countersignature..........................  A-78
 Section 5.  Transfer and Exchange of Warrants..........................  A-78
 Section 6.  Registration of Transfers and Exchanges....................  A-79
 Section 7.  Terms of Warrants; Exercise of Warrants....................  A-81
 Section 8.  Payment of Taxes...........................................  A-84
 Section 9.  Mutilated or Missing Warrant Certificates..................  A-84
 Section 10. Reservation of Warrant Shares..............................  A-84
 Section 11. Obtaining Stock Exchange Listings..........................  A-84
             Adjustment of Exercise Price and Number of Warrant Shares
 Section 12. Issuable...................................................  A-84
 Section 13. Fractional Interests.......................................  A-89
 Section 14. Notices to Warrant Holders; Reservation of Dividends.......  A-89
 Section 15. Notices to the Company and Warrant Agent...................  A-90
 Section 16. Supplements and Amendments; Actions........................  A-91
 Section 17. Concerning the Warrant Agent...............................  A-91
 Section 18. Change of Warrant Agent....................................  A-92
 Section 19. Successors.................................................  A-93
 Section 20. Termination................................................  A-93
 Section 21. GOVERNING LAW..............................................  A-93
 Section 22. Benefits of This Agreement.................................  A-93
 Section 23. Counterparts...............................................  A-93
 Section 24. Headings...................................................  A-93
 Exhibit A.  Form of Warrant Certificate................................  A-95
 Exhibit B.  Certificate to be Delivered Upon Transfer..................  A-99

   WARRANT AGREEMENT (the "Agreement"), dated as of , , by and between Endo Pharmaceuticals Holdings Inc., a Delaware corporation (together with any successors and assigns, the "Company"), and [WARRANT AGENT], as Warrant Agent (the "Warrant Agent").

   WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of November , 1999 (the "Merger Agreement"), by and among the Company, Endo Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Sub"), and [TARGET] Pharmaceutical Corporation, a Delaware corporation ("Target"), the Company proposes to issue warrants (each a "Warrant," and collectively, the "Warrants") for the purchase of an aggregate of up to 20,654,360/1/ shares of common stock, par value $.01 per share, of the Company (the "Common Stock," and the shares of Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares");

   WHEREAS, there shall be two classes of Warrants, Class A which shall be transferable ("Class A Transferable Warrants") and Class B which shall not be transferable ("Class B Non-Transferable Warrants") and each holder of shares of common stock of Target at the time of the stockholder vote relating to the Merger Agreement may elect to receive all or a portion of such holder's Warrants to be Class A Transferable Warrants or all or a portion of such holder's Warrants to be Class B Non-Transferable Warrants and in the event any such holder of shares of common stock of Target does not make such an election, then such holder shall be issued Class A Transferable Warrants. Such election, once made, will be irrevocable;

   WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company and the Warrant Agent is willing to act in connection with the issuance, transfer, exchange and exercise of Warrants as provided herein; and

   NOW, THEREFORE, in consideration of the premises and mutual agreements herein, the Company and the Warrant Agent hereby agree as follows:

   Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

   Section 2. Warrant Certificates. The Class A Transferable Warrants will initially be issued in global form (the "Global Warrants"), substantially in the form of Exhibit A hereto. Any certificates evidencing the Global Warrants to be delivered pursuant to this Agreement (the "Class A Warrant Certificates") shall be substantially in the form set forth in Exhibit A hereto. Such Global Warrants shall represent such of the outstanding Class A Transferable Warrants as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Class A Transferable Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Class A Transferable Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Class A Transferable Warrants represented thereby shall be made by the Warrant Agent and the Depositary (as defined below) in accordance with instructions given by the holder thereof. [The Depository Trust Company] shall act as the Depositary with respect to the Global Warrants until a successor shall be appointed by the Company. Upon written request, a Warrant holder who holds Class A Transferable Warrants may receive from the Depositary and Warrant Agent Class A Transferable Warrants in registered form as definitive Warrant Certificates (the "Definitive Warrants") as set forth in Section 6 below. Class B Non-Transferable Warrants will be issued in certificated form in the form of Exhibit B hereto, in the name of and in the denomination as set forth in the applicable letter of transmittal accompanying the shares of common stock of Target surrendered by the holder thereof in connection with the merger of Target with and into Sub pursuant to the Merger Agreement.
--------
(1) These numbers may be adjusted in the final Endo Warrant. See footnotes 2-5 below.

   Section 3. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Treasurer or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, a Vice President, Secretary or an Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office.

   In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

   Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

   Section 4. Registration and Countersignature. The Warrants shall be numbered and shall be registered on the books of the Company maintained at the principal office of the Warrant Agent in [LOCATION OF WARRANT AGENT'S OFFICES] (the "Warrant Register") as they are issued.

   Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, a Vice President, the Secretary or an Assistant Secretary of the Company, initially countersign and deliver Warrants entitling the holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall thereafter countersign and deliver Warrants as otherwise provided in this Agreement.

   The Company and the Warrant Agent may deem and treat the registered holders (the "Holders") of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

   Section 5. Transfer and Exchange of Warrants. The Warrant Agent shall from time to time, subject to the limitations of Section 6 hereof, register the transfer of any outstanding Warrants upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney; provided that Class B Non-Transferable Warrants may only be transferred (i) as the result or assignment by operation of law (such as death or merger or otherwise) or (ii) as required by law or any court of competent jurisdiction (such as in connection with divorce, bankruptcy or liquidation). A request for a transfer of a Class B Non-Transferable Warrant shall be accompanied by such documentation establishing satisfaction of the conditions set forth in clause (i) or (ii) above, as applicable, as may be reasonably requested by the Company (including opinions of counsel, if appropriate). Upon receipt of documentation reasonably satisfactory to the Company, the Company shall authorize the Warrant Agent to permit the transfer of a Class B Non-Transferable Warrant. The Warrant Agent shall not permit the transfer of a Class B Non-Transferable Warrant until it is so authorized by the Company. Unless otherwise authorized by the Company, Class B

Non-Transferable Warrant Certificate may only be transferred for another Class B Non-Transferable Warrant Certificate. Subject to the terms of this Agreement, each Warrant Certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle each Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged.

   Upon registration of transfer, the Warrant Agent shall countersign and deliver by certified or first class mail a new Warrant Certificate or Certificates to the persons entitled thereto. The Warrant Certificates may be exchanged at the option of the Holder thereof, when surrendered at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent in [LOCATION OF WARRANT AGENT'S CORPORATE TRUST OFFICE], for another Warrant Certificate, or other Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares.

   No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer.

   Section 6. Registration of Transfers and Exchanges.

   (a) Transfer and Exchange of Definitive Warrants. When Definitive Warrants are presented to the Warrant Agent with a request:

     (i) to register the transfer of the Definitive Warrants; or

     (ii) to exchange such Definitive Warrants for an equal number of Definitive Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if its requirements under this Agreement are met; provided, however, that the Definitive Warrants presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder thereof or by such Holder's attorney, duly authorized in writing; provided that a transfer of Definitive Warrants that are Class B Non-Transferable Warrants shall be subject to the requirements of Section 5 hereof.

   (b) Restrictions on Transfer of a Definitive Warrant for a Beneficial Interest in a Global Warrant. The Warrant Agent may exchange a Definitive Warrant for a beneficial interest in a Global Warrant only if the Warrant Agent has received such Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant. If such conditions have been satisfied, the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrant Shares represented by the Global Warrant to be increased accordingly. If no Global Warrant is then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant in the appropriate amount.

   (c) Transfer and Exchange of Global Warrants. The transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Warrant Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

   (d) Transfer of a Beneficial Interest in a Global Warrant for a Definitive Warrant.

     (i) Any person having a beneficial interest in a Global Warrant may upon his, her or its request exchange such beneficial interest for a Definitive Warrant. Upon receipt by the Warrant Agent of written instructions (or such other form of instructions as is customary for the Depositary) from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Warrant and upon receipt by the Warrant Agent of a written order or such other form of instructions as is customary for the Depositary or the person designated by the Depositary as having such a beneficial interest containing registration instructions, then the Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the aggregate amount of the Global Warrant to be reduced and, following such reduction, the Company will execute and, upon receipt of a countersignature, the Warrant Agent will countersign and deliver to the transferee a Definitive Warrant. All such Warrants shall be Class A Transferable Warrants.

     (ii) Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent in writing, provided such designation is in accordance with this Section 6(d). The Warrant Agent shall deliver such Definitive Warrants to the persons in whose names such Definitive Warrants are registered.

   (e) Restrictions on Transfer and Exchange of Global
Warrants. Notwithstanding any other provisions of this Warrant Agreement (other than the provisions set forth in subsection (f) of this Section 6), a Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

   (f) Authentication of Definitive Warrants in Absence of Depositary. If at any time:

     (i) the Depositary for the Global Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant and a successor Depositary for the Global Warrant is not appointed by the Company within 90 days after delivery of such notice; or

     (ii) the Company, at its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Warrant Agreement,

then the Company will execute, and the Warrant Agent, upon receipt of an officers' certificate, signed by the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or a Vice President of the Company, requesting the countersignature and delivery of Definitive Warrants, will countersign and deliver Definitive Warrants, in an aggregate number equal to the aggregate number of Warrants represented by the Global Warrant, in exchange for such Global Warrant.

   (g) Cancellation and/or Adjustment of a Global Warrant. At such time as all beneficial interests in a Global Warrant have either been exchanged for Definitive Warrants, redeemed, repurchased or cancelled, such Global Warrant shall be returned to or retained and cancelled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, redeemed, repurchased or cancelled, the number of Warrants represented by such Global Warrant shall be reduced and an endorsement shall be made on such Global Warrant, by the Warrant Agent to reflect such reduction.

   (h) Obligations with Respect to Transfers and Exchanges of Definitive
Warrants.

     (i) To permit registrations of transfers and exchanges in accordance with the terms of this Agreement, the Company shall execute, and the Warrant Agent shall countersign Definitive Warrants and Global Warrants.

     (ii) All Definitive Warrants and Global Warrants issued upon any registration, transfer or exchange of Definitive Warrants or Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Definitive Warrants or Global Warrants surrendered upon the registration of transfer or exchange.

     (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

   Section 7. Terms of Warrants; Exercise of Warrants. Subject to the terms of this Agreement, each Warrant Holder shall have the right, which may be exercised commencing on or after the Exercisability Date (as defined below) and until 5:00 p.m., New York City time, on the six-month anniversary of the Exercisability Date (the "Expiration Date"), to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (as defined below) then in effect for such Warrant Shares together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions payable as provided in Section 14 hereof. If the Exercisability Date is on or prior to December 31, 2001, the Holders shall then be entitled to receive from the Company (on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares) (together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions payable as provided in Section 14 hereof)
(a) 20,654,360 Warrant Shares (in the aggregate) (with each Warrant being exercisable for 1.153846 Warrant Shares)/2/ in the event the Adjustment Event (as defined in the Merger Agreement) has not occurred prior to the Exercisability Date or (b) 17,900,445 Warrant Shares (in the aggregate) (with each Warrant being exercisable for 1.000000 Warrant Shares)/3/ in the event the Adjustment Event has occurred prior to the Exercisability Date. If the Exercisability Date is after December 31, 2001 and on or prior to June 30, 2002, the Holder shall then be entitled to receive from the Company (on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares) (together, if applicable, with cash payable as provided in
Section 13 hereof and any dividends or distributions payable as provided in
Section 14 hereof) (a) 12,786,032 Warrant Shares (in the aggregate) (with each Warrant being exercisable for 0.714286 Warrant Shares)/4/ in the event the Adjustment Event has not occurred prior to the Exercisability Date or (b) 11,015,658 Warrant Shares (in the aggregate) (with each
--------
(2) These numbers shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time such aggregate number, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 35% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants as if no Adjustment Event had occurred).

(3) These numbers shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time such aggregate number, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 40% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants and after giving effect to the Adjustment Event as if it had occurred).

(4) These numbers shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time such aggregate number, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 30% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants as if no Adjustment Event had occurred).

Warrant being exercisable for 0.615385 Warrant Shares)/5/ in the event the Adjustment Event has occurred prior to the Exercisability Date. If the Exercisability Date is after June 30, 2002 and on or prior to December 31, 2002 (the "Ultimate Expiration Date"), the Holders shall then be entitled to receive from the Company (on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares) (together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions payable as provided in Section 14 hereof) (a) 5,966,815 Warrant Shares (in the aggregate) (with each Warrant being exercisable for 0.333333 Warrant Shares)/6/ the event the Adjustment Event has not occurred prior to the Exercisability Date or (b) 5,114,413 Warrant Shares (in the aggregate) (with each Warrant being exercisable for 0.285714 Warrant Shares)/7/ in the event the Adjustment Event has occurred prior to the Exercisability Date. Each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of the Expiration Date. Without limiting the foregoing, in the event the Ultimate Expiration Date occurs before the Exercisability Date, each Warrant shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of the Ultimate Expiration Date. If applicable, dividends and other distributions will be made upon exercise of the Warrants as set forth in Section 14 hereof.

   "Exercisability Date" shall mean the fifth (5th) Business Day (as defined below) following the date on which the Company (or any of its subsidiaries) receives approval from the U.S. Food and Drug Administration (the "FDA") with respect to its New Drug Application for MorphiDex(R) for the treatment of one or more pain indications. In addition to the notices required by Section 14 hereof, the Company shall give prompt written notice to the Warrant Agent that the Exercisability Date has occurred and shall cause the Warrant Agent, on behalf of and at the expense of the Company, within 5 Business Days after such notification is received by the Warrant Agent, to mail by first class mail, postage prepaid, to each Holder a notice specifying that the Exercisability Date has occurred and that the Warrant has become exercisable pursuant to its terms and that the Warrant will expire at 5:00 p.m., New York City time, on the Expiration Date. In addition, the Company shall post appropriate notices of the Exercisability Date on its web pages and issue press releases to wire services. A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally recognized holiday or a day on which banking institutions are not required to be open in the State of New York.

   From and after the Effective Time, Parent agrees to use its reasonable efforts to continue to process the FDA application for MorphiDex(R) in a timely fashion. The parties acknowledge that there are many variables in the process of obtaining FDA approval in such a situation and many different approaches which may be used by an applicant in order to obtain such approval; as a result, the parties hereto agree that all determinations relating to such process and all actions taken in connection with seeking such approval shall be in the sole
--------
(5) These numbers shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time such aggregate number, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 35% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants and after giving effect to the Adjustment Event as if it had occurred).

(6) These numbers shall be adjusted in the final Agreement and Warrant in order to reflect that at the Effective Time such aggregate number, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 25% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants as if no Adjustment Event had occurred).

(7) These numbers shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time such aggregate number, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 30% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants and after giving effect to the Adjustment Event as if it had occurred).

discretion of Parent and shall be binding upon the parties for all purposes. The parties further acknowledge that (i) on August 2, 1999, the Company received notification from the FDA that such application was not approvable,
(ii) the failure to obtain such approval, either at all or on or before a certain date, shall not be deemed a breach by Parent of the provisions hereof and (iii) in any event Parent shall have no responsibility in connection with the provisions of this paragraph, except for its willful breach hereof.

   The initial price per share at which Warrant Shares shall be purchasable upon exercise of Warrants (the "Exercise Price") shall equal $0.01. A Warrant may be exercised upon surrender at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent or its agents in [LOCATION OF WARRANT AGENT'S OFFICE], of the Warrant Certificate(s) evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a participant in a recognized Signature Guarantee Medallion Program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, as adjusted as herein provided, for the number of Warrant Shares together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions as provided in
Section 14 hereof in respect of which such Warrants are then exercised. Payment of the Exercise Price may be made (a) in the form of cash or by certified or official bank check payable to the order of the Company in New York Clearing House Funds, (b) by delivering to the Company a written notice accompanying the surrender of a Warrant to, at the time of exercise, apply to the payment of the Exercise Price such number of Warrant Shares as shall be specified in such notice, in which case an amount equal to the excess of the Current Market Value (as defined in Section 12(d) hereof) of such Warrant Shares on the date of exercise over the Exercise Price required for such exercise shall be deemed to have been paid to the Company and the number of Warrant Shares issuable upon such exercise shall be reduced by such specified number (a "Cashless Exercise") or (c) any combination of (a) and (b) above.

   Subject to the provisions of Section 6 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Warrant Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 13 hereof. Such certificate or certificates shall be deemed to have been issued and any person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

   On or after the Exercisability Date, the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section 7 and of
Section 3 hereof, and the Company, whenever required by the Warrant Agent, will promptly supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

   All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be either delivered to the Company or disposed of by the Warrant Agent in a manner consistent with the Warrant Agent's customary procedure for such disposal and in a manner reasonably satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

   The Warrant Agent shall keep copies of this Agreement available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

   Section 8. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

   Section 9. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

   Section 10. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

   The Company will keep a copy of this Agreement on file with the transfer agent for the Common Stock (the "Transfer Agent") and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 13 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder pursuant to Section 14 hereof.

   The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof. The Company will use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Agreement.

   Section 11. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrants and, immediately upon their issuance upon exercise of the Warrants, the Warrant Shares will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

   Section 12. Adjustment of Exercise Price and Number of Warrant Shares
Issuable.

   (a) If the Company:

     (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock or other capital stock of the Company; or

     (ii) subdivides, splits, combines or reclassifies its outstanding shares of Common Stock into a different number of securities of the same class, then the number of shares of Common Stock issuable upon the exercise of each Warrant (the "Exercise Rate") in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which such Holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action and the Exercise Price in effect immediately prior to such action shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to such action by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before giving effect to such action and the denominator of which shall be the number of shares of Common Stock and/or such other capital stock outstanding referred to in the foregoing clause (a)(1) after giving effect to such action.

   An adjustment pursuant to this Section 12(a) shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

   If, after an adjustment pursuant to this Section 12(a), a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the board of directors of the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 12.

   Such adjustment shall be made successively whenever any event listed above shall occur.

   (b) Adjustment for Certain Issuances of Common Stock. If the Company issues or sells to any Affiliate (as defined in Section 12(d) hereof) of the Company shares of its Common Stock or distributes to any Affiliate of the Company any rights, options or warrants entitling them to purchase shares of Common Stock, or securities convertible into or exchangeable for Common Stock, in each case, at a price per share less than the Current Market Value on the record date for determining entitlements of such Affiliates to participate in such issuance, sale or distribution (the "Time of Determination") and prior to such issuance, sale or distribution the Company did not first offer to issue, sell or distribute such shares of its Common Stock or such rights, options or warrants or such securities convertible into or exchangeable for Common Stock to all holders of Common Stock on the same economic terms and on a pro rata basis with the issuance, sale or distribution to the Affiliates of the Company, then the Exercise Rate shall be adjusted in accordance with the formula:

                            E' = E x O + N
                                   O + N x P
                                        M

   and the Exercise Price shall be adjusted in accordance with the following formula:

                              EP' = EP x  E
                                        E'

   where:

    E' =  the adjusted Exercise Rate.

    E = the Exercise Rate immediately prior to the Time of Determination for any such issuance, sale or distribution.

    EP' = the Adjusted Exercise Price.

    EP = the Exercise Price immediately prior to the Time of Determination for any such issuance, sale or distribution.

    O = the number of Fully Diluted Shares (as defined below) outstanding immediately prior to the Time of Determination for any such issuance, sale or distribution.

    N = the number of additional shares of Common Stock issued, sold or issuable upon exercise of such rights, options or warrants.

    P = the per share price received and receivable by the Company in the case of any issuance or sale of Common Stock or rights, options or warrants as to which such adjustment is being made, inclusive of the exercise price per share of Common Stock payable upon exercise of such rights, options or warrants.

    M = the Current Market Value per share of Common Stock on the Time of Determination for any such issuance, sale or distribution.

   For purposes of this Section 12(b), the term "Fully Diluted Shares" shall mean (i) the shares of Common Stock outstanding as of a specified date, and
(ii) the shares of Common Stock into or for which rights, options, warrants or other securities of the Company outstanding as of such date are exercisable or convertible (other than the Warrants).

   Any adjustments shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the relevant Time of Determination. Notwithstanding the foregoing, the Exercise Rate and the Exercise Price shall not be subject to adjustment in connection with (i) the issuance of any shares of Common Stock upon exercise of any such rights, options or warrants which have previously been the subject of an adjustment under this Agreement for which the required adjustment has been made and (ii) any exercise of the Warrants. If at the end of the period during which any such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted to what it would have been if "N" in each of the above formulas had been the number of shares actually issued.

   (c) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Rate. Notwithstanding the foregoing, any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised.

   All calculations under this Section 12 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

   (d) Certain Definitions. "Current Market Value" per share of Common Stock or of any other security (herein collectively referred to as a "Security") at any date shall be:

     (1) if the Security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (i) the value of the Security determined in good faith by the board of directors of the Company and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six months preceding such date or (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the Security determined as of a date within 30 days preceding such date by an Independent Financial Expert (as defined below), or

     (2) if the Security is registered under the Exchange Act, the average of the daily closing bid prices of such Security for 30 consecutive Business Days selected by the Company from the period of 45 Business Days preceding such date, but only if such Security shall have been listed on a national securities exchange or the Nasdaq National Market or traded through an automated quotation system during such entire 45-Business Day period.

   The "closing bid price" for any Security on each Business Day means the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day.

   "Independent Financial Expert" shall mean any nationally recognized investment banking firm that is not an Affiliate of the Company. Any such person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

   "Affiliate" of any specified person means any other person which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such specified person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

   "Ordinary Cash Distribution" means any quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any calendar quarter does not exceed the greater of (x) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock (as adjusted to reflect subdivisions or combinations of the Common Stock) and (y) 3.0% of the average of the last reported sales prices of the Common Stock during the ten trading days immediately prior to the date of declaration of such dividend.

   (e) When No Adjustment Required. If an adjustment is made upon the establishment of a record date for an issuance, sale or distribution subject to subsection (a) or (b) hereof and such issuance, sale or distribution is subsequently cancelled or is not otherwise made, the Exercise Rate and Exercise Price then in effect shall be readjusted, effective as of the date when the board of directors of the Company determines to cancel such issuance, sale or distribution or when it is otherwise evident that such issuance, sale or distribution will not be so made, to that which would have been in effect if such record date had not been fixed. If an adjustment would be required under both subsections (a) and (b) above, such adjustments will be determined without duplication.

   To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

   (f) Notice of Adjustment. Whenever the Exercise Rate or Exercise Price is adjusted, the Company shall provide the notices required by Section 14 hereof.

   (g) Voluntary Reduction. The Company from time to time may increase the Exercise Rate or reduce the Exercise Price by any amount for any period of time (including, without limitation, permanently) if the period is at least 20 Business Days after the Company has given notice of such increase or reduction in accordance with Section 14 hereof.

   An increase of the Exercise Rate or reduction in the Exercise Price under this subsection (g) (other than a permanent increase) does not change or adjust the Exercise Rate otherwise in effect for purposes of subsection (a) and (b) of this Section 12.

   (h) When Issuance or Payment May Be Deferred. In any case in which this
Section 12 shall require that an adjustment in the Exercise Rate or Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Rate prior to such adjustment, and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 13 hereof; provided, however, that the Company shall deliver to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company, to deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

   (i) Reorganizations. In case of (i) any capital reorganization, other than in the cases referred to in Section 12(a) and (b) hereof and other than any capital reorganization that does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property, or (ii) the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or (iii) the sale of all or substantially all of the assets of the Company (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant in accordance with the terms hereof (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if the Exercisability Date had occurred and such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the board of directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any such shares or other securities or property thereafter deliverable upon exercise of Warrants.

   The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization or the corporation or other entity purchasing such assets shall expressly assume, by a supplemental warrant agreement or other acknowledgment executed and delivered to the Warrant Agent, the obligation to deliver to the Warrant Agent and to cause the Warrant Agent to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase in accordance with the terms hereof upon the occurrence of the Exercisability Date, and the due and punctual performance and observance of each and every covenant, condition, obligation and liability under this Agreement to be performed and observed by the Company in the manner prescribed herein.

   The foregoing provisions of this Section 12(i) shall apply to successive Reorganization transactions.

   (j) Form of Warrants. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

   (k) Warrant Agent's Disclaimer. The Warrant Agent has no duty to determine when an adjustment under this Section 12 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental warrant agreement under subsection (i) of this
Section 12 are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 12.

   (l) Miscellaneous. For purpose of this Section 12 the term "shares of Common Stock" shall mean (i) shares of the class of stock designated as the Common Stock, par value $.01 per share, of the Company as of the date of this Agreement, and (ii) shares of any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 12, the Holders of Warrants shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsections (a) through (l) of this Section 12, inclusive, and the provisions of Sections 7, 8, 10 and 13 with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

   Section 13. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 13, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the excess of the Current Market Value of a Warrant Share over the Exercise Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

   Section 14. Notices to Warrant Holders; Reservation of Dividends. No later than April 6, 2001, the Company shall give written notice of the occurrence or non-occurrence of the Adjustment Event to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company, within 10 days after such notification is received by the Warrant Agent, to mail by first class mail, postage prepaid, to each Holder a notice of such occurrence or non-occurrence of the Adjustment Event. Upon any adjustment pursuant to Section 12 hereof, the Company shall give prompt written notice of such adjustment to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company, within 10 days after notification is received by the Warrant Agent of such adjustment, to mail by first class mail, postage prepaid, to each Holder a notice of such adjustment(s) and shall deliver to the Warrant Agent a certificate of the Chief Financial Officer of the Company, setting forth in reasonable detail (i) the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant after such adjustment(s), (ii) a brief statement of the facts requiring such adjustment(s) and (iii) the computation by which such adjustment(s) was made. Where appropriate, such notice may be given in advance and included as a part of the notice required under the other provisions of this Section 14.

   In case the Exercisability Date has occurred and:

     (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

     (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets or cash; or

     (c) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

     (e) the Company proposes to take any action that would require an adjustment to the Exercise Rate pursuant to Section 12 hereof;

then the Company shall give prompt written notice to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company to give to each of the registered holders of the Warrant Certificates at his, her or its address appearing on the Warrant Register, at least 30 days (or 20 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common

Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure by the Company or the Warrant Agent to give such notice or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

   The Company shall give prompt written notice to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company to give to each Holder written notice of any determination to make a distribution or dividend to the holders of its Common Stock of any assets (including cash (other than any Ordinary Cash Distribution)), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities (other than Common Stock, or rights, options, or warrants to purchase Common Stock) of the Company, which notice shall state the nature and amount of such planned dividend or distribution and the record date therefor, and shall be given by the Company at least 20 days prior to such record date therefor.

   At any time prior to the date that is 30 Business Days after the Exercisability Date, with respect to any distribution or dividend made by the Company to all of the holders of its Common Stock for which notice to the Holders of the Warrants under this Section 14 would be required had such dividend or distribution occurred after the Exercisability Date and except for such distributions or dividends as are provided for in Section 12 hereof, the Company shall hold in reserve the amount of any such dividend or distribution that would have been payable to the Holders in respect of their Warrant Shares had the Holders exercised their Warrants immediately prior to such dividend or distribution. The Company shall release to each Holder of Warrants his, her or its pro rata share of such reserved dividends or distributions upon the exercise of such Holder's Warrants pursuant to Section 7 hereof. Any notice delivered to the Holders by the Company pursuant to this Section 14 shall state the nature and amount of such dividend or distribution that shall be held in reserve.

   Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

   Section 15. Notices to the Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Holder to or on the Company shall be sufficiently given or made when received at the office of the Company expressly designated by the Company as its office for purposes of this Agreement (until the Warrant Agent is otherwise notified in accordance with this Section 15 by the Company), as follows:

       Endo Pharmaceuticals Holdings Inc.
       c/o Kelso & Company
       320 Park Avenue
       24th Floor
       New York, New York 10022
       Attention: Managing Director
                  with copy to General Counsel

       with a copy to:

       Skadden, Arps, Slate, Meagher & Flom LLP
       919 Third Avenue
       New York, New York 10022-3897
       Attention: Eileen Nugent Simon, Esq.

   Any notice pursuant to this Agreement to be given by the Company or by any Holder(s) to the Warrant Agent shall be sufficiently given when received by the Warrant Agent at the address appearing below (until the Company is otherwise notified in accordance with this Section by the Warrant Agent).

       [WARRANT AGENT]
       [ADDRESS]
       Attention: [CONTACT]

   Section 16. Supplements and Amendments; Actions. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the rights of any holder of Warrants hereunder. Any amendment or supplement to this Agreement that has a material adverse effect on the rights of holders hereunder shall require the written consent of registered holders of a majority of the then outstanding Warrants, which consent shall then be effective against all the Holders of Warrants hereunder. The consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (not including adjustments contemplated hereunder). The Warrant Agent shall be entitled to receive and shall be fully protected in relying upon an officers' certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

   Any actions seeking enforcement of the rights of Holders hereunder (including paragraph 3 of Section 7 hereof) may be brought either by the Warrant Agent or the Holders of more than 50% of the Warrants issued hereunder and then outstanding.

   Section 17. Concerning the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

     (a) The statements contained herein and in the Warrant Certificate shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or any action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

     (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

     (c) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its employees) or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct of any agent appointed with due care.

     (d) The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

     (e) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, Chief Financial Officer, one of the Vice Presidents, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (f) The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent (including reasonable fees and expenses of the Warrant Agent's counsel and agents) in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement, except as a result of the Warrant Agent's negligence or bad faith.

     (g) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity satisfactory to the Warrant Agent for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

     (h) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transactions in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement or such director, officer or employee. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity including, without limitation, acting as Transfer Agent or as a lender to the Company or an Affiliate thereof.

     (i) The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

     (j) The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

     (k) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.

     (l) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith and without negligence in accordance with instructions of any such officer or officers.

   Section 18. Change of Warrant Agent. The Warrant Agent may resign at any time and be discharged from its duties under this Agreement by giving to the Company 30-days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his, her or its Warrant for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor warrant agent, either by the Company or by such court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or such a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having at the time of its appointment as warrant agent a combined capital and surplus of at least $10,000,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Failure to file any notice provided for in this Section 18, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the Company or the successor warrant agent shall mail by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

   Section 19. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrant Agent or any holder of Warrants shall bind and inure to the benefit of their respective successors and assigns hereunder.

   Section 20. Termination. This Agreement shall terminate at 5:00 p.m., New York City time, on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised pursuant to this Agreement.

   Section 21. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

   Section 22. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered Holders of the Warrant Certificates.

   Section 23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

   Section 24. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                          ENDO PHARMACEUTICALS HOLDINGS INC.


                                          By: _________________________________
                                            Name:
                                            Title:


                                          [WARRANT AGENT],
                                             as Warrant Agent


                                          By: _________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT A

                         [Form of Warrant Certificate]
                                     [Face]

   THIS SECURITY IS A GLOBAL CERTIFICATE AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES
DESCRIBED IN THE WARRANT AGREEMENT, DATED AS OF       ,    , BY AND BETWEEN THE
COMPANY AND THE WARRANT AGENT (THE "WARRANT AGREEMENT"), AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                EXERCISABLE ON OR AFTER THE EXERCISABILITY DATE
                      AND ON OR BEFORE THE EXPIRATION DATE

   No. _________                           ___ Class A Transferable Warrants

                    Class A Transferable Warrant Certificate

                       ENDO PHARMACEUTICALS HOLDINGS INC.

   This Warrant Certificate certifies that     , or registered assigns, is the
registered holder of Class A Transferable Warrants expiring on or before the Expiration Date (the "Warrants") to purchase shares of Common Stock, par value $.01 per share (the "Common Stock"), of Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or after the Exercisability Date and on or before 5:00 p.m. New York City Time on the six-month anniversary of the Exercisability Date (the "Expiration Date") a number of fully paid and nonassessable shares of Common Stock (each such share, a "Warrant Share") as determined in the following paragraph at the initial exercise price (the "Exercise Price") equal to $0.01 payable upon surrender of this Warrant Certificate and payment of the Exercise Price in the manner set forth in the Warrant Agreement, subject only to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof.

   If the Exercisability Date is on or prior to December 31, 2001, the Holder shall then be entitled to receive from the Company (on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares) (together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions payable as provided in Section 14 hereof) (a) 1.153846/8/ Warrant Shares in the event the Adjustment Event (as defined in that certain Agreement and Plan of Merger, dated as of November , 1999, by and among the Company, Endo Inc., a Delaware corporation and wholly owned subsidiary of the Company, and [TARGET] Pharmaceutical Corporation, a Delaware corporation) has not occurred prior to the Exercisability Date or (b) 1.000000/9/ Warrant Shares in the event the Adjustment Event has occurred prior to the Exercisability Date. If the Exercisability Date is after December 31, 2001 and on or prior to June 30, 2002, the Holder shall then be entitled to receive from the Company (on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares) (together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions payable as provided in Section 14 hereof) (a) 0.714286/10/ Warrant Shares in the event the Adjustment Event has not occurred prior to the Exercisability Date
--------
(8) This number shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time the aggregate number on which it is based, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 35% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants as if no Adjustment Event had occurred).

(9) This number shall be adjusted in the final Agreements and Warrant in order to reflect that at the Effective Time the aggregate number on which it is based, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 40% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants and after giving effect to the Adjustment Event as if it had occurred).

(10) This number shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time the aggregate number on which it is based, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 30% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants as if no Adjustment Event had occurred).

or (b) 0.615385/11/ Warrant Shares in the event the Adjustment Event has occurred prior to the Exercisability Date. If the Exercisability Date is after June 30, 2002 and on or prior to December 31, 2002, the Holders shall then be entitled to receive from the Company (on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares) (together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions payable as provided in Section 14 hereof) (a) 0.333333/12/ Warrant Shares in the event the Adjustment Event has not occurred prior to the Exercisability Date or (b) 0.285714/13/ Warrant Shares in the event the Adjustment Event has occurred prior to the Exercisability Date.

   The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

   No Warrant may be exercised before the Exercisability Date or after 5:00 p.m., New York City Time, on the Expiration Date and to the extent not exercised by such time such Warrants shall become void.

   This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

   THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

--------
(11) This number shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time the aggregate number on which it is based, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 35% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants and after giving effect to the Adjustment Event as if it had occurred).

(12) This number shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time the aggregate number on which it is based, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 25% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants as if no Adjustment Event had occurred).

(13) This number shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time the aggregate number on which it is based, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 30% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants and after giving effect to the Adjustment Event as if it had occurred).

   IN WITNESS WHEREOF, Endo Pharmaceuticals Holdings Inc. has caused this Warrant Certificate to be signed by its [OFFICER] and by its Secretary, each by a facsimile of his or her signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:     ,

                                          ENDO PHARMACEUTICALS HOLDINGS INC.


                                          By: _________________________________
                                            Name:
                                            Title:


                                          By: _________________________________
                                            Name:
                                            Title:Secretary


   Countersigned:

   [WARRANT AGENT],
    as Warrant Agent


By: _________________________________
  Name:
  Title:

                         [Form of Warrant Certificate]

                                   [Reverse]

   The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the "Expiration Date," entitling the holder on exercise to receive shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), and are issued or to be issued pursuant to
a Warrant Agreement dated as of     ,     (the "Warrant Agreement"), duly
executed and delivered by the Company to [WARRANT AGENT], as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

   Warrants may be exercised at any time on or after the "Exercisability Date" and on or before the "Expiration Date." The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment in the manner provided for in the Warrant Agreement at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby, the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

   The Warrant Agreement provides that upon the occurrence of certain events the number of Warrants set forth on the face hereof and the Exercise Price may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

   Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

   Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

   The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                         [Form of Election to Purchase]

                   (To Be Executed upon Exercise of Warrant)

   The undersigned hereby irrevocably elects to exercise the right, represented
by this Warrant Certificate, to receive    shares of Common Stock and herewith
tenders payment for such shares to the order of Endo Pharmaceuticals Holdings
Inc. in the amount of $   payable in (select one or more: (i) cash and/or (ii)
pursuant to a Cashless Exercise) in accordance with the terms hereof and of the Warrant Agreement. The undersigned requests that a certificate for such shares
be registered in the name of   , whose address is     and that such shares be
delivered to     whose address is    . If said number of shares is less than
all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of
such shares be registered in the name of    , whose address is    , and that
such Warrant Certificate be delivered to    , whose address is    .

                                          Signature:

Date:

                                          Signature Guaranteed:

                 SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS

   The following exchanges of a part of this Global Warrant for certificated Warrants have been made:

                                              Number of
                                             Warrants of
             Amount of        Amount of      this Global
            decrease in      increase in       Warrant    Signature of
             Number of        Number of       following    authorized
Date of   Warrants of this Warrants of this such decrease  officer of
Exchange   Global Warrant   Global Warrant  (or increase) Warrant Agent
--------  ---------------- ---------------- ------------- -------------

                                                                       EXHIBIT B

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                         OR REGISTRATION OF TRANSFER OF
                         CLASS A TRANSFERABLE WARRANTS

Re: Class A Transferable Warrants to Purchase Common Stock (the "Warrants") of
    Endo Pharmaceuticals Holdings Inc.

   This Certificate relates to Warrants held in*   book-entry or *
certificated form by     (the "Transferor").

   The Transferor:*

  [_]has requested the Warrant Agent by written order to deliver in exchange for its beneficial interest in the Global Warrant held by the depository a Warrant or Warrants in definitive, registered form equal to its beneficial interest in Warrants represented by such Global Warrant (or the portion thereof indicated above); or

  [_]has requested the Warrant Agent by written order to deliver in exchange or register the transfer of a Warrant or Warrants.

                                          _____________________________________
                                          [INSERT NAME OF TRANSFEROR]


                                          By: _________________________________

   Date: ______________________
   *Check applicable box.

                             INDEX OF DEFINED TERMS

Affiliate.................................................................. A-87
Agreement.................................................................. A-77
Business Day............................................................... A-82
Cashless Exercise.......................................................... A-83
closing bid price.......................................................... A-86
Common Stock............................................................... A-77
Company.................................................................... A-77
Current Market Value....................................................... A-86
Definitive Warrants........................................................ A-77
Exchange Act............................................................... A-86
Exercisability Date........................................................ A-82
Exercise Price............................................................. A-83
Exercise Rate.............................................................. A-85
Expiration Date............................................................ A-81
FDA........................................................................ A-82
Fully Diluted Shares....................................................... A-86
Global Warrants............................................................ A-77
Holders.................................................................... A-78
Independent Financial Expert............................................... A-87
Legal Holiday.............................................................. A-82
Merger Agreement........................................................... A-77
Ordinary Cash Distribution................................................. A-87
Reorganizations............................................................ A-88
Security................................................................... A-86
shares of Common Stock..................................................... A-88
Sub........................................................................ A-77
Target..................................................................... A-77
Time of Determination...................................................... A-85
Transfer Agent............................................................. A-84
Ultimate Expiration Date................................................... A-82
Warrant.................................................................... A-77
Warrant Agent.............................................................. A-77
Warrant Certificates....................................................... A-77
Warrant Register........................................................... A-78
Warrant Shares............................................................. A-77
Warrants................................................................... A-77

                                                                     Exhibit D-1

                             Parent Year 2000 Plan

   Parent has evaluated the impact of the Year 2000 Issue and completed upgrading or modifying critical applications and systems to accommodate Year 2000 dating. This includes all computer systems, office machines, phone and security systems, off-the-shelf systems and applications, custom software applications, and accounting systems. Parent believes that the financial and operational systems of Parent, as currently used, will function adequately with respect to the Year 2000 Issue.

   Parent has limited information concerning the compliance status of its third-party contractors. Parent's current third party contractors generally test Parent products and provide Parent with the results of those tests and manufacture drug supplies. Parent has initiated formal communications with all of its significant suppliers and vendors to determine the extent to which Parent may be vulnerable if those third parties fail to remediate their own Year 2000 issues. Parent is continually receiving and evaluating written assurances from all significant suppliers and vendors that they have completed, or are working on Year 2000 projects with deadlines well in advance of December 1999. To date, approximately all suppliers and vendors contacted, have reported that they will be fully operational on January 1, 2000.

   Parent is not significantly reliant on computer software applications and systems during its developmental stage.

   As part of the commercialization of products, Parent has third parties manufacture and distribute its products. Parent places significant dependence on such third parties' computer systems for purchasing, production, customer order entry and invoicing and other related activities. A disruption in these systems could result in lost revenue from inventory shortages, improper execution of customer orders and/or delays in the resolution and collection of outstanding invoices. Parent may make significant additions to and changes in its existing computer software applications and systems and/or the use of such systems. If Parent makes any such additions or changes, it would affect Parent's exposure to the Year 2000 Issue since Parent would become more reliant on its computer software applications and systems.

   At this time, Parent does not expect that the cost of its Year 2000 Issue compliance program will be material to its business, financial condition or results of operations and does not currently anticipate any material disruption in its operations.

                                                                     Exhibit D-2

                             Company Year 2000 Plan

   The Company has evaluated the impact of the Year 2000 Issue and completed upgrading or modifying critical applications and systems to accommodate Year 2000 dating. This includes all computer systems, office machines, phone and security systems, off-the-shelf systems and applications, custom software applications, and accounting systems. The Company believes that the financial and operational systems of the Company, as currently used, will function adequately with respect to the Year 2000 Issue.

   The Company has limited information concerning the compliance status of its third-party contractors. The Company's current third party contractors generally test the Company products and provide the Company with the results of those tests and manufacture drug supplies. The Company has initiated formal communications with all of its significant suppliers and vendors to determine the extent to which the Company may be vulnerable if those third parties fail to remediate their own Year 2000 issues. The Company is continually receiving and evaluating written assurances from all significant suppliers and vendors that they have completed, or are working on Year 2000 projects with deadlines well in advance of December 1999. To date, approximately all suppliers and vendors contacted, have reported that they will be fully operational on January 1, 2000.

   The Company is not significantly reliant on computer software applications and systems during its developmental stage.

   As part of the possible future commercialization of products, the Company intends to have third parties manufacture and distribute its products. The Company will place significant dependence on such third parties' computer systems for purchasing, production, customer order entry and invoicing and other related activities. A disruption in these systems could result in lost revenue from inventory shortages, improper execution of customer orders and/or delays in the resolution and collection of outstanding invoices. In preparation for the possible future commercialization of products, the Company may make significant additions to and changes in its existing computer software applications and systems and/or the use of such systems. If the Company makes any such additions or changes, it would affect the Company's exposure to the Year 2000 Issue since the Company would become more reliant on its computer software applications and systems.

   At this time, the Company does not expect that the cost of its Year 2000 Issue compliance program will be material to its business, financial condition or results of operations and does not currently anticipate any material disruption in its operations.

                                                                    Exhibit E-1

                                                  Form of Representation Letter

              CERTIFICATE OF ENDO PHARMACEUTICALS HOLDINGS, INC.

                                                                         , 2000

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036-6522
Latham & Watkins
53rd at Third, Suite 1000
885 Third Avenue
New York, NY 10022-4802

     Re: Merger pursuant to the Amended and Restated Agreement and Plan of Merger dated as of March 3, 2000 (the "Merger Agreement") by and among Endo Pharmaceuticals Holdings, Inc., a Delaware corporation ("Parent"), Algos Pharmaceutical Corporation, a Delaware corporation (the "Company") and Endo Inc., a Delaware corporation ("Sub").

   This certificate is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the merger (the "Merger") of the Company with and into Sub pursuant to the Merger Agreement. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

   A. Representations. After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents the following facts will be true at the Effective Time:

     1. Pursuant to the Merger Agreement, the Company will merge with and into Sub, and Sub will acquire all of the assets and liabilities of the Company;

     2. Parent is participating in the Merger for good and valid business reasons and not for tax purposes;

     3. Except for cash paid in lieu of fractional shares of Parent Common Stock and with respect to any shares of Company Common Stock as to which a Company stockholder perfects appraisal rights, all shares of Company Common Stock will be exchanged solely for Parent Common Stock and Parent Warrants. In addition, no shares of Sub will be issued to any shareholder of the Company in the Merger, and Parent will issue the Parent Common Stock and Parent Warrants that are to be received by each Company Common shareholder in the Merger;

     4. The sum of the fair market value of the Parent Warrants and the fair market value of Parent Common Stock to be received by each shareholder of the Company pursuant to Section 1.7(c) of the Merger Agreement will be approximately equal to the fair market value of Company Common Stock surrendered in exchange therefor. In connection with the Merger no holder of Company Common Stock will receive in exchange for Company Common Stock, directly or indirectly, any consideration from Parent other than Parent Common Stock, Parent Warrants, and cash in lieu of a fractional share of Parent Common Stock;

     5. Neither Parent nor any person related to Parent, as defined in Treas. Reg. (S) 1.368-1(e)(3), (i) has acquired any stock of the Company or (ii) has a plan or intention to redeem or otherwise reacquire any Parent Common Stock issued in the Merger to the shareholders of the Company;

     6. Prior to the Merger, Parent will be in control of Sub within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code");

     7. At the time of the Merger, Sub will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire common stock in Sub that, if exercised or converted, would affect Parent's retention of control of Sub within the meaning of Section 368(c) of the Code;

     8. Following the Merger, Sub will not issue additional shares of its stock that would result in Parent losing control of Sub within the meaning of Section 368(c) of the Code;

     9. As of the Effective Time, neither Parent nor any corporation affiliated with Parent: (i) will be under any obligation, or will have entered into any agreement to redeem or repurchase any shares of Parent Common Stock issued in the Merger or to make any extraordinary distributions in respect of Parent Common Stock; or (ii) will have any plan or intention to reacquire shares of Parent Common Stock issued in the Merger. After the Merger, no dividends or distributions will be made to the former Company stockholders by Parent other than regular, normal dividends or distributions made to all holders of Parent Common Stock;

     10. Except for dispositions made in the ordinary course of business and transfers described in Section 368(a)(2)(C) of the Code and Treas. Reg.
  Section 1.368-2(k)(1), Parent has no plan or intention to cause Sub to sell or otherwise dispose of the assets acquired from the Company in the Merger;

     11. Following the Merger, Sub will continue the "historic business" of the Company or use a "significant portion" of the Company's "historic business assets" in a business, as each such term is used in Treas. Reg.
  Section 1.368-1(d);

     12. Parent, Sub, the Company and the shareholders of the Company will each pay their respective expenses incurred in connection with the Merger, provided that all filing fees and printing expenses for the Proxy Statement and Registration Statement shall be shared equally by the Company and the Parent. Neither Parent nor Sub has agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock;

     13. Parent has no plan or intention: (i) to liquidate Sub, (ii) to merge Sub with and into another corporation or (iii) to sell or otherwise dispose of the stock of Sub;

     14. There is no intercorporate indebtedness existing between the Company and Parent that was issued, acquired, or will be settled at a discount as a result of the Merger, and Parent will assume no liability of any shareholder of the Company in connection with the Merger;

     15. None of the compensation received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of Company Common Stock; none of the Parent Common Stock or the Parent Warrants to be received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any employment agreement; and the compensation to be paid to any such shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services;

     16. As of the Effective Time, neither Parent nor any corporation affiliated with Parent will own, directly or indirectly, nor has Parent or any such affiliated corporation owned during the past five years, directly or indirectly, any shares of stock of the Company or securities, options, warrants or instruments giving the holder thereof the right to acquire Company stock or other securities issued by the Company;

     17. Neither Parent nor Sub are investment companies as defined in
  Section 368(a)(2)(F)(iii) and (iv) of the Code;

     18. Parent is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

     19. The fair market value of the assets of the Company to be transferred to Sub in the Merger will equal or exceed the sum of the liabilities assumed by Sub plus the amount of liabilities to which the transferred assets are subject;

     20. Parent will not assume any of the Company's liabilities in the Merger;

     21. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. The total consideration that will be paid in the Merger to the shareholders of the Company in lieu of fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to shareholders of the Company in exchange for their Company Common Stock. The fractional share interests of each shareholder of the Company will be aggregated and no shareholder will receive cash in an amount greater than the value of one full share of Parent Common Stock;

     22. The Merger Agreement and the transactions contemplated therein represent the full and complete agreement among Parent, Sub and the Company regarding the Merger, and there are no other written or oral agreements regarding the Merger and to which the Company is a party other than those expressly referred to or contemplated in the Merger Agreement;

     23. The terms of the Merger Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations;

     24. To the best of the undersigned's knowledge and belief, the sum of the fair market value of the Parent Warrants and the fair market value of any consideration paid by the Company to persons who perfect their appraisal rights will not exceed 60% of the total consideration that will be paid in the Merger;

     25. The facts relating to the Merger, as such facts are described in the Form S-4 are, insofar as such pertain to Parent, true, complete and accurate in all material respects and each of the representations made by Parent in the Merger Agreement and other documents associated therewith is true and accurate; and

     26. Parent is authorized to make all of the representations set forth herein.

   B. Reliance by Latham & Watkins and Skadden, Arps, Slate, Meagher & Flom LLP in Rendering Opinion: Limitation on the Opinion.

     1. The undersigned recognizes and agrees that (i) the opinion of Latham & Watkins and the opinion of Skadden, Arps, Slate, Meagher & Flom LLP (the "Opinions") will be based on the representations set forth herein and will assume that all of the representations and statements set forth herein are true without regard to any qualification as to knowledge or belief and will be based on the statements contained in the Merger Agreement and the documents related thereto, (ii) the Opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects without regard to any qualification as to knowledge or belief, and (iii) notwithstanding any provisions of the Merger Agreement to the contrary, the representations set forth in this letter shall survive without limitation.

     2. The undersigned recognizes and agrees that the Opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.

     3. The undersigned hereby undertakes to inform Latham & Watkins, Skadden, Arps, Slate, Meagher & Flom LLP, and the Company immediately should any of the statements or representations set forth in this letter become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.

   In witness whereof, Endo Pharmaceuticals Holdings, Inc. executed this certificate as of the date and year first above-written.

                                          ENDO PHARMACEUTICALS HOLDINGS INC.,
                                          a Delaware corporation


                                          By: _________________________________
                                          Name:
                                          Title:

                                                                     Exhibit E-2
                                                   Form of Representation Letter

                CERTIFICATE OF ALGOS PHARMACEUTICAL CORPORATION

                                                                          , 2000

Skadden, Arps, Slate, Meagher, & Flom LLP
Four Times Square
New York, NY 10036-6522

Latham & Watkins
53rd at Third, Suite 1000
885 Third Avenue
New York, NY 10022-4802

     Re: Merger pursuant to the Amended and Restated Agreement and Plan of Merger dated as of March 3, 2000 (the "Merger Agreement") by and among Endo Pharmaceuticals Holdings, Inc., a Delaware corporation ("Parent"), Algos Pharmaceutical Corporation, a Delaware corporation (the "Company") and Endo Inc., a Delaware corporation ("Sub").

   This certificate is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the merger (the "Merger") of the Company with and into Sub pursuant to the Merger Agreement. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

   A. Representations. After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents the following facts will be true at the Effective Time:

     1. Pursuant to the Merger Agreement, the Company will merge with and into Sub, and Sub will acquire all of the assets and liabilities of the Company;

     2. The Company is participating in the Merger for good and valid business reasons and not for tax purposes;

     3. Except for cash paid in lieu of fractional shares of Parent Common Stock and with respect to any shares of Company Common Stock as to which a Company stockholder perfects appraisal rights, all shares of Company Common Stock will be exchanged solely for Parent Common Stock and Parent Warrants. In addition, no shares of Sub will be issued to any shareholder of the Company in the Merger;

     4. The sum of the fair market value of the Parent Warrants and the fair market value of Parent Common Stock to be received by each shareholder of the Company pursuant to Section 1.7(c) of the Merger Agreement will be approximately equal to the fair market value of Company Common Stock surrendered in exchange therefor. In connection with the Merger no holder of Company Common Stock will receive in exchange for Company Common Stock, directly or indirectly, any consideration from Parent other than Parent Common Stock, Parent Warrants, and cash in lieu of a fractional share of Parent Common Stock;

     5. Neither the Company nor any person related to the Company, as defined in Treas. Reg. Section 1.368-1(e)(3), determined without regard to Treas. Reg. Section 1.368-1(e)(3)(i)(A), has (i) redeemed or otherwise acquired any stock of the Company with consideration other than stock of the Company prior to the Merger or (ii) made any extraordinary distribution (within the meaning of Treas. Reg. Section 1.368-1T(e)(1)(ii)(A)) with respect to any stock of the Company;

     6. The Company has made no transfer of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the period beginning with the commencement of negotiations (whether formal or informal) with Parent or Sub regarding the Merger and ending at the Effective Time other than (i) in the ordinary course of business and (ii) payments made in connection with the Merger;

     7. Parent, Sub, the Company and the shareholders of the Company will each pay their respective expenses incurred in connection with the Merger, provided that all filing fees and printing expenses for the Proxy Statement and Registration Statement shall be shared equally by the Company and the Parent. Neither Parent nor Sub has agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock;

     8. There is no intercorporate indebtedness existing between the Company and Parent or between the Company and Sub that was issued, acquired, or will be settled at a discount as a result of the Merger, and Parent and Sub will assume no liability of any shareholder of the Company in connection with the Merger;

     9. None of the compensation received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of Company Common Stock; none of the Parent Common Stock or the Parent Warrants to be received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any employment agreement; and the compensation to be paid to any such shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services;

     10. The business currently carried on by the Company is its "historic business" within the meaning of Treas. Reg. Section 1.368-1(d) and no assets of the Company have been sold, transferred or otherwise disposed of which would prevent Sub from continuing the "historic business" of the Company or from using a "significant portion" of the Company's "historic business" assets in a business following the Merger, as such terms are used in Treas. Reg. Section 1.368-1(d);

     11. The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code");

     12. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

     13. The fair market value of the assets of the Company to be transferred to Sub in the Merger will equal or exceed the sum of the liabilities assumed by Sub plus the amount of liabilities to which the transferred assets are subject. In addition, the liabilities of the Company assumed by Sub and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business;

     14. Parent will not assume any of the Company's liabilities in the Merger;

     15. At least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Merger will be acquired by Sub in the Merger. For purposes of determining the percentage of the Company's net and gross assets to be acquired by Sub pursuant to the Merger, the following assets will be treated as held by the Company immediately prior, but not acquired by Sub pursuant to the Merger: (i) assets disposed of by the Company prior to the Merger and in contemplation thereof (including, without limitation, any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intention existing during the period ending on the Effective Date and beginning with the earlier of the commencement of negotiations (whether formal or informal) with Parent or Sub regarding the Merger), (ii) assets used by the Company to pay shareholders, if any, who perfect appraisal rights, (iii) assets used by the Company to pay reorganization expenses or other liabilities incurred in connection with the Merger and (iv) assets used to make distributions, redemptions or other payments in respect of the Company's stock (including payments treated as such for tax purposes) that are made prior to the Merger and are part of the plan of the Merger;

     16. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. The total consideration that will be paid in the Merger to the shareholders of the Company in lieu of fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to shareholders of the Company in exchange for their Company Common Stock. The fractional share interests of each shareholder of the Company will be aggregated and no shareholder will receive cash in an amount greater than the value of one full share of Parent Common Stock;

     17. The Merger Agreement and the transactions contemplated therein represent the full and complete agreement among Parent, Sub and the Company regarding the Merger, and there are no other written or oral agreements regarding the Merger and to which the Company is party other than those expressly referred to or contemplated in the Merger Agreement;

     18. The terms of the Merger Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations;

     19. The facts relating to the Merger, as such facts are described in the Form S-4 are, insofar as such pertain to the Company, true, complete and accurate in all material respects and each of the representations made by the Company in the Merger Agreement and other documents associated therewith is true and accurate;

     20. To the best of the undersigned's knowledge and belief, the sum of the fair market value of the Parent Warrants and the fair market value of any consideration paid by the Company to persons who perfect their appraisal rights will not exceed 60% of the total consideration that will be paid in the Merger;

     21. The Company is not currently, and during the five years preceding the Effective Time will not have been, a "United States real property holding corporation" within the meaning of Section 897(c)(2)of the Code; and

     22. The Company is authorized to make all of the representations set forth herein.

  B. Reliance by Latham & Watkins and Skadden, Arps, Slate, Meagher & Flom LLP in Rendering Opinion: Limitation on the Opinion.

     1. The undersigned recognizes and agrees that (i) the opinion of Latham & Watkins and the opinion of Skadden, Arps, Slate, Meagher & Flom LLP (the "Opinions") will be based on the representations set forth herein and will assume that all of the representations and statements set forth herein are true without regard to any qualification as to knowledge or belief and will be based on the statements contained in the Merger Agreement and the documents related thereto, (ii) the Opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects without regard to any qualification as to knowledge or belief, and (iii) notwithstanding any provisions of the Merger Agreement to the contrary, the representations set forth in this letter shall survive without limitation.

     2. The undersigned recognizes and agrees that the Opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.

     3. The undersigned hereby undertakes to inform Latham & Watkins, Skadden, Arps, Slate, Meagher & Flom LLP, and Parent immediately should any of the statements or representations set forth in this letter become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.

   In witness whereof, Algos Pharmaceutical Corporation executed this certificate as of the date and year first above-written.

                                          Algos Pharmaceutical Corporation,
                                          a Delaware corporation


                                          By: _________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT F

                            FORM OF AFFILIATE LETTER



-------------------------
-------------------------
-------------------------

Attention _______________

Ladies and Gentlemen:

   I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Endo Pharmaceuticals Holdings Inc., a Delaware corporation ("Parent"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of November , 1999 (the "Agreement"), by and among Parent, Endo Inc., a newly-formed, wholly-owned subsidiary of Parent ("Sub"), and [TARGET] Pharmaceutical Corporation, a Delaware corporation (the "Company"), pursuant to which the Company has agreed to merge with and into Sub, with Sub continuing as the surviving corporation (the "Merger").

   I represent, warrant and covenant to the Company that in the event I receive shares of common stock, par value $.01, of Parent ("Parent Common Stock") as a result of the Merger:

     A. I shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Act or the Rules and Regulations.

     B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent I felt necessary, with my counsel or counsel for Parent.

     C. I have been advised that the issuance of Parent Common Stock to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, I may be deemed to be an affiliate of Parent, I may not sell, transfer or otherwise dispose of Parent Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to the Company, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

     E. I also understand that there will be placed on the certificates for the Parent Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN A REGISTERED PUBLIC OFFERING OR IN ACCORDANCE WITH THE RESALE PROVISIONS OF RULE 145 PROMULGATED UNDER THE SECURITIES ACT."

     F. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to any transferee:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

   It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend after one year unless the provisions of Rule 145(d)(2) have been amended to require a longer period than one year.

   Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Parent as described in the first paragraph of this letter, as or a waiver of any rights I may have to object to any claim that I am such an affiliate or on after the date of this letter.

                                          Very truly yours,


                                          By: _________________________________
                                            Name:
                                            Title:

Accepted this    day of     :


By: _________________________________
  Name:
  Title:

                                                                       Exhibit G

                         FORM OF TAX SHARING AGREEMENT

   This TAX SHARING AGREEMENT (the "Agreement") by and among Endo
Pharmaceuticals Holdings Inc., a Delaware corporation ("Endo"), Endo Inc., a Delaware corporation and wholly owned subsidiary of Endo, and [Newco], LLC, a Delaware limited liability company ("[Newco] LLC"), is effective as of this
  day of    ,    .

   WHEREAS the members of [Newco] LLC have agreed to exchange the shares of common stock, par value $.01 per share, of Endo ("Endo Common Stock") currently beneficially owned by them for membership interests of [Newco] LLC;/1/

   WHEREAS under the Parent Plan certain officers and employees of Endo have been granted stock options exercisable against Endo to purchase newly issued shares of Endo Common Stock in certain circumstances;

   WHEREAS Endo and Sub entered into an Agreement and Plan of Merger with [Target] Pharmaceutical Corporation, a Delaware corporation, on November , 1999 (the "Merger Agreement");

   WHEREAS, in connection with the Merger, employee stock options granted or to be granted under the Parent Plan will be amended as provided in Section 5.9 of the Merger Agreement in order to provide that such options will be exercisable solely into shares of Parent Common Stock that are beneficially owned by certain holders of Parent Common Stock immediately following the Parent Recapitalization and prior to the Effective Time (such amended options, the "[Newco] LLC Options");

   WHEREAS the shares of Endo Common Stock to be delivered upon exercise of the [Newco] LLC Options will be provided entirely by [Newco] LLC and not directly or indirectly by Endo or any other Endo stockholder; and

   WHEREAS under the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations, rulings and other interpretations thereunder, deductible compensation expense resulting from the exercise of a [Newco] LLC Option by an Endo officer or employee is treated for income tax purposes as a deduction of Endo;

   NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                                    PAYMENTS

   Section 1.1 Payments to [Newco] LLC.

   (a) Upon the occurrence of a Liquidity Event, Endo (or any successor entity) shall pay to [Newco] LLC or its designees by wire transfer in immediately available funds in U.S. dollars the Tax Benefit Amount to the extent such Tax Benefit Amount has not previously resulted in a payment under this Section 1.1.

   (b) For purposes of this Agreement, "Liquidity Event" shall mean any transaction or series of transactions resulting in (A) a sale of greater than 20% on a fully diluted basis of the common equity of Endo through (i) a
--------
(1) Consider whether all Endo Common Stock owned by the members will be contributed or whether contribution will be limited to the maximum number of shares of Endo Common Stock issuable pursuant to the Options. In the case of an exercise of Options prior to a sale of a significant number of Endo shares by [Newco] LLC (or significant dilution of [Newco] LLC through new stock issuances by Endo) there may be a tax advantage to limiting the number of shares placed in the LLC. For business reasons the members may also prefer to hold their Endo shares individually rather than through [Newco] LLC.

primary offering by Endo, (ii) a secondary sale of Endo Common Stock by [Newco] LLC or other holders of Endo Common Stock pursuant to a registration rights agreement or (iii) a combination of primary and secondary offerings described in clauses (i) and (ii) of this subsection, (B) a Change of Control or (C) a sale of all or substantially all of the assets of Endo.

   (c) For purposes of this Agreement, "Change of Control" shall mean (i) any merger, consolidation or other business combination that requires the approval of holder of Endo Common Stock, (ii) any transaction or series of transactions resulting in an acquisition by any Person (or Persons acting in concert) unrelated to [Newco] LLC or its Affiliates of greater than 50% of the equity of Endo measured by vote or value on a fully diluted basis or (iii) the consummation by Endo of a plan of complete liquidation or a dissolution of Endo.

   (d) For purposes of this Agreement, "Tax Benefit Amount" means the cumulative excess (if any) of (A) the Taxes that would have been payable by Endo and its Subsidiaries for all taxable periods or portions thereof after the Effective Date if none of the [Newco] LLC Options had been exercised over (B) the actual Taxes payable by Endo and its Subsidiaries for such periods. For the avoidance of doubt and for purposes of this Section 1(d), in order to determine the Tax Benefit Amount for any taxable period of Endo and its Subsidiaries in which a net operating loss carryforward deduction ("NOL") is utilized, the portion of the NOL attributable to deductions resulting from the exercise of [Newco] LLC Options shall be treated as utilized last. By way of example, and solely for the avoidance of doubt, if Endo has a loss for tax purposes in Year 1 of $100, consisting of $65 of deductions attributable to the exercise of [Newco] LLC Options and $35 of deductions attributable to interest expense, and in Year 2 Endo has $40 of taxable income prior to application of the NOL, $35 of the $40 NOL applied against Year 2 income will be deemed to be attributable to the interest expense and $5 of the NOL will be deemed attributable to the exercise of the [Newco] LLC Options. Therefore, the Tax Benefit Amount would be the Taxes that would have been payable by Endo if its NOL in Year 2 had been only $35. The NOL carryforward to Year 3 of $60 would then be treated as consisting entirely of deductions resulting from the exercise of the [Newco] LLC Options.

   (e) The parties hereby agree that no payments shall be made and no rights to any payment shall accrue to [Newco] LLC under this Agreement until the occurrence of a Liquidity Event, if any, and that Endo and its Subsidiaries shall not credit to an account of [Newco] LLC or any other Person, set aside any funds or assets, or otherwise make available to or subject to a claim of [Newco] LLC or any other Person any amounts hereunder until such amounts become payable to [Newco] LLC pursuant to Section 1.1(a) hereof.

   (f) The parties hereby agree that, notwithstanding anything herein to the contrary, (i) any payments made pursuant to this Section 1.1 shall be treated as payments described in Section 302 of the Code and shall take no position inconsistent with this treatment for any tax purpose and (ii) no amount shall be payable hereunder, and [Newco] LLC shall not be entitled to any payment hereunder, to the extent any such payment is not permitted under Endo's Senior Credit Facility, unless or until such time as such payment is either permitted under the Senior Credit Facility or the Senior Credit Facility is terminated. For purposes hereof, "Senior Credit Facility" shall mean the Credit Agreement
dated as of     , 1999 [the Effective Time], among Endo, the lenders party thereto, and The Chase Manhattan Bank, as amended, restated, modified, renewed, refunded, replaced, or refinanced, in whole or in part, from time to time.

                                   ARTICLE II

                               GENERAL PROVISIONS

   Section 2.1 Survival This Agreement shall survive until the later of (a) the close of the last taxable period of Endo or any successor to Endo in which a deduction may be allowable to Endo or its Subsidiaries or their successors as a result of or attributable to the exercise of an Option or (b) the payment by Endo of all amounts payable under Section 1.1 hereof.

   Section 2.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

   (a) if to Endo or Sub, to:

   Endo Pharmaceuticals Holdings Inc.
   223 Wilmington-West Chester Pike
   Chadds Ford, PA 19317
   Attn.: Carol A. Ammon
   Fax No.: (610) 558-9683

   (b) if to [Newco] LLC or Kelso & Company:

   Kelso & Company
   320 Park Avenue, 24th Floor
   New York, New York 10022
   Attn.: James J. Connors, II
   Fax No.: (212) 223-2379

   and with copies to:

   Skadden, Arps, Slate, Meagher & Flom LLP
   919 Third Avenue
   New York, NY 10022
   Attn.: Eileen Nugent Simon and David Rievman
   Fax No.: (212) 735-2000

   Section 2.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

   Section 2.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

   Section 2.5 Entire Agreement; No Third-Party Beneficiaries. Except for the Merger Agreement and the Mutual Confidentiality and Non-Disclosure Agreement between the parties dated October 21, 1998, this Agreement is the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

   Section 2.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ENDO, [NEWCO] LLC, OR SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

   Section 2.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

   Section 2.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

   Section 2.9 Modifications, Supplements and Amendment. This Agreement may be modified, supplemented or amended from time to time by the parties hereto; provided that any such modification, supplement or amendment must be approved by a majority of the members of the Board of Directors of Endo who do not then (by themselves or through an Affiliate) have a financial interest in the Parent LLC or otherwise have a financial interest in any payments that may be made by Parent or any successor to Parent hereunder).

   Section 2.10 Definitions. Terms not otherwise defined herein have the meaning given such terms in the Merger Agreement.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                          ENDO Pharmaceuticals Holdings inc.


                                          By: _________________________________
                                            Name:
                                            Title:

                                          ENDO Inc.


                                          By: _________________________________
                                            Name:
                                            Title:

                                          [NEWCO], LLC


                                          By: _________________________________
                                            Name:
                                            Title:

                                                                       Exhibit H

                          FORM OF EMPLOYMENT AGREEMENT

                                    Parties

   This Employment Agreement (the "Agreement") made as of     , 2000 is entered
into by and between Endo Pharmaceuticals Holdings Inc., with its principal business address at 223 Wilmington-West Chester Pike, Chadds Ford, Pennsylvania 19317 (the "Company"), and John W. Lyle, residing at 28 Inlet Terrace, Belmar, New Jersey 07719 ("Executive").

                                    Recitals

   A. The Company has entered into an Agreement and Plan of Merger (the "Merger
Agreement"), dated as of November   , 1999, among the Company, Endo Inc., a
Delaware corporation and a newly formed wholly owned subsidiary of the Company ("Sub"), and [Target] Pharmaceutical Corporation, a Delaware Corporation (the "Target"), pursuant to which, among other things, the Target will merge with and into Sub.

   B. The Company desires to retain Executive to provide the services hereinafter set forth.

   C. Executive is willing to continue to provide such services to the Company on the terms and conditions hereinafter set forth.

                               Terms of Agreement

   The parties agree as follows:

1. Employment.

   1.1 The Company hereby retains Executive's employment (subject to the provisions of Section 6) in a senior executive capacity with the Company. The Executive shall perform such duties and services, consistent with his positions, as may be assigned to him from time to time by the Board of Directors of the Company or its designee. In furtherance of the foregoing, the Executive hereby agrees to perform well and faithfully the aforesaid duties and responsibilities and the other reasonable senior executive duties and responsibilities assigned to him from time to time by the Board of Directors of the Company or its designee. During the Employment Period, the Company shall provide the Executive with an office, secretarial and other support services comparable to those provided to other senior executive officers of the Company at its headquarters and at the Company's facility at 1333 Campus Parkway, Neptune, New Jersey 07753 for so long as the Company maintains such facility and afterward at another facility of the Company convenient to the Executive to be chosen at Executive's discretion.

   1.2 Executive hereby accepts this employment on and subject to the terms and conditions set forth in this Agreement, and shall use his reasonable best efforts to promote the Company's interests.

2. Compensations Benefits.

   2.1 Salary. During the Employment Period, as compensation for Executive's performance of Executive's duties under this Agreement, the Company shall pay Executive a Base Salary ("Base Salary") at the annual rate of $325,000 from the date of this Agreement through December 31, 2000. Thereafter, the Base Salary shall be subject to increase at the option and in the sole discretion of the Board of Directors of the Company annually. The Base Salary shall be payable in installments pursuant to the Company's executive payroll policies in force at the time of payment (but not less frequently than monthly) for the month or shorter pay period then ended, subject to applicable withholding for FICA, income taxes and other required payroll deductions.

     2.1.1 The Executive's Base Salary will be supplemented by payment of performance bonuses at the option and in the sole discretion of the Board of Directors of the Company annually.

   2.2 Expenses. During the Employment Period, to the extent such expenditures meet the requirements and the policies of the Company for senior executives, the Company shall reimburse Executive promptly for all reasonable travel, entertainment, parking, business meeting and similar expenditures in pursuance and furtherance of the Company's business, upon presentation of proper vouchers or receipts therefor and in accordance with the Company's customary procedures. During the Employment Period, the Company shall provide Executive with a mobile phone, facsimile machine and photocopying machine for his home office, and the Company shall reimburse Executive for expenses incurred in the use thereof by Executive in pursuance and furtherance of the Company's business, upon presentation of proper vouchers or receipts therefor and in accordance with the Company's customary procedures.

   2.3 Other Benefits. Executive shall be entitled to participate, at Executive's option and as eligible, in any Company plans for the benefit of officers and key employees as from time to time established, including, without limitation, profit sharing, pension plan, stock option plans, performance bonus plans, disability, medical and group life insurance. If the Company shall not provide coverage for comprehensive family major medical, family dental, disability and life insurance to Executive, he shall be reimbursed for the cost of such coverage acquired by him elsewhere.

3. Employment Period; Termination.

   3.1 Employment Period. Executive's employment term ("Employment Period") shall terminate on the fifth anniversary of the date of this Agreement unless earlier terminated pursuant to Section 3.2.

   3.2 Termination.

     3.2.1 Termination for Cause. The Company may, upon the approval of a majority of the members of the Board of Directors of the Company, discharge Executive and terminate the Employment Period for cause. Discharge for cause shall be effective ten (10) days after Executive's receipt of written notice of discharge or at such later date as may be specified in that notice, provided such notice contains the specific reasons and the specific events upon which discharge is predicated. If Executive is discharged for cause, Executive shall only be entitled to Base Salary through the effective date of the discharge or termination. As used in this paragraph, "cause" shall mean any or all of the following:

       (i) Willful and grossly negligent action taken by Executive which materially harms, or can reasonably be expected to harm, the Company;

       (ii) Commission of a fraud, misappropriation, embezzlement, or criminal misconduct that would constitute a felony or adversely affect the reputation of the Company or any of its affiliates (for purposes of this Employment Agreement the term "affiliates" shall be deemed to include, but not necessarily be limited to the corporation to which the Company assigns its rights to the name, "Endo Pharmaceuticals" or any variation thereof); or

       (iii) If Executive shall be in breach of, or in default under, any material provision, term or covenant of Article 4 of this Agreement (other than a breach or default described in clauses (i) and (ii)) and shall fail to cure such breach or default within a reasonable time after written notice describing such breach or default in particular by the Company; provided, however, that the Company need not give such notice of, and Executive shall not have such opportunity to cure, any material breach or default of any provision, term or covenant of
    Article 4 of this Agreement if Executive had previously committed such material breach or default and received notice thereof pursuant to this clause (iii). The Employment Agreement shall only be terminable by the Company with cause; provided, however, that "cause" shall in no event include failure by Executive to perform services under this Agreement because the Company and Executive have failed to agree on the nature, amount, scope or timing of his services.

   3.2.2 Termination for other than Cause. During the Employment Period, the Company may terminate Executive's employment at any time for other than cause on 30 days' written notice to Executive. Such termination shall be deemed effective 30 days after Executive's receipt of the written notice of termination or at such later date as may be specified in such notice.

   3.2.3 Involuntary Termination. If, during the Employment Period, Executive becomes ill, disabled or otherwise incapacitated so as to be unable regularly to perform his usual duties for a period in excess of 120 consecutive days, or more than 150 days in any consecutive twelve-month period (such condition being hereinafter referred to as "Disability"), the Company shall have the right, with the approval of a majority of the members of the Board of Directors, to terminate Executive's employment on 30 days' written notice to Executive (such termination, or Executive's death, being herein referred to as "Involuntary Termination"). If the Executive dies during the Employment Period, his employment hereunder shall be deemed to have ceased as of the date of his death.

   3.2.4 Voluntary Termination. Any termination of the employment of the Executive hereunder effectuated by the Executive shall be deemed to be a "Voluntary Termination." A Voluntary Termination shall be deemed to be effective immediately upon such termination.

   3.3 Effect of Termination of Employment.

     3.3.1 Upon the termination of the Executive's employment hereunder pursuant to a Voluntary Termination or a Termination for Cause, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except to receive:

       (i) the unpaid portion of the Base Salary provided for in Section 2.1, computed on a pro rata basis to the date of termination; and

       (ii) reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed as provided in Section 2.2.

     3.3.2 Upon the termination of the Executive's employment hereunder pursuant to an Involuntary Termination or a Termination for other than Cause, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except to receive:

       (i) the unpaid portion of the Base Salary provided for in Section 2.1, to the fifth anniversary of the date of this Agreement;

       (ii) reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed as provided in Section 2.2; and

       (iii) the continuation of the benefits afforded pursuant to Section 2.3(i) through the fifth anniversary of the date of this Agreement.

4. Executive's Covenants.

   4.1 Executive agrees that he will not from and after the date hereof through the fifth anniversary of the termination of the Employment Period (for whatever reason), directly or indirectly, through any other person, firm or corporation, solicit, raid, entice, induce or encourage any employee, sales representative, agent or consultant of or for the Company or its affiliates, to (i) cease his or her association with or leave the employ of the Company or its affiliates,
(ii) solicit customers or suppliers of the Company or its affiliates for Executive's or any other person's or entity's benefit or (iii) otherwise act in violation of that person's obligations to the Company or its affiliates, and Executive shall not authorize or knowingly approve the taking of such actions by any other person.

   4.2 Executive acknowledges that, by reason of his employment with the Company, he will obtain confidential or non-public proprietary knowledge or information pertaining to the business and policies of the Company and its affiliates. Executive agrees that during and after the term of this Agreement, he shall not disclose, without the prior written consent of the Board of Directors of the Company or the Chairman of the Board, any confidential or non-public proprietary knowledge or information pertaining to the Company and its affiliates ("Confidential Information"), including, but not limited to (1) trade secrets concerning the business and affairs of the Company and its affiliates, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, information regarding customers of the Company (including such customers' requirements), price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, designs, methods and information); (2) information concerning the business and affairs of the Company and its affiliates (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and material) however documented; and (3) notes, analyses, compilations, studies, summaries and other materials prepared by or for the Company and its affiliates containing or based, in whole or in part, on any information included in the foregoing. Confidential Information shall not include information that: (a) was known to Executive prior to his first employment with the Company or its affiliates, or (b) is public knowledge, or becomes public knowledge other than by action (or omission) of
(i) Executive or persons obtaining access to such information directly or indirectly from Executive or (ii) other persons disclosing such information in breach of obligations to the Company.

   4.3 Executive acknowledges and agrees that all memoranda, notes, reports, records and other documents made or compiled by Executive, or made available to Executive prior to or during the term of this Agreement concerning the Company's and its affiliates, business, shall be the Company's or its affiliates' property and shall be delivered to the Company on the termination of this Agreement or at any other time on request by the Board of Directors or Chairman of the Board of the Company.

   4.4 Executive agrees that he will not, from and after the date hereof through the fifth anniversary of the termination of the Employment Period (for whatever reason), (i) directly or indirectly engage in, represent in any way, or be connected with, any business or activity (such business or activity being hereinafter called a "Competing Business"), which engages in pain management, generic pharmaceuticals or such other activities that (during Executive's Employment Period) the Company engages in or intends to engage in and is set forth in a detailed written business plan that has been submitted to the Company's Board of Directors prior to the termination of the Executive's Employment Period, within any state in which the Company or its affiliates transact business, whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in any Competing Business; or (ii) assist others in engaging in any Competing Business in the manner described in the foregoing clause (i); provided, however, that it shall not be a violation of this Section 4.4 for Executive (a) to be the registered or beneficial owner of up to twelve percent (12%) of any class of capital stock of U.S. Dermatalogics, Inc., and the amount and percentage ownership of shares beneficially owned by Executive, as of the date of this Agreement is set forth on Schedule 4.4 hereto, (b) to be the registered or beneficial owner of shares of any class of capital stock of a Competing Business that Executive owns as of the date of this Agreement, the amounts and percentage ownership of which is set forth on Schedule 4.4 hereto or (c) to become the registered or beneficial owner of up to five percent (5%) of any class of the capital stock of a Competing Business, provided that in the case of each of clauses (a), (b) and
(c) Executive does not actively participate in the business of such Competing Business until such time as this covenant expires. The Executive acknowledges and understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits in connection with the Company's issuance of certain stock to the Executive, as an employee of the Company and as otherwise provided hereunder to clearly justify such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from earning a living; provided, however, that the Executive may actively engage in a Competing Business during the term of the covenant set forth in this Section 4.4 if the Executive provides written notice to the Company prior to engaging in any such Competing Business and the Executive thereafter receives the written consent of the Board of Directors of the Company to engage in such Competing Business. Notwithstanding the foregoing, during the period from and after the date of this Agreement through the fifth anniversary of the termination of the Employment Period, the Executive shall keep the Board of Directors apprised of his business activities.

   4.5 The Executive shall promptly disclose, grant and assign to the Company for its sole use and benefit any and all inventions, improvements, technical information and suggestions relating in any way to the business of the Company, which he may develop or acquire during the Employment Period (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or technical information. In connection therewith:

     (i) The Executive shall without charge, but at the expense of the Company, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be reasonably necessary or proper in the reasonable opinion of the Company to vest title to any such inventions, improvements, technical information, patent applications, patents, copyrights or reissues thereof in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world; and

     (ii) The Executive shall render to the Company at its expense (including a reasonable payment for the time involved in case he is not then in its employ) all such assistance as it may reasonably require in the prosecution of applications for said patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said applications, patents or copyrights and in any litigation in which the Company may be involved relating to any such patents, inventions, improvements or technical information.

   4.6 The provisions of this paragraph 4 shall survive the termination or expiration of this Agreement irrespective of the reason therefor.

   4.7 Executive acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and, in connection with such services, he will have access to Confidential Information vital to the Company's business. By reason of this, Executive consents and agrees that if he violates any of the provisions of this Agreement with respect to the diversion of the Company's or its affiliates' employees or confidentiality, the Company or its affiliates would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Executive from committing or continuing any such violation of this Agreement, and Executive shall not object to any such application.

   5. Indemnification. The Company agrees to indemnify and hold harmless Executive on the terms set forth in the Company's Bylaws and Certificate of Incorporation as they exist on the date of this Agreement and in any event to the same extent that the Company provides indemnification for its other executive employees.

   6. Conflicting Duties. The Company acknowledges that during his tenure pursuant to this Employment Agreement, Executive shall not be required to work "full-time" for the Company and shall work on an as-needed basis, the dates and times of which to be mutually agreed upon by the Company and Executive. In addition, the Company acknowledges that during the Employment Period Executive shall retain the right to pursue and/or fulfill other business opportunities, commitments and obligations so long as such opportunities, commitments and obligations would not constitute a breach by Executive of his obligations under
Section 4 of this Employment Agreement.

7. Miscellaneous.

   7.1 Notices. Any notice or communication given by either party hereto to the other party shall be in writing and shall be deemed duly given (i) when personally delivered, or (ii) when five days have elapsed after its transmittal, by registered or certified mail, return receipt requested, postage prepaid, or (iii) if transmitted by telecopy, when sent, or (iv) if transmitted by telex (or equivalent service), when the sender's receiving apparatus has printed the answerback of the addressee on a copy of the telex message. Notices shall be addressed as follows:

   If to the Company:

     Endo Pharmaceutical Holdings Inc.
     223 Wilmington-West Chester Pike
     Chadds Ford, Pennsylvania 19317
     Telecopier No.: 610-558-9683
     Attention: Chief Executive Officer

   If to Executive:

     Mr. John W. Lyle
     28 Inlet Terrace
     Belmar, New Jersey 07719

   With copies in each case to:

     Kleinberg, Kaplan, Wolff & Cohen, P.C.
     551 Fifth Avenue
     New York, New York 10176
     Telecopier No.: 212-986-8866
     Attention: James R. Ledley, Esq.

     Skadden, Arps, Slate, Meagher & Flom LLP
     919 Third Avenue
     New York, New York 10022
     Telecopier No.: 212-735-2000
     Attention: Eileen Nugent Simon, Esq.

Any person entitled to receive notice (or a copy thereof) may designate in writing, by notice to the others, such other address to which notices to such person shall thereafter be sent.

   7.2 Entire Agreement; Amendment; Waiver. This Agreement contains the entire understanding of the parties covering its subject matter and supersedes all prior agreements between the parties. This Agreement may be amended or waived only by a writing signed by both parties. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach of that provision nor as a waiver of any breach of another provision.

   7.3 Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be considered a part of or be referred to in interpreting this Agreement.

   7.4 Governing Law; Interpretation; Service of Process. This Agreement shall be construed in accordance with and governed for all purposes by the laws and public policies of the State of New Jersey applicable to contracts executed and to be wholly performed in that State. Service of process in any dispute shall be effective: (a) upon the Company, if service is made on any officer of the Company; and (b) upon Executive, if service is made to Executive's residence last known to the Company with an information copy to Executive at any other residence, or care of a subsequent employer, of which the Company may be aware.

   7.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

   7.6 Assignment. Assignment of the rights and obligations of this Agreement shall bind and enure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company's business and properties, provided that the successor shall assume the obligations of the Company under this Agreement. Executive's rights or obligations under this Agreement may not be assigned by Executive.

   7.7 Further Assurances. Each of the parties agrees to execute, acknowledge, deliver and perform, and/or cause to be executed, acknowledged, delivered and performed, at any time and/or from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers-of-attorney and/or assurances as may be necessary and/or proper to carry out the provisions and/or intent of this Agreement.

   7.8 Severability. If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, unless the parties hereto would not have entered into this Agreement without said invalid, void or unenforceable term, provision, covenant or restriction. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be determined by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting or reducing it, so as to be enforceable to the extent compatible with then applicable law.

                                   Execution

   The parties have duly executed this Agreement as of the date first above written whereupon this Agreement enters into full force and effect in accordance with its terms.

   ATTEST:                                ENDO PHARMACEUTICALS HOLDINGS INC.
                                          a Delaware Corporation


By: _________________________________     By: _________________________________
  Name:                                     Name:
  Title:                                    Title:

                                          -------------------------------------
                                          John W. Lyle

                                  Schedule 4.4

Competing Business        Shares Beneficially Owned   Percentage Ownership
------------------        -------------------------- -----------------------
U.S. Dermatalogics, Inc.  970,250 shares of common   7.9%, fully diluted for
                          stock                      the exercise of the
                                                     options and issuance
                          23,944 shares of common    the issuance of the
                          issuable under a           23,944 shares issuable
                          convertible note           shares issuable upon
                                                     conversion of the note
                          Options to purchase 25,000
                          shares of common stock
Warner Lambert            Less than 500 shares       Less than 1.0%
American Home Products    Less than 500 shares       Less than 1.0%

                                                                       Exhibit I



                           FORM OF WARRANT AGREEMENT

                                 by and between

                       ENDO PHARMACEUTICALS HOLDINGS INC.

                                      and

                                [WARRANT AGENT],

                                       as

                                 Warrant Agent

                               ----------------

                             Dated as of       ,

                               ----------------

                               TABLE OF CONTENTS

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
 Section 1.  Appointment of Warrant Agent..............................  A-129
 Section 2.  Warrant Certificates......................................  A-129
 Section 3.  Execution of Warrant Certificates.........................  A-129
 Section 4.  Registration and Countersignature.........................  A-130
 Section 5.  Transfer and Exchange of Warrants.........................  A-130
 Section 6.  Registration of Transfers and Exchanges...................  A-130
 Section 7.  Terms of Warrants; Exercise of Warrants...................  A-132
 Section 8.  Payment of Taxes..........................................  A-134
 Section 9.  Mutilated or Missing Warrant Certificates.................  A-134
 Section 10. Reservation of Warrant Shares.............................  A-134
 Section 11. Obtaining Stock Exchange Listings.........................  A-134
             Adjustment of Exercise Price and Number of Warrant Shares
 Section 12. Issuable..................................................  A-135
 Section 13. Fractional Interests......................................  A-139
 Section 14. Notices to Warrant Holders; Reservation of Dividends......  A-139
 Section 15. Notices to the Company and Warrant Agent..................  A-140
 Section 16. Supplements and Amendments................................  A-141
 Section 17. Concerning the Warrant Agent..............................  A-141
 Section 18. Change of Warrant Agent...................................  A-143
 Section 19. Successors................................................  A-143
 Section 20. Termination...............................................  A-143
 Section 21. Governing Law.............................................  A-143
 Section 22. Benefits of This Agreement................................  A-143
 Section 23. Counterparts..............................................  A-143
 Section 24. Headings..................................................  A-143

 Exhibit A.  Form of Warrant Certificate...............................  A-145
 Exhibit B.  Certificate to be Delivered Upon Transfer.................  A-151

   WARRANT AGREEMENT (the "Agreement"), dated as of    ,    , by and between
Endo Pharmaceuticals Holdings Inc., a Delaware corporation (together with any successors and assigns, the "Company"), and [WARRANT AGENT], as Warrant Agent (the "Warrant Agent").

   WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of November , 1999 (the "Merger Agreement"), by and among the Company, Endo Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Sub"), and [TARGET] Pharmaceutical Corporation, a Delaware corporation ("Target"), the Company proposes to issue warrants (each a "Warrant," and collectively, the "Warrants") for the purchase of an aggregate of 29,834,075/1/ shares of common stock, par value $.01 per share, of the Company (the "Common Stock," and the shares of Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares");

   WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company and the Warrant Agent is willing to act in connection with the issuance, transfer, exchange and exercise of Warrants as provided herein; and

   NOW, THEREFORE, in consideration of the premises and mutual agreements herein, the Company and the Warrant Agent hereby agree as follows:

   Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

   Section 2. Warrant Certificates. The Warrants will initially be issued in global form (the "Global Warrants"), substantially in the form of Exhibit A hereto. Any certificates evidencing the Global Warrants to be delivered pursuant to this Agreement (the "Warrant Certificates") shall be substantially in the form set forth in Exhibit A hereto. Such Global Warrants shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent and the Depositary (as defined below) in accordance with instructions given by the holder thereof. [The Depository Trust Company] shall act as the Depositary with respect to the Global Warrants until a successor shall be appointed by the Company. Upon written request, a Warrant holder who holds Warrants may receive from the Depositary and Warrant Agent Warrants in registered form as definitive Warrant Certificates (the "Definitive Warrants") as set forth in Section 6 below.

   Section 3. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Treasurer or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, a Vice President, Secretary or an Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office.

   In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or
--------
(1) These numbers shall be adjusted in the final Endo Warrant. See footnotes 2-5 below.

disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

   Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

   Section 4. Registration and Countersignature. The Warrants shall be numbered and shall be registered on the books of the Company maintained at the principal office of the Warrant Agent in [LOCATION OF WARRANT AGENT'S OFFICES] (the "Warrant Register") as they are issued.

   Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, a Vice President, the Secretary or an Assistant Secretary of the Company, initially countersign and deliver Warrants entitling the holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall thereafter countersign and deliver Warrants as otherwise provided in this Agreement.

   The Company and the Warrant Agent may deem and treat the registered holders (the "Holders") of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

   Section 5. Transfer and Exchange of Warrants. The Warrant Agent shall from time to time, subject to the limitations of Section 6 hereof, register the transfer of any outstanding Warrants upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Subject to the terms of this Agreement, each Warrant Certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle each Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged.

   Upon registration of transfer, the Warrant Agent shall countersign and deliver by certified or first class mail a new Warrant Certificate or Certificates to the persons entitled thereto. The Warrant Certificates may be exchanged at the option of the Holder thereof, when surrendered at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent in [LOCATION OF WARRANT AGENT'S CORPORATE TRUST OFFICE], for another Warrant Certificate, or other Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares.

   No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer.

 Section 6. Registration of Transfers and Exchanges.

   (a) Transfer and Exchange of Definitive Warrants. When Definitive Warrants are presented to the Warrant Agent with a request:

     (i) to register the transfer of the Definitive Warrants; or

     (ii) to exchange such Definitive Warrants for an equal number of Definitive Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if its requirements under this Agreement are met; provided, however, that the Definitive Warrants presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder thereof or by such Holder's attorney, duly authorized in writing.

   (b) Restrictions on Transfer of a Definitive Warrant for a Beneficial Interest in a Global Warrant. The Warrant Agent may exchange a Definitive Warrant for a beneficial interest in a Global Warrant only if the Warrant Agent has received such Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant. If such conditions have been satisfied, the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrant Shares represented by the Global Warrant to be increased accordingly. If no Global Warrant is then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant in the appropriate amount.

   (c) Transfer and Exchange of Global Warrants. The transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Warrant Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

   (d) Transfer of a Beneficial Interest in a Global Warrant for a Definitive Warrant.

     (i) Any person having a beneficial interest in a Global Warrant may upon his, her or its request exchange such beneficial interest for a Definitive Warrant. Upon receipt by the Warrant Agent of written instructions (or such other form of instructions as is customary for the Depositary) from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Warrant and upon receipt by the Warrant Agent of a written order or such other form of instructions as is customary for the Depositary or the person designated by the Depositary as having such a beneficial interest containing registration instructions, then the Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the aggregate amount of the Global Warrant to be reduced and, following such reduction, the Company will execute and, upon receipt of a countersignature, the Warrant Agent will countersign and deliver to the transferee a Definitive Warrant.

     (ii) Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent in writing, provided such designation is in accordance with this Section 6(d). The Warrant Agent shall deliver such Definitive Warrants to the persons in whose names such Definitive Warrants are registered.

   (e) Restrictions on Transfer and Exchange of Global
Warrants. Notwithstanding any other provisions of this Warrant Agreement (other than the provisions set forth in subsection (f) of this Section 6), a Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

   (f) Authentication of Definitive Warrants in Absence of Depositary. If at any time:

     (i) the Depositary for the Global Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant and a successor Depositary for the Global Warrant is not appointed by the Company within 90 days after delivery of such notice; or

     (ii) the Company, at its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Warrant Agreement, then the Company will execute, and the

  Warrant Agent, upon receipt of an officers' certificate, signed by the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or a Vice President of the Company, requesting the countersignature and delivery of Definitive Warrants, will countersign and deliver Definitive Warrants, in an aggregate number equal to the aggregate number of Warrants represented by the Global Warrant, in exchange for such Global Warrant.

   (g) Cancellation and/or Adjustment of a Global Warrant. At such time as all beneficial interests in a Global Warrant have either been exchanged for Definitive Warrants, redeemed, repurchased or cancelled, such Global Warrant shall be returned to or retained and cancelled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, redeemed, repurchased or cancelled, the number of Warrants represented by such Global Warrant shall be reduced and an endorsement shall be made on such Global Warrant, by the Warrant Agent to reflect such reduction.

   (h) Obligations with Respect to Transfers and Exchanges of Definitive
Warrants.

     (i) To permit registrations of transfers and exchanges in accordance with the terms of this Agreement, the Company shall execute, and the Warrant Agent shall countersign Definitive Warrants and Global Warrants.

     (ii) All Definitive Warrants and Global Warrants issued upon any registration, transfer or exchange of Definitive Warrants or Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Definitive Warrants or Global Warrants surrendered upon the registration of transfer or exchange.

     (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

   Section 7. Terms of Warrants; Exercise of Warrants. Subject to the terms of this Agreement, the Warrant Holders shall have the right, which may be exercised commencing on or after the Exercisability Date (as defined below) and until 5:00 p.m., New York City time, on July 7, 2003 (the six-month anniversary of the Exercisability Date) (the "Expiration Date"), to receive from the Company (on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares) (together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions payable as provided in Section 14 hereof) (a) 29,834,075 Warrant Shares (in the aggregate) (with each Warrant being exercisable for 0.416667 Warrant Shares)/2/ in the event the Adjustment Event has not occurred prior to such time or (b) 17,900,445 Warrant Shares (in the aggregate) (with each Warrant being exercisable for 0.250000 Warrant Shares)/3/ in the event the Adjustment Event has occurred prior to such time. Each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of the Expiration Date. If applicable, dividends and other distributions will be made upon exercise of the Warrants as set forth in Section 14 hereof.

--------
(2) These numbers shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time such aggregate number, when taken together with the shares of Parent Common Stock held by Persons who had been holders of Parent Common Stock immediately prior to the Effective Time, shall equal 85% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants as if no Adjustment Event had occurred).

(3) These numbers shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time such aggregate number, when taken together with the shares of Parent Common Stock held by Persons who had been holders of Parent Common Stock immediately prior to the Effective Time, shall equal 80% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants and after giving effect to the Adjustment Event as if it had occurred).

   "Exercisability Date" shall mean the fifth (5th) Business Day (as defined below) following December 31, 2002 if the Company (or any of its subsidiaries) has not received approval from the U.S. Food and Drug Administration (the "FDA") with respect to its New Drug Application for MorphiDex(R) for the treatment of any pain prior to December 31, 2002.

   In addition to the notices required by Section 14 hereof, the Company shall give prompt written notice to the Warrant Agent that the Exercisability Date has occurred and shall cause the Warrant Agent, on behalf of and at the expense of the Company, within 5 Business Days after such notification is received by the Warrant Agent, to mail by first class mail, postage prepaid, to each Holder a notice specifying that the Exercisability Date has occurred and that the Warrant has become exercisable pursuant to its terms and that the Warrant will expire at 5:00 p.m., New York City time, on the Expiration Date. In addition, the Company shall post appropriate notices of the Exercisability Date on its web pages and issue press releases to wire services. A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally recognized holiday or a day on which banking institutions are not required to be open in the State of New York.

   The initial price per share at which Warrant Shares shall be purchasable upon exercise of Warrants (the "Exercise Price") shall equal $0.01. A Warrant may be exercised upon surrender at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent or its agents in [LOCATION OF WARRANT AGENT'S OFFICE], of the Warrant Certificate(s) evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a participant in a recognized Signature Guarantee Medallion Program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, as adjusted as herein provided, for the number of Warrant Shares together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions as provided in
Section 14 hereof in respect of which such Warrants are then exercised. Payment of the Exercise Price may be made (a) in the form of cash or by certified or official bank check payable to the order of the Company in New York Clearing House Funds, (b) by delivering to the Company a written notice accompanying the surrender of a Warrant to, at the time of exercise, apply to the payment of the Exercise Price such number of Warrant Shares as shall be specified in such notice, in which case an amount equal to the excess of the Current Market Value (as defined in Section 12(d) hereof) of such Warrant Shares on the date of exercise over the Exercise Price required for such exercise shall be deemed to have been paid to the Company and the number of Warrant Shares issuable upon such exercise shall be reduced by such specified number (a "Cashless Exercise") or (c) any combination of (a) and (b) above.

   Subject to the provisions of Section 6 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Warrant Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 13 hereof. Such certificate or certificates shall be deemed to have been issued and any person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

   On or after the Exercisability Date, the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section 7 and of
Section 3 hereof, and the Company, whenever required by the Warrant Agent, will promptly supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

   All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be either delivered to the Company or disposed of by the

Warrant Agent in a manner consistent with the Warrant Agent's customary procedure for such disposal and in a manner reasonably satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

   The Warrant Agent shall keep copies of this Agreement available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

   Section 8. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

   Section 9. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

   Section 10. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

   The Company will keep a copy of this Agreement on file with the transfer agent for the Common Stock (the "Transfer Agent") and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 13 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder pursuant to Section 14 hereof.

   The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof. The Company will use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Agreement.

   Section 11. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrants and, immediately upon their issuance upon exercise of the

Warrants, the Warrant Shares will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

   Section 12. Adjustment of Exercise Price and Number of Warrant Shares
Issuable.

   (a) If the Company:

     (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock or other capital stock of the Company; or

     (ii) subdivides, splits, combines or reclassifies its outstanding shares of Common Stock into a different number of securities of the same class,

then the number of shares of Common Stock issuable upon the exercise of each Warrant (the "Exercise Rate") in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which such Holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action and the Exercise Price in effect immediately prior to such action shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to such action by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before giving effect to such action and the denominator of which shall be the number of shares of Common Stock and/or such other capital stock outstanding referred to in the foregoing clause (a)(1) after giving effect to such action.

   An adjustment pursuant to this Section 12(a) shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

   If, after an adjustment pursuant to this Section 12(a), a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the board of directors of the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 12.

   Such adjustment shall be made successively whenever any event listed above shall occur.

   (b) Adjustment for Certain Issuances of Common Stock. If the Company issues or sells to any Affiliate (as defined in Section 12(d) hereof) of the Company (other than KIA V, L.P. and KEP V, L.P.) shares of its Common Stock or distributes to any Affiliate of the Company (other than KIA V, L.P. and KEP V, L.P.) any rights, options or warrants entitling them to purchase shares of Common Stock, or securities convertible into or exchangeable for Common Stock, in each case, at a price per share less than the Current Market Value on the record date for determining entitlements of such Affiliates to participate in such issuance, sale or distribution (the "Time of Determination") and prior to such issuance, sale or distribution the Company did not first offer to issue, sell or distribute such shares of its Common Stock or such rights, options or warrants or such securities convertible into or exchangeable for Common Stock to all holders of Common Stock on the same economic terms and on a pro rata basis with the issuance, sale or distribution to such Affiliates of the Company, then the Exercise Rate shall be adjusted in accordance with the formula:

                                E' = E x  O + N
                                         O + N x P
                                              M

   and the Exercise Price shall be adjusted in accordance with the following formula:

                                  EP' = EP x  E
                                           E'
where:

  E' =  the adjusted Exercise Rate.

  E = the Exercise Rate immediately prior to the Time of Determination for any such issuance, sale or distribution.

  EP'= the Adjusted Exercise Price.

  EP = the Exercise Price immediately prior to the Time of Determination for any such issuance, sale or distribution.

  O = the number of Fully Diluted Shares (as defined below) outstanding immediately prior to the Time of Determination for any such issuance, sale or distribution.

  N = the number of additional shares of Common Stock issued, sold or issuable upon exercise of such rights, options or warrants.

  P = the per share price received and receivable by the Company in the case of any issuance or sale of Common Stock or rights, options or warrants as to which such adjustment is being made, inclusive of the exercise price per share of Common Stock payable upon exercise of such rights, options or warrants.

  M = the Current Market Value per share of Common Stock on the Time of
      Determination for any such issuance, sale or distribution.

   For purposes of this Section 12(b), the term "Fully Diluted Shares" shall mean (i) the shares of Common Stock outstanding as of a specified date, and
(ii) the shares of Common Stock into or for which rights, options, warrants or other securities of the Company outstanding as of such date are exercisable or convertible (other than the Warrants).

   Any adjustments shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the relevant Time of Determination. Notwithstanding the foregoing, the Exercise Rate and the Exercise Price shall not be subject to adjustment in connection with (i) the issuance of any shares of Common Stock upon exercise of any such rights, options or warrants which have previously been the subject of an adjustment under this Agreement for which the required adjustment has been made and (ii) any exercise of the Warrants. If at the end of the period during which any such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted to what it would have been if "N" in each of the above formulas had been the number of shares actually issued.

   (c) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Rate. Notwithstanding the foregoing, any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised.

   All calculations under this Section 12 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

   (d) Certain Definitions. "Current Market Value" per share of Common Stock or of any other security (herein collectively referred to as a "Security") at any date shall be:

     (1) if the Security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (i) the value of the Security determined in good faith by the board of directors of the Company and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six months preceding such date or (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the

  Security determined as of a date within 30 days preceding such date by an Independent Financial Expert (as defined below), or

     (2) if the Security is registered under the Exchange Act, the average of the daily closing bid prices of such Security for 30 consecutive Business Days selected by the Company from the period of 45 Business Days preceding such date, but only if such Security shall have been listed on a national securities exchange or the Nasdaq National Market or traded through an automated quotation system during such entire 45-Business Day period.

   The "closing bid price" for any Security on each Business Day means the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day.

   "Independent Financial Expert" shall mean any nationally recognized investment banking firm that is not an Affiliate of the Company. Any such person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

   "Affiliate" of any specified person means any other person which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such specified person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

   "Ordinary Cash Distribution" means any quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any calendar quarter does not exceed the greater of (x) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock (as adjusted to reflect subdivisions or combinations of the Common Stock) and (y) 3.0% of the average of the last reported sales prices of the Common Stock during the ten trading days immediately prior to the date of declaration of such dividend.

   (e) When No Adjustment Required. If an adjustment is made upon the establishment of a record date for an issuance, sale or distribution subject to subsection (a) or (b) hereof and such issuance, sale or distribution is subsequently cancelled or is not otherwise made, the Exercise Rate and Exercise Price then in effect shall be readjusted, effective as of the date when the board of directors of the Company determines to cancel such issuance, sale or distribution or when it is otherwise evident that such issuance, sale or distribution will not be so made, to that which would have been in effect if such record date had not been fixed. If an adjustment would be required under both subsections (a) and (b) above, such adjustments will be determined without duplication.

   To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

   (f) Notice of Adjustment. Whenever the Exercise Rate or Exercise Price is adjusted, the Company shall provide the notices required by Section 14 hereof.

   (g) Voluntary Reduction. The Company from time to time may increase the Exercise Rate or reduce the Exercise Price by any amount for any period of time (including, without limitation, permanently) if the period is at least 20 Business Days and the Company has given notice of such increase or reduction in accordance with Section 14 hereof.

   An increase of the Exercise Rate or reduction in the Exercise Price under this subsection (g) (other than a permanent increase) does not change or adjust the Exercise Rate otherwise in effect for purposes of subsection (a) and (b) of this Section 12.

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   (h) When Issuance or Payment May Be Deferred. In any case in which this
Section 12 shall require that an adjustment in the Exercise Rate or Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Rate prior to such adjustment, and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 13 hereof; provided, however, that the Company shall deliver to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company, to deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

   (i) Reorganizations. In case of (i) any capital reorganization, other than in the cases referred to in Section 12(a) and (b) hereof and other than any capital reorganization that does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property, or (ii) the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or (iii) the sale of all or substantially all of the assets of the Company (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant in accordance with the terms hereof (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if the Exercisability Date had occurred and such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the board of directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any such shares or other securities or property thereafter deliverable upon exercise of Warrants.

   The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization or the corporation or other entity purchasing such assets shall expressly assume, by a supplemental warrant agreement or other acknowledgment executed and delivered to the Warrant Agent, the obligation to deliver to the Warrant Agent and to cause the Warrant Agent to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase in accordance with the terms hereof upon the occurrence of the Exercisability Date, and the due and punctual performance and observance of each and every covenant, condition, obligation and liability under this Agreement to be performed and observed by the Company in the manner prescribed herein.

   The foregoing provisions of this Section 12(i) shall apply to successive Reorganization transactions.

   (j) Form of Warrants. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

   (k) Warrant Agent's Disclaimer. The Warrant Agent has no duty to determine when an adjustment under this Section 12 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental warrant agreement under subsection (i) of this
Section 12 are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 12.

   (l) Miscellaneous. For purpose of this Section 12 the term "shares of Common Stock" shall mean (i) shares of the class of stock designated as the Common Stock, par value $.01 per share, of the Company as of the date of this Agreement, and (ii) shares of any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 12, the Holders of Warrants shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsections (a) through (l) of this Section 12, inclusive, and the provisions of Sections 7, 8, 10 and 13 with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

   Section 13. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 13, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the excess of the Current Market Value of a Warrant Share over the Exercise Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

   Section 14. Notices to Warrant Holders; Reservation of Dividends. Upon any adjustment pursuant to Section 12 hereof, the Company shall give prompt written notice of such adjustment to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company, within 10 days after notification is received by the Warrant Agent of such adjustment, to mail by first class mail, postage prepaid, to each Holder a notice of such adjustment(s) and shall deliver to the Warrant Agent a certificate of the Chief Financial Officer of the Company, setting forth in reasonable detail (i) the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant after such adjustment(s), (ii) a brief statement of the facts requiring such adjustment(s) and (iii) the computation by which such adjustment(s) was made. Where appropriate, such notice may be given in advance and included as a part of the notice required under the other provisions of this Section 14.

   In case the Exercisability Date has occurred and:

     (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

     (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets or cash; or

     (c) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

     (e) the Company proposes to take any action that would require an adjustment to the Exercise Rate pursuant to Section 12 hereof;

then the Company shall give prompt written notice to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company to give to each of the registered holders of the Warrant Certificates at his, her or its address appearing on the Warrant Register, at least 30 days (or 20 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or
(iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure by the Company or the Warrant Agent to give such notice or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

   The Company shall give prompt written notice to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company to give to each Holder written notice of any determination to make a distribution or dividend to the holders of its Common Stock of any assets (including cash (other than any Ordinary Cash Distribution)), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities (other than Common Stock, or rights, options, or warrants to purchase Common Stock) of the Company, which notice shall state the nature and amount of such planned dividend or distribution and the record date therefor, and shall be given by the Company at least 20 days prior to such record date therefor.

   At any time prior to the date that is 30 Business Days after the Exercisability Date, with respect to any distribution or dividend made by the Company to all of the holders of its Common Stock for which notice to the Holders of the Warrants under this Section 14 would be required had such dividend or distribution occurred after the Exercisability Date and except for such distributions or dividends as are provided for in Section 12 hereof, the Company shall hold in reserve the amount of any such dividend or distribution that would have been payable to the Holders in respect of their Warrant Shares had the Holders exercised their Warrants immediately prior to such dividend or distribution. The Company shall release to each Holder of Warrants his, her or its pro rata share of such reserved dividends or distributions upon the exercise of such Holder's Warrants pursuant to Section 7 hereof. Any notice delivered to the Holders by the Company pursuant to this Section 14 shall state the nature and amount of such dividend or distribution that shall be held in reserve.

   Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

   Section 15. Notices to the Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Holder to or on the Company shall be sufficiently given or made when received at the office of the Company expressly designated by the Company as its office for purposes of this Agreement (until the Warrant Agent is otherwise notified in accordance with this Section 15 by the Company), as follows:

     Endo Pharmaceuticals Holdings Inc.
     c/o Kelso & Company
     320 Park Avenue
     24th Floor
     New York, New York 10022
     Attention: Managing Director
               with copy to General Counsel
     with a copy to:

     Skadden, Arps, Slate, Meagher & Flom LLP
     919 Third Avenue
     New York, New York 10022-3897
     Attention: Eileen Nugent Simon, Esq.

   Any notice pursuant to this Agreement to be given by the Company or by any Holder(s) to the Warrant Agent shall be sufficiently given when received by the Warrant Agent at the address appearing below (until the Company is otherwise notified in accordance with this Section by the Warrant Agent).

     [WARRANT AGENT]
     [ADDRESS]
     Attention: [CONTACT]

   Section 16. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the rights of any holder of Warrants hereunder. Any amendment or supplement to this Agreement that has a material adverse effect on the rights of holders hereunder shall require the written consent of registered holders of a majority of the then outstanding Warrants, which consent shall then be effective against all the Holders of Warrants hereunder. The consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (not including adjustments contemplated hereunder). The Warrant Agent shall be entitled to receive and shall be fully protected in relying upon an officers' certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

   Section 17. Concerning the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

     (a) The statements contained herein and in the Warrant Certificate shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or any action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

     (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

     (c) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its employees) or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct of any agent appointed with due care.

     (d) The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

     (e) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, Chief Financial Officer, one of the Vice Presidents, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (f) The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent (including reasonable fees and expenses of the Warrant Agent's counsel and agents) in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement, except as a result of the Warrant Agent's negligence or bad faith.

     (g) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity satisfactory to the Warrant Agent for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

     (h) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transactions in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement or such director, officer or employee. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity including, without limitation, acting as Transfer Agent or as a lender to the Company or an Affiliate thereof.

     (i) The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

     (j) The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

     (k) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.

     (l) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith and without negligence in accordance with instructions of any such officer or officers.

   Section 18. Change of Warrant Agent. The Warrant Agent may resign at any time and be discharged from its duties under this Agreement by giving to the Company 30-days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his, her or its Warrant for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor warrant agent, either by the Company or by such court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or such a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having at the time of its appointment as warrant agent a combined capital and surplus of at least $10,000,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Failure to file any notice provided for in this Section 18, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the Company or the successor warrant agent shall mail by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

   Section 19. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrant Agent or any holder of Warrants shall bind and inure to the benefit of their respective successors and assigns hereunder.

   Section 20. Termination. This Agreement shall terminate at 5:00 p.m., New York City time, on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised pursuant to this Agreement.

   Section 21. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

   Section 22. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered Holders of the Warrant Certificates.

   Section 23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

   Section 24. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                          ENDO Pharmaceuticals Holdings Inc.


                                          By: _________________________________
                                            Name:
                                            Title:

                                          [WARRANT AGENT],
                                              as Warrant Agent


                                          By: _________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT A

                         [Form of Warrant Certificate]

                                     [Face]

   THIS SECURITY IS A GLOBAL CERTIFICATE AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES
DESCRIBED IN THE WARRANT AGREEMENT, DATED AS OF      ,   , BY AND BETWEEN THE
COMPANY AND THE WARRANT AGENT (THE "WARRANT AGREEMENT"), AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                EXERCISABLE ON OR AFTER THE EXERCISABILITY DATE
                         AND ON OR BEFORE JULY 7, 2003

No.                                                                     Warrants

                              Warrant Certificate

                       ENDO PHARMACEUTICALS HOLDINGS INC.

   This Warrant Certificate certifies that     , or registered assigns, is the
registered holder of Warrants expiring on or before July 7, 2003 (the "Warrants") to purchase shares of Common Stock, par value $.01 per share (the "Common Stock"), of Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or after the Exercisability Date and on or before 5:00 p.m. New York City Time on July 7, 2003 (the six-month anniversary of the Exercisability
Date), (a) 0.416667/4/ fully paid and nonassessable shares of Common Stock (each such share, a "Warrant Share") in the event the Adjustment Event (as defined in that certain Agreement and Plan of Merger, dated as of November , 1999, by and among the Company, Endo Inc., a Delaware corporation and wholly owned subsidiary of the Company, and [TARGET] Pharmaceutical Corporation, a Delaware corporation) has not occurred prior to such time or (b) 0.250000/5/ Warrant Shares in the event the Adjustment Event has occurred prior to such time, in either case, at the initial exercise price (the "Exercise Price") equal to $0.01 payable upon surrender of this Warrant Certificate and payment of the Exercise Price in the manner set forth in the Warrant Agreement, subject only to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

   No Warrant may be exercised before the Exercisability Date or after 5:00 p.m., New York City Time, on July 7, 2003 and to the extent not exercised by such time such Warrants shall become void.

   This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

   THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

--------
(4) This number shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time the aggregate number on which it is based, when taken together with the shares of Parent Common Stock held by Persons who had been holders of Parent Common Stock immediately prior to the Effective Time, shall equal 85% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants as if no Adjustment Event had occurred).
(5) This number shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time the aggregate number on which it is based, when taken together with the shares of Parent Common Stock held by Persons who had been holders of Parent Common Stock immediately prior to the Effective Time, shall equal 80% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants and after giving effect to the Adjustment Event as if it had occurred).

   IN WITNESS WHEREOF, Endo Pharmaceuticals Holdings Inc. has caused this Warrant Certificate to be signed by its [OFFICER] and by its Secretary, each by a facsimile of his or her signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:       ,

                                          ENDO PHARMACEUTICALS HOLDINGS INC.

                                          By: _________________________________
                                            Name:
                                            Title:

                                          By: _________________________________
                                            Name:
                                            Title: Secretary

Countersigned:

[WARRANT AGENT],  as Warrant Agent

By: _________________________________
  Name:
  Title:

                         [Form of Warrant Certificate]

                                   [Reverse]

   The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring July 7, 2003, entitling the holder on exercise to receive shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a
Warrant Agreement dated as of      ,    (the "Warrant Agreement"), duly
executed and delivered by the Company to [WARRANT AGENT], as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

   Warrants may be exercised at any time on or after the "Exercisability Date" and on or before July 7, 2003. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment in the manner provided for in the Warrant Agreement at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby, the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

   The Warrant Agreement provides that upon the occurrence of certain events the number of Warrants set forth on the face hereof and the Exercise Price may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

   Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

   Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

   The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                         [Form of Election to Purchase]

                   (To Be Executed upon Exercise of Warrant)

   The undersigned hereby irrevocably elects to exercise the right, represented
by this Warrant Certificate, to receive     shares of Common Stock and herewith
tenders payment for such shares to the order of Endo Pharmaceuticals Holdings
Inc. in the amount of $   payable in (select one or more: (i) cash and/or (ii)
pursuant to a Cashless Exercise) in accordance with the terms hereof and of the Warrant Agreement. The undersigned requests that a certificate for such shares
be registered in the name of      , whose address is     and that such shares
be delivered to      whose address is      . If said number of shares is less
than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of
such shares be registered in the name of      , whose address is     , and that
such Warrant Certificate be delivered to     , whose address is     .

                                          Signature:

Date:

                                          Signature Guaranteed:

                 SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS

   The following exchanges of a part of this Global Warrant for certificated Warrants have been made:

                                                   Number of
                                                  Warrants of
              Amount of          Amount of        this Global
             decrease in        increase in         Warrant      Signature of
              Number of          Number of         following      authorized
Date of    Warrants of this   Warrants of this   such decrease    officer of
Exchange    Global Warrant     Global Warrant    (or increase)   Warrant Agent
--------   ----------------   ----------------   -------------   -------------

                                                                       EXHIBIT B

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF WARRANTS

Re: Warrants to Purchase Common Stock (the "Warrants") of Endo Pharmaceuticals
    Holdings Inc.

     This Certificate relates to Warrants held in *   book-entry or *
  certificated form by       (the "Transferor").

   The Transferor:*

[_]has requested the Warrant Agent by written order to deliver in exchange for its beneficial interest in the Global Warrant held by the depository a Warrant or Warrants in definitive, registered form equal to its beneficial interest in Warrants represented by such Global Warrant (or the portion thereof indicated above); or

[_]has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.

                                          _____________________________________
                                          [INSERT NAME OF TRANSFEROR]

                                          By: _________________________________

Date: _______________________

   *Check applicable box.

                             INDEX OF DEFINED TERMS

Affiliate................................................................. A-137
Agreement................................................................. A-129
Business Day.............................................................. A-133
Cashless Exercise......................................................... A-133
closing bid price......................................................... A-137
Common Stock.............................................................. A-129
Company................................................................... A-129
Current Market Value...................................................... A-136
Definitive Warrants....................................................... A-129
Exchange Act.............................................................. A-136
Exercisability Date....................................................... A-133
Exercise Price............................................................ A-133
Exercise Rate............................................................. A-135
Expiration Date........................................................... A-132
FDA....................................................................... A-133
Fully Diluted Shares...................................................... A-136
Global Warrants........................................................... A-129
Holders................................................................... A-130
Independent Financial Expert.............................................. A-137
Legal Holiday............................................................. A-133
Merger Agreement.......................................................... A-129
Ordinary Cash Distribution................................................ A-137
Reorganizations........................................................... A-138
Security.................................................................. A-136
shares of Common Stock.................................................... A-129
Sub....................................................................... A-129
Target.................................................................... A-129
Time of Determination..................................................... A-135
Transfer Agent............................................................ A-134
Warrant................................................................... A-129
Warrant Agent............................................................. A-129
Warrant Certificates...................................................... A-129
Warrant Register.......................................................... A-130
Warrant Shares............................................................ A-129
Warrants.................................................................. A-129

                                                                 APPENDIX B

               AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

   AMENDMENT, dated as of April 17, 2000 (this "Amendment"), by and among ENDO PHARMACEUTICALS HOLDINGS INC., a Delaware corporation ("Parent"), ENDO INC., a Delaware corporation and a newly-formed wholly-owned subsidiary of Parent ("Sub"), and ALGOS PHARMACEUTICAL CORPORATION, a Delaware corporation (the "Company"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as hereinafter defined).

                           W I T N E S S E T H:

   WHEREAS, Parent, Sub and the Company entered into an agreement and plan of merger, dated as of November 26, 1999 (as amended and restated as of March 3, 2000, the "Merger Agreement"), whereby the Company will merge with and into Sub;

   WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have each determined that amending the Merger Agreement is advisable and in the best interest of their respective stockholders;

   NOW THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto agree as follows:

   FIRST, Section 7.1(d)(iii) of the Merger Agreement is hereby amended to replace "June 30, 2000" with "July 31, 2000."

   SECOND, the Merger Agreement is hereby further amended to extend for three months each of the time periods related to the exercise of the Algos Warrants to purchase shares of Parent Common Stock, as contemplated by Section 7 of the Form of Algos Warrant Agreement, by and between Parent and the Warrant Agent (as defined therein) and attached as Exhibit C to the Merger Agreement (the "Algos Warrant Agreement"). To achieve the intentions of the parties set forth in the previous sentence, Section 7 of the Algos Warrant Agreement is hereby amended as follows:

  a. "December 31, 2001" in the second and third sentences thereof shall be replaced with "March 31, 2002;"

  b. "June 30, 2002" in the third and fourth sentences thereof shall be replaced with "September 30, 2002;" and

  c. "December 31, 2002" in the fourth sentence thereof shall be replaced with "March 31, 2003."

   THIRD, the Merger Agreement is hereby further amended to revise the numbers of shares of Parent Common Stock (the "Number(s) of Parent Shares") into which the Algos Warrants shall be exercisable, as contemplated by Section 7 of the Algos Warrant Agreement. To achieve the intentions of the parties set forth in the previous sentence, Section 7 of the Algos Warrant Agreement is hereby amended to provide that:

  a. If the Exercisability Date (as defined in the Algos Warrant Agreement) is on or prior to March 31, 2002 (such date having been updated to reflect the amendment in Article SECOND hereof), the holders of the Algos Warrants shall continue to be entitled to receive, upon exercise of the Algos Warrants and payment of the Exercise Price (as defined in the Algos Warrant Agreement), the Number of Parent Shares that, together with the shares of Parent Common Stock issued to the Algos stockholders in the Merger, represent 35% of the Parent Common Stock outstanding immediately upon consummation of the Merger (assuming all of the Algos Warrants were exercised upon such consummation);

  b. If the Exercisability Date is after March 31, 2002 and on or prior to September 30, 2002 (such dates having been updated to reflect the amendments in Article SECOND hereof), the holders of the Algos Warrants shall be entitled to receive, upon exercise of the Algos Warrants and payment of the Exercise Price, the Number of Parent Shares that, together with the shares of Parent Common Stock issued to the Algos stockholders in the Merger, represent 29% of the Parent Common Stock outstanding immediately upon consummation of the Merger (assuming all of the Algos Warrants were exercised upon such consummation); and

  c. If the Exercisability Date is after September 30, 2002 and on or prior to March 31, 2003 (such dates having been updated to reflect the amendments in Article SECOND hereof), the holders of the Algos Warrants shall be entitled to receive, upon exercise of the Algos Warrants and payment of the Exercise Price (as defined in the Algos Warrant Agreement), the Number of Parent Shares that, together with the shares of Parent Common Stock issued to the Algos stockholders in the Merger, represent 24% of the Parent Common Stock outstanding immediately upon consummation of the Merger (assuming all of the Algos Warrants were exercised upon such consummation).

   FOURTH, in order to achieve the agreements set forth in this Amendment, the parties hereto further agree to revise in the Algos Warrant Agreement and the Algos Warrants the Numbers of Parent Shares into which the Algos Warrants are exercisable to reflect the provisions of Article THIRD hereof and to make such other changes to the Algos Warrant Agreement and the Algos Warrants as they deem necessary or appropriate to carry out their intentions in entering into this Amendment.

   FIFTH, this Amendment may be executed in counterparts, all of which shall be considered one and the same amendment, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                             ENDO PHARMACEUTICALS HOLDINGS
                                             INC.

                                             By: /s/ Carol A. Ammon

                                             Name: Carol A. Ammon

                                             Title: President & Chief
                                          Executive Officer

                                             ENDO INC.

                                             By: /s/ Carol A. Ammon

                                             Name: Carol A. Ammon

                                             Title: President & Chief
                                          Executive Officer

                                             ALGOS PHARMACEUTICAL
                                            CORPORATION

                                             By: /s/ John W. Lyle

                                             Name: John W. Lyle

                                             Title: President

                                                                 APPENDIX C

November 26, 1999

Board of Directors
Algos Pharmaceutical Corporation
13333 Campus Parkway
Neptune, NJ 07753

Ladies and Gentlemen:

You have asked us to advise you with respect to the fairness to the stockholders of Algos Pharmaceutical Corporation (the "Company") from a financial point of view of the consideration to be received by such stockholders pursuant to the terms of the Agreement and Plan of Merger, dated as of November 26, 1999 (the "Merger Agreement"), among the Company, Endo Pharmaceuticals Holdings Inc. (the "Acquiror") and Endo Inc. (the "Sub"). The Merger Agreement provides for the merger (the "Merger") of the Company with and into the Sub and each outstanding share of common stock, par value $0.01 per share, of the Company will be converted into (i) one share of common stock, par value $0.01 per share, of the Acquiror and (ii) 1.00 warrant (together, the "Merger Consideration"). Each warrant will be exercisable for $0.01 to purchase a number of shares of common stock of the Acquiror which will vary from zero to
1.15 depending on whether the Company receives approval from the U.S. Food and Drug Administration with respect to its New Drug Application for MorphiDex(TM) (the "Approval") and if so, the timing of such Approval, all according to the terms set forth in the Warrant Agreement by and between the Acquiror and the party thereto.

In arriving at our opinion, we have reviewed certain publicly available business information relating to the Acquiror and certain publicly available business and financial information relating to the Company, as well as the Merger Agreement and the Warrant Agreement. We understand and have assumed that the Acquiror common stock to be received by the stockholders of the Company will be issued pursuant to an effective Registration Statement on Form S-4, and that such shares will be authorized for quotation on the Nasdaq National Market. We have also reviewed certain other information, including financial forecasts, provided to us by the Company and the Acquiror, and have met with the Company's and the Acquiror's management to discuss the business and prospects of the Company and the Acquiror.

We have also considered certain financial and stock market data of the Company and certain financial data of the Acquiror, and we have compared those data with similar data for other publicly held companies in businesses similar to the Company and the Acquiror, and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's and the Acquiror's management as to the future financial performance of the Company and the Acquiror. You also have informed us, and we have assumed, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to the actual value of the common stock and/or warrants when issued to the Company's stockholders pursuant to the Merger, whether any active trading market will develop for such common stock or warrants, or the prices at which such common stock and warrants will trade subsequent to the Merger. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to effect the Merger. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion.

In the ordinary course of our business, we and our affiliates may actively trade the equity securities of the Company for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of Board of Directors in connection with its consideration of the Merger, does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the stockholders of the Company from a financial point of view.

                                          Very truly yours,

                                          CREDIT SUISSE FIRST BOSTON
                                           CORPORATION

                                                /s/  Steven L. Fisch, M.D.
                                          By: _________________________________
                                                  Steven L. Fisch, M.D.
                                                        Director

                                                                 Appendix D



                           FORM OF WARRANT AGREEMENT

                                 by and between

                       ENDO PHARMACEUTICALS HOLDINGS INC.

                                      and

                                [WARRANT AGENT],

                                       as

                                 Warrant Agent

                               ----------------

                             Dated as of       ,

                               ----------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
 Section 1.  Appointment of Warrant Agent...............................   D-3

 Section 2.  Warrant Certificates.......................................   D-3

 Section 3.  Execution of Warrant Certificates..........................   D-3

 Section 4.  Registration and Countersignature..........................   D-4

 Section 5.  Transfer and Exchange of Warrants..........................   D-4

 Section 6.  Registration of Transfers and Exchanges....................   D-5

 Section 7.  Terms of Warrants; Exercise of Warrants....................   D-7

 Section 8.  Payment of Taxes...........................................   D-9

 Section 9.  Mutilated or Missing Warrant Certificates..................   D-9

 Section 10. Reservation of Warrant Shares..............................  D-10

 Section 11. Obtaining Stock Exchange Listings..........................  D-10

             Adjustment of Exercise Price and Number of Warrant Shares
 Section 12. Issuable...................................................  D-10

 Section 13. Fractional Interests.......................................  D-14

 Section 14. Notices to Warrant Holders; Reservation of Dividends.......  D-15

 Section 15. Notices to the Company and Warrant Agent...................  D-16

 Section 16. Supplements and Amendments; Actions........................  D-17

 Section 17. Concerning the Warrant Agent...............................  D-17

 Section 18. Change of Warrant Agent....................................  D-18

 Section 19. Successors.................................................  D-19

 Section 20. Termination................................................  D-19

 Section 21. Governing Law..............................................  D-19

 Section 22. Benefits of This Agreement.................................  D-19

 Section 23. Counterparts...............................................  D-19

 Section 24. Headings...................................................  D-19

 Exhibit A.  Form of Warrant Certificate................................  D-21

 Exhibit B.  Certificate to be Delivered Upon Transfer..................  D-28

   WARRANT AGREEMENT (the "Agreement"), dated as of       ,    , by and between
Endo Pharmaceuticals Holdings Inc., a Delaware corporation (together with any successors and assigns, the "Company"), and [WARRANT AGENT], as Warrant Agent (the "Warrant Agent").

   WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of November , 1999 (the "Merger Agreement"), by and among the Company, Endo Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Sub"), and [TARGET] Pharmaceutical Corporation, a Delaware corporation ("Target"), the Company proposes to issue warrants (each a "Warrant," and collectively, the "Warrants") for the purchase of an aggregate of up to 20,654,360/1/ shares of common stock, par value $.01 per share, of the Company (the "Common Stock," and the shares of Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares");

   WHEREAS, there shall be two classes of Warrants, Class A which shall be transferable ("Class A Transferable Warrants") and Class B which shall not be transferable ("Class B Non-Transferable Warrants") and each holder of shares of common stock of Target at the time of the stockholder vote relating to the Merger Agreement may elect to receive all or a portion of such holder's Warrants to be Class A Transferable Warrants or all or a portion of such holder's Warrants to be Class B Non-Transferable Warrants and in the event any such holder of shares of common stock of Target does not make such an election, then such holder shall be issued Class A Transferable Warrants. Such election, once made, will be irrevocable;

   WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company and the Warrant Agent is willing to act in connection with the issuance, transfer, exchange and exercise of Warrants as provided herein; and

   NOW, THEREFORE, in consideration of the premises and mutual agreements herein, the Company and the Warrant Agent hereby agree as follows:

   Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

   Section 2. Warrant Certificates. The Class A Transferable Warrants will initially be issued in global form (the "Global Warrants"), substantially in the form of Exhibit A hereto. Any certificates evidencing the Global Warrants to be delivered pursuant to this Agreement (the "Class A Warrant Certificates") shall be substantially in the form set forth in Exhibit A hereto. Such Global Warrants shall represent such of the outstanding Class A Transferable Warrants as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Class A Transferable Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Class A Transferable Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Class A Transferable Warrants represented thereby shall be made by the Warrant Agent and the Depositary (as defined below) in accordance with instructions given by the holder thereof. [The Depository Trust Company] shall act as the Depositary with respect to the Global Warrants until a successor shall be appointed by the Company. Upon written request, a Warrant holder who holds Class A Transferable Warrants may receive from the Depositary and Warrant Agent Class A Transferable Warrants in registered form as definitive Warrant Certificates (the "Definitive Warrants") as set forth in Section 6 below. Class B Non-Transferable Warrants will be issued in certificated form in the form of Exhibit B hereto, in the name of and in the denomination as set forth in the applicable letter of transmittal accompanying the shares of common stock of Target surrendered by the holder thereof in connection with the merger of Target with and into Sub pursuant to the Merger Agreement.

   Section 3. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its President, Chief Executive Officer, Chief Operating Officer, Chief
--------
(1) These numbers may be adjusted in the final Endo Warrant. See footnotes 2-5 below.

Financial Officer or Treasurer or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, a Vice President, Secretary or an Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office.

   In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

   Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

   Section 4. Registration and Countersignature. The Warrants shall be numbered and shall be registered on the books of the Company maintained at the principal office of the Warrant Agent in [LOCATION OF WARRANT AGENT'S OFFICES] (the "Warrant Register") as they are issued.

   Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, a Vice President, the Secretary or an Assistant Secretary of the Company, initially countersign and deliver Warrants entitling the holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall thereafter countersign and deliver Warrants as otherwise provided in this Agreement.

   The Company and the Warrant Agent may deem and treat the registered holders (the "Holders") of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

   Section 5. Transfer and Exchange of Warrants. The Warrant Agent shall from time to time, subject to the limitations of Section 6 hereof, register the transfer of any outstanding Warrants upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney; provided that Class B Non-Transferable Warrants may only be transferred (i) as the result or assignment by operation of law (such as death or merger or otherwise) or (ii) as required by law or any court of competent jurisdiction (such as in connection with divorce, bankruptcy or liquidation). A request for a transfer of a Class B Non-Transferable Warrant shall be accompanied by such documentation establishing satisfaction of the conditions set forth in clause (i) or (ii) above, as applicable, as may be reasonably requested by the Company (including opinions of counsel, if appropriate). Upon receipt of documentation reasonably satisfactory to the Company, the Company shall authorize the Warrant Agent to permit the transfer of a Class B Non-Transferable Warrant. The Warrant Agent shall not permit the transfer of a Class B Non-Transferable Warrant until it is so authorized by the Company. Unless otherwise authorized by the Company, Class B Non-Transferable Warrant Certificate may only be transferred for another Class B Non-Transferable Warrant Certificate. Subject to the terms of this Agreement, each Warrant Certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle each Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged.

   Upon registration of transfer, the Warrant Agent shall countersign and deliver by certified or first class mail a new Warrant Certificate or Certificates to the persons entitled thereto. The Warrant Certificates may be exchanged at the option of the Holder thereof, when surrendered at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent in [LOCATION OF WARRANT AGENT'S CORPORATE TRUST OFFICE], for another Warrant Certificate, or other Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares.

   No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer.

   Section 6. Registration of Transfers and Exchanges.

   (a) Transfer and Exchange of Definitive Warrants. When Definitive Warrants are presented to the Warrant Agent with a request:

       (i) to register the transfer of the Definitive Warrants; or

       (ii) to exchange such Definitive Warrants for an equal number of Definitive Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if its requirements under this Agreement are met; provided, however, that the Definitive Warrants presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder thereof or by such Holder's attorney, duly authorized in writing; provided that a transfer of Definitive Warrants that are Class B Non-Transferable Warrants shall be subject to the requirements of Section 5 hereof.

   (b) Restrictions on Transfer of a Definitive Warrant for a Beneficial Interest in a Global Warrant. The Warrant Agent may exchange a Definitive Warrant for a beneficial interest in a Global Warrant only if the Warrant Agent has received such Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant. If such conditions have been satisfied, the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrant Shares represented by the Global Warrant to be increased accordingly. If no Global Warrant is then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant in the appropriate amount.

   (c) Transfer and Exchange of Global Warrants. The transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Warrant Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

   (d) Transfer of a Beneficial Interest in a Global Warrant for a Definitive Warrant.

       (i) Any person having a beneficial interest in a Global Warrant may upon his, her or its request exchange such beneficial interest for a Definitive Warrant. Upon receipt by the Warrant Agent of written instructions (or such other form of instructions as is customary for the Depositary) from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Warrant and upon receipt by the Warrant Agent of a written order or such other form of instructions as is customary for the Depositary or the person designated by the Depositary as having such a beneficial interest containing registration instructions, then the Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the aggregate amount of the Global Warrant to be reduced and, following such reduction, the Company will execute and, upon receipt of a countersignature, the Warrant Agent will countersign and deliver to the transferee a Definitive Warrant. All such Warrants shall be Class A Transferable Warrants.

       (ii) Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent in writing, provided such designation is in accordance with this Section 6(d). The Warrant Agent shall deliver such Definitive Warrants to the persons in whose names such Definitive Warrants are registered.

   (e) Restrictions on Transfer and Exchange of Global
Warrants. Notwithstanding any other provisions of this Warrant Agreement (other than the provisions set forth in subsection (f) of this Section 6), a Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

   (f) Authentication of Definitive Warrants in Absence of Depositary. If at any time:

       (i) the Depositary for the Global Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant and a successor Depositary for the Global Warrant is not appointed by the Company within 90 days after delivery of such notice; or

       (ii) the Company, at its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Warrant Agreement,

then the Company will execute, and the Warrant Agent, upon receipt of an officers' certificate, signed by the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or a Vice President of the Company, requesting the countersignature and delivery of Definitive Warrants, will countersign and deliver Definitive Warrants, in an aggregate number equal to the aggregate number of Warrants represented by the Global Warrant, in exchange for such Global Warrant.

   (g) Cancellation and/or Adjustment of a Global Warrant. At such time as all beneficial interests in a Global Warrant have either been exchanged for Definitive Warrants, redeemed, repurchased or cancelled, such Global Warrant shall be returned to or retained and cancelled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, redeemed, repurchased or cancelled, the number of Warrants represented by such Global Warrant shall be reduced and an endorsement shall be made on such Global Warrant, by the Warrant Agent to reflect such reduction.

   (h) Obligations with Respect to Transfers and Exchanges of Definitive
Warrants.

       (i) To permit registrations of transfers and exchanges in accordance with the terms of this Agreement, the Company shall execute, and the Warrant Agent shall countersign Definitive Warrants and Global Warrants.

       (ii) All Definitive Warrants and Global Warrants issued upon any registration, transfer or exchange of Definitive Warrants or Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Definitive Warrants or Global Warrants surrendered upon the registration of transfer or exchange.

       (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

   Section 7. Terms of Warrants; Exercise of Warrants. Subject to the terms of this Agreement, each Warrant Holder shall have the right, which may be exercised commencing on or after the Exercisability Date (as defined below) and until 5:00 p.m., New York City time, on the six-month anniversary of the Exercisability Date (the "Expiration Date"), to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (as defined below) then in effect for such Warrant Shares together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions payable as provided in Section 14 hereof. If the Exercisability Date is on or prior to December 31, 2001, the Holders shall then be entitled to receive from the Company (on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares) (together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions payable as provided in Section 14 hereof)
(a) 20,654,360 Warrant Shares (in the aggregate) (with each Warrant being exercisable for 1.153846 Warrant Shares)/2/ in the event the Adjustment Event (as defined in the Merger Agreement) has not occurred prior to the Exercisability Date or (b) 17,900,445 Warrant Shares (in the aggregate) (with each Warrant being exercisable for 1.000000 Warrant Shares)/3/ in the event the Adjustment Event has occurred prior to the Exercisability Date. If the Exercisability Date is after December 31, 2001 and on or prior to June 30, 2002, the Holder shall then be entitled to receive from the Company (on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares) (together, if applicable, with cash payable as provided in
Section 13 hereof and any dividends or distributions payable as provided in
Section 14 hereof) (a) 12,786,032 Warrant Shares (in the aggregate) (with each Warrant being exercisable for 0.714286 Warrant Shares)/4/ in the event the Adjustment Event has not occurred prior to the Exercisability Date or (b) 11,015,658 Warrant Shares (in the aggregate) (with each Warrant being exercisable for 0.615385 Warrant Shares)/5/ in the event the Adjustment Event has occurred prior to the Exercisability Date. If the Exercisability Date is after June 30, 2002 and on or prior to December 31, 2002 (the "Ultimate Expiration Date"), the Holders shall then be entitled to receive from the Company (on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares) (together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions payable as provided in Section 14 hereof) (a) 5,966,815 Warrant Shares (in the aggregate) (with each Warrant being exercisable for 0.333333 Warrant Shares)/6/ in the event the Adjustment Event has not occurred prior to the Exercisability Date or
(b) 5,114,413 Warrant Shares (in the aggregate) (with each Warrant being exercisable for 0.285714 Warrant Shares)/7/ in the event the Adjustment Event has occurred prior to the Exercisability Date. Each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of the Expiration Date. Without limiting the foregoing, in the event the Ultimate Expiration Date occurs before the Exercisability Date, each Warrant shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of the Ultimate Expiration Date. If applicable, dividends and other distributions will be made upon exercise of the Warrants as set forth in
Section 14 hereof.
--------
(2) These numbers shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time such aggregate number, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 35% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants as if no Adjustment Event had occurred).
(3) These numbers shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time such aggregate number, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 40% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants and after giving effect to the Adjustment Event as if it had occurred).

(4) These numbers shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time such aggregate number, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 30% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants as if no Adjustment Event had occurred).
(5) These numbers shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time such aggregate number, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 35% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants and after giving effect to the Adjustment Event as if it had occurred).
(6) These numbers shall be adjusted in the final Agreement and Warrant in order to reflect that at the Effective Time such aggregate number, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 25% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants as if no Adjustment Event had occurred).
(7) These numbers shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time such aggregate number, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 30% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants and after giving effect to the Adjustment Event as if it had occurred).

   "Exercisability Date" shall mean the fifth (5th) Business Day (as defined below) following the date on which the Company (or any of its subsidiaries) receives approval from the U.S. Food and Drug Administration (the "FDA") with respect to its New Drug Application for MorphiDex(R) for the treatment of one or more pain indications. In addition to the notices required by Section 14 hereof, the Company shall give prompt written notice to the Warrant Agent that the Exercisability Date has occurred and shall cause the Warrant Agent, on behalf of and at the expense of the Company, within 5 Business Days after such notification is received by the Warrant Agent, to mail by first class mail, postage prepaid, to each Holder a notice specifying that the Exercisability Date has occurred and that the Warrant has become exercisable pursuant to its terms and that the Warrant will expire at 5:00 p.m., New York City time, on the Expiration Date. In addition, the Company shall post appropriate notices of the Exercisability Date on its web pages and issue press releases to wire services. A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally recognized holiday or a day on which banking institutions are not required to be open in the State of New York.

   From and after the Effective Time, Parent agrees to use its reasonable efforts to continue to process the FDA application for MorphiDex(R) in a timely fashion. The parties acknowledge that there are many variables in the process of obtaining FDA approval in such a situation and many different approaches which may be used by an applicant in order to obtain such approval; as a result, the parties hereto agree that all determinations relating to such process and all actions taken in connection with seeking such approval shall be in the sole discretion of Parent and shall be binding upon the parties for all purposes. The parties further acknowledge that (i) on August 2, 1999, the Company received notification from the FDA that such application was not approvable, (ii) the failure to obtain such approval, either at all or on or before a certain date, shall not be deemed a breach by Parent of the provisions hereof and (iii) in any event Parent shall have no responsibility in connection with the provisions of this paragraph, except for its willful breach hereof.

   The initial price per share at which Warrant Shares shall be purchasable upon exercise of Warrants (the "Exercise Price") shall equal $0.01. A Warrant may be exercised upon surrender at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent or its agents in [LOCATION OF WARRANT AGENT'S OFFICE], of the Warrant Certificate(s) evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a participant in a recognized Signature Guarantee Medallion Program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, as adjusted as herein provided, for the number of Warrant Shares together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions as provided in Section 14 hereof in respect of which such Warrants are then exercised. Payment of the Exercise Price may be made (a) in the form of cash or by certified or official bank check payable to the order of the Company in New York Clearing House Funds, (b) by delivering to the Company a written notice accompanying the surrender of a Warrant to, at the time of exercise, apply to the payment of the Exercise Price such number of Warrant Shares as shall be specified in such notice, in which case an amount equal to the excess of the Current Market Value (as defined in Section 12(d) hereof) of such Warrant Shares on the date of exercise over the Exercise Price required for such exercise shall be deemed to have been paid to the Company and the number of Warrant Shares issuable upon such exercise shall be reduced by such specified number (a "Cashless Exercise") or (c) any combination of (a) and (b) above.

   Subject to the provisions of Section 6 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Warrant Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 13 hereof. Such certificate or certificates shall be deemed to have been issued and any person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

   On or after the Exercisability Date, the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section 7 and of
Section 3 hereof, and the Company, whenever required by the Warrant Agent, will promptly supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

   All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be either delivered to the Company or disposed of by the Warrant Agent in a manner consistent with the Warrant Agent's customary procedure for such disposal and in a manner reasonably satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

   The Warrant Agent shall keep copies of this Agreement available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

   Section 8. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

   Section 9. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

   Section 10. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

   The Company will keep a copy of this Agreement on file with the transfer agent for the Common Stock (the "Transfer Agent") and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 13 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder pursuant to Section 14 hereof.

   The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof. The Company will use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Agreement.

   Section 11. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrants and, immediately upon their issuance upon exercise of the Warrants, the Warrant Shares will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

   Section 12. Adjustment of Exercise Price and Number of Warrant Shares
Issuable.

   (a) If the Company:

       (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock or other capital stock of the Company; or

       (ii) subdivides, splits, combines or reclassifies its outstanding shares of Common Stock into a different number of securities of the same class,

then the number of shares of Common Stock issuable upon the exercise of each Warrant (the "Exercise Rate") in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which such Holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action and the Exercise Price in effect immediately prior to such action shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to such action by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before giving effect to such action and the denominator of which shall be the number of shares of Common Stock and/or such other capital stock outstanding referred to in the foregoing clause (a)(1) after giving effect to such action.

   An adjustment pursuant to this Section 12(a) shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

   If, after an adjustment pursuant to this Section 12(a), a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the board of directors of the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 12.

   Such adjustment shall be made successively whenever any event listed above shall occur.

   (b) Adjustment for Certain Issuances of Common Stock. If the Company issues or sells to any Affiliate (as defined in Section 12(d) hereof) of the Company shares of its Common Stock or distributes to any Affiliate of the Company any rights, options or warrants entitling them to purchase shares of Common Stock, or securities convertible into or exchangeable for Common Stock, in each case, at a price per share less than the Current Market Value on the record date for determining entitlements of such Affiliates to participate in such issuance, sale or distribution (the "Time of Determination") and prior to such issuance, sale or distribution the Company did not first offer to issue, sell or distribute such shares of its Common Stock or such rights, options or warrants or such securities convertible into or exchangeable for Common Stock to all holders of Common Stock on the same economic terms and on a pro rata basis with the issuance, sale or distribution to the Affiliates of the Company, then the Exercise Rate shall be adjusted in accordance with the formula:

                            E' = E x  O + N
                                   O + N x P
                                        M

and the Exercise Price shall be adjusted in accordance with the following formula:

                            EP' = EP x E
                                    E'

   where:

  E' = the adjusted Exercise Rate.

  E = the Exercise Rate immediately prior to the Time of Determination for any such issuance, sale or distribution.

  EP' = the Adjusted Exercise Price.

  EP = the Exercise Price immediately prior to the Time of Determination for any such issuance, sale or distribution.

  O = the number of Fully Diluted Shares (as defined below) outstanding immediately prior to the Time of Determination for any such issuance, sale or distribution.

  N = the number of additional shares of Common Stock issued, sold or issuable upon exercise of such rights, options or warrants.

  P = the per share price received and receivable by the Company in the case of any issuance or sale of Common Stock or rights, options or warrants as to which such adjustment is being made, inclusive of the exercise price per share of Common Stock payable upon exercise of such rights, options or warrants.

  M = the Current Market Value per share of Common Stock on the Time of Determination for any such issuance, sale or distribution.

   For purposes of this Section 12(b), the term "Fully Diluted Shares" shall mean (i) the shares of Common Stock outstanding as of a specified date, and
(ii) the shares of Common Stock into or for which rights, options, warrants or other securities of the Company outstanding as of such date are exercisable or convertible (other than the Warrants).

   Any adjustments shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the relevant Time of Determination. Notwithstanding the foregoing, the Exercise Rate and the Exercise Price shall not be subject to adjustment in connection with (i) the issuance of any shares of Common Stock upon exercise of any such rights, options or warrants which have previously been the subject of an adjustment under this Agreement for which the required adjustment has been made and (ii) any exercise of the Warrants. If at the end of the period during which any such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted to what it would have been if "N" in each of the above formulas had been the number of shares actually issued.

   (c) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Rate. Notwithstanding the foregoing, any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised.

   All calculations under this Section 12 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

   (d) Certain Definitions. "Current Market Value" per share of Common Stock or of any other security (herein collectively referred to as a "Security") at any date shall be:

       (1) if the Security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (i) the value of the Security determined in good faith by the board of directors of the Company and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six months preceding such date or (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the Security determined as of a date within 30 days preceding such date by an Independent Financial Expert (as defined below), or

       (2) if the Security is registered under the Exchange Act, the average of the daily closing bid prices of such Security for 30 consecutive Business Days selected by the Company from the period of 45 Business Days preceding such date, but only if such Security shall have been listed on a national securities exchange or the Nasdaq National Market or traded through an automated quotation system during such entire 45-Business Day period.

   The "closing bid price" for any Security on each Business Day means the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day.

   "Independent Financial Expert" shall mean any nationally recognized investment banking firm that is not an Affiliate of the Company. Any such person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

   "Affiliate" of any specified person means any other person which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such specified person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

   "Ordinary Cash Distribution" means any quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any calendar quarter does not exceed the greater of (x) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock (as adjusted to reflect subdivisions or combinations of the Common Stock) and (y) 3.0% of the average of the last reported sales prices of the Common Stock during the ten trading days immediately prior to the date of declaration of such dividend.

   (e) When No Adjustment Required. If an adjustment is made upon the establishment of a record date for an issuance, sale or distribution subject to subsection (a) or (b) hereof and such issuance, sale or distribution is subsequently cancelled or is not otherwise made, the Exercise Rate and Exercise Price then in effect shall be readjusted, effective as of the date when the board of directors of the Company determines to cancel such issuance, sale or distribution or when it is otherwise evident that such issuance, sale or distribution will not be so made, to that which would have been in effect if such record date had not been fixed. If an adjustment would be required under both subsections (a) and (b) above, such adjustments will be determined without duplication.

   To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

   (f) Notice of Adjustment. Whenever the Exercise Rate or Exercise Price is adjusted, the Company shall provide the notices required by Section 14 hereof.

   (g) Voluntary Reduction. The Company from time to time may increase the Exercise Rate or reduce the Exercise Price by any amount for any period of time (including, without limitation, permanently) if the period is at least 20 Business Days after the Company has given notice of such increase or reduction in accordance with Section 14 hereof.

   An increase of the Exercise Rate or reduction in the Exercise Price under this subsection (g) (other than a permanent increase) does not change or adjust the Exercise Rate otherwise in effect for purposes of subsection (a) and (b) of this Section 12.

   (h) When Issuance or Payment May Be Deferred. In any case in which this
Section 12 shall require that an adjustment in the Exercise Rate or Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Rate prior to such adjustment, and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 13 hereof; provided, however, that the Company shall deliver to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company, to deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

   (i) Reorganizations. In case of (i) any capital reorganization, other than in the cases referred to in Section 12(a) and (b) hereof and other than any capital reorganization that does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property, or (ii) the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or (iii) the sale of all or substantially all of the assets of the Company (collectively such actions being hereinafter referred to as

"Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant in accordance with the terms hereof (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if the Exercisability Date had occurred and such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the board of directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any such shares or other securities or property thereafter deliverable upon exercise of Warrants.

   The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization or the corporation or other entity purchasing such assets shall expressly assume, by a supplemental warrant agreement or other acknowledgment executed and delivered to the Warrant Agent, the obligation to deliver to the Warrant Agent and to cause the Warrant Agent to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase in accordance with the terms hereof upon the occurrence of the Exercisability Date, and the due and punctual performance and observance of each and every covenant, condition, obligation and liability under this Agreement to be performed and observed by the Company in the manner prescribed herein.

   The foregoing provisions of this Section 12(i) shall apply to successive Reorganization transactions.

   (j) Form of Warrants. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

   (k) Warrant Agent's Disclaimer. The Warrant Agent has no duty to determine when an adjustment under this Section 12 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental warrant agreement under subsection (i) of this
Section 12 are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 12.

   (l) Miscellaneous. For purpose of this Section 12 the term "shares of Common Stock" shall mean (i) shares of the class of stock designated as the Common Stock, par value $.01 per share, of the Company as of the date of this Agreement, and (ii) shares of any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 12, the Holders of Warrants shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsections (a) through (l) of this Section 12, inclusive, and the provisions of Sections 7, 8, 10 and 13 with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

   Section 13. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 13, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the excess of the Current Market Value of a Warrant Share over the Exercise Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

   Section 14. Notices to Warrant Holders; Reservation of Dividends. No later than April 6, 2001, the Company shall give written notice of the occurrence or non-occurrence of the Adjustment Event to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company, within 10 days after such notification is received by the Warrant Agent, to mail by first class mail, postage prepaid, to each Holder a notice of such occurrence or non-occurrence of the Adjustment Event. Upon any adjustment pursuant to Section 12 hereof, the Company shall give prompt written notice of such adjustment to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company, within 10 days after notification is received by the Warrant Agent of such adjustment, to mail by first class mail, postage prepaid, to each Holder a notice of such adjustment(s) and shall deliver to the Warrant Agent a certificate of the Chief Financial Officer of the Company, setting forth in reasonable detail (i) the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant after such adjustment(s), (ii) a brief statement of the facts requiring such adjustment(s) and (iii) the computation by which such adjustment(s) was made. Where appropriate, such notice may be given in advance and included as a part of the notice required under the other provisions of this Section 14.

   In case the Exercisability Date has occurred and:

     (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

     (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets or cash; or

     (c) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

     (e) the Company proposes to take any action that would require an adjustment to the Exercise Rate pursuant to Section 12 hereof;

then the Company shall give prompt written notice to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company to give to each of the registered holders of the Warrant Certificates at his, her or its address appearing on the Warrant Register, at least 30 days (or 20 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure by the Company or the Warrant Agent to give such notice or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

   The Company shall give prompt written notice to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company to give to each Holder written notice of any determination to make a distribution or dividend to the holders of its Common Stock of any assets (including cash (other than any Ordinary Cash Distribution)), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities (other than Common Stock, or rights, options, or warrants to purchase Common Stock) of the Company, which notice shall state the nature and amount of such planned dividend or distribution and the record date therefor, and shall be given by the Company at least 20 days prior to such record date therefor.

   At any time prior to the date that is 30 Business Days after the Exercisability Date, with respect to any distribution or dividend made by the Company to all of the holders of its Common Stock for which notice to the Holders of the Warrants under this Section 14 would be required had such dividend or distribution occurred after the Exercisability Date and except for such distributions or dividends as are provided for in Section 12 hereof, the Company shall hold in reserve the amount of any such dividend or distribution that would have been payable to the Holders in respect of their Warrant Shares had the Holders exercised their Warrants immediately prior to such dividend or distribution. The Company shall release to each Holder of Warrants his, her or its pro rata share of such reserved dividends or distributions upon the exercise of such Holder's Warrants pursuant to Section 7 hereof. Any notice delivered to the Holders by the Company pursuant to this Section 14 shall state the nature and amount of such dividend or distribution that shall be held in reserve.

   Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

   Section 15. Notices to the Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Holder to or on the Company shall be sufficiently given or made when received at the office of the Company expressly designated by the Company as its office for purposes of this Agreement (until the Warrant Agent is otherwise notified in accordance with this Section 15 by the Company), as follows:

       Endo Pharmaceuticals Holdings Inc.
       c/o Kelso & Company
       320 Park Avenue
       24th Floor
       New York, New York 10022
       Attention: Managing Director
                  with copy to General Counsel

       with a copy to:

       Skadden, Arps, Slate, Meagher & Flom LLP
       919 Third Avenue
       New York, New York 10022-3897
       Attention: Eileen Nugent Simon, Esq.

   Any notice pursuant to this Agreement to be given by the Company or by any Holder(s) to the Warrant Agent shall be sufficiently given when received by the Warrant Agent at the address appearing below (until the Company is otherwise notified in accordance with this Section by the Warrant Agent).

       [WARRANT AGENT]
       [ADDRESS]
       Attention: [CONTACT]

   Section 16. Supplements and Amendments; Actions. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the rights of any holder of Warrants hereunder. Any amendment or supplement to this Agreement that has a material adverse effect on the rights of holders hereunder shall require the written consent of registered holders of a majority of the then outstanding Warrants, which consent shall then be effective against all the Holders of Warrants hereunder. The consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (not including adjustments contemplated hereunder). The Warrant Agent shall be entitled to receive and shall be fully protected in relying upon an officers' certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

   Any actions seeking enforcement of the rights of Holders hereunder (including paragraph 3 of Section 7 hereof) may be brought either by the Warrant Agent or the Holders of more than 50% of the Warrants issued hereunder and then outstanding.

   Section 17. Concerning the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

     (a) The statements contained herein and in the Warrant Certificate shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or any action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

     (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

     (c) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its employees) or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct of any agent appointed with due care.

     (d) The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

     (e) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, Chief Financial Officer, one of the Vice Presidents, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (f) The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent (including reasonable fees and expenses of the Warrant Agent's counsel and agents) in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement, except as a result of the Warrant Agent's negligence or bad faith.

     (g) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity satisfactory to the Warrant Agent for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

     (h) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transactions in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement or such director, officer or employee. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity including, without limitation, acting as Transfer Agent or as a lender to the Company or an Affiliate thereof.

     (i) The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

     (j) The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

     (k) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.

     (l) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith and without negligence in accordance with instructions of any such officer or officers.

   Section 18. Change of Warrant Agent. The Warrant Agent may resign at any time and be discharged from its duties under this Agreement by giving to the Company 30-days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his, her or its Warrant for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor warrant agent, either by the Company or by such court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or such a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having at the time of its appointment as warrant agent a combined capital and surplus of at least $10,000,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Failure to file any notice provided for in this Section 18, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the Company or the successor warrant agent shall mail by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

   Section 19. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrant Agent or any holder of Warrants shall bind and inure to the benefit of their respective successors and assigns hereunder.

   Section 20. Termination. This Agreement shall terminate at 5:00 p.m., New York City time, on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised pursuant to this Agreement.

   Section 21. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

   Section 22. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered Holders of the Warrant Certificates.

   Section 23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

   Section 24. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                          Endo Pharmaceuticals Holdings Inc.


                                          By: _________________________________
                                            Name:
                                            Title

                                          [WARRANT AGENT],as Warrant Agent


                                          By: _________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT A

                         [Form of Warrant Certificate]
                                     [Face]

   THIS SECURITY IS A GLOBAL CERTIFICATE AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES
DESCRIBED IN THE WARRANT AGREEMENT, DATED AS OF        ,   , BY AND BETWEEN THE
COMPANY AND THE WARRANT AGENT (THE "WARRANT AGREEMENT"), AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                EXERCISABLE ON OR AFTER THE EXERCISABILITY DATE
                      AND ON OR BEFORE THE EXPIRATION DATE

No.                                                Class A Transferable Warrants

                    Class A Transferable Warrant Certificate

                       ENDO PHARMACEUTICALS HOLDINGS INC.

   This Warrant Certificate certifies that   , or registered assigns, is the
registered holder of Class A Transferable Warrants expiring on or before the Expiration Date (the "Warrants") to purchase shares of Common Stock, par value $.01 per share (the "Common Stock"), of Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or after the Exercisability Date and on or before 5:00 p.m. New York City Time on the six-month anniversary of the Exercisability Date (the "Expiration Date") a number of fully paid and nonassessable shares of Common Stock (each such share, a "Warrant Share") as determined in the following paragraph at the initial exercise price (the "Exercise Price") equal to $0.01 payable upon surrender of this Warrant Certificate and payment of the Exercise Price in the manner set forth in the Warrant Agreement, subject only to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof.

   If the Exercisability Date is on or prior to December 31, 2001, the Holder shall then be entitled to receive from the Company (on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares) (together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions payable as provided in Section 14 hereof) (a) 1.153846/8/ Warrant Shares in the event the Adjustment Event (as defined in that certain Agreement and Plan of Merger, dated as of November , 1999, by and among the Company, Endo Inc., a Delaware corporation and wholly owned subsidiary of the Company, and [TARGET] Pharmaceutical Corporation, a Delaware corporation) has not occurred prior to the Exercisability Date or (b) 1.000000/9/ Warrant Shares in the event the Adjustment Event has occurred prior to the Exercisability Date. If the Exercisability Date is after December 31, 2001 and on or prior to June 30, 2002, the Holder shall then be entitled to receive from the Company (on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares) (together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions payable as provided in Section 14 hereof) (a) 0.714286/10/ Warrant Shares in the event the Adjustment Event has not occurred prior to the Exercisability
--------
 (8) This number shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time the aggregate number on which it is based, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 35% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants as if no Adjustment Event had occurred).
 (9) This number shall be adjusted in the final Agreements and Warrant in order to reflect that at the Effective Time the aggregate number on which it is based, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 40% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants and after giving effect to the Adjustment Event as if it had occurred).
(10) This number shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time the aggregate number on which it is based, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 30% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants as if no Adjustment Event had occurred).

Date or (b) 0.615385/11/ Warrant Shares in the event the Adjustment Event has occurred prior to the Exercisability Date. If the Exercisability Date is after June 30, 2002 and on or prior to December 31, 2002, the Holders shall then be entitled to receive from the Company (on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares) (together, if applicable, with cash payable as provided in Section 13 hereof and any dividends or distributions payable as provided in Section 14 hereof) (a) 0.333333/12/ Warrant Shares in the event the Adjustment Event has not occurred prior to the Exercisability Date or (b) 0.285714/13/ Warrant Shares in the event the Adjustment Event has occurred prior to the Exercisability Date.

   The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

   No Warrant may be exercised before the Exercisability Date or after 5:00 p.m., New York City Time, on the Expiration Date and to the extent not exercised by such time such Warrants shall become void.

   This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

   THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


--------
(11) This number shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time the aggregate number on which it is based, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 35% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants and after giving effect to the Adjustment Event as if it had occurred).
(12) This number shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time the aggregate number on which it is based, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 25% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants as if no Adjustment Event had occurred).
(13) This number shall be adjusted in the final Agreement and Warrants in order to reflect that at the Effective Time the aggregate number on which it is based, when taken together with the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger, shall equal 30% of the shares of Parent Common Stock on a fully diluted basis (excluding the effect of the Algos Warrants and after giving effect to the Adjustment Event as if it had occurred).

   IN WITNESS WHEREOF, Endo Pharmaceuticals Holdings Inc. has caused this Warrant Certificate to be signed by its [OFFICER] and by its Secretary, each by a facsimile of his or her signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

   Dated:      ,

                                          Endo Pharmaceuticals Holdings Inc.


                                          By: _________________________________
                                            Name:
                                            Title:


                                          By: _________________________________
                                            Name:
                                            Title: Secretary

Countersigned:

[WARRANT AGENT], as Warrant Agent


By: _________________________________
  Name:
  Title:

                         [Form of Warrant Certificate]

                                   [Reverse]

   The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the "Expiration Date," entitling the holder on exercise to receive shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), and are issued or to be issued pursuant to
a Warrant Agreement dated as of       ,    (the "Warrant Agreement"), duly
executed and delivered by the Company to [WARRANT AGENT], as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

   Warrants may be exercised at any time on or after the "Exercisability Date" and on or before the "Expiration Date." The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment in the manner provided for in the Warrant Agreement at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby, the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

   The Warrant Agreement provides that upon the occurrence of certain events the number of Warrants set forth on the face hereof and the Exercise Price may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

   Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

   Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

   The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                         [Form of Election to Purchase]

                   (To Be Executed upon Exercise of Warrant)

   The undersigned hereby irrevocably elects to exercise the right, represented
by this Warrant Certificate, to receive    shares of Common Stock and herewith
tenders payment for such shares to the order of Endo Pharmaceuticals Holdings
Inc. in the amount of $    payable in (select one or more: (i) cash and/or (ii)
pursuant to a Cashless Exercise) in accordance with the terms hereof and of the Warrant Agreement. The undersigned requests that a certificate for such shares
be registered in the name of     , whose address is          and that such
shares be delivered to      whose address is         . If said number of shares
is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining
balance of such shares be registered in the name of     , whose address is
   , and that such Warrant Certificate be delivered to     , whose address is
        .

                                          Signature:

Date:

                                          Signature Guaranteed:

                 SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS

   The following exchanges of a part of this Global Warrant for certificated Warrants have been made:

                                                     Number of
                                                    Warrants of
                Amount of          Amount of        this Global
               decrease in        increase in         Warrant      Signature of
                Number of          Number of         following      authorized
  Date of    Warrants of this   Warrants of this   such decrease    officer of
 Exchange     Global Warrant     Global Warrant    (or increase)   Warrant Agent
 --------    ----------------   ----------------   -------------   -------------


                                                                       EXHIBIT B

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                         OR REGISTRATION OF TRANSFER OF
                         CLASS A TRANSFERABLE WARRANTS

Re: Class A Transferable Warrants to Purchase Common Stock (the "Warrants") of
    Endo Pharmaceuticals Holdings Inc.

   This Certificate relates to Warrants held in*    book-entry or *
certificated form by      (the "Transferor").

The Transferor:*

  . has requested the Warrant Agent by written order to deliver in exchange for its beneficial interest in the Global Warrant held by the depository a Warrant or Warrants in definitive, registered form equal to its beneficial interest in Warrants represented by such Global Warrant (or the portion thereof indicated above); or

  . has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.

                                          _____________________________________
                                          [INSERT NAME OF TRANSFEROR]

                                          By: _________________________________

Date: _______________________________

*  Check applicable box.

                             INDEX OF DEFINED TERMS

Affiliate.................................................................. D-12
Agreement..................................................................  D-3
Business Day...............................................................  D-8
Cashless Exercise..........................................................  D-9
closing bid price.......................................................... D-12
Common Stock...............................................................  D-3
Company....................................................................  D-3
Current Market Value....................................................... D-12
Definitive Warrants........................................................  D-3
Exchange Act............................................................... D-12
Exercisability Date........................................................  D-8
Exercise Price.............................................................  D-8
Exercise Rate.............................................................. D-10
Expiration Date............................................................  D-7
FDA........................................................................  D-8
Fully Diluted Shares....................................................... D-12
Global Warrants............................................................  D-3
Holders....................................................................  D-4
Independent Financial Expert............................................... D-12
Legal Holiday..............................................................  D-8
Merger Agreement...........................................................  D-3
Ordinary Cash Distribution................................................. D-13
Reorganizations............................................................ D-13
Security................................................................... D-12
shares of Common Stock..................................................... D-14
Sub........................................................................  D-3
Target.....................................................................  D-3
Time of Determination...................................................... D-11
Transfer Agent............................................................. D-10
Ultimate Expiration Date...................................................  D-7
Warrant....................................................................  D-3
Warrant Agent..............................................................  D-3
Warrant Certificates.......................................................  D-3
Warrant Register...........................................................  D-4
Warrant Shares.............................................................  D-3
Warrants...................................................................  D-3

                                                                 APPENDIX E

           FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       ENDO PHARMACEUTICALS HOLDINGS INC.

   FIRST: The name of the Corporation is Endo Pharmaceuticals Holdings Inc. (hereinafter the "Corporation").

   SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is the Corporation Trust Company.

   THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

   FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 175,078,160 shares, consisting of (i) 142,656,279 shares of Common Stock, par value $.01 per share (the "Common Stock") and (ii) 32,421,882 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

   A. Common Stock. Except as otherwise provided in this Article FOURTH or as otherwise required by law, shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

     1. Voting Rights. Except as otherwise required by applicable law, the holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's Common Stockholders.

     2. Dividends. When and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, the holders of Common Stock will be entitled to share equally, share for share, in such dividends.

   B. Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to such mandatory or optional redemption at such time or times and at such price or prices, or, if appropriate, not subject to such mandatory or optional redemption, (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series, (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation, or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions.

   FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

       (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

       (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation, as amended and restated from time to time (the "By-Laws").

       (3) The number of directors of the Corporation shall not be less than seven (7) nor more than eleven (11), the exact number of directors to be fixed from time to time by, or in the manner provided in, the By-Laws of the Corporation. The number of directors constituting the Board of Directors shall be fixed at nine (9) as of the date hereof. Election of directors need not be by written ballot unless the By-Laws so provide.

       (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

       (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

   SIXTH: The name and mailing address of the Sole Incorporator is as follows:

       Name                                                       Address
       ----                                                       -------
       Deborah M. Reusch................................... P.O. Box 636
                                                            Wilmington, DE 19899

   SEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

   The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

   The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

   Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

   EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

   NINTH: The Corporation hereby elects not to be governed by Section 203 of the GCL pursuant to Section 203(b)(3) therein.

   TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

   I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts
herein stated are true, and accordingly have hereunto set my hand this   day of
   ,    .



                                          _____________________________________
                                                     Deborah M. Reusch
                                                     Sole Incorporator

                                                                 APPENDIX F

                      FORM OF AMENDED AND RESTATED BY-LAWS

                                       OF

                       ENDO PHARMACEUTICALS HOLDINGS INC.
                     (hereinafter called the "Corporation")

                             As adopted       ,

                                   ARTICLE I

                                    OFFICES

   Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

   Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

   Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

   Section 2. Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

   Section 3. Nature of Business at Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this
Section 3.

   In addition to any other applicable require ments, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

   To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such

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

anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

   To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

   No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 3; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 3 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

   Section 4. Special Meetings. Unless otherwise prescribed by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the "Certificate of Incorporation"), Special Meetings of Stockholders, for any purpose or purposes, may be called by any officer of the Corporation at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

   Section 5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.
   Section 6. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Unless otherwise provided in the Certificate of Incorporation and subject to Section 5 of Article V hereof, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.


                                     APPF-2

   Section 7. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

   Section 8. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

   Section 9. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                                     APPF-3

                                  ARTICLE III

                                   DIRECTORS

   Section 1. Number and Election of Directors. The Board of Directors shall consist of not less than seven (7) nor more than eleven (11) members, the exact number of which shall initially be fixed upon the adoption of these By-Laws at nine (9) and, thereafter, shall be fixed from time to time by resolution of the Board of Directors adopted in accordance with Section 6 of this Article III (the "Board Resolution"), or by resolution adopted by the vote of a majority of the stockholders of the Common Stock or by consent executed on behalf of such stockholders (the "Stockholder Resolution"); provided, that in the event of a conflict between the Board Resolution and the Stockholder Resolution, the Stockholder Resolution shall govern. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

   Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next Annual Meeting and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

   Section 3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

   Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by personal delivery, facsimile, telephone or telegram on twenty-four
(24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

   Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors; provided, however, that so long as (i) Kelso & Company ("Kelso") and its affiliates shall own at least 25% of the outstanding shares of Common Stock and (ii) the Corporation's Common Stock is not publicly traded, any act by the Board of Directors shall require the consent of at least one member of the Board of Directors who is an officer, director or employee of Kelso or its affiliates (other than the Corporation), if there exists such officer, director or employee of Kelso serving as a member of the Board of Directors at such time. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

   Section 6. Actions of Board by Written Consent. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                                     APPF-4

   Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

   Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Notwithstanding the preceding sentences, no absent or disqualified member of any committee who is a [Target] Designee (as defined in Section 11 of this Article III) shall be replaced at any meeting except by another [Target] Designee or a nominee thereof. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

   Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation there-for. Members of special or standing committees may be allowed like compensation for attending committee meetings.

   Section 10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose if (i) the material facts as to his or her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(ii) the material facts as to his or her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

   Section 11. Continuing Directors. Three (3) designees of [Target] (each of whom shall be satisfactory to the Corporation) shall be appointed to the Board of Directors (such person and any subsequent designees thereof, the "[Target] Designees"), and shall serve until their terms expire or until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms hereof or the Certificate of Incorporation. During the three-year period, from and including [the Effective Date], (a) at any meeting of stockholders for the purpose of electing the members of the Board of

                                     APPF-5

Directors, the Corporation shall use its reasonable best efforts to cause to be nominated for election the [Target] Designees, (b) any vacancies created by any [Target] Designee upon such [Target] Designee's death, resignation or removal that are not filled pursuant to a stockholder vote shall be filled by a nominee of the remaining [Target] Designees and (c) one [Target] Designee shall be appointed as a member of any compensation committee of the Board of Directors or any other committee of such Board of Directors having the responsibility or power with respect to the granting of employee stock options.

                                   ARTICLE IV

                                    OFFICERS

   Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

   Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

   Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

   Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.

   Section 5. President. The President shall be the Chief Executive Officer of the Corporation, and shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or

                                     APPF-6
permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

   Section 6. Vice Presidents. At the request of the President or in his or her absence or in the event of his or her inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

   Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

   Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

   Section 9. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

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

   Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

   Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                   ARTICLE V

                                     STOCK

   Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation
(i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

   Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

   Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

   Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his or her attorney law fully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

   Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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

   Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI

                                    NOTICES

   Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given by personal delivery, facsimile, telephone or telegram.

   Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VII

                               GENERAL PROVISIONS

   Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

   Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

   Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

   Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                     APPF-9

                                  ARTICLE VIII

                                INDEMNIFICATION

   Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this
Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

   Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   Section 3. Authorization of Indemnification. Any indemnification under this
Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

   Section 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based

                                    APPF-10
on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this
Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be.

   Section 5. Indemnification by a Court. Not withstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under
Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this
Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

   Section 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

   Section 7. Nonexclusivity of Indemnification and Advancement of
Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

   Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this
Article VIII.

   Section 9. Certain Definitions. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have

                                    APPF-11
had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this
Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

   Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

   Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

   Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.
                                   ARTICLE IX

                                   AMENDMENTS

   Section 1. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

   Section 2. Entire Board of Directors. As used in this Article IX and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

                                    APPF-12

                                                                 APPENDIX G

                            DELAWARE CODE ANNOTATED
                         SECTION 262. APPRAISAL RIGHTS
                             TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
                     SUBCHAPTER IX. MERGER OR CONSOLIDATION

SECTION 262. APPRAISAL RIGHTS

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to section 251 (other than a merger effected pursuant to section 251(g) of this title), section 252, section 254, section 257, section 258, section 263 or section 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of section 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to section 228 or section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection
(f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                   P R O X Y

Algos Pharmaceutical Corporation
1333 Campus Parkway
Neptune, NJ 07753-6815

   This proxy is solicited on behalf of the Board of Directors for the Special
Meeting on              , 2000.

   The undersigned hereby appoints         and        as proxies with the
powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned in Algos at the
special meeting of stockholders to be held at      on           , 2000 at
(local time), and at any adjournment of this special meeting, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement/prospectus furnished with this proxy card, subject to any directions indicated on the other side of the proxy card. If no directions are given, the proxies will vote in accord with the Directors' recommendations on the subjects listed on the other side of the proxy card. Please sign on the
other side and return promptly to          . If you do not sign and return a
proxy card, vote by telephone or Internet, or attend the meeting and vote by ballot, your shares will not be voted.

                              Form of Proxy Card-1

   [X] Please mark votes as in this example.

            Your Board of Directors recommends a vote "FOR" item 1:

                                                         FOR  AGAINST ABSTAIN
                                                        ----- ------- -------
 1.  To approve and adopt the merger agreement in       [_]     [_]     [_]
     connection with the merger of Algos
     Pharmaceutical Corporation with and into
     Endo Inc., a newly formed, wholly owned
     subsidiary of Endo Pharmaceuticals Holdings Inc.

                        MARK HERE [_] IF YOU PLAN TO ATTEND THE SPECIAL MEETING.

  MARK HERE [_] IF YOU ELECT TO RECEIVE NON-TRANSFERABLE WARRANTS IN THE MERGER.

Signature(s):                               Date:

   Please sign this proxy as name(s) appears above and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, that vote will supersede this proxy.

                              Form of Proxy Card-2